    As filed with the Securities and Exchange Commission on December 27, 2005

                                                  Registration Number 333-116595
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________________________

                     LEASE EQUITY APPRECIATION FUND II, L.P.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                      ____________________________________

                                      7394
            (Primary Standard Industrial Classification Code Number)
                      ____________________________________

                                   20-1056194
                      (IRS Employer Identification Number)
                      ____________________________________

                         110 S. POPLAR STREET, SUITE 101
                              WILMINGTON, DE 19801
                                 (302) 658-5600
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                      ____________________________________

                          CRIT DEMENT, CHAIRMAN AND CEO
                           LEAF FINANCIAL CORPORATION
              1818 MARKET STREET, 9TH FLOOR, PHILADELPHIA, PA 19103
                                 (215) 574-1636
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                      ____________________________________

                                 With a Copy to:
                          WALLACE W. KUNZMAN, JR., ESQ.
                            KUNZMAN & BOLLINGER, INC.
                                5100 N. BROOKLINE
                                    SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112
                      ____________________________________

   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
        (Approximate Date of Commencement of Proposed Sale to the Public)

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|
                      ____________________________________

                        CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF                                     PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED    OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE     REGISTRATION FEE
---------------------------    -----------------------    -----------------------    ------------------------     ----------------
   Limited Partner Units            600,000 Units                 $100.00                    $60,000,000               $7,602

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                              CROSS REFERENCE SHEET

                          Item of Form S-1                                               Caption in Prospectus
                          ----------------                                               ---------------------
Item 1.   Forepart of the Registration Statement and Outside Front    Front Page of Registration Statement and Outside Front
          Cover Page of Prospectus.................................   Cover Page of Prospectus.

Item 2.   Inside Front and Outside Back Cover Pages of Prospectus.    Inside Front and Outside Back Cover Pages of Prospectus.

Item 3.   Summary Information, Risk Factors and Ratio Of Earnings     "Summary of the Offering" and "Risk Factors" in
          to Fixed Changes.........................................   Prospectus.
                                                                      "Use of Proceeds" in Prospectus and "Use of Our Offering

Item 4.   Use of Proceeds..........................................   Proceeds" in Cumulative Supplement No. 1 to Prospectus.

Item 5.   Determination of Offering Price..........................   "The Offering" in Prospectus.

                                                                      Our general partner's officers, directors, promoters and
                                                                      affiliated persons have not acquired any units during
                                                                      the past five years. Also, no units will be issued in
                                                                      this offering to those persons except units subscribed
                                                                      for by them, as disclosed on the Outside Front Cover
                                                                      Page of Prospectus. Dilution is described in "Risk
                                                                      Factors - You will have very limited voting rights and
                                                                      ability to control our business" and discounted units
                                                                      also are described in "Plan of Distribution" in
                                                                      Prospectus. Also, dilution, discounted units and units
                                                                      purchased by our general partner are described in
                                                                      "Management's Discussion and Analysis of Financial
                                                                      Condition and Results of Operations - Results of
                                                                      Operations" in Cumulative Supplement No. 1 to
Item 6.   Dilution.................................................   Prospectus.

Item 7.   Selling Security Holders.................................   We do not have any selling security holders.

                                                                      "Plan of Distribution" in Prospectus and "Plan of
                                                                      Distribution" in Cumulative Supplement No. 1 to
Item 8.   Plan of Distribution.....................................   Prospectus.

                                                                      "Summary of the Offering," "The Offering" and "Summary
Item 9.   Description of Securities to be Registered...............   of Our Partnership Agreement" in Prospectus.

                                                                      "Legal Matters" and "Experts" in Prospectus and
Item 10.  Interests of Named Experts and Counsel...................   "Experts" in Cumulative Supplement No. 1 to Prospectus.

Item 11.  Information with respect to the Registrant
                                                                      "Investment Objectives and Strategies" and "Management"
          (a)   Description of Business............................   in Prospectus.

                                                                      "Investment Objectives and Strategies" in Prospectus and
                                                                      "Our Equipment Lease Portfolio" in Cumulative Supplement
          (b)   Description of Property............................   No. 1 to Prospectus.

          (c)   Legal Proceedings..................................   "Legal Matters" in Prospectus.

                                                                      We have no markets in which our units are being traded.
                                                                      Our distributions are described in "Distributions to Our
          (d)   Market Price of and Dividends on the Registrant's     Limited Partners" and "Selected Financial Data" in
                Common Equity and Related Stockholder Matters......   Cumulative Supplement No. 1 to Prospectus.

                          Item of Form S-1                                               Caption in Prospectus
                          ----------------                                               ---------------------
                                                                      "Index to Financial Statements" in Prospectus and "Index
                                                                      to Financial Statements in Cumulative Supplement No. 1"
          (e)   Financial Statements...............................   in Cumulative Supplement No. 1 to Prospectus.

                                                                      See "Selected Financial Data" in Cumulative Supplement
          (f)   Selected Financial Data............................   No. 1 to Prospectus.

                                                                      Our securities have not been registered pursuant to
                                                                      Sections 12(b) or 12(g) of the Securities Exchange Act
          (g)   Supplementary Financial Information................   of 1934.

                                                                      "Management's Discussion and Analysis of Financial
                                                                      Condition" in Prospectus, and "Management's Discussion
          (h)   Management's Discussion and Analysis of Financial     and Analysis of Financial Condition and Results of
                Condition and Results of Operations................   Operations" in Cumulative Supplement No. 1 to Prospectus.

          (i)   Changes in and Disagreements with Accountants on      There have been no changes in, or disagreements with,
                Accounting and Financial Disclosure................   accountants on accounting and financial disclosure.

          (j)   Quantitative and Qualitative Disclosures about
                Market Risk........................................   We have no market for our units and none will be created.

                                                                      "Management" in Prospectus, and "Management" in
          (k)   Directors and Executive Officers...................   Cumulative Supplement No. 1 to Prospectus.

                                                                      "Management Compensation" in Prospectus, and
                                                                      "Management's Discussion and Analysis of Financial
                                                                      Condition and Results of Operations - Results of
                                                                      Operations - Results of Operations" and "Management
                                                                      Compensation" in Cumulative Supplement No. 1 to
          (l)   Executive Compensation.............................   Prospectus.

                                                                      "Management" in Prospectus and "Management's Discussion
                                                                      and Analysis of Financial Condition and Results of
                                                                      Operations- Results of Operations" and "Management
          (m)   Security Ownership of Certain Beneficial Owners       Compensation" in Cumulative Supplement No. 1 to
                and Management.....................................   Prospectus.

                                                                      "Management Compensation," "Management" and Conflicts of
                                                                      Interest and Fiduciary Responsibilities" in Prospectus
                                                                      and "Management's Discussion and Analysis of Financial
                                                                      Condition and Results of Operations - Results of
                                                                      Operations" and "Management Compensation" in Cumulative
          (n)   Certain Relationships and Related Transactions.....   Supplement No. 1 to Prospectus.


                                                                      No information is incorporated into the prospectus by
Item 11A. Material Changes.........................................   reference pursuant to General Instruction VII.

                                                                      No information is incorporated into the prospectus by
Item 12.  Incorporation of Certain Information by Reference........   reference pursuant to General Instruction VII.

Item 12A. Disclosure of Commission Position on Indemnification        "Conflicts of Interest and Fiduciary Responsibilities"
          for Securities Act Liabilities...........................   in Prospectus.

STICKER TO PROSPECTUS
DECEMBER 27, 2005

The prospectus for Lease Equity Appreciation Fund II, L.P. consists of this sticker dated December 27, 2005, the prospectus dated December 22, 2004 and Cumulative Supplement No. 1 dated December 27, 2005. The cumulative supplement contains updated financial information for us and our general partner, and updated prior performance tables for a completed program. In addition to other updating information, the cumulative supplement includes a new "Use of Proceeds" section and updates and describes the status of the offering, our equipment acquisitions and our use of borrowed funds in connection with those acquisitions.

     THIS SUPPLEMENT FORMS A PART OF, AND MUST BE ACCOMPANIED ORPRECEDED BY,
                                 THE PROSPECTUS.

                    LEASE EQUITY APPRECIATION FUND II, L.P.
                       Units of Limited Partner Interests
                                $100.00 per Unit
                    Minimum Investment -- 25 Units ($2,500);
                   10 Units ($1,000) for HR-10 (Keogh) Plans
                       and Individual Retirement Accounts
--------------------------------------------------------------------------------

We are Lease Equity Appreciation Fund II, L.P., a Delaware limited partnership whose general partner is LEAF Financial Corporation. We are offering a minimum of 20,000 units, or $2,000,000, and a maximum of 600,000 units, or $60,000,000.
We will acquire a diversified portfolio of equipment that we will lease to end users. We will also acquire portfolios of equipment subject to existing leases from other third-party equipment lessors. We expect that approximately 80% of the proceeds of this offering will be available for investment, after deducting all front-end fees and expenses and excluding proceeds we retain as working capital reserves and funds provided by any financing we obtain. Our principal objective is to generate regular cash distributions to you and our other investors. We cannot assure you, however, that we will meet our objective. We anticipate that during our initial years of operation our distributions will be substantially tax-deferred in part as a result of depreciation deductions on a portion of our equipment.

   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. You should read "Risk Factors," beginning on page 7 of this prospectus for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

   o A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital.

   o  You must rely on our general partner to manage us.

   o We have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.

   o  Our performance will be subject to the risk of lease defaults.

   o Our success will depend in part on our ability to realize residual value from a portion of our equipment once the leases on that equipment terminate.

   o We will borrow to buy equipment. This increases our risk of loss if our revenues are insufficient to pay our debt service and other expenses.

   o Our general partner will receive substantial compensation from us, which will reduce distributions to you.

   o Your units will have no public market and will be subject to substantial transfer restrictions. If you hope to sell your units, the price you receive will likely be at a substantial discount to the price you paid.

   o  You will have very limited voting rights.

   o  We may engage in transactions with affiliates.

   o Despite being named "Lease Equity Appreciation Fund II, L.P.," our equipment leases will not have any equity appreciation.


                                                                                               PER UNIT     MINIMUM       MAXIMUM
                                                                                               ------------------------------------
Public offering price.......................................................................    $100.00    $2,000,000   $60,000,000
Dealer-manager fees, sales commissions and accountable due diligence reimbursements.........    $ 10.50    $  210,000   $ 6,300,000
Proceeds, before expenses, to us............................................................    $ 89.50    $1,790,000   $53,700,000


Our general partner, its officers, directors and affiliates, investors who buy units through the officers and directors of our general partner, registered investment advisors and their clients, and the dealer-manager, selling dealers and their registered representatives and principals, may purchase units at a price reduced by the sales commissions. Our general partner currently intends to acquire approximately 5% of the units sold and its affiliates currently intend to purchase up to an additional 1% of the units sold. In addition, our general partner will receive a 1% interest in all of our income, losses and cash distributions in return for a $1,000 capital contribution, instead of paying the public offering price set forth in the table above, which will further dilute your investment in us.

   Anthem Securities, Inc., the dealer-manager and an affiliate of our general partner, must sell the minimum number of units offered, if any are sold. Anthem Securities must use its best efforts to sell the maximum number of units offered.


   This offering will end no later than December 21, 2006. The offering of units after December 21, 2005 will be subject to renewal, requalification or other consent in each state or other jurisdiction where required. We will hold subscription funds in an interest-bearing escrow account until we receive and accept subscriptions for 20,000 units or until December 21, 2005, whichever is earlier. On the earlier of termination of this offering or satisfaction of the minimum offering, any interest which accrues on funds held in escrow will be promptly distributed, without deduction, to subscribers and allocated among them on the basis of the respective amounts of their subscriptions and the number of days that those amounts were held in the escrow account. Subscription funds returned to subscribers either on termination of this offering or rejection of a subscription will be returned without deduction.


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                       PROSPECTUS DATED DECEMBER 22, 2004
                    ANTHEM SECURITIES, INC. -- DEALER-MANAGER

                  IMPORTANT NOTICE TO RESIDENTS OF NEW JERSEY
                  -------------------------------------------
The offer or sale of units in Lease Equity Appreciation Fund II, L.P. in New Jersey is restricted to accredited investors as defined in N.J.S.A. 49:3-49(p).

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING......................................................  1
 Lease Equity Appreciation Fund II...........................................  1
 The Offering................................................................  6

RISK FACTORS.................................................................  7
   We may not return all of your investment or any rate of return on your investment...............................................................  7
   Our general partner will manage us and our business and may make decisions with which you do not agree...............................  7
   Because we do not know what the composition of our investment portfolio will be, you cannot evaluate our portfolio at the time you invest...............................................................  7
   Higher than expected equipment lease defaults may result in losses........  7
   If we are unable to realize the residual value of our equipment, we may incur losses.........................................................  8
   Using "leverage" to build our portfolio subjects us to the risk that our revenues may not be sufficient to cover our operating costs plus debt service and, consequently, may result in losses..........  8
   Cost reimbursements and significant fees we will pay to our general partner, and reserves our general partner will establish, will reduce our cash available for distribution...............................  8
   Your ability to dispose of your investment in us will be limited..........  9
   You will have very limited voting rights and ability to control our business.................................................................  9
   Our general partner may be subject to various conflicts of interest arising out of its relationship to us ...........................................  9
   Despite our name, our leases will not have any equity appreciation and we must rely on lease payments from our lessees and any residual value of the equipment under our operating leases to achieve our investment objectives...............................................................  9
   Our lack of operating history decreases your ability to evaluate your investment.......................................................... 10
   If we do not generate sufficient cash, we will not be able to pay your 8% annual distributions or reinvest  a portion of our revenues in additional leases during the reinvestment period............. 10
   You may not receive cash distributions from this investment in an amount sufficient to return your investment to you or provide a return on your investment and the intended cash distributions may be reduced or delayed.................................................... 10
   If you choose to redeem your units you may receive much less than if you kept your units................................................... 10
   Our success will be subject to risks inherent in the equipment leasing business, any of which may affect our ability to operate profitably............................................................... 10
   Interest rate changes may reduce the value of our portfolio and our returns on it............................................................ 11
   Spreading the risks of equipment leasing by diversifying our investments will be reduced if we raise only the minimum offering amount................................................................... 11
   Competition from other equipment lessors could delay investment of our capital, reduce the creditworthiness of potential lessees or borrowers to which we have access, or decrease our yields................ 11
   Poor economic conditions may adversely affect our ability to build our portfolio............................................................ 12
   Resignation or removal of our general partner, or loss of key management personnel from our general partner, could adversely affect our ability to conduct our business or make distributions......... 12
   Our general partner's operating systems could be damaged or disrupted by events beyond its control which could reduce our ability to conduct our business and make us less attractive to customers as a source of equipment leases.......................................... 12
   Our inability to obtain insurance for certain types of losses means we must bear the cost of any losses from the non-insurable risks......... 12
   Lack of independent counsel or independent underwriter may reduce the due diligence review of us and our general partner................... 12
   Your ability to evaluate the results of certain prior programs sponsored by our general partner is limited, because the cash distributions in those programs cannot be allocated between proceeds from operations and proceeds from sales or refinancings......... 13
   You could be liable for our obligations if you participate in the control of our business; you may be required to return improperly received distributions................................................... 13
   Your ability to begin an action against our general partner is limited by our partnership agreement..................................... 13
   If we are, or become, subject to the usury laws, it could result in reduced revenues or, possibly, loss on our investment.................... 13
   Participation with third-parties in joint ventures may require us to pay additional costs or incur losses because of actions taken by the third-parties..................................................... 13
   You may be required to pay taxes on income from us even if you do not receive commensurate cash distributions.............................. 14
   Our lack of an advance ruling from the IRS as to our classification as a partnership or as to any other federal tax consequence of an investment in us may result in unforeseen tax consequences and increased tax liability.................................................. 14
   If the IRS classifies us as a corporation, you will lose tax benefits................................................................. 14
   We could lose cost recovery or depreciation deductions if the IRS treats our operating leases as sales or financings....................... 14
   There are limitations on your ability to deduct losses we may generate................................................................. 15
   You will likely be subject to state and local taxes as a result of purchasing our units..................................................... 15

                               TABLE OF CONTENTS


   An audit of our information return by the IRS may result in adjustments to your personal income tax return and, possibly, an audit of your return..................................................... 15
   This investment may cause you to pay alternative minimum tax.............. 16
   A portion of our distributions may not be treated as a return of capital for federal income tax purposes.................................. 16
   Tax-exempt organizations will have unrelated business taxable income from this investment.............................................. 16
   Foreign investors will be subject to U.S. tax withholding and may be required to file U.S. tax returns..................................... 16
   Changes in the law may reduce certain tax benefits of investing in
    us....................................................................... 16

USE OF PROCEEDS.............................................................. 16

MANAGEMENT COMPENSATION...................................................... 18

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES......................... 23
 Conflicts of Interest....................................................... 23
   Our general partner's compensation is not the result of arm's length negotiation....................................................... 23
   Actions taken by our general partner will affect the amount of cash available for distribution to limited partners and our general partner's compensation................................................... 23
   Our general partner and its affiliates will engage in activities that compete with us..................................................... 23
   We may enter into joint ventures with affiliated programs................. 24
   We do not have any employees and rely on the employees of our general partner and its affiliates....................................... 24
   We must reimburse our general partner and its affiliates for expenses................................................................. 24
   We have not retained separate counsel or other professionals.............. 25
   Lack of independent underwriter and due diligence investigation in this offering............................................................ 25
   Conflicts regarding redemption of units................................... 25
   Our general partner also is our tax matters partner....................... 25
   Our general partner and its affiliates will purchase units as investors................................................................ 25
 Fiduciary Duty of Our General Partner....................................... 26

MANAGEMENT................................................................... 26
 Our General Partner......................................................... 26
 Code of Business Conduct and Ethics......................................... 29
 Organizational Diagram...................................................... 29
 Compensation................................................................ 29
 Security Ownership of Certain Beneficial Owners............................. 30
 Change in Partnership Management............................................ 30
 Affiliated Company.......................................................... 30

OTHER PROGRAMS MANAGED BY OUR GENERAL PARTNER OR ITS AFFILIATES.............. 30

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS.............................. 30

INVESTMENT OBJECTIVES AND STRATEGIES......................................... 31
 Principal Investment Objectives............................................. 31
 Equipment for Lease to End Users............................................ 32
 Equipment Already Subject to Lease.......................................... 32
 Types of Equipment.......................................................... 32
 Market...................................................................... 33
 Leasing Strategies.......................................................... 34
   Origination -- leasing at the right rate and cost......................... 34
   Underwriting -- obtaining the right kind of business...................... 34
   Residual realization -- maximizing returns at the end of a lease.......... 34
   Collections -- assuring portfolio performance............................  35
   Systems automation -- controlling costs and providing enhanced service with automated solutions......................................... 35
   Lease provisions.......................................................... 36
   Portfolio acquisition strategies.......................................... 36
   Transaction approval policies............................................. 38
 Borrowing................................................................... 38
 Origination & Servicing Agreement........................................... 39
 General Restrictions........................................................ 39
 Changes in Investment Objectives and Policies............................... 40

INCOME, LOSSES AND DISTRIBUTIONS............................................. 40
 Allocations of Net Income, Net Loss and Distributions Among
    Investors................................................................ 40
 Timing of Distributions..................................................... 40
 Federal Income Tax Deferral................................................. 40
 Reinvestment of Our Revenues in Additional Investments...................... 40
 Return of Unused Capital.................................................... 41
 Cash from Reserve Account................................................... 41
 Election to Reinvest Your Distributions from Us During the Offering
    Period................................................................... 41

FEDERAL INCOME TAX CONSIDERATIONS............................................ 41
 Summary of Counsel's Tax Opinion Letter..................................... 41
 Classification as a Partnership............................................. 44
 Flow Through of Taxable Income.............................................. 46
 Treatment of Distributions.................................................. 46
 Basis of Units Limitation on Deductions..................................... 47
 "At Risk" Limitation on Deductions.......................................... 47
 Passive Activity Loss Limitation on Deductions.............................. 47
 Limitations on Interest Deductions.......................................... 48
 Partnership Income Tax Withholding.......................................... 49
 Deductions for Organization and Offering Expenses; Start-Up Costs........... 49


                               TABLE OF CONTENTS


 Tax Treatment of Leases..................................................... 49
 Depreciation................................................................ 50
 Sale or Other Disposition of Partnership Property........................... 51
 Sale or Other Disposition of Units.......................................... 52
 Treatment of Cash Distributions on Redemption............................... 52
 Consequence of No Section 754 Election...................................... 52
 Tax Treatment of Our Termination............................................ 53
 Audit by the IRS............................................................ 53
 Alternative Minimum Tax..................................................... 54
 Self-Employment Income and Tax.............................................. 55
 Profit Motive, IRS Anti-Abuse Rule and
  Judicial Doctrines Limitations on Deductions............................... 55
 Interest and Penalties...................................................... 58
 State and Local Taxation.................................................... 59
 Changes in the Law.......................................................... 59
 Federal Tax Treatment of Foreign Investors.................................. 59
 Federal Taxation of Employee Benefit Plans and Other Tax-Exempt
  Organizations.............................................................. 60

INVESTMENT BY QUALIFIED PLANS................................................ 60
 Fiduciaries under ERISA..................................................... 60
 Prohibited Transactions..................................................... 60
 Plan Assets................................................................. 61
 Other ERISA Considerations.................................................. 61

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.................. 62

SUMMARY OF OUR PARTNERSHIP AGREEMENT......................................... 62
 General..................................................................... 62
 Capital Contributions....................................................... 63
 Powers of our General Partner............................................... 63
 Certain Restrictions........................................................ 63
 Liability of Our General Partner............................................ 64
 Limited Liability of Limited Partners....................................... 64
 Withdrawal or Removal of Our General Partner................................ 64
 Removal of Our General Partner.............................................. 64
 Consequences of Withdrawal or Removal of Our General Partner................ 64


                               TABLE OF CONTENTS


 Liability of Withdrawn or Removed General Partner........................... 64
 Transfer of Units........................................................... 64
 Redemption of Units......................................................... 66
 Books and Records........................................................... 66
 Meetings of Limited Partners................................................ 66
 Voting Rights of Limited Partners........................................... 66
 Amendment by Limited Partners Without Our General Partner's
  Concurrence................................................................ 66
 Amendment by Our General Partner Without the Consent of the Limited
  Partners................................................................... 66
 Events Causing Dissolution.................................................. 67
 Liquidation................................................................. 67
 Roll-Up Transactions........................................................ 67

REDEMPTION OF UNITS.......................................................... 68
 Redemption Price of Units................................................... 68
 Procedure for Redemption of Units........................................... 68
 Restrictions on Redemption of Units......................................... 68
 Consequences of Redemption of Units......................................... 69

REPORTS TO LIMITED PARTNERS.................................................. 69
 Tax Reports................................................................. 69
 Annual Reports.............................................................. 69
 Quarterly Reports........................................................... 69

PLAN OF DISTRIBUTION......................................................... 69
 Commissions................................................................. 69
 Indemnification............................................................. 72

INVESTOR SUITABILITY......................................................... 72
 General..................................................................... 72
 Basic Investor Suitability.................................................. 73
 Different Basic Investor Suitability for Residents of Certain States........ 73
 Additional State Requirements............................................... 73
 Who Should Invest........................................................... 74

THE OFFERING................................................................. 74
 Terms of this Offering and the Offering Period.............................. 74
 Escrow Arrangements......................................................... 74

HOW TO SUBSCRIBE............................................................. 75

SUPPLEMENTAL SALES LITERATURE................................................ 75

LEGAL MATTERS................................................................ 76

EXPERTS...................................................................... 76

FORECASTS.................................................................... 77

WHERE YOU CAN FIND MORE INFORMATION.......................................... 77

INDEX TO FINANCIAL STATEMENTS................................................ 77

Appendix A Amended and Restated Agreement of Limited Partnership of
           Lease Equity Appreciation Fund II, L.P.

Appendix B Prior Performance Tables

Appendix C Lease Equity Appreciation Fund II, L.P. Subscription
           Agreement

                                       iv
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                            SUMMARY OF THE OFFERING

   Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus, including the "Risk Factors" section, before deciding to invest in our units.

                     LEASE EQUITY APPRECIATION FUND II L.P.

The Fund.............. We are a Delaware limited partnership that will acquire a diversified portfolio of equipment that we will lease to third-parties. We will also acquire equipment subject to existing leases from other third-party equipment lessors. In addition, we may use up to 20% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment. We do this only as an accommodation to the end users, and there is no difference to us, in an economic sense, between a secured loan and an equipment lease.

                       The equipment we acquire for lease to others may be new, used or reconditioned. We expect that the equipment will be principally general office equipment, medical and dental practice equipment, energy and climate control systems and industrial equipment. Also, we intend to focus on the small to mid-size business market, which generally includes businesses with:

                       o    500 or fewer employees;

                       o    $1 billion or less in total assets; or

                       o    $100 million or less in total annual sales.

                       We expect that the per unit equipment cost for leases we originate generally will be between $20,000 and $2 million. We have not identified any investments as of the date of this prospectus. For a more complete discussion, you should read the "Investment Objectives and Strategies" section of this prospectus. Our principal office is at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, and our telephone number is
                       (302) 658-5600.

Management............ We will be managed by LEAF Financial Corporation, which will also be our general partner. The principal office of LEAF Financial is at 1845 Walnut Street, 10th Floor Philadelphia, Pennsylvania 19103, and its telephone number is (215) 574-1636. LEAF Financial's management team has substantial experience in the finance and equipment leasing industries. Its members have held senior executive and risk management positions with financial institutions such as CitiCapital Vendor Finance, CoreStates Bank, N.A., Fidelity Leasing, Inc. and Tokai Financial Services, Inc. LEAF Financial's core executive team, consisting of Crit DeMent, Miles Herman, Nick Capparelli and David English, and other senior staff members, were key members of management teams that built two equipment leasing operations which were acquired by international financial institutions. Most recently they were key members of a management team that, in 1996, began an equipment leasing business focused on the small to mid-sized business market for Resource America, Inc., the indirect corporate parent of our general partner, that by June 30, 2000 had grown into an operation that managed over $600 million in equipment leasing assets. In August 2000, this business was sold to European American Bank, a subsidiary of ABN AMRO Bank, N.V., for $564.8 million, including the assumption of $431 million in third-party debt. We describe the background and experience of our general partner's management team in the "Management" section of this prospectus.

Fund Objectives....... Our investment objectives are to:

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                       o    preserve, protect and return your invested
                            capital;

                       o generate regular cash distributions to you during the period ending five years after this offering terminates;

                       o reinvest revenues in purchases of additional equipment during the period ending five years after this offering terminates, after paying our expenses, establishing appropriate reserves and making specified distributions to you; and

                       o provide additional cash distributions to you after the end of the five year reinvestment period and until all of our equipment has been sold.

                       We expect to begin making distributions following the end of the quarter in which we sell the minimum number of units. We also expect that, during the early years of our operations, our distributions will be substantially tax-deferred. We cannot assure you, however, as to the timing or specific level of actual distributions, or whether we will achieve any of our objectives. We describe our investment objectives and strategies in the "Investment Objectives and Strategies" section of this prospectus. We describe our distribution policies in the "Income, Losses and Distributions" section of this prospectus.

Risk Factors.......... An investment in our units involves risks, including the following:

                       o A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions which is a return of capital and the portion which is investment income will depend on a number of factors in our operations and cannot be determined until all of our equipment is sold.

                       o Our general partner will have all management authority over us and our business.

                       o We will not specifically identify the equipment we will acquire or the persons to whom we will lease our equipment until we are ready to invest our funds. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

                       o Higher than expected lease defaults may result in our inability to fully recover our investment or expected income from the affected equipment and could reduce our cash distributions to you and our other limited partners.

                       o We anticipate that a significant portion of our portfolio will be leases under which the rental payments we receive will return only a portion of the purchase price we paid for the equipment. If we are unable to realize the residual value of that equipment once the leases terminate by re-leasing or selling the equipment, then we may lose any profit or even a portion of our investment in that equipment.

                       o We will borrow to buy equipment, which will require a pledge of some or all of our equipment to the creditors. If our returns on these investments are insufficient to pay our debt service and other expenses, then we may incur a loss and could lose some or all of the pledged equipment.

                       o Our general partner and its affiliates will receive substantial compensation from us, which will reduce our cash distributions to you and our other limited partners. Some of these fees will be paid without regard to the amount of our cash distributions to you and our other limited partners and regardless of the profitability of our operations

                       o You may not be able to resell your units since they will not be listed on any stock exchange or interdealer quotation system, and there are significant restrictions on transfer. We do not intend to assist in the development of any secondary market for, or provide qualified matching services for purchasers and sellers of, our units. Any sale that you may be able to arrange for your units, including the redemption of the units by us which is at our sole discretion, is likely to be at a substantial discount to your investment, partnership equity per unit or other measures of value.

                       o You and our other limited partners will have very limited voting rights and ability to control our business. Also, your voting power will be diluted because our general partner intends to purchase approximately 5% of the units sold and our general partner's affiliates intend to purchase approximately 1% of the units sold. However, our general partner and its affiliates may not participate in any vote by you and our other limited partners to remove our general partner as the general partner or regarding any transaction between us and our general partner or any of its affiliates.

                        o   Despite being named "Lease Equity Appreciation
                            Fund II, L.P.," our equipment leases will not have, and are not intended to have, any equity appreciation.

                       For a more complete discussion of the risks relating to an investment in our units, you should read the "Risk Factors" section of this prospectus.

Leverage We intend to finance a significant portion of the cost of the equipment we acquire through borrowing, including financing provided through securitizations. We believe that, under current market conditions, on full investment and assuming we sell the maximum number of units, our borrowings will be approximately 67% of the aggregate acquisition costs of our investments. However, we do not have a required minimum or maximum amount of financing, and the amount of financing we actually use may be more or less than 67%. We describe our borrowing policies in the "Investment Objectives and Strategies -- Borrowing" section of this prospectus.

Income, Losses, and
Distributions          Our income, losses and distributions will be allocated
                       99% to you and our other limited partners and 1% to our general partner. We describe our allocation of income, losses, and distributions in the "Income, Losses and Distributions" section of this prospectus.

Fees of Our
General Partner
and Its Affiliates     Our general partner and its affiliates will receive
                       substantial fees and other compensation from us, as follows:

                       o Our general partner will have a partnership interest equal to 1% of all of our income, losses and cash distributions.

                       o Our general partner will receive an organization and offering expense allowance of 3.5% of offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. This expense allowance does not cover dealer-manager fees or sales commissions, but does cover reimbursement to the selling dealers of up to a maximum of .5% of offering proceeds for their bona fide accountable due diligence expenses.

                       o Our general partner will receive a fee for acquiring our equipment of 2% of the purchase price we pay, including debt we incur or assume in connection with the acquisition. This fee will include our general partner's out-of-pocket expenses related to its acquisition activities on our behalf.

                       o Our general partner will receive a subordinated asset management fee for managing each type of investment described below equal to the lesser of the amount, for each type of lease or financing arrangement described below, that is reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments or:

                            o for our operating leases managed by third-parties under our general partner's supervision 1% of gross rental payments;

                            o    for our operating leases managed by our
                                 general partner or its affiliates 4% of gross rental payments;

                            o for our full payout leases which contain net lease provisions 2% of gross rental payments; and/or

                            o for our secured loans 2% of gross principal and interest payments.

                            During the reinvestment period, the management fees will be subordinated to the payment to you and our other limited partners of a cumulative annual distribution of 8% of your capital contributions, as adjusted by certain distributions made to you which are deemed to be a return of capital as described in the "Income, Losses and Distributions -- Reinvestment of Our Revenues in Additional Investments" section of this prospectus.

                       o Our general partner will receive a subordinated commission equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of our equipment after the expiration of a lease. This commission will be subordinated to the return to our limited partners of the purchase price of their units plus a cumulative annual distribution, compounded daily in this case only, of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

                       o Our general partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as we receive rental payments from the re-lease. We will not, however, pay a re-lease commission to our general partner if the re-lease is with the original lessee or its affiliates.

                       o Our general partner will be reimbursed for operating and administrative expenses incurred by it on our behalf, subject to limitations contained in our partnership agreement.

                       o Our general partner's affiliate, Anthem Securities, Inc., which is the dealer-manager for this offering of our units, will receive a dealer- manager fee of 3% of the offering proceeds for obtaining and managing the group of selling dealers which will sell our units in this offering. From this dealer-manager fee, Anthem Securities may pay the selling dealers an amount of up to 1% of the offering proceeds of each unit sold by them as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the "Plan of Distribution" section of this prospectus. In addition, Anthem Securities will receive up to .5% of the offering proceeds as reimbursement for the bona fide accountable due diligence expenses incurred by the selling dealers in this offering from our general partner's organization and offering expense allowance as described above, all of which it will reallow to the selling dealers. Anthem Securities also will receive sales commissions of 7% of the offering proceeds, all of which it will reallow to the selling dealers, except for units sold by it. However, Anthem Securities does not anticipate that it will directly sell a material number of units.

                       For a more complete description of the fees and other compensation payable to our general partner and its affiliates, you should read the "Management Compensation" section of this prospectus.

Our General Partner's
Relationship with Us
May Be Conflicted      Our general partner may be subject to conflicts of
                       interest because of its relationship to us. These potential conflicts include:

                       o There were no arm's-length negotiations in determining our general partner's compensation.

                       o Actions taken by our general partner will affect the amount of our general partner's compensation and the amount of cash available for distribution to you and our other limited partners.

                       o Our general partner and its affiliates may engage in activities that compete with us.

                       o We do not have any employees and rely on employees of our general partner and its affiliates.

                       For a more complete description of the conflicts of interest to which our general partner may be subject, you should read the "Conflicts of Interest and Fiduciary Responsibilities" section of this prospectus.

Use of Proceeds        We expect to invest approximately 80% of the offering
                       proceeds in equipment that we lease to end users, equipment that is already subject to existing leases, or loans to end users to purchase equipment that also serves as collateral for the repayment of the loans, excluding proceeds we will retain as a working capital reserve. We will use the balance of the offering proceeds to pay dealer-manager fees, sales commissions, bona fide accountable due diligence reimbursements, organization and offering expenses and acquisition fees.
                       We describe our expected use of the offering proceeds in the "Use of Proceeds" section of this prospectus.

Partnership
Agreement              You and the other purchasers of our units will be our
                       limited partners. Our partnership agreement will govern our activities, the relationships among the limited partners, and the relationship between our general partner and you and our other limited partners. The following is a brief summary of some of the principal provisions of our partnership agreement apart from the allocation of income, loss and distributions, and the fees of our general partner and its affiliates, described previously in this summary. For a more complete description, you should read the "Summary of Our Partnership Agreement" section of this prospectus.
                       In addition, the form of our amended and restated partnership agreement is included as Appendix A to this prospectus.

                       o Voting rights: You will have one vote for each unit you purchase. You and our other limited partners are entitled to vote on specified fundamental matters, such as: amendments to our partnership agreement; removal of our general partner; our merger with another entity; the sale of all, or substantially all, of our assets; or our dissolution. Otherwise, you and our other limited partners have no participation in determining our operations or policies.

                       o Meetings: Our general partner, or any of our limited partners holding 10% or more of our outstanding units, may call a meeting of the limited partners on matters on which they are entitled to vote.

                       o Limited liability: So long as you do not participate in the control of our business and otherwise act in conformity with our partnership agreement, your liability as a limited partner will be limited to the amount of your invested capital, plus your share of any undistributed profits and assets.

                       o Transferability of units: Our partnership agreement restricts the transfer of units so that we will not be treated as a "publicly traded partnership" for federal income tax purposes and will not be taxed as a corporation. As a result of these restrictions, you may not be able to transfer your units when you want to.

                       o Removal of general partner: Our general partner may be removed only on a vote of limited partners holding a majority of our outstanding units. Neither our general partner nor any of its affiliates may participate in any vote by you and our other limited partners to remove our general partner as general partner.

                       o    Amendment of partnership agreement: Our
                            partnership agreement generally may be amended by the vote of limited partners holding a majority of our outstanding units. No amendment may be made that would change any partner's interest in distributions or partnership income or losses without the consent of all affected partners.

                       o Term: We will terminate as a partnership on December 31, 2029, unless sooner terminated as set forth in our partnership agreement. Our partnership agreement does not provide for renewal or extension of the partnership term, which may only be done by amendment of our partnership agreement by limited partners owning more than 50% of our units.

                                  THE OFFERING

Securities Offered     A minimum of 20,000 units and a maximum of 600,000
                       units.

Minimum Investment     You must purchase a minimum of 25 units for $2,500. HR-
                       10, or Keogh plans, and IRAs must purchase a minimum of 10 units for $1,000. Minnesota IRAs and HR-10, or Keogh, plans must purchase a minimum of 20 units, or $2,000.
                       The minimum subscription for Iowa and Nebraska residents is 50 units or $5,000.

Offering Period        Until December 21, 2006. After December 21, 2005, the
                       states or other jurisdictions may require renewal, requalification or other consents for this offering. The offering will terminate if we do not receive and accept subscriptions for the minimum offering amount by December 21, 2005.

Escrow We will deposit your investment in an interest-bearing escrow account until we have sold the minimum number of units or until December 21, 2005, whichever is earlier. If we have not sold the minimum number of units by then, all of your funds will be returned to you with any interest earned, and without deduction. If we sell the minimum number of units on or before December 21, 2005, you will be admitted as a limited partner, your escrowed subscription proceeds will be delivered to us for use as described in this prospectus, and the interest earned on your escrowed subscription funds will be paid to you.

Subscription
Procedure              You must fill out and sign a subscription agreement,
                       attached to this prospectus as Appendix C, to purchase units. You should send your subscription agreement and a check for the purchase price of your units as instructed in the subscription agreement. Wire transfer instructions are available on request.

Closings We will hold the initial closing of the offering when we receive subscriptions for 20,000 units, excluding units subscribed for by Pennsylvania and Iowa residents and by our general partner and its affiliates. At that time, we will admit investors as limited partners and receive the escrowed funds from the escrow agent. After the initial closing, we will hold weekly closings until we have sold all of the units or this offering terminates, whichever comes first.

                       If you are a Pennsylvania or Iowa resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least 30,000 units. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for 30,000 units within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days after that during the period of this offering in Pennsylvania and Iowa until we have received and accepted subscriptions for 30,000 units.

                                  RISK FACTORS

Units of limited partner interest are inherently different from capital stock of a corporation, although many of the business risks to which we will be subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating the purchase of our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

WE MAY NOT RETURN ALL OF YOUR INVESTMENT OR ANY RATE OF RETURN ON YOUR INVESTMENT. A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions which is a return of capital and the portion which is investment income will depend on a number of factors in our operations and cannot be determined until all of our equipment is sold. At that time you will be able to compare the total amount of all cash distributions received by you to your total capital invested in us, and determine your investment income.

OUR GENERAL PARTNER WILL MANAGE US AND OUR BUSINESS AND MAY MAKE DECISIONS WITH WHICH YOU DO NOT AGREE. Our general partner will have all management authority over us and our business. Therefore, you should not purchase our units unless you are willing to entrust all aspects of our management to our general partner. See "- You will have very limited voting rights and ability to control our business," below.

BECAUSE WE DO NOT KNOW WHAT THE COMPOSITION OF OUR INVESTMENT PORTFOLIO WILL BE, YOU CANNOT EVALUATE OUR PORTFOLIO AT THE TIME YOU INVEST. We have not specifically identified the equipment we will lease or the persons to whom we will lease our equipment. We will begin to develop our portfolio once we are ready to invest our funds. For a description of the strategies we intend to apply in developing our portfolio, you should read the "Investment Objectives and Strategies" section of this prospectus.

The composition of our investment portfolio will depend on national and local economic conditions and the markets for equipment and equipment leases at the time we acquire the equipment. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.

HIGHER THAN EXPECTED EQUIPMENT LEASE DEFAULTS MAY RESULT IN LOSSES. We will focus our leases on the small to mid-size business market, and few of these companies have audited or standardized financial statements. This increases the risk that the financial statements of these companies may be inaccurate or incomplete. Although our general partner has developed credit evaluation systems designed to address this situation as discussed in more detail in the "Investment Objectives and Strategies" section of this prospectus, its systems may not identify all of the risks involved in the financial statements submitted to us by potential lessees. Higher than expected equipment lease defaults will result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to you and our other limited partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment. While we will seek to repossess and re-lease or sell the equipment subject to a defaulted lease, we may not be able to do so on advantageous terms. If a lessee files for protection under the bankruptcy laws, then:

   o we may experience difficulties and delays in recovering the equipment from the defaulting lessee;

   o the equipment may be returned in poor condition; and

   o we may be unable to enforce important lease provisions against an insolvent lessee, including the contract provisions that require the lessee to return the equipment in good condition.

In some cases, a lessee's deteriorating financial condition may make trying to recover what the lessee owes impractical.

We may suffer a loss or our ability to make distributions may be adversely affected by the high costs of:

   o enforcing the lessee's obligations under the lease;

   o recovering equipment on a lessee's default;

   o transporting, storing, and repairing the equipment; and

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
   o finding a new lessee or purchaser for the equipment.

If a lessee defaults on a lease we acquired using borrowed funds or subsequently financed, the entire proceeds from the re-leased or sold equipment will typically first be applied to payment of the financing and only after full repayment would we be entitled to any remaining proceeds. In these circumstances, we may lose some or all of our investment in the equipment.

IF WE ARE UNABLE TO REALIZE THE RESIDUAL VALUE OF OUR EQUIPMENT, WE MAY INCUR LOSSES. We expect that a significant portion of our portfolio will be "operating leases," under which the net present value of aggregate rental payments during the initial lease term generally results in recovery of only a portion of the purchase price of the equipment. Therefore, our ability to recover the full purchase price of the equipment and our expected return in connection with an operating lease depends on the potential value of the equipment once the primary lease term expires. We call this the "residual value." The residual value will depend on numerous factors beyond our control, including:

   o whether the original lessee wants to keep the equipment;

   o the cost of comparable new equipment;

   o the obsolescence or poor condition of the leased equipment; and

   o the existence of a secondary market for the type of used equipment.

For a description of the strategies we intend to use in realizing residual value, you should read the "Investment Objectives and Strategies -- Leasing
Strategies: Residual Realization" section of this prospectus

USING "LEVERAGE" TO BUILD OUR PORTFOLIO SUBJECTS US TO THE RISK THAT OUR REVENUES MAY NOT BE SUFFICIENT TO COVER OUR OPERATING COSTS PLUS DEBT SERVICE AND, CONSEQUENTLY, MAY RESULT IN LOSSES. We expect to "leverage" the acquisition costs of our equipment through borrowing, including securitization financing. For a description of the borrowing strategies we intend to use, you should read the "Investment Objectives and Strategies -- Borrowing" section of this prospectus. We anticipate that our borrowings and securitization financings will be approximately 67% of the aggregate acquisition costs of our equipment. However, we are not limited as to the amount of debt or securitization financing that we may incur. As a result, the amount of our debt and securitization financing may be significantly more or less than 67%. The actual amount will depend on our general partner's assessment of the availability of funds on acceptable terms and on the composition of our investment portfolio.

While leverage can enhance our return on invested capital, if the return on investments we finance fails to cover the fixed cost of the financings, or if the return is negative, our ability to make distributions will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage.

We may pledge some or all of our portfolio as collateral for our financings. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make lease payments, or due to other factors, we may lose the pledged collateral. Lenders or securitizers may require covenants that could restrict our flexibility in making business and financing decisions in the future. In order to repay our financing, we may be required to dispose of assets at a time we would otherwise not do so.

COST REIMBURSEMENTS AND SIGNIFICANT FEES WE WILL PAY TO OUR GENERAL PARTNER, AND RESERVES OUR GENERAL PARTNER WILL ESTABLISH, WILL REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION. Before making any distributions to you, we will reimburse our general partner for expenses incurred by it on our behalf during the related period as described in the "Management Compensation" section of this prospectus. The amount of these expenses will be determined by our general partner subject to limitations set forth in our partnership agreement. In addition, our general partner and its affiliates, including Anthem Securities, will provide services to us for which we will be charged substantial fees as described in "Management Compensation." Some fees will be paid without regard to the amount of distributions paid to you and regardless of the success or profitability of our operations. For example, the first equipment leasing program sponsored by LEAF Asset Management, Inc., a former subsidiary corporation of our general partner which has now been merged into our general partner, was Lease Equity Appreciation Fund I, L.P. which had its initial closing March 3, 2003. That program's operating expenses, including administrative expense reimbursements to its general partner, resulted in a loss to the program at December 31, 2003 as set forth in Table III in Appendix B to this prospectus, because certain expenses had to be incurred by the program even though it was in the start-up stage concerning its investment acquisitions and there is typically a time lag between incurring those expenses and a program's receipt of revenues from its investments. The compensation and fees of our general partner and its affiliates were established by our general partner and are not based on arm's-length negotiations. Approximately 19% of the offering proceeds will be used to pay organization, offering and equipment acquisition fees to our general partner and its affiliates, including sales commissions and certain other offering expenses paid to our general partner or its affiliate, Anthem Securities, a portion or all of which may be reallowed to the selling dealers. Also, our general partner will determine the amount of cash reserves that we will maintain for future expenses or contingencies. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions to you.

YOUR ABILITY TO DISPOSE OF YOUR INVESTMENT IN US WILL BE LIMITED. We do not anticipate that a public market will develop for our units, and our partnership agreement imposes significant restrictions on your right to transfer your units. For a description of these restrictions you should read the "Summary of Our Partnership Agreement - Transfer of Units" section of this prospectus. We have established these restrictions so that we will not be considered to be a publicly traded partnership, and thus taxed as a corporation for federal income tax purposes. As a consequence, you may not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you receive for your units will likely be at a substantial discount to the price you paid for your units. Also, your units probably will not be readily acceptable as collateral for loans. You should invest in us only if you are prepared to hold your units for at least 10 years, which is the period consisting of:

   o  the offering period;

   o  a five year reinvestment period; and

   o a subsequent period of three years during which we will liquidate our assets.

As a result, you should view your investment in us as illiquid and should not purchase our units unless you have no need for the funds you invest. You should also consider that the 10 year period described above could be more than 10 years if we encounter unexpected difficulties in liquidating our investments.

YOU WILL HAVE VERY LIMITED VOTING RIGHTS AND ABILITY TO CONTROL OUR BUSINESS. Unlike a holder of common stock in a corporation, as a limited partner you will have only limited voting rights on matters affecting our business. For example you will have no right to elect our general partner on an annual or other continuing basis. Instead, our general partner may be removed only on the vote of limited partners holding a majority of our outstanding units. In this regard, our general partner currently intends to purchase approximately 5% of the units sold as a limited partner, and its affiliates currently intend to purchase up to an additional 1% of the units sold as limited partners. These units will not be included in the minimum subscriptions required for us to begin operations, but they will dilute your voting power. Under our partnership agreement, however, neither our general partner nor any of its affiliates may participate in any vote by the limited partners to remove our general partner as general partner. For a description of the voting rights of our limited partners, you should read the "Summary of Our Partnership Agreement - Meetings of Limited Partners" and "
- Voting Rights of Limited Partners" sections of this prospectus.

OUR GENERAL PARTNER MAY BE SUBJECT TO VARIOUS CONFLICTS OF INTEREST ARISING OUT OF ITS RELATIONSHIP TO US. We will not employ our own full-time officers, directors or employees. Instead, the officers, directors and employees of our general partner and its affiliates will supervise and control our business affairs, as well as the affairs of their other businesses. Therefore, they will devote only the amount of time they think is necessary to conduct our business. Also, our partnership agreement does not prohibit our general partner or its affiliates from investing in or acquiring equipment and equipment leases and they can engage in acquisitions, financing, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships. Our general partner could be confronted with decisions whereby it would have an economic incentive to place its interests above ours. Any conflicts in determining and allocating investments between us and our general partner, or between us and another program managed by our general partner or its affiliates, will be resolved by the board of directors of our general partner which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us. For a further discussion of conflicts of interest between our general partner and you and our other limited partners, you should read the "Conflicts of Interest and Fiduciary Responsibilities - Conflicts of Interest" section of this prospectus.

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DESPITE OUR NAME, OUR LEASES WILL NOT HAVE ANY EQUITY APPRECIATION AND WE MUST
RELY ON LEASE PAYMENTS FROM OUR LESSEES AND ANY RESIDUAL VALUE OF THE EQUIPMENT UNDER OUR OPERATING LEASES TO ACHIEVE OUR INVESTMENT OBJECTIVES. Although our name is Lease Equity Appreciation Fund II, L.P., our equipment leases will not have, and are not intended to have, any equity appreciation. Instead, we intend to structure our equipment investments at a price that we determine will achieve our investment objectives as described in the "Investment Objectives and Strategies" section of this prospectus. Our ability to do this depends on receiving sufficient lease payments from our lessees and proceeds from the sale of the equipment under our operating leases, which may or may not be fully realized, and is subject to many other risks, including the risk of lease defaults, the risks of using leverage to build our portfolio and the other risks discussed in this "Risk Factors" section of the prospectus.

OUR LACK OF OPERATING HISTORY DECREASES YOUR ABILITY TO EVALUATE YOUR INVESTMENT. We were formed in March 2004 by our general partner. As a new limited partnership, we have no prior operations which you can use to help evaluate the desirability of purchasing our units. Also, we cannot predict whether our intended operations will meet our stated investment objectives.

This offering represents the second public equipment leasing program sponsored by our general partner and its affiliates under its current ownership and management. Our general partner previously sponsored public equipment leasing programs when it was under different ownership and management. We have included certain information regarding the prior programs in Appendix B to this prospectus. See the "Other Programs Managed by Our General Partner or Its Affiliates" section of this prospectus.

IF WE DO NOT GENERATE SUFFICIENT CASH, WE WILL NOT BE ABLE TO PAY YOUR 8% ANNUAL DISTRIBUTIONS OR REINVEST A PORTION OF OUR REVENUES IN ADDITIONAL LEASES DURING THE REINVESTMENT PERIOD. During the period ending five years after the completion of this offering, we have the right to reinvest revenue above the amounts necessary to pay you 8% annual distributions on your adjusted capital contribution in additional equipment for lease. Under our partnership agreement your "adjusted capital contribution" at any given time is the purchase price of your units reduced by certain distributions made to you which are deemed to be a return of capital as described in the "Income, Losses and Distributions - Reinvestment of Our Revenues in Additional Investments" section of this prospectus. However, for the reasons described in this "Risk Factors" section, you should not assume that we will be able to generate cash for reinvestment or even that we will generate cash sufficient to pay you all or any part of an 8% annual distribution.

YOU MAY NOT RECEIVE CASH DISTRIBUTIONS FROM THIS INVESTMENT IN AN AMOUNT SUFFICIENT TO RETURN YOUR INVESTMENT TO YOU OR PROVIDE A RETURN ON YOUR INVESTMENT AND THE INTENDED CASH DISTRIBUTIONS MAY BE REDUCED OR DELAYED. We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you, if any. The actual amounts of cash we generate will depend on numerous factors relating to our business which may be beyond our control and may reduce or delay our cash distributions to you and our other limited partners, including:

   o demand for equipment leases we provide;

   o profitability of our operations;

   o required principal and interest payments on the debt we intend to incur;

   o equipment lease defaults;

   o prevailing economic conditions; and

   o government regulations.

IF YOU CHOOSE TO REDEEM YOUR UNITS YOU MAY RECEIVE MUCH LESS THAN IF YOU KEPT YOUR UNITS. At any time after you have been admitted as one of our limited partners, you may request us to redeem some or all of your units. However, we have no obligation to redeem any of your units, and we will not maintain a cash reserve for this purpose. Also, in any given year our total unit transfers, including redemptions, may not exceed 2% of our total capital or profits interests.

The redemption price has been unilaterally set and is described in the "Redemption of Units" section of this prospectus. Also, if we do agree to redeem your units, the redemption price may provide you a much lower value than the value you would realize if you kept your shares for the duration. Depending on when you request redemption, the redemption price may be less than the unreturned amount of your investment.

OUR SUCCESS WILL BE SUBJECT TO RISKS INHERENT IN THE EQUIPMENT LEASING BUSINESS, ANY OF WHICH MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY. A number of factors may affect our ability to operate profitably. These include:

   o changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

   o the quality of the equipment we acquire and lease;

   o the continuing strength of the equipment manufacturers;

   o the timing of equipment purchases and our ability to forecast technological advances;

   o technological and economic obsolescence;

   o defaults by lessees or borrowers; and

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
   o increases in our expenses, including labor, tax and insurance expenses.

INTEREST RATE CHANGES MAY REDUCE THE VALUE OF OUR PORTFOLIO AND OUR RETURNS ON IT. Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease will change in inverse relation to an interest rate change where the equipment lease has a fixed rate of return. Accordingly, in a period of rising interest rates, the market value of our equipment leases will decrease. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it.

Interest rate changes will also affect the return we obtain on new equipment leases. During a period of declining rates, our gross revenues may be reduced because our reinvestment of rental payments may be at lower rates than we obtained in prior equipment leases or the existing equipment leases may be repaid. Also, increases in interest rates on financing we obtain will not necessarily be reflected in increased rates of return on the equipment leases funded through that debt, which would adversely affect our net return on them. Accordingly, interest rate changes may materially affect our revenues, which in turn may affect the amount we are able to distribute to you and our other limited partners. For a discussion of the possible effects interest rate changes may have on us you should read the "Management's Discussion and Analysis of Financial Condition" section of this prospectus.

SPREADING THE RISKS OF EQUIPMENT LEASING BY DIVERSIFYING OUR INVESTMENTS WILL
BE REDUCED IF WE RAISE ONLY THE MINIMUM OFFERING AMOUNT. We may begin operations if we sell a minimum of 20,000 units, excluding units subscribed for by Pennsylvania and Iowa residents and by our general partner and its affiliates. This will result in net proceeds to us, after organization and offering expenses, of approximately $1.6 million as described in the "Use of Proceeds," section of this prospectus which will reduce our ability to acquire a diversified portfolio.

Iowa and Pennsylvania investors: Because the minimum offering amount is less than 60,000 units, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

COMPETITION FROM OTHER EQUIPMENT LESSORS COULD DELAY INVESTMENT OF OUR CAPITAL, REDUCE THE CREDITWORTHINESS OF POTENTIAL LESSEES OR BORROWERS TO WHICH WE HAVE ACCESS, OR DECREASE OUR YIELDS. The equipment leasing business is highly fragmented and competitive. We will compete with:

   o a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

   o captive finance and leasing companies affiliated with major equipment manufacturers; and

   o other sources of equipment lease financing, including other publicly-offered partnerships.

Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our general partner will have, even if we sell the maximum number of units in this offering. Competition with these entities may:

   o delay investment of our capital;

   o reduce the creditworthiness of potential lessees or borrowers to which we have access; or

   o decrease our yields.

For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or loans at rates which are less than ours, potentially forcing us to lower our rates or lose potential lessees or borrowers.

POOR ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR ABILITY TO BUILD OUR PORTFOLIO. A general economic slowdown in the United States during the first several years after we begin operations could adversely affect our ability to invest the proceeds of this offering as quickly as we would like to if businesses aggressively seek to reduce their costs. If this happens, our distributions to you and our other limited partners during the initial period of our operations may be less than if the offering proceeds were fully invested in accordance with our timetable. An economic slowdown might also reduce interest rates. This may reduce the returns we can obtain on our leases

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
and, as a consequence, the distributions we can make to you and our other limited partners. An economic slowdown in the United States may:

   o reduce our income or our distributions;

   o increase the delinquencies or defaults on our leases; and

   o reduce our ability to obtain financing, or "leverage," to build our portfolio.

RESIGNATION OR REMOVAL OF OUR GENERAL PARTNER, OR LOSS OF KEY MANAGEMENT PERSONNEL FROM OUR GENERAL PARTNER, COULD ADVERSELY AFFECT OUR ABILITY TO CONDUCT OUR BUSINESS OR MAKE DISTRIBUTIONS. Our future success depends to a significant degree on the continued service of our general partner and its senior management team and, in particular, Mr. Crit DeMent, our general partner's chairman of its board of directors and chief executive officer. Although our general partner entered into an employment agreement with Mr. DeMent, our general partner does not have any current plans to execute employment agreements with its other employees. As a result, our general partner may be unable to retain employees or attract and retain new employees, either of which could materially and adversely affect our ability to conduct our business and make distributions to you and our other limited partners. Neither we nor our general partner maintain key man life insurance with respect to Mr. DeMent.

OUR GENERAL PARTNER'S OPERATING SYSTEMS COULD BE DAMAGED OR DISRUPTED BY EVENTS BEYOND ITS CONTROL WHICH COULD REDUCE OUR ABILITY TO CONDUCT OUR BUSINESS AND MAKE US LESS ATTRACTIVE TO CUSTOMERS AS A SOURCE OF EQUIPMENT LEASES. Our ability to originate leases, manage our operations and realize residual values from our equipment leases depends on the operating systems of our general partner. In particular, this includes its computer and telecommunications and related equipment, and its ability to protect those systems against damage or disruptions from such contingencies as:

   o power loss;

   o telecommunications failure;

   o computer intrusions; and

   o viruses and similar adverse events.

Although our general partner will implement security and protective measures, our general partner's systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to customers as a source of equipment leases.

OUR INABILITY TO OBTAIN INSURANCE FOR CERTAIN TYPES OF LOSSES MEANS WE MUST BEAR THE COST OF ANY LOSSES FROM THE NON-INSURABLE RISKS. While our equipment leases will generally require lessees or borrowers to have comprehensive insurance on the equipment under lease and to assume the risk of loss, some losses may be either uninsurable or not economically feasible to insure, such as losses from war, earthquakes or terrorist acts. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment. If an event occurs for which we have no insurance, we could lose some or all of our investment in the affected equipment.

LACK OF INDEPENDENT COUNSEL OR INDEPENDENT UNDERWRITER MAY REDUCE THE DUE DILIGENCE REVIEW OF US AND OUR GENERAL PARTNER. The legal counsel that represents our general partner and the dealer-manager, Anthem Securities, also represents us. The limited partners, as a group, have not been represented by separate legal counsel, and Anthem Securities' due diligence examination of us and this offering cannot be considered to be independent. See the "Conflicts of Interest and Fiduciary Responsibilities -- Conflicts of Interest" section of this prospectus.

YOUR ABILITY TO EVALUATE THE RESULTS OF CERTAIN PRIOR PROGRAMS SPONSORED BY OUR GENERAL PARTNER IS LIMITED, BECAUSE THE CASH DISTRIBUTIONS IN THOSE PROGRAMS CANNOT BE ALLOCATED BETWEEN PROCEEDS FROM OPERATIONS AND PROCEEDS FROM SALES OR REFINANCINGS. We cannot allocate cash distributions between those derived from operations and those derived from sales or refinancings in the prior programs sponsored by our general partner, other than Lease Equity Appreciation Fund I, L.P., because the former management of our general partner did not keep records on a cash basis for those programs that would have enabled the source of the distributions, on a cash basis, to be separately tracked. Accordingly, you will have less information on which to evaluate the historical performance of those programs under the prior management of our general partner, than may be the case with other equipment leasing programs. For information on

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

those programs and Lease Equity Appreciation Fund I, L.P., see the "Other Programs Managed by Our General Partner or Its Affiliates" section of this prospectus and Appendix B to this prospectus.

YOU COULD BE LIABLE FOR OUR OBLIGATIONS IF YOU PARTICIPATE IN THE CONTROL OF OUR BUSINESS; YOU MAY BE REQUIRED TO RETURN IMPROPERLY RECEIVED DISTRIBUTIONS. In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership's business. What constitutes participating in the control of a limited partnership's business has not been clearly established in all states. If it were determined, for example, that the right or the exercise of the right, by the limited partners as a group:

   o to remove our general partner;

   o to approve some amendments to the partnership agreement; or

   o to take other action under the partnership agreement

constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner. This means that you could be held personally liable for our losses beyond the amount you paid for your units. In addition, you may be required to return to us any distribution you received from us if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For a further discussion of your liabilities as a limited partner, you should read the "Summary of Our Partnership Agreement -- Limited Liability of Limited Partners" section of this prospectus.

YOUR ABILITY TO BEGIN AN ACTION AGAINST OUR GENERAL PARTNER IS LIMITED BY OUR PARTNERSHIP AGREEMENT. Our partnership agreement provides that neither our general partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our general partner or an affiliate if the general partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to begin an action against our general partner may be more limited than it would be without these provisions. For a discussion of these provisions of our partnership agreement, you should read the "Conflicts of Interest and Fiduciary Responsibilities -- Fiduciary Duty of Our General Partner" section of this prospectus.

IF WE ARE, OR BECOME, SUBJECT TO USURY LAWS, IT COULD RESULT IN REDUCED REVENUES OR, POSSIBLY, LOSS ON OUR INVESTMENT. Equipment leases have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of any excess interest received and declaring the debt to be unenforceable. We will seek to structure our equipment leases so that they will not be deemed to be loans and violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on our investment in the affected equipment. Also, we may use up to 20% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment. These loans will be subject to the same risks and uncertainties discussed above.

PARTICIPATION WITH THIRD-PARTIES IN JOINT VENTURES MAY REQUIRE US TO PAY ADDITIONAL COSTS OR INCUR LOSSES BECAUSE OF ACTIONS TAKEN BY THE THIRD-PARTIES. Our partnership agreement permits us to invest in joint ventures. Investing in joint ventures involves risks not present when directly investing in equipment to lease to end users. These risks include:

   o the possibility that our co-venturer may become bankrupt or otherwise fail to meet its financial obligations, thereby causing us to pay our co-venturer's share of the joint venture's debts, since each co-venturer generally must guarantee all of the joint venture's debts;

   o our co-venturer may have business or economic objectives or interests that are inconsistent with ours and it may want to manage the joint venture in ways that do not maximize our return;

   o actions by a co-venturer might subject equipment leases owned by the joint venture to liabilities greater than those we contemplate; and

   o when more than one person owns property, there may be a stalemate on decisions, including decisions regarding a proposed sale or other transfer of the assets. Although our partnership agreement requires that any

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
     joint venture arrangement in which we participate must contain provisions permitting us to buy the assets from the other co-venturer in the case of a sale, we may not have the resources to do so.

YOU MAY BE REQUIRED TO PAY TAXES ON INCOME FROM US EVEN IF YOU DO NOT RECEIVE COMMENSURATE CASH DISTRIBUTIONS. You will be required to pay federal income taxes and, in some cases, state and local income taxes, on your share of our income, whether or not you receive cash distributions from us. For example, to the extent that we repay the principal of any debt we incur with rental income, or with the proceeds of the sale of one of our investments, your taxable income from us could exceed the amount of cash that we distribute to you. This is because the repayment of the principal amount of a debt is not deductible for tax purposes, but it does reduce the amount of cash available for distribution to you and our other limited partners. Thus, you may not receive cash distributions equal to your share of our taxable income or even equal to your tax liability resulting from that income. In this regard, see the "Federal Income Tax Considerations -- Flow Through of Taxable Income" section of this prospectus.

OUR LACK OF AN ADVANCE RULING FROM THE IRS AS TO OUR CLASSIFICATION AS A PARTNERSHIP OR AS TO ANY OTHER FEDERAL TAX CONSEQUENCE OF AN INVESTMENT IN US MAY RESULT IN UNFORESEEN TAX CONSEQUENCES AND INCREASED TAX LIABILITY. Under current regulations, we will be classified as a partnership unless we elect to be treated as an association taxable as a corporation, which we will not do, or we are treated as a "publicly traded partnership," which our tax counsel has opined we will not be. We are not seeking an advance ruling from the IRS on our partnership status or on any other tax consequence of an investment in us. Instead, we intend to rely on the opinion of our tax counsel. As a result, the IRS may have a different interpretation on our status as a partnership or on any other material federal income tax issue relating to an investment in us, which may have adverse tax consequences to you. As an example, see the discussion in "-If the IRS classifies us as a corporation you will lose tax benefits," below. However, the fact that we are not seeking an advance ruling on our partnership status will have no effect on our classification. If, in fact, our units subsequently become publicly tradable, for example, an earlier advance ruling from the IRS to the contrary would not protect us from being treated as a "publicly traded partnership" at a later date, nor would our counsel's opinion which, in any event, is not binding on the IRS or the courts. With regard to the opinion of our tax counsel, see the "Federal Income Tax Considerations -- Opinion of Tax Counsel" section of this prospectus.

IF THE IRS CLASSIFIES US AS A CORPORATION, YOU WILL LOSE TAX BENEFITS. If the IRS successfully contends that we should be treated as a "publicly traded partnership," we would be treated as a corporation for federal income tax purposes rather than as a partnership. This would have the following principal consequences to you:

   o losses realized by us would not pass through to you;

   o we would be taxed at income tax rates applicable to corporations, reducing distributions to you; and

   o your distributions would be taxed as dividend income to the extent of our current and accumulated earnings and profits.

To reduce this possibility, Section 13.2(c) of our partnership agreement places restrictions on your ability to transfer your units. With respect to our tax status as a partnership, see the "Federal Income Tax Considerations -- Classification as a Partnership" section of this prospectus.

WE COULD LOSE COST RECOVERY OR DEPRECIATION DEDUCTIONS IF THE IRS TREATS OUR OPERATING LEASES AS SALES OR FINANCINGS. We expect that we will be entitled to depreciation deductions on the equipment we lease to others under our operating leases, but not under our full payout leases. In this regard, we further expect that approximately 60% of our leases will be full payout leases and 40% will be operating leases, as discussed in the "Investment Objectives and Strategies -- Equipment for Lease to End Users" section of this prospectus. Also, we may use up to 20% of our total funds available for investment at any given time to make secured loans to end users to finance their purchase of equipment, for which no depreciation deductions will be available to us. However, if the IRS successfully contends that our operating leases are actually sales or financings rather than leases, we would not be entitled to cost recovery, depreciation or amortization deductions with respect to the equipment covered by those leases. In that event, our leasing income under those leases also might be deemed to be portfolio income which cannot be offset by passive losses, instead of passive income. The IRS could also challenge our method of calculating our depreciation deductions, or our other deductions, and the amount of our deductions could be reduced if we were audited. See the "Federal Income Tax Considerations -- Tax Treatment of Leases," "- Depreciation," and "-Limitations on Interest Deductions" sections of this prospectus.


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

THERE ARE LIMITATIONS ON YOUR ABILITY TO DEDUCT LOSSES WE MAY GENERATE. Because our operations generally will be passive activities to our limited partners, you can use our passive losses to offset only passive income from us or other passive activities in calculating your tax liability. For example, you may not use any passive loss from us to offset any "active" or non-passive income, such as your salary, on your personal income tax return. Also, passive losses may not be used to offset interest, rent, royalties or similar "portfolio" income you may receive. See the "Federal Income Tax Consequences -- Passive Activity Loss Limitation on Deductions," and "- Tax Treatment of Leases" sections of this prospectus.

YOU WILL LIKELY BE SUBJECT TO STATE AND LOCAL TAXES AS A RESULT OF PURCHASING OUR UNITS. You will likely be subject to state and local taxes imposed by the various jurisdictions in which we do business or own property. Initially, we will own assets and do business in Delaware which currently imposes a personal income tax. It is your responsibility to file all of your personal federal, state and local tax returns. Our counsel has not given any opinion on the state or local tax consequences of an investment in us. See the "Federal Income Tax Considerations -- State and Local Taxation" section of this prospectus.

AN AUDIT OF OUR INFORMATION RETURN BY THE IRS MAY RESULT IN ADJUSTMENTS TO YOUR PERSONAL INCOME TAX RETURN AND, POSSIBLY, AN AUDIT OF YOUR RETURN. We anticipate incurring tax losses during at least our early years due primarily to the amount of borrowing we intend to incur as described in the "Investment Objectives and Strategies-Borrowing," section of this prospectus. These borrowings will increase our tax deductions for interest expense and depreciation disproportionately to our capital contributions from you and our other limited partners. Also, after we applied to the IRS for registration as a tax shelter, as that term was defined for that purpose, the tax shelter registration rules were repealed. Instead, we may be required to file disclosure reports with the IRS and its Office of Tax Shelter Analysis if our intended activities as described in this prospectus and their tax results cause us to fall within the definition of a "reportable transaction" under the Internal Revenue Code and the Treasury Regulations. Any of these filings with the IRS may increase the risk of an IRS audit of our federal information income tax returns. If an audit by the IRS of our federal information income tax return results in adjustments to our return, you may have to adjust your individual federal income tax return as well. This might also result in an examination of your return by the IRS, which could cover items unrelated to your investment in us, including your returns for prior years. See the "Federal Income Tax Considerations - Interest and Penalties" section of this prospectus.

Also, an investment in us does not give you any contractual protection against the possibility that part or all of the intended tax consequences of your investment will be disallowed by the IRS. We provide no insurance, tax indemnity or similar agreement for the tax treatment of your investment, and you have no right to rescind your investment or to receive a refund of any of your investment or any fees paid by us to our general partner, its affiliates or independent third-parties. None of these fees are contingent on whether the intended tax consequences of an investment in us are ultimately sustained. Also, your use of our counsel's tax opinion letter with respect to the tax consequences of an investment in us is subject to certain limitations under the Internal Revenue Code. See the "Federal Income Tax Considerations - Summary of Counsel's Tax Opinion Letter" section of this prospectus.

THIS INVESTMENT MAY CAUSE YOU TO PAY ALTERNATIVE MINIMUM TAX. You may have to pay alternative minimum tax as a result of this investment, because you will be allocated a share of our alternative minimum tax preference and adjustment items. For purposes of estimated tax payments, alternative minimum tax is treated the same as the regular income tax. See the "Federal Income Tax Considerations -- Alternative Minimum Tax" section of this prospectus.

A PORTION OF OUR DISTRIBUTIONS MAY NOT BE TREATED AS A RETURN OF CAPITAL FOR FEDERAL INCOME TAX PURPOSES. In any given year the amount of cash we distribute to you will not necessarily be the same as the amount of taxable income we report to you for purposes of your income tax returns. If you receive cash in excess of your share of our taxable income, the excess cash will reduce your tax basis in your units. Although highly unlikely, if these cash distributions are more than your remaining basis in your units, the distributions would be taxable to you to the extent they exceeded your basis in your units. The excess cash would be considered to be gain from the sale or exchange of your units. For a discussion of the tax consequences of distributions, see the "Federal Income Tax Considerations -- Treatment of Distributions" section of this prospectus.

TAX-EXEMPT ORGANIZATIONS WILL HAVE UNRELATED BUSINESS TAXABLE INCOME FROM THIS INVESTMENT. Tax-exempt organizations are subject to tax on unrelated business taxable income ("UBTI"). Our leasing income will constitute UBTI. See the "Federal Income Tax Considerations -- Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "Investment by Qualified Plans" sections of this prospectus.

FOREIGN INVESTORS WILL BE SUBJECT TO U.S. TAX WITHHOLDING AND MAY BE REQUIRED TO FILE U.S. TAX RETURNS. We will generally be required to withhold federal income tax at the highest applicable rate under the Internal Revenue Code on our income allocable to units owned by foreign investors, whether or not any corresponding cash distributions are made to them. If too much tax is withheld, foreign investors will have to file U.S. income tax returns to seek a refund. See the "Federal Income Tax Considerations -- Federal Tax Treatment of Foreign Investors" section of this prospectus.

CHANGES IN THE LAW MAY REDUCE CERTAIN TAX BENEFITS OF INVESTING IN US. The present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and the changes may be retroactive. Any future revisions in federal income tax laws and their interpretations could reduce or eliminate certain tax advantages to you of your investment in us. See the "Federal Income Tax Consequences -- Changes in the Law" section of this prospectus.

                                USE OF PROCEEDS

The tables below set forth information about our expected use of the proceeds from this offering, assuming we pay the maximum compensation, fees and expense reimbursements permitted under our partnership agreement. Because we have not yet acquired any of our investments, we cannot precisely calculate some of the expenses referred to in the tables below, so the amount may vary materially. We expect to use approximately 80% of the offering proceeds to acquire equipment to lease to end users, or to acquire equipment subject to existing leases.


                                                                                                  Fees and expenses
                                                                                                   as a percent of
                                                                                    Minimum            offering
                                                                               offering of units      proceeds (1)
-------------------------------------------------------------------------------------------------------------------
Offering proceeds (2)(3)........................................................   $ 2,000,000        $2,000,000
Maximum offering expenses based on the amount of the offering proceeds shown in the table:
   Sales commissions and related fees (4)(5)(6).................................      (140,000)             7.00%
   Dealer-Manager fees (4)(5)(6)................................................       (60,000)             3.00%
   Reimbursement for accountable due diligence expenses (4)(5)(6)...............       (10,000)             0.50%
                                                                                   -----------             -----
Total public offering expenses (4)(5)(6)........................................      (210,000)            10.50%
Organization expenses (4)(5)(6).................................................       (60,000)             3.00%
                                                                                   -----------             -----
Net offering proceeds...........................................................     1,730,000             86.50%
Acquisition fees (2)............................................................      (102,600)             5.13%

Reserves (7)....................................................................       (20,000)             1.00%
                                                                                   -----------             -----
Total proceeds available for investment.........................................   $ 1,607,400             80.37%
Fees and expenses as a percentage of offering proceeds........................................             18.63%



                                                                                                     Fees and expenses
                                                                                                       as a percent of
                                                                                      Maximum            offering
                                                                                  offering of units      proceeds (1)
-------------------------------------------------------------------------------------------------------------------
Offering proceeds (2)(3).........................................................  $60,000,000           $60,000,000
Maximum offering expenses based on the amount of the offering proceeds shown in the table:
   Sales commissions and related fees (4)(5)(6)..................................   (4,200,000)                 7.00%
   Dealer-Manager fees (4)(5)(6).................................................   (1,800,000)                 3.00%
   Reimbursement for accountable due diligence expenses(4)(5)(6).................     (300,000)                 0.50%
                                                                                   -----------                 -----
Total public offering expenses (4)(5)(6).........................................   (6,300,000)                10.50%
Organization expenses (4)(5)(6)..................................................   (1,800,000)                 3.00%
Net offering proceeds............................................................   51,900,000                 86.50%
Acquisition fees (2).............................................................   (3,078,000)                 5.13%
Reserves (7).....................................................................     (600,000)                 1.00%
                                                                                   -----------                 -----
Total proceeds available for investment..........................................  $48,222,000                 80.37%
Fees and expenses as a percentage of offering proceeds........................................                 18.63%

-----------
(1) The percentages in this column were calculated by dividing the corresponding dollar amount in the first column by the amount of offering proceeds set forth in the table.

(2) We will pay our general partner acquisition fees equal to 2% of the total acquisition costs of our equipment, including debt or securitization financing relating to the acquisition and out-of-pocket acquisition expenses incurred by our general partner. For example, we anticipate that we will borrow, on average, 67% of the cost of the equipment we acquire. Based on this assumption our total funds available for investment, less the reserves, acquisition fees and public offering and organization expenses shown in the tables above, will be approximately $4,737,400 if we receive the minimum subscription proceeds of $2 million, and approximately $142,122,000 if we receive the maximum subscription proceeds of $60 million. See the "Investment Objectives and Strategies--Borrowing" section of this prospectus. Our use of leverage, by increasing the amount we can invest in our equipment, also increases the amount of acquisition fees we will pay to our general partner from the offering proceeds.

(3) Excludes $1,000 contributed to us by our general partner at the time of our formation.

(4) We will pay the selling dealers a sales commission of 7% per unit sold. However, we will not pay the 7% sales commissions with respect to units sold to our general partner, its officers, directors and affiliates, investors who buy units through the officers and directors of our general partner, registered investment advisors or their clients, and the dealer-manager, selling dealers and their registered representatives and principals. Also, the reimbursement of the selling dealers' bona fide accountable due diligence expenses referred to in (5) below, will not be paid with respect to units sold to our general partner, its officers, directors or affiliates, or to investors who buy units through officers and directors of our general partner.

(5) We will pay an amount equal to 3% of the offering proceeds to Anthem Securities for acting as the dealer-manager of a group of selling dealers. Out of the dealer-manager fee received by Anthem Securities, it may pay the selling dealers up to 1% per unit as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the "Plan of Distribution" section of this prospectus. This permissible non-cash compensation may be deemed to be additional sales compensation to the selling dealers. Anthem Securities also will receive reimbursement of the selling dealers' bona fide accountable due diligence expenses of up to .5% of the offering proceeds, all of which will be reallowed to the selling dealers.

(6) Our organization and offering expenses do not include sales commissions and dealer-manager fees, but do include legal, accounting and escrow fees, printing costs, filing and qualification fees, overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses, and the reimbursement of bona fide accountable due diligence expenses of the selling dealers of up to .5% of the offering proceeds which Anthem Securities will receive and will reallow as described in the "Plan of Distribution" section of this prospectus. To the extent that these organization and offering expenses exceed our general partner's 3.5% organization and offering expense allowance to pay for these expenses, the excess must be paid by our general partner without any reimbursement from our offering proceeds.

(7) Initially, we intend to establish reserves equal to approximately 1% of the offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the appropriate amount of reserves for our operations. The amount of reserves our general partner establishes will depend on its analysis of:

         o the timing and amount of lease payments we receive;

         o our debt service payments;

         o costs and expenses and other existing liabilities; and

         o our general partner's expectations regarding our potential future liabilities, if any.

                            MANAGEMENT COMPENSATION

The following table sets forth our estimate of the maximum amounts of all compensation and other payments that our general partner and its affiliates will receive, directly or indirectly, from us. This compensation was not determined by arm's-length negotiation. Our partnership agreement does not permit our general partner or its affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying those items under a different category.

                               OFFERING STAGE (1)


ENTITY RECEIVING           TYPE AND METHOD OF COMPENSATION                       ESTIMATED AMOUNT
COMPENSATION
Anthem Securities          Dealer-manager fee of 3% of the offering proceeds     $60,000 if we sell the minimum offering amount;
                           for acting as the dealer-manager for a group of       $1.8 million if we sell the maximum offering
                           selling broker dealers.                               amount. From this amount, Anthem Securities may
                                                                                 pay the selling dealers up to 1% of the proceeds
                                                                                 of each unit sold by them as a marketing fee and
                                                                                 use a portion or all of the remainder of the
                                                                                 dealer-manager fee for other underwriting
                                                                                 expenses, including permissible non-cash
                                                                                 compensation, as described in the "Plan of
                                                                                 Distribution" section of this prospectus.

Anthem Securities          Sales commissions of 7% of the proceeds of each       Not determinable at this time. We do not
                           unit sold by it.                                      anticipate that Anthem Securities will sell a
                                                                                 material number of units. If all units were sold
                                                                                 by Anthem Securities, it would receive $140,000
                                                                                 for the minimum offering amount and $4.2 million
                                                                                 for the maximum offering amount.

General partner            Organization and offering expense allowance of        $70,000 if we sell the minimum offering amount;
and its affiliates         3.5% of the offering proceeds.                        $2.1 million if we sell the maximum offering
                                                                                 amount. This amount includes reimbursement paid to
                                                                                 Anthem Securities to use for the selling dealers'
                                                                                 bona fide accountable due diligence expenses of up
                                                                                 to .5% of the proceeds of each unit sold by them.

                               OPERATIONAL STAGE

ENTITY RECEIVING           TYPE AND METHOD OF COMPENSATION                       ESTIMATED AMOUNT
COMPENSATION


General partner and its    Acquisition fee equal to 2% of the purchase price     Total acquisition fees, assuming our anticipated
affiliates                 we pay to the seller for the equipment and the        use of financing of 67%, on average, of the cost
                           equipment subject to lease we acquire and the         of the equipment we acquire, would be
                           principal amount of our secured loans, including      approximately 5.13% of the offering proceeds.
                           amounts attributable to debt or securitization        Thus, the total acquisition fees would be
                           financing we incur or assume in connection with       approximately $102,600 if we sell the minimum
                           the acquisition or funding, which fee includes,       offering amount and $3,078,000 if we sell the
                           and therefore is reduced by, out-of-pocket            maximum offering amount as set forth in the "Use
                           acquisition expenses reimbursed to our general        of Proceeds, section of this prospectus.
                           partner, except working capital. (2)

General partner and its    Subordinated asset management fee for managing        Not determinable at this time. During the period
affiliates                 each type of investment described below equal to      ending five years after this offering terminates,
                           the lesser of the amount, for each type of lease      we will subordinate and defer payment of the
                           or financing arrangement described below, that is     management fees to the receipt by you and our
                           reasonable, competitive, and would customarily be     other limited partners of annual cash
                           paid to non-affiliated third-parties rendering        distributions equal to 8% of your capital
                           similar services in the same geographic location      contributions, as adjusted by certain
                           and for                                               distributions


                               OPERATIONAL STAGE

ENTITY RECEIVING           TYPE AND METHOD OF COMPENSATION                       ESTIMATED AMOUNT
COMPENSATION

                           similar types of investments or:                      made to you which are deemed to be a return of
                             o for our operating leases managed by third-        capital, on a cumulative basis as described in the
                               parties under our general partner's supervision   "Income, Losses and Distributions -- Reinvestment
                               1% of gross rental payments;                      of Our Revenues in Additional Investments" section
                             o for our operating leases managed by our general   of this prospectus.
                               partner or its affiliates 4% of gross rental
                               payments;
                             o for our full payout leases which contain net
                               lease provisions 2% of gross rental payments;
                               and/or
                             o for our secured loans 2% of gross principal and
                               interest payments.

General partner and its    Subordinated remarketing fee for arranging the        Not determinable at this time. We will not accrue
affiliates                 sale of any investment equal to the lesser of:        or pay a subordinated remarketing fee for any
                             o 3% of the contract sales price; or                portion of sales proceeds which we reinvest. We
                             o one-half the competitive commission charged by    will subordinate and defer payment of the
                               independent third-parties for comparable          remarketing fees to the receipt by you and our
                               services. (5)                                     other limited partners of cash distributions equal
                                                                                 to the purchase price of your units plus annual
                                                                                 cash distributions equal to 8%, compounded daily,
                                                                                 of your capital contributions, as adjusted by
                                                                                 certain distributions made to you which are deemed
                                                                                 to be a return of capital, on a cumulative basis
                                                                                 as described in the "Income, Losses and
                                                                                 Distributions -- Reinvestment of Our Revenues in
                                                                                 Additional Investments" section of this
                                                                                 prospectus.

General partner and its    Re-leasing fee for arranging the re-lease of          Not determinable at this time. Re-leasing fees are
affiliates                 equipment equal to the lesser of:                     subject to the following limitations:
                             o 2% of gross rental payments derived from the        o we will pay the re-leasing fees only if our
                               release; or                                           general partner maintains adequate staff to
                             o the competitive rate for comparable services          provide re-leasing services;
                               for similar equipment. (5)                          o we will pay re-leasing fees only as we receive
                                                                                     the related lease payments;
                                                                                   o we will not pay re-leasing fees if the re-lease
                                                                                     is to the original lessee or its affiliates.
                                                                                   o we will pay re-leasing fees only if our general
                                                                                     partner has rendered substantial re-leasing
                                                                                     services; and
                                                                                   o we will pay re-leasing fees only if our general
                                                                                     partner is compensated for rendering equipment
                                                                                     management services, whether or not the asset
                                                                                     management fee is then subordinated.


                               OPERATIONAL STAGE

ENTITY RECEIVING           TYPE AND METHOD OF COMPENSATION                       ESTIMATED AMOUNT
COMPENSATION


General partner            Partnership interest equal to 1% of all of our        Not determinable at this time.
and its affiliates         income, losses and cash distributions.

General partner            Reimbursement for our operating expenses paid on      Not determinable at this time.
and its affiliates         our behalf, including the actual cost of goods and
                           materials obtained from unaffiliated third-
                           parties, and also including reimbursement for our
                           general partner's administrative services
                           reasonably necessary or advisable in its
                           discretion to our prudent operation (e.g. legal
                           and accounting expenses), provided that the
                           reimbursement may not exceed the lesser of:
                             o the actual cost of the services; or
                             o the amount we would be charged by independent
                               third-parties for comparable services.

                           Also, there is no reimbursement for these services if they are already covered by a separate fee, and our general partner and its affiliates will not be reimbursed for the following expenses:
                             o salaries, fringe benefits, travel expenses or
                               other overhead costs incurred by any controlling person of our general partner or its affiliates;
                               or
                             o rent, depreciation, utilities, capital equipment
                               or other similar overhead costs.


                               LIQUIDATION STAGE

ENTITY RECEIVING           TYPE AND METHOD OF COMPENSATION                       ESTIMATED AMOUNT
COMPENSATION

General partner and its    Our general partner's and its affiliates'             See "- Operational Stage," above.
affiliates                 compensation during the liquidation period
                           generally is the same as set forth in "-
                           Operational Stage," above, except that no fees or
                           expense reimbursements associated with new
                           investments will be paid since no revenues may be
                           reinvested in purchases of additional equipment
                           during the liquidation period. The liquidation
                           period begins five years after the last closing
                           date on which we admit subscribers for units as
                           limited partners. It ends when all of our assets
                           have been sold, our creditors have been paid, the
                           remaining proceeds have been distributed to our
                           partners and a certificate of termination has been
                           filed.

(1) If you choose to purchase units with distributions, then the units will be purchased at the public offering price and on the same terms as your original units, including payment of the dealer-manager fee, sales commissions and the organization and offering expense allowance which includes the bona fide accountable due diligence reimbursements.

(2) Acquisition fees include our general partner's out-of-pocket expenses in connection with our acquisition of equipment, but excludes fees to unaffiliated finders and brokers. Our general partner will reduce or refund acquisition fees if our investment in equipment, including equipment leases and secured loans, is less than the greater of:

    o 80% of the offering proceeds reduced by .0625% for each 1% of financing encumbering our investments; or

    o 75% of the offering proceeds.
    For example, if we had no financing, we would invest at least 80% of our offering proceeds in our investments. If we had 80% financing, we would invest at least 75% of our offering proceeds in our investments, computed as follows:
        80% x .0625% = 5%
        80% - 5% = 75%
(3) An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. Typically, rental payments under a full payout lease also include an appropriate return.
(4) We will pay the asset management fee monthly, subject to its subordination. This fee is for our general partner's services in:

    o establishing our portfolio, including obtaining financing;

    o collecting lease revenues;

    o monitoring compliance by lessees with the lease terms;

    o assuring that equipment is being used in accordance with all contractual arrangements;

    o arranging for necessary maintenance and repair of equipment if a lessee fails to do so;

    o monitoring property, sales and use tax compliance; and

    o preparing operating and financial data reports.
(5) A "Competitive" commission is one which is reasonable, customary and competitive in light of the size, type and location of the equipment.

Our partnership agreement defines a "controlling person" of our general partner or any of its affiliates as its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater interest in our general partner or any such affiliate or any person having the power to cause the direction of our general partner or any such affiliate, whether through ownership of voting securities, by contract or otherwise.


We estimate that the total amount of reimbursable operating expenses during our first full year of operations, assuming we sell the maximum number of units, may be between approximately $700,000 and $900,000. Lease Equity Appreciation Fund I, L.P., which was sponsored by LEAF Asset Management, Inc. which merged into our general partner in June, 2004, began operations March 3, 2003 and closed August 15, 2004, with offering proceeds of $17,060,774. As of September 30, 2004, see the table below, our general partner and its affiliates had received cumulative administrative expense reimbursements of $950,621 (unaudited) from the program. Also, see the "Other Programs Managed by Our General Partner or its Affiliates" section of this prospectus regarding the other programs sponsored by our general partner.


The following is a tabular presentation of the administrative expenses reimbursed to LEAF Asset Management, Inc., as general partner, which is now LEAF Financial, and its affiliates in Lease Equity Appreciation Fund I, L.P. as set forth above.


   SUMMARY OF ADMINISTRATIVE EXPENSE REIMBURSEMENTS OF OUR GENERAL PARTNER'S
                                 PRIOR PROGRAMS
                      AS OF SEPTEMBER 30, 2004 (UNAUDITED)




                                                  CUMULATIVE REIMBURSEMENT OF
                                                  ADMINISTRATIVE EXPENSES TO
PROGRAM                                      GENERAL PARTNER AS OF DATE OF TABLE
                                                          2003          2004
Lease Equity Appreciation Fund I, L.P.                 $594,985(1)   $355,636(1)



---------------
(1) These expense reimbursements consist of labor expenses of employees of the general partner and its affiliates for services related primarily to accounting, collections, and investor services, as provided for in
    Section 9.4 of the partnership agreement, and are based on the employees' time records. Also, the program did not conduct any operations in 2002, because it had not yet reached its minimum subscriptions. Thus, no expense reimbursements were made to LEAF I's general partner in 2002.

              CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

CONFLICTS OF INTEREST

Our general partner may be subject to various conflicts of interest arising out of its relationship to us. Because of our general partner's organizational and operational control over us, these conflicts will not be resolved through arms-length negotiations but, rather, through the exercise of our general partner's judgment consistent with its fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of you and our other limited partners if conflicts arise. In this regard, you should read Article IX of our partnership agreement and, in particular, Sections 9.2 and 9.5. These sections do the following:

   o limit the actions our general partner may take on our behalf;

   o limit the compensation and fees we will pay our general partner and its affiliates; and

   o limit the expenses for which we will reimburse our general partner and its affiliates.

However, our partnership agreement does not necessarily directly respond to each potential conflict, and there will be no established mechanism to resolve these conflicts. In these situations, our general partner will rely solely on its judgment, subject to its fiduciary duties, to resolve the conflict. The potential conflicts include those set forth below.

OUR GENERAL PARTNER'S COMPENSATION IS NOT THE RESULT OF ARM'S LENGTH NEGOTIATION. Our general partner has unilaterally determined the compensation that we will pay it and its affiliates, including Anthem Securities. However, our general partner believes that the amount of compensation is consistent with practices in the industry and applicable offering guidelines in effect on the date of this prospectus.

ACTIONS TAKEN BY OUR GENERAL PARTNER WILL AFFECT THE AMOUNT OF CASH AVAILABLE FOR DISTRIBUTION TO LIMITED PARTNERS AND OUR GENERAL PARTNER'S COMPENSATION. The amount of cash we have available for distribution to you and our other limited partners will be affected by decisions of our general partner regarding various matters, including:

   o the amount and timing of equipment purchases and sales;

   o cash expenditures;

   o financing; and

   o the creation, reduction or increase of reserves.

We intend to increase the amount of equipment we can acquire and lease by obtaining financing to provide approximately 67% of the aggregate cost of all of the equipment we acquire. The actual amount of borrowings we incur, however, may be higher or lower than that amount. In addition, because our general partner's acquisition and management fees are directly based on the total amount of our assets, using financing to increase the amount of equipment we acquire will also increase our general partner's fees.

Our general partner will be liable for our obligations to the extent that they exceed our assets. As a result, our general partner has the right to cause us to establish and maintain cash reserves that it believes are necessary to meet our obligations. Because our general partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our general partner may have a conflict of interest in allocating our cash flow between distributions to you and our other limited partners or to our reserve account. To the extent that our general partner increases the amount of cash it allocates to reserves, the amount of cash available for distributions to you and our other limited partners will decrease.

OUR GENERAL PARTNER AND ITS AFFILIATES WILL ENGAGE IN ACTIVITIES THAT COMPETE WITH US. Our partnership agreement does not prohibit our general partner or its affiliates from investing in, acquiring or leasing equipment, and they will engage in acquisitions, financing, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships or entities. Neither our general partner nor its affiliates may, however, publicly offer for sale interests in more than one equipment leasing program simultaneously unless the programs:

   o have different investment objectives; or

   o are specified equipment programs, as defined under relevant securities regulations or guidelines.

Our general partner and its affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.

Any conflicts in determining and allocating investments between us and our general partner or between us and another program managed by our general partner or its affiliates will be resolved by the investment committee of the board of directors of our general partner. It will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us. Generally, if an investment is appropriate for more than one program our general partner will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

   o which program has been seeking investments for the longest period of time;

   o whether the program has the cash required for the investment;

   o whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

   o the effect the investment would have on the program's cash flow;

   o whether the investment would further diversify, or unduly concentrate, the program's investments in a particular lessee, class or type of equipment, location, industry, etc.; and

   o whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our general partner may make exceptions to these general policies when, in our general partner's judgment, other circumstances make application of these policies inequitable or uneconomic.

WE MAY ENTER INTO JOINT VENTURES WITH AFFILIATED PROGRAMS. We may invest in joint ventures with other programs that are sponsored by our general partner or its affiliates. These investments may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the equipment. However, we will not participate in a joint venture unless:

   o we and the other program have similar investment objectives and invest on substantially the same terms;

   o there are no duplicate fees;

   o our general partner's compensation in us and the other program is substantially the same; and

   o we have the right of first refusal to buy any investment the other program wants to sell.

WE DO NOT HAVE ANY EMPLOYEES AND RELY ON THE EMPLOYEES OF OUR GENERAL PARTNER AND ITS AFFILIATES. We do not have any officers or employees and rely solely on the officers and employees of our general partner and its affiliates. Our general partner and its affiliates will conduct business activities of their own in which we will have no economic interest. The officers and employees of our general partner and its affiliates who provide services to us are not required to work full time on our affairs and will devote significant time to the affairs of our general partner and its affiliates and will be compensated by our general partner and its affiliates for those services. There may be significant conflicts between us and our general partner and its affiliates regarding the availability of these officers and employees to provide services to us.

WE MUST REIMBURSE OUR GENERAL PARTNER AND ITS AFFILIATES FOR EXPENSES. We must reimburse our general partner and its affiliates for costs incurred by them in managing and operating us, including specified costs incurred by them in providing corporate staff and support services properly allocable to us.

WE HAVE NOT RETAINED SEPARATE COUNSEL OR OTHER PROFESSIONALS. The legal counsel that represents our general partner and the dealer-manager, Anthem Securities, also represents us. You and our other limited partners, as a group, have not been represented by legal counsel. Counsel has not acted on behalf of you and other prospective investors nor conducted a review or investigation on your behalf. Therefore, none of the agreements and arrangements between us and either our general partner, including our partnership agreement, or Anthem Securities was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for us will also perform services for our general partner, its affiliates and for other partnerships or ventures that our general partner or its affiliates may sponsor. However, should a dispute arise between us and our general partner, we will retain separate legal counsel to represent us in the matter.

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION IN THIS OFFERING. Our dealer-manager, Anthem Securities, is an affiliate of our general partner. Although it will receive a reimbursement for the bona fide accountable due diligence expenses of the selling dealers, which it will reallow to the selling dealers, its review and due diligence investigation of us and the information provided in this prospectus cannot be deemed to be independent.

CONFLICTS REGARDING REDEMPTION OF UNITS. You and our other investors may present your units to us for redemption at any time. This creates the following conflicts of interest between you and our general partner, acting on your behalf.

   o We have no obligation to redeem your units at any time for any reason. Our general partner may decline your redemption request in its sole discretion. For example, if our general partner determines that we do not have the necessary cash flow, taking into account future distributions to our other partners, investments, reinvestments, and foreseeable operating expenses your request may be declined. In addition, our general partner may conclude that the redemption might cause our total unit transfers in the year to exceed 2% of our total capital or profits interests. All of these determinations are subjective and will be made in our general partner's sole discretion.

   o Our general partner will also determine the redemption price based on provisions set forth in our partnership agreement, which is included as Appendix A to this prospectus. To the extent the formula for arriving at the redemption price has any subjective determinations, they will fall within the discretion of our general partner.

See the "Redemption of Units" section of this prospectus.

OUR GENERAL PARTNER ALSO IS OUR TAX MATTERS PARTNER. Our general partner will serve as our tax matters partner and represent us before the IRS and all other taxing authorities. As tax matters partner, our general partner will have broad authority to act on behalf of you and our other investors in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, a potential conflict would include whether to contest or settle a proposed adjustment by the IRS to the amount of our depreciation deductions, which are allocated 99% to you and our other investors. While our general partner will take into account the interests of the limited partners as a whole, there is no assurance that any settlement would be in the best interest of any particular limited partner given his or her specific tax situation.

OUR GENERAL PARTNER AND ITS AFFILIATES WILL PURCHASE UNITS AS INVESTORS. Our general partner currently intends to acquire approximately 5% of the units sold and its affiliates currently intend to purchase up to an additional 1% of the units. These subscriptions will not be included in the minimum number of units required for us to begin operations, but the price of their units will be reduced by 7% as described in the "Plan of Distribution," section of this prospectus. Thus, even though they pay a reduced price for their units, these investors generally will:

   o share in our income, losses and distributions on the same basis as our other investors as described in the "Income, Losses and Distributions" section of this prospectus; and

   o have the same voting rights, except that they are prohibited from voting on the removal of our general partner as general partner.

The purchase of units by our general partner, its officers, directors, or affiliates as limited partners will dilute the voting rights of you and our other investors and there may be a conflict with respect to certain matters. See the "Summary of Our Partnership Agreement -- Voting Rights of Limited Partners" section of this prospectus.

FIDUCIARY DUTY OF OUR GENERAL PARTNER

Our general partner is accountable to us as a fiduciary. Under Delaware law, this generally means that our general partner has duties of due care and fair dealing in acting for us and handling our affairs. Our partnership agreement does not excuse our general partner from liability or provide it with any defenses for breach of its fiduciary duty. However, our partnership agreement does permit our general partner and its affiliates to have business interests or activities that may conflict with ours, and includes provisions to resolve conflicts in allocating investment opportunities among us and other programs that may be sponsored by our general partner and its affiliates.

The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the "business judgment rule." Under this rule, directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, our general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

Based on the business judgment rule, our partnership agreement provides that our general partner and its affiliates will not be liable to us or to any limited partner for any loss incurred because of any act or omission by our general partner or its affiliates in good faith on our behalf and in a manner reasonably believed by it or them to be in our best interests, provided that the loss was not the result of negligence or misconduct by our general partner or its affiliates. In addition, as permitted by Delaware law, we will indemnify our general partner and its affiliates against any loss of the kind described in the preceding sentence to the extent of our own assets, but without any obligation of you and our other limited partners. However, we will not indemnify our general partner or its affiliates for any violation, or alleged violation, of federal or state securities laws unless:

   o there has been a judgment on the merits in favor of our general partner and its affiliates or the claims were dismissed on the merits by the court;

   o the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and

   o the court approves the indemnification of litigation and/or settlement costs.

The effect of the foregoing provisions and the business judgment rule may be to limit your recourse to our general partner. However, you should be aware that, in the SEC's opinion, the indemnification for liabilities under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.

The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a "derivative" action) on a partnership's behalf to recover damages from a third party when the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

                                   MANAGEMENT


OUR GENERAL PARTNER. Our general partner is LEAF Financial Corporation, a Delaware corporation with its offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103. Our general partner will be responsible for our management and operation.

Our general partner was formed in 1983 to act as the general partner and manager of equipment leasing partnerships. It was acquired by Resource America in 1996 and previously sponsored eight equipment leasing partnerships between 1984 and 1990. All of these partnerships have been liquidated or are in the process of finalizing their liquidation. See the "Other Programs Managed by Our General Partner or its Affiliates" section of this prospectus. Resource America is a publicly-traded company (Nasdaq: REXI) with principal interests in real estate finance, energy and equipment leasing. In June 2004, Our general partner merged with LEAF Asset Management, Inc., which formerly was a wholly-owned subsidiary of our general partner and which sponsored Lease Equity Appreciation Fund I, L.P. Our general partner, LEAF Financial, was the surviving entity of the merger and it has replaced LEAF Asset Management as the general partner of Lease Equity Appreciation Fund I, L.P. Our general partner and its executive officers and directors will be responsible for selecting, managing and disposing of our equipment.

Our general partner's core executives, Messrs. DeMent, Herman, Capparelli and English, and other senior staff members, were key members of management teams that previously built two equipment leasing operations that were acquired by financial institutions. Most recently, they were key members of a management team that began Fidelity Leasing, Inc., an equipment lessor focused on the small to mid-sized business market, for Resource America in 1996. By June 30, 2000, Fidelity Leasing had grown into an operation that managed over $600 million in equipment lease assets. In August 2000, Fidelity Leasing was sold to European American Bank, a subsidiary of ABN AMRO Bank N.V., for $564.8 million, including the assumption of $431 million in third-party debt. European American Bank was later sold to Citibank, as a result of which Fidelity Leasing became the Technology Finance Group of CitiCapital Vendor Finance. Messrs. DeMent, Herman and Capparelli had previously served in management positions for Master Lease Corporation, which was acquired in 1988 by Tokai Financial Services, Inc., the equipment leasing subsidiary of the Tokai Bank of Japan.

The officers, directors and key personnel of our general partner are as follows:

NAME                                      AGE      POSITION
Crit S. DeMent                             51      Chairman of the Board of Directors and Chief Executive Officer
Miles Herman                               44      President, Chief Operating Officer and Director
Jonathan Z. Cohen                          33      Director
Alan D. Schreiber, M.D.                    61      Director
Linda Richardson                           57      Director
David H. English                           54      Executive Vice President
Darshan V. Patel                           34      General Counsel and Secretary
Nicholas Capparelli                        43      Vice President -- Sales
Robert K. Moskovitz                        47      Chief Financial Officer and Treasurer
Sherryl B. Hughes                          54      Vice President -- Credit
Scott A. Smith                             45      Vice President -- Direct Participation Programs

CRIT S. DEMENT has been Chairman of the Board of Directors and Chief Executive Officer since he joined LEAF Financial in November 2001. Mr. DeMent was Chairman of the Board of Directors and Chief Executive Officer of LEAF Asset Management from January 2002 until June 2004. Before that, he was President of Fidelity Leasing, Inc. and its successor, the Technology Finance Group of Citi-Capital Vendor Finance from 1998 to 2001. Mr. DeMent was Vice President of Marketing for Tokai Financial Services from 1987 through 1996.

MILES HERMAN has been President, Chief Operating Officer and a Director of LEAF Financial since January 2002. Mr. Herman was President, Chief Operating Officer and a Director of LEAF Asset Management from January 2002 until June 2004. Mr. Herman held various senior operational offices with Fidelity Leasing, Inc. and its successor from 1998 to 2001, ending as Senior Vice President. From 1990 to 1998, he held various operational, marketing, program management, business development and sales positions with Tokai Financial, most recently as Director as Capital Markets. Before that, he served as Vice President, Operations and Sales at LSI Leasing Services, Inc. from 1989 to 1990, and as a manager of operations at Master Lease Corporation from 1984 to 1989.

JONATHAN Z. COHEN has been a Director of LEAF Financial since January 2002. Mr. Cohen was a Director of LEAF Asset Management from January 2002 until June 2004. Mr. Cohen has been the President of Resource America since October 2003 and is Chief Executive Officer since May 2004 and a director since October 2002. Before that, Mr. Cohen was Chief Operating Officer of Resource America from April 2002 to May 2004. Before being named President, he served as Resource America's Executive Vice President from April 2001 to October 2003, Senior Vice President from May 1999 to April 2001 and Vice President from July 1998 to May 1999. Mr. Cohen has been Vice Chairman of the managing board of Atlas Pipeline Partners GP since its formation in November 1999, Vice Chairman of Atlas America since its formation in September 2000, a Trustee and Secretary of RAIT Investment Trust (a publicly-traded real estate investment trust) since 1997 and Vice Chairman since October 2003, and Chairman of the board of directors of The Richardson Group (a sales consulting company) since October 1999.

ALAN D. SCHREIBER, M.D. has been a director of LEAF Financial since April 2003. Dr. Schreiber has been a Professor of Medicine since 1984, and the Assistant Dean for Research since 1994, at the University of Pennsylvania School of Medicine. In addition, Dr. Schreiber has been Scientific Founder and Chairman of the Scientific Advisory Board of InKine Pharmaceutical Co. Inc. for five years. Before that, he had been Scientific Founder and Chief Scientific Officer at CorBec Pharmaceutical Co., Inc. for four years, and Founder and Scientific Chairman of ZaBeCor Pharmaceutical Co., LLC for one year. Dr. Schreiber was also a member of the Resource America, Inc. Board of Directors from December 1994 to April 2003.

LINDA RICHARDSON has been a Director of LEAF Financial since August 2002.
Ms. Richardson has also been the President and Chief Executive Officer of The Richardson Group, a sales consulting company, since 1978 and a faculty member of the Wharton School, University of Pennsylvania since 1988. She holds a Masters degree in Educational Psychology from Temple University.

DAVID H. ENGLISH has been Executive Vice President of LEAF Financial since April 2003. Mr. English was Executive Vice President and Chief Investment Officer of LEAF Asset Management from April 2003 until June 2004. From 1996 until joining our general partner, Mr. English was the Senior Vice President-Risk Management for Citi-Capital Vendor Finance's Technology Finance Group, and its predecessor, Fidelity Leasing, Inc., where he held a similar position. From 1991 to 1996 Mr. English held various credit and operational management positions with Tokai Financial Services, Inc., including Director of Credit for the small ticket leasing division. Mr. English served in credit management positions with the Commercial Finance Division of General Electric Capital Corporation from 1990 to 1991 and with Equitable Life Leasing Corporation from 1985 through 1990. Mr. English began his career with Household Finance Corporation in 1974. Mr. English is a 1975 graduate of the University of Pittsburgh with a B.S. degree in Mathematics.

DARSHAN V. PATEL has been General Counsel and Secretary of LEAF Financial since August 2001. Mr. Patel also was General Counsel and Secretary of LEAF Asset Management from January 2002 until June 2004. In addition, Mr. Patel serves as Associate General Counsel of Resource America, a position he has held since 2001. From 1998 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, New York, NY. From 1996 to 1998,
Mr. Patel was associated with the law firm of Glynn & Associates, Flemington, NJ.

NICHOLAS CAPPARELLI has been Vice President -- Sales of LEAF Financial since January 2002, and he was Vice President -- Sales of LEAF Asset Management from January 2002 until June 2004. Before joining LEAF Financial and LEAF Asset Management in January 2002, Mr. Capparelli had been, since 1998, a Senior Vice President for Fidelity Leasing and its successor, responsible for sales and training. From 1995 to August 2000, Fidelity Leasing was a subsidiary of Resource America. Mr. Capparelli also served as the general manager of JLA Leasing Corporation, an equipment lessor, following its acquisition by Fidelity Leasing in 1999. From 1995 to 1998, Mr. Capparelli was Vice President for Sales and Operations of SoftMark, a national reseller of computer products, and from 1982 to 1995 was at Tokai Financial Services, ending as Vice President of Sales.

ROBERT K. MOSKOVITZ has been Chief Financial Officer of LEAF Financial since February 2004 and Treasurer since September 2004, and he also serves as its chief accounting officer. Mr. Moskovitz was Chief Financial Officer of LEAF Asset Management from February 2004 until June 2004. He has over twenty years of experience as the Chief Financial Officer of both publicly and privately owned companies. From 2002 to 2004, Mr. Moskovitz was an independent consultant on performance management initiatives, primarily to the financial services industry. From 2001 to 2002 he was Executive Vice President and Chief Financial Officer of ImpactRx, Inc., which provides advanced sales and marketing intelligence to pharmaceutical companies. From 1999 to 2001, he was the Chief Financial Officer of Breakthrough Commerce LLC, a holding company that provided seed capital and management to technology start-ups. From 1983 to 1997 Mr. Moskovitz held senior financial positions with several high growth public and privately held companies. He began his professional career with Deloitte & Touche (formerly Touche Ross & Co). Mr. Moskovitz is a Certified Public Accountant and holds a B.S. degree in Business Administration from Drexel University.

SHERRYL B. HUGHES has been Vice President -- Credit of LEAF Financial since May 2002. Ms. Hughes was Vice President -- Credit of LEAF Asset Management from May 2004 until June 2004. Ms. Hughes is responsible for all credit underwriting, documentation and asset review. From 1999 to 2002, Ms. Hughes was a Vice President of Credit/Operations for Court Square Leasing Corporation. From 1997 to 1999 she was the Director of Credit and Portfolio Management at American Business Leasing, Inc. Ms. Hughes was the Corporate Credit Manager for Master Lease Corporation from 1983 until it was acquired by Tokai Bank. Following the acquisition, she held various managerial positions in Credit and Operations with Tokai Financial Services, Inc., until she left in 1997.

SCOTT A. SMITH has been Vice President -- Direct Participation Programs of LEAF Financial since June 2004. He joined LEAF Financial in July 2002 as director of sales for its syndications group. For the three months before joining LEAF Financial, Mr. Smith worked in a consultative capacity as a performance improvement specialist with Team Builders Plus, and the year before that he was the director of sales training for Fidelity Leasing and its successor. From 1993 to 2000 he held various sales and marketing management positions with Advanta Leasing Corporation, ending as their director of training and development. Mr. Smith began his career in 1983 with Contel Credit Corporation and holds a B.A. degree in Psychology from Allegheny College and an M.A. degree in Psychology from Boston College.

CODE OF BUSINESS CONDUCT AND ETHICS. Because we do not directly employ any persons, we rely on a Code of Business Conduct and Ethics adopted by Resource America, Inc. that applies to the principal executive officer, principal financial officer and principal accounting officer of our general partner, as well as to persons performing services for us generally. You may request a copy of this code of ethics from our general partner at LEAF Financial Corporation, 1845 Walnut Street, Suite 1000, Philadelphia, Pennsylvania 19103.

ORGANIZATIONAL DIAGRAM (1)

This organizational diagram does not include all of the subsidiaries of Resource America.

                                GRAPHIC OMITTED
---------------

(1) After we receive our minimum offering amount and begin operations we will enter into an Origination & Servicing Agreement with our general partner, acting as a third-party servicer of our leases, and LEAF Funding, one of our affiliates. See the "Investment Objectives and Strategies - Origination & Servicing Agreement" section of this prospectus.

COMPENSATION. We do not pay the officers or directors of our general partner or its affiliates any compensation. However, we will pay our general partner fees as described in the "Management Compensation" section of this prospectus. Furthermore, we will reimburse our general partner and its affiliates for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our general partner, who will perform administration, accounting, secretarial, transfer and other services required by us. Such individuals also may perform similar services for our general partner and its affiliates and other investment programs to be formed in the future. Our partnership agreement provides that expense reimbursements paid by us to our general partner or its affiliates must be limited to the lesser of their:

   o actual cost; or

   o the cost of comparable services from third-parties.

We expect that we will allocate the cost of employee and officer compensation and benefits, excluding those allocable to controlling persons of our general partner, based on the amount of their business time spent on our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. Resource America owns 100% of the common stock of Resource Leasing, Inc., which owns 100% of the common stock of our general partner.

CHANGE IN PARTNERSHIP MANAGEMENT. Our general partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the "Summary of Our Partnership Agreement -- Withdrawal or Removal of Our General Partner" section of this prospectus.

AFFILIATED COMPANY. Anthem Securities, the dealer-manager for our offering, is a Pennsylvania corporation and an indirect wholly-owned subsidiary of Resource America. It is registered as a broker-dealer with the SEC and is a member of the NASD and the Securities Investor Protection Corporation.

        OTHER PROGRAMS MANAGED BY OUR GENERAL PARTNER OR ITS AFFILIATES

Lease Equity Appreciation Fund I, L.P. was sponsored by LEAF Asset Management, Inc. beginning in 2002. In June 2004, LEAF Asset Management merged into LEAF Financial Corporation. Currently LEAF Financial serves as our general partner, and as the general partner of Lease Equity Appreciation Fund I, L.P. which had its final closing on August 15, 2004, with total subscription proceeds of $17,056,225 from 436 investors. Further information concerning that program and its results of operations can be found in Appendix B to this prospectus. You also may obtain that program's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q from the SEC by following the procedures described in the "Where You Can Find More Information" section of this prospectus, or you may request the Form 10-K or Form 10-Q from us at no charge at LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

In addition, before our general partner was acquired by Resource America, it had sponsored eight public equipment leasing programs between 1984 and 1990. At the time Resource America acquired our general partner, three of the eight programs were in liquidation. Following our general partner's acquisition and under new management installed by Resource America, the remaining programs began liquidation. All of the eight programs have now been liquidated or are completing the liquidation process. Although we provide certain information concerning these prior programs of our general partner in Appendix B to this prospectus, we believe that the prior programs are not comparable to us because of the following:

   o the change in management;

   o the prior programs engaged in the direct lease of computer and computer peripheral equipment to large corporations;

   o the prior programs did not use leverage; and

   o the prior programs began between 1984 and 1990 when markets, leasing strategies, interest rates, equipment, etc. were different than they are now.

On the other hand, we anticipate that our asset base will encompass a broader range of equipment and that we will use vendor and other third-party marketing channels rather than direct leasing. Also, we will focus on the small to mid-size business market and we anticipate using extensive leverage. For more complete information concerning acquisitions of equipment by these programs, you should review Appendix B to this prospectus.

For more information concerning any of our general partner's prior programs, you may request a copy of that program's most recent Annual Report on Form 10-K and exhibits, if it is currently filing SEC reports, at a reasonable copying charge, by writing to LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103, Attention: Corporate Secretary.

                FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Certain statements included in this prospectus and its exhibits address activities, events or developments that we and our general partner anticipate, as of the date of this prospectus, will or may occur in the future. For example, the words "believes," "anticipates," and "expects" are intended to identify forward-looking statements. These forward-looking statements include such things as:

   o investment objectives;

   o references to future operating results and financial success;

   o business strategy;

   o estimated future capital expenditures;

   o competitive strengths and goals; and

   o other similar matters.

These statements are based on certain assumptions and analyses made by us and our general partner in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control, including, but not limited to:

   o changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

   o the quality of the equipment we acquire and lease;

   o the continuing strength of the equipment manufacturers;

   o the timing of equipment purchases and our ability to forecast technological advances;

   o technological and economic obsolescence;

   o defaults by lessees or borrowers; and

   o increases in our expenses, including labor, tax and insurance expenses.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. You are urged not to place undue reliance on these forward-looking statements because actual results may differ materially from those anticipated by us and our general partner. For a more complete discussion of the risks and uncertainties to which we are subject, see "Risk Factors."

                      INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives. Our principal objectives are to invest in a diversified portfolio of equipment for lease to end users, or to acquire equipment subject to existing leases, or on a limited basis to finance the purchase of equipment by end users, in order to:

   o preserve, protect and return your invested capital;

   o generate regular cash distributions to you during the period ending five years after the offering period for this offering terminates (the "reinvestment period");

   o reinvest revenues in purchases of additional equipment during the reinvestment period, after paying our expenses, establishing appropriate reserves and making specified distributions to you; and

   o provide additional cash distributions to you after the end of the reinvestment period and until all of our equipment has been sold.

We sometimes refer to the process of marketing, selecting and acquiring equipment for lease to end users, equipment already subject to leases or funding loans secured by equipment as the "origination" of the investment. We have not identified or originated any investments as of the date of this prospectus.

We intend to structure each of our equipment investments at a price that we determine will provide a present value return to us, including the estimated residual value of the equipment in the case of an operating lease, which may or may not be fully realized by us as discussed below under "- Leasing Strategies -- Residual realization -- maximizing returns at the end of a lease" that will achieve our investment objectives as described above including the return of our invested capital and an appropriate return on our investment. In doing so, we will take into account our operating expenses, including the costs of leverage (see "Risk Factors -- Using "leverage" to build our portfolio subjects us to the risk that our revenues may not be sufficient to cover our operating costs plus debt service and, consequently, may result in losses"). However, there is no assurance that we will be successful in doing so. See the "Risk Factors" section of this prospectus.

We will make distributions only if we have cash available after paying our obligations, including paying administrative expenses, fees and debt service and making allowance for necessary reserves. We expect to begin distributions following the end of the quarter in which we obtain the minimum offering amount. We also expect that, during the early years of our operations, our distributions will be substantially tax-deferred. However, we cannot assure you that we will be able to make any specific level of distributions, or as to the timing of those distributions, nor can we assure you that we will attain any of our other objectives.

EQUIPMENT FOR LEASE TO END USERS. We will purchase equipment for lease to end users. We will enter into operating leases, which are leases under which the rent we receive, on a net present value basis, will be in an amount that, when taken together with the amount we estimate we will receive from selling or re-leasing the equipment, or from extension payment, after the end of the initial lease term, which we call the "residual," will be sufficient to return our invested capital plus an appropriate return. We will also enter into full payout leases, which are leases in which the rent over the term of the lease will return our invested capital plus an appropriate return without consideration of the residual, and where the lessee may acquire the equipment at the end of the lease term for a nominal amount. We expect that approximately 60% of our leases will be full payout leases and 40% will be operating leases. However, we are not limited as to type of leases we may enter into and, as a result, either operating leases or full payout leases possibly could constitute most of our portfolio. Also, we may use up to 20% of our total funds available for investment at any given time to finance the end user's purchase of the equipment by providing a secured loan. A secured loan allows the end user to purchase the equipment and pay the purchase price over a period of time with the equipment serving as collateral for the repayment of the loan. We provide secured loans only as an accommodation to certain end users who, for various reasons, prefer to acquire legal title as the owner of the equipment instead of leasing the equipment. In these situations we attempt to structure the secured loans so that, in an economic sense, there is no difference to us between the secured loan and a full payout lease. For example, all of our customers who receive secured loans from us must meet the same underwriting criteria as our customers which lease equipment from us. Before funding any secured loan, we will review the equipment that the end user proposes to purchase to ensure that we agree with the end user that the equipment has a fair market value equal to or greater than the proposed principal amount of the secured loan requested from us by the end user to acquire that equipment. Also, if our general partner, in its discretion, deems it advisable based on the above, we will either reject the secured loan, reduce the principal amount of the secured loan, or require the end user to provide us additional collateral for the loan such as a guarantee, a pledge of the end user's receivables, etc. We expect that the cost per unit of the equipment we purchase for lease will range from $20,000 to $2 million, and that the average per unit cost will be between $50,000 and $100,000. Due to this average per unit cost, we anticipate spreading the risk of lessee default over a large number of different end users.

EQUIPMENT ALREADY SUBJECT TO LEASE. We also may acquire portfolios of equipment subject to existing leases from third-parties. We anticipate that at the end of this offering, acquired equipment subject to existing leases probably will not exceed 40% of our investments. While the per unit cost range and average per unit cost for the equipment will depend on the portfolios we may identify for acquisition, we anticipate that these costs may be less, and possibly materially less, than the cost of equipment for leases we originate.

TYPES OF EQUIPMENT. We expect that we will focus on equipment to lease that is essential for businesses to conduct their operations so end users will be highly motivated to make the required monthly payments in order to keep the equipment in place. We will particularly focus on equipment in the following areas:

   o general office equipment, such as office machinery, furniture, telephone systems and computer systems;

   o medical and dental practice equipment for diagnostic and treatment use;

   o energy and climate control systems; and

   o industrial equipment, including manufacturing, material handling and electronic diagnostic systems.

We are not limited in the amount we may invest in any particular equipment category. The amount we invest in any one category will depend on the entities to which we lease equipment and their equipment needs, neither of which we can predict as of the date of this prospectus. We anticipate that we will lease a wide variety of equipment to a wide variety of end users who will be engaged in a wide variety of industries and be located in a wide variety of geographic locations. Within these categories, the equipment we lease will generally meet the following criteria:

   o standard production designs, rather than designs conforming to customer specifications;

   o stable secondary market pricing history;

   o not subject to rapid obsolescence due to technology changes; and

   o principally new equipment we purchase from manufacturers or vendors, although we may also purchase used or reconditioned equipment if the equipment is then owned by the entity which will be the lessee or if a particular lessee specifically wants to lease used equipment.

Equipment we purchase from third-parties subject to existing leases will typically already be in use by the lessee at the time we acquire the equipment.

MARKET. Equipment leasing is a commercial financing product that provides businesses with an alternative source of cash to acquire equipment that is essential to their operations. Reasons for choosing leasing over other financing options include:

   o the preservation of working capital;

   o increased cash flow;

   o tax benefits; and

   o the opportunity and flexibility to protect against technical obsolescence.

According to the Equipment Leasing Association's website on August 11, 2004, see the address below, 80% of all U.S. businesses lease all or some of their equipment. The following figures from the Equipment Leasing Association represent the total amount of business investment in computers and equipment and the amount of that total that is leased.


                                                                           BUSINESS INVESTMENT      EQUIPMENT        PERCENTAGE OF
                                                                               IN EQUIPMENT       LEASING VOLUME   LEASED EQUIPMENT
YEAR                                                                            (BILLIONS)          (BILLIONS)         (PERCENT)

1999                                                                               738                 234                32%
2000                                                                               796                 247                31%
2001                                                                               697                 216                31%
2002                                                                               645                 206                31%
2003                                                                               668                 208                31%
2004*                                                                              709                 218                31%

---------------
* Estimates
Source: Equipment Leasing Association's 2003 State of the Industry Report, updated as of August 11, 2004 on its website: www.elaonline.com/industryData/ overview.cfm.

We group domestic lease providers into the four major categories set forth below.

   o Banks -- companies that are either majority owned by, or affiliated with, a bank.

   o Industrial -- companies that are majority owned by an industrial or non-financial services parent.

   o Independent -- public or privately owned and operated finance companies that offer leases directly to businesses and are not affiliated with any particular manufacturer or dealer.

   o Captive -- companies that are primarily engaged in supporting the financing or leasing of a parent company's products.

Our general partner will seek to provide our lease financing to the small to mid-size business market, generally businesses with 500 or fewer employees, $1 billion or less in total assets or $100 million or less in total annual sales. Our general partner believes that this market niche is one whose equipment financing needs are not met in an organized fashion by traditional banks, commercial lenders or other financial services companies. Our general partner believes that many of these lenders are hindered in dealing with this market because:

   o Their overhead costs, regulatory structure, marketing efforts, operating systems or size make originating and processing relatively small transactions impractical.

   o Credit decisions using the standard financial analysis techniques employed by these lenders are impractical, if not unworkable. Few small to mid-sized private businesses have audited or standardized financial statements; and few traditional lenders have developed commercial credit scoring systems or risk rating tools that deal with the behavioral predictors and credit capacity evaluation necessary for informed lending to small and mid-size private businesses.

   o Traditional commercial lenders often lack expertise for collateral evaluations on small and mid-size private business assets.

As a result, our general partner believes that this market is only sporadically served by local, regional and national providers, each confined to its own niche, product or locale.

LEASING STRATEGIES. We believe the key factors in establishing and maintaining our lease portfolio are as follows:

   o ORIGINATION -- LEASING AT THE RIGHT RATE AND COST. Our general partner's strategy for generating our lease originations will involve marketing to direct sales organizations which will offer our leases as part of their equipment marketing package. By developing and maintaining these programs, our general partner will be able to use the sales forces of these organizations, and those of their distributors, dealers and resellers, to market our leasing products and services to the highly dispersed population of small to mid-sized businesses. Our general partner anticipates that these programs will allow us to provide equipment financing to businesses without the need for our general partner to maintain a large field sales force and thus provide us with cost-efficient marketing.

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
o UNDERWRITING -- OBTAINING THE RIGHT KIND OF BUSINESS. Our general partner has developed credit evaluation systems designed to address the inability of most small to mid-sized businesses to provide audited or standardized financial statements. Key elements of our general partner's systems include:

     o automatic extraction of credit information from online data bases;

     o credit scoring for smaller transactions; and

     o credit analyst review only of larger transactions and transactions where credit scoring does not provide a clear acceptance or rejection.

     Our general partner's credit scoring systems, which were developed for it in part by Dun & Bradstreet, operate by assigning point values to various factors such as business longevity, type of business, payment history, bank account balances, lawsuits, judgments, liens and credit ratings. The system weighs these point values based on their correlation to default predictiveness, and then adds them to arrive at a credit score for the applicant. The system either grants or declines approval, or refers the application to a credit analyst, based on thresholds established from statistical correlations between scores and payment performance using industry and other data. Our general partner expects to make approximately 70% of our credit decisions, measured by number of applications, through credit scoring. We will underwrite transactions of more than $50,000 using traditional financial analysis.

o RESIDUAL REALIZATION - MAXIMIZING RETURNS AT THE END OF A LEASE. Our general partner does not generally take aggressive residual positions, and the equipment types that we target generally will not warrant a large residual position. Thus, based on the past experience of its senior management team, our general partner believes that both the number of our leases and their estimated residual values which might entail aggressive residual positions will not be material based on our total equipment investments. We plan to realize residual income on our operating leases using the following four methods:

     o Automatic billing extension -- Our lease documentation will require the lessee to provide 60 days notice before lease termination in order to arrange for disposition of the equipment. If the lessee does not provide this notice, we will bill rent on a month to month basis.

     o Re-leasing to lessee -- We anticipate that a significant amount of our equipment will be re-leased to the current lessee at the end of the initial lease term.

     o Sold in place to lessee -- We anticipate that we will sell the majority of our equipment in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.

     o Resale market -- We will sell equipment that is not sold in place to the lessee at the end of its lease, re-lease or automatic billing extension period either to the original vendor or to a variety of used equipment dealers.

     We believe successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning. Our general partner will make residual value assessments using information from a number of sources, including:

     o secondary market publications;

     o interviews with manufacturers and used equipment dealers;

     o auction sales guides;

     o historical sales data;

     o industry organizations;

     o valuation companies; and

     o the prior experience of our general partner's management as to propensity to re-lease or be sold in place.

     Based on their analysis of this information, our general partner's management will establish a residual value for the end of each lease term for each type of equipment. As a result, the residual value will equal the depreciated book value at the end of a lease term. There is no guaranty that we will be able to re-lease or sell any particular piece of equipment at the end of its lease term. Thus, we may not realize the estimated residual value on each piece of equipment.

o COLLECTIONS -- ASSURING PORTFOLIO PERFORMANCE. Our general partner's collection department will be supported by an automated collection tracking system that accesses all account-related information stored on its main computers. The tracking system will prioritize and queue delinquent accounts by age and dollar amount. The system will permit collectors to record all correspondence and discussions with lessees and borrowers. The system will also generate management reports which will allow our general partner to assess the quality and quantity of collections by individual service representatives, supervisory units and the collection department as a whole. Our general partner's collections policy is designed to identify payment problems early enough to permit it to address delinquencies quickly and, when necessary, to act to preserve our interest in the equipment.

o SYSTEMS AUTOMATION -- CONTROLLING COSTS AND PROVIDING ENHANCED SERVICE WITH AUTOMATED SOLUTIONS. Our general partner will use five functionally integrated systems that will provide fully automated, low cost processing of our leases:

     o A management system that allows our general partner to establish leasing program relationships with direct sales organizations without having to develop new software for each new program developed.

     o An application management system that our general partner has designed to process high volumes of lease applications.

     o A credit scoring model that automates the task of evaluating high volumes of lease applications.

     o A contract management system that provides our general partner with a stable, fully automated array of portfolio management tools, including electronic invoice generation, payment posting technologies and extensive collections and customer service screens, enabling efficient portfolio servicing.

     o An accounting and financial management system that will provide accurate and efficient financial and investor reporting.

o LEASE PROVISIONS. The terms and provisions of each lease will vary depending on a number of factors, including:

     o the type and intended use of the equipment;

     o the business, operations and financial condition of the lessee;

     o any regulatory considerations; and

     o the tax consequences and accounting treatment of the lease transaction.

     Certain terms and provisions, however, generally will be included in all of our leases. For example, we anticipate that each lease will hold the lessee responsible for:

     o paying rent without deduction or offset of any kind;

     o bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

     o paying sales, use or similar taxes relating to the lease or other use of the equipment;

     o paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

     o indemnifying us against any liability resulting from any act or omission of the lessee or its agents;

     o maintaining the equipment in good working order and condition during the term of the lease;

     o notifying us and obtaining our approval for moving the equipment; and

     o not assigning or subleasing the equipment without our prior written consent.

       Our leases will usually have terms ranging from 12 to 84 months. We anticipate that the average lease term over our aggregate lease portfolio will be 48 months. We also anticipate that most of our leases will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease if the lessee pays enough compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

o PORTFOLIO ACQUISITION STRATEGIES. We may purchase portfolios of equipment subject to existing leases. We anticipate that the principal sources for these portfolios will be:

     o small company lessors;

     o international leasing institutions; and

     o regional and national commercial banks and captive finance companies of large manufacturers.

     In evaluating a portfolio acquisition, we expect to consider the following factors:

     o the business objectives of the seller in selling the portfolio;

     o the amount of the equipment and the number of leases in the portfolio;

     o how the leases were originated, whether directly with the end-user or through vendors or brokers;

     o the portfolio characteristics, including geographic and lessee concentrations, equipment cost range, types of leases and the original and remaining terms of the leases;

     o the seller's credit decision process;

     o the seller's lease documentation and any material variations from industry practices;

     o seller's servicing policies; and

     o portfolio aging, performance and default history, including the default history of other portfolios sold by the seller.

     We will also consider other elements such as:

     o who the seller is and its overall industry reputation;

     o the performance of other portfolios we may have acquired from the seller;

     o the effect of the acquisition on our own portfolio; and

     o credit enhancements available from the seller, such as guarantees or additional security.

     Based on the number of transactions and the portfolio characteristics, we will credit score a sampling of the lessees in the portfolio as well as the lessees having the largest positions in the portfolio. If we then decide to pursue the portfolio acquisition, we will do a credit analysis of the entire portfolio, or a larger sampling, through credit scoring, financial analysis or other appropriate procedures. The results of our analysis will be presented to our general partner's investment committee which will decide which portfolios, if any, we will make an offer to acquire and the terms of our offer.

     In acquiring portfolios of equipment subject to existing leases, we will seek portfolios that will be consistent with the types of credit, industries and equipment we will focus on in our direct equipment leasing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment and the related leases in a portfolio offered to us will not conform to these criteria. We will consider a portfolio for acquisition only when:

     o at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria; or

     o our general partner believes that the lessees are creditworthy.

     Once we acquire a portfolio of equipment subject to existing leases, it will become part of our overall assets and subject to our general partner's normal administrative processes and procedures.

o TRANSACTION APPROVAL POLICIES. Our general partner's board of directors has an investment committee which will set, and may from time to time revise, standards and procedures for the review and approval of equipment acquisitions and leases of that equipment. The investment committee will:

     o supervise and approve significant individual transactions or portfolio purchases;

     o supervise and approve transactions that vary from standard credit criteria and policies; and

     o resolve conflicts, if any, that may arise in the allocation of investments between us and our general partner or among us and other programs managed by our general partner or its affiliates as described in the "Conflicts of Interest and Fiduciary Responsibilities -- Conflicts of Interest -- Our general partner and its affiliates will engage in activities that compete with us" section of this prospectus.

     The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. DeMent, Herman, and English and Ms. Hughes.

BORROWING. We expect to augment the proceeds of this offering with borrowings, including financings through securitizations as described below, in order to finance a significant portion of the cost of the equipment we acquire. We are not limited in the amount of debt, including financings through securitizations of our equipment, we may incur. We anticipate that our financings, as a percent of our aggregate portfolio of equipment, on full investment and assuming we sell the maximum number of units in this offering, will be approximately 67%. Our ability to obtain financing will, however, depend on our general partner's assessment of whether funds are available at rates and on terms that are economically advantageous to us. As a result, the amount of our financings may vary significantly from our expectations. We have not obtained any commitments, or entered into any arrangements for financing from any potential lenders, as of the date of this prospectus.

We will seek to establish a "warehouse" credit facility to provide short-term funding for our investments. This short-term financing will be provided by a bank and secured by our receivables. Generally, we plan to repay warehouse borrowings from the proceeds of various third-party commercial paper, or CP, conduit securitization financing facilities we will seek to obtain. We anticipate that we will service all of the leases or secured loans we securitize, for which we will receive a fee. In this regard, we may securitize our secured loans in the same manner as our leases as described below.

In a CP conduit transaction, we sell to a special purpose entity only that amount of lease receivables and interests in the related equipment and leases that is needed to accomplish the particular borrowing or financing we are seeking. Typically, the special purpose entity will be our wholly-owned subsidiary, and the assets we sell to it will be managed by us through our general partner. Thus, our general partner will receive the same fees with respect to those assets that it would receive with respect to any other assets of ours that may be subject to a loan from a bank. See the "Management Compensation" section of this prospectus. We will use a special purpose entity in the CP conduit securitization so that the assets backing the securitization will be "bankruptcy remote" from us. This means that in the event of our bankruptcy

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
our creditors, other than holders of our securitization notes, cannot use the securitized assets as a source of payment of amounts owed to them until the securitization notes have been paid. The special purpose entity, in turn, securitizes the lease receivables by pledging its interest in them and in the related equipment and leases to another entity, known as a CP conduit, that is owned by an unrelated third-party. The CP conduit funds the securitization by issuing commercial paper secured by the assets pledged to it and payable from the pledged lease receivables, which generally is short-term financing.

When one of our CP conduit facilities reaches its capacity, we will seek either to obtain additional CP conduit facilities or to reduce the amount outstanding under our existing facilities by a refinancing through a term note securitization. We also may enter into a term note securitization if longer term financing is desired. In a term note securitization, the pledge of the equipment, equipment leases and lease receivables will be released by the CP conduit and the assets will be repledged by us to a trust that issues term notes to unaffiliated third-party investors which are paid from the lease receivables and secured by the related leases and equipment. Thus, CP conduit securitizations and term note securitizations are alternatives, which never exist simultaneously on the same assets. Again, since term note securitizations are financings, we will have the same control over the pledged assets that we would have had if, instead, we had obtained a bank loan.

We intend to structure our securitization transactions as financings, and will account for them as financings. This means that our balance sheet will carry the securitizations as our debt, and our operating statements will recognize interest expense on that debt. Also, our general partner will not receive a fee when commercial paper or term notes are issued based on the amount of those securitization financings.

In each securitization transaction, we will receive cash equal to a substantial percentage of the aggregate present value of the adjusted future cash flows from the securitized leases. In addition, we will retain an undivided interest in the remaining future cash flow from the securitized leases after all obligations to securitization lenders have been paid, including equipment residual values. In the experience of our general partner's management, we will typically retain approximately 10% to 12% of the present value of the aggregate future cash flows from the securitized leases in CP conduit securitizations and approximately 6% of the present value of the aggregate future cash flows from the securitized leases in term note securitizations.

Over the life of a securitized lease pool, we will be entitled to receive the excess cash flow attributable to our retained interest. The excess cash flow will equal the amount by which lease payments and collections on equipment residuals received, net of defaults, exceeds the sum of:

   o servicing, backup servicing, trustee, custodial and insurance and credit enhancement fees, if any, and other securitization and sale expenses; and

   o amounts of principal, interest or other payments due to the noteholders or other providers of securitization financing.

As a result, our retained interest in our securitized leases, including equipment residual values, if any, will be effectively subordinated. Consequently, to the extent of our retained interest, we will bear the credit losses incurred on the securitized portfolio. Relatively small fluctuations between estimated and actual chargeoff rates could be material in relation to our retained interest and could have an adverse effect on our ability to realize our recorded basis in the retained interest.

ORIGINATION & SERVICING AGREEMENT. After we receive our minimum offering amount and begin operations we will enter into an Origination & Servicing Agreement with our general partner and LEAF Funding, Inc., one of our affiliates. Under this agreement, LEAF Funding will acquire all of our equipment from third-parties and originate all of our secured loans and equipment leases with third-parties, including equipment directly leased to end users and equipment already subject to leases. This agreement also provides that our general partner will service our equipment leases and secured loans, including but not limited to, underwriting, receivables management, re-leasing or selling equipment after the termination of a lease and marketing. Their compensation for providing these services will be from the fees and reimbursements described in the "Management Compensation" section of this prospectus. The form of Origination & Servicing Agreement is included as an exhibit to the registration statement of which this prospectus is a part. See the "Where You Can Find More Information" section of this prospectus.

GENERAL RESTRICTIONS. We will not:

   o issue any units after this offering terminates or issue units in exchange for property;

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
   o make loans to, or, except as set forth in this prospectus, receive loans from, our general partner or its affiliates;

   o invest in or underwrite the securities of other partnership programs;

   o operate in a manner that would cause us to be classified as an "investment company" for purposes of the Investment Company Act of 1940;

   o grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets;

   o except as described in this prospectus, permit our general partner or any of its affiliates to receive a fee or commission in connection with the reinvestment of our cash;

o purchase or lease any equipment from, or sell or lease equipment to, our general partner or its affiliates or any investment program in which they have an interest, except as set forth in " - Origination & Servicing Agreement," above, and the "Summary of Our Partnership Agreement - Certain Restrictions" and "Conflicts of Interest and Fiduciary Responsibilities - Conflicts of Interest - We may enter into joint ventures with affiliated programs" sections of this prospectus; or

   o grant our general partner or any of its affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them which would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES. You and our other limited partners will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our general partner. However, our general partner cannot make any material changes in our investment objectives and policies without the consent of limited partners owning a majority of the total outstanding units entitled to vote. Any material change proposed by our general partner, or any non-material change made by our general partner, will be subject to our general partner's duty to act in our best interests. In proposing a material change, our general partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make distributions.

                        INCOME, LOSSES AND DISTRIBUTIONS

Our taxable income, taxable loss and cash distributions will be allocated 99% to investors and 1% to our general partner.

ALLOCATIONS OF NET INCOME, NET LOSS AND DISTRIBUTIONS AMONG INVESTORS. For any fiscal period, we will apportion net income, net loss and cash distributions among you and our other investors, including our general partner and its affiliates to the extent they purchase units, in the ratio that the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to the amount obtained by totaling the number of units outstanding on each day during that period.

We will not make distributions in kind, that is, of our non-cash assets, except on our liquidation, and then only to a liquidating trust.

TIMING OF DISTRIBUTIONS. Generally, we will make cash distributions on a monthly basis, beginning the month after the quarter in which we sell the minimum number of units.

FEDERAL INCOME TAX DEFERRAL. We anticipate that income taxes on a portion of our distributions will be deferred by depreciation deductions available from the portion of our equipment leased to third-party end users under our operating leases (but not our full payout leases or our secured loans). To the extent our net income is reduced by depreciation deductions, our distributions to you and our other limited partners will be considered a return of capital for tax purposes and income tax will be deferred until subsequent years. Until you receive total distributions equal to your original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital.

REINVESTMENT OF OUR REVENUES IN ADDITIONAL INVESTMENTS. We have the right to invest revenues during the period beginning with the initial closing date and ending five years after this offering terminates. Before we can reinvest our revenues, however, we must, at a minimum, distribute to you and our other investors an amount which satisfies both of the following requirements:

o the amount distributed includes an amount of net proceeds from sales and refinancings of our equipment investments sufficient for you and our other investors to pay your federal, state and local income taxes, if any, resulting from those sales, based on our assumption that you and our other investors are in a 30% tax bracket; and

o for each month after the end of the offering period for this offering and until the end of the reinvestment period, the amount distributed equals a cumulative, noncompounded (except when calculating "payout" for the subordinated remarketing fee discussed in the "Management Compensation" section of this prospectus), annual rate of return of 8% on your adjusted capital contribution (the "8% return").

Under our partnership agreement, your capital contribution is the purchase price you paid for your units. Thus, initially your 8% return is determined by multiplying your capital contribution by 8%. Thereafter, your 8% return is determined by multiplying your "adjusted" capital contribution by 8%. Your "adjusted capital contribution" is your original capital contribution, reduced, but not below zero, from time to time by the following distributions made to you, but only to the extent the distributions exceed your 8% return on a cumulative basis at the time they are made:

   o monthly distributions of distributable cash during the reinvestment period;

   o if you invested before we reached our minimum offering proceeds, interest distributed to you which was earned while your subscription funds were held in an escrow account;

   o any portion of your capital contribution returned to you because we did not invest all of the net offering proceeds; and

   o liquidating distributions.

In addition, your capital contribution will be reduced, but not below zero and without regard to your 8% return, by payments made to you, if any, in redemption of a portion or all of your units. Thus, your 8% return is calculated on a decreasing base of your capital contribution. For example, on a $100 investment, a $10 distribution in year one would result in a $2.00 reduction in your capital contribution, leaving a $98 adjusted capital contribution on which the 8% return would be calculated in year two. The $2.00 reduction consists of $2.00 in distributions in excess of the $8.00 that was required to satisfy the 8% return in year one.

RETURN OF UNUSED CAPITAL. We will distribute to you and our other investors, without interest, any net offering proceeds we do not commit to investment within 24 months after the beginning of this offering or that are not required as reserves. "Net offering proceeds" means the gross proceeds from our sale of units, less dealer-manager fees, sales commissions, and the organization and offering expense allowance which includes the bona fide accountable due diligence reimbursements. Funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts. We must complete investments under those agreements within a further period of 12 months or return the uninvested funds to you and our other investors, except that investments using funds from Ohio investors must be completed within a three month period or those funds must be returned.

CASH FROM RESERVE ACCOUNT. Our partnership agreement requires us initially to establish a cash reserve for general working capital purposes of not less than 1% of the offering proceeds. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues. We may distribute to you and our other limited partners any cash reserves that our general partner determines are no longer required for our operations. However, our general partner intends to make distributions only out of cash from operations and cash from sales or refinancings, and not out of capital reserves or offering proceeds held pending investment.

ELECTION TO REINVEST YOUR DISTRIBUTIONS FROM US DURING THE OFFERING PERIOD. You may elect to have your distributions reinvested in additional units during the offering period. We will invest distributions not later than 30 days from the distribution date, to the extent that units are available for purchase. Any units that you choose to purchase with distributions will be purchased:

   o at the public offering price; and

   o on the same terms, including payment of the dealer-manager fee, sales commissions, and the organization and offering expense allowance which includes the bona fide accountable due diligence reimbursements, as your original units.


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
You may choose to reinvest your distributions at any time during the offering period by making the appropriate election on the subscription agreement, Appendix C to this prospectus. If you wish to change your election from that chosen on a previously submitted subscription agreement, you may submit an amended subscription agreement.

Notice to Ohio residents: Ohio investors may not elect to have their distributions reinvested in additional units.

                        FEDERAL INCOME TAX CONSIDERATIONS

SUMMARY OF COUNSEL'S TAX OPINION LETTER. We have obtained a tax opinion letter from Kunzman & Bollinger, Inc., our special counsel for this offering, concerning all of the material federal income tax considerations of purchasing, holding and disposing of our units that may be relevant to a "typical limited partner." We consider a typical limited partner to be a natural person who is a citizen of the United States and purchases units in this offering. This section of this prospectus is a summary of our counsel's tax opinion letter. However, the tax consequences of investing in us may not be the same for all investors. In addition, our counsel's tax opinion letter does not address all aspects of taxation that may be relevant to particular limited partners, such as tax-exempt entities, corporations, trusts, partnerships, or foreign persons who may be subject to special treatment under federal income tax laws. You are encouraged to read the tax opinion letter, which has been filed as Exhibit 8.1 to the registration statement of which this prospectus is a part. See the "Where You Can Find More Information" section of this prospectus. There are no limitations on the disclosure by us or you to anyone else of the puported or claimed federal income tax treatment of us or an investment in us or of any fact that may be relevant to understanding the purported or claimed federal income tax treatment of us or an investment in us.

With regard to the tax consequences to you of an investment in us, your use of our counsel's tax opinion letter is subject to the limitations of the Internal Revenue Code (the "Code") and proposed Treasury Regulations set forth below.

      o With respect to any material federal tax issue on which our counsel has issued a "more likely than not" or more favorable opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section ss.6662(d) of the Code.

      o Our counsel has not issued a "more likely than not" or more favorable opinion with respect to several material federal tax issues discussed below. Thus, with respect to those material federal tax issues, our counsel's tax opinion letter was not written, and cannot be used by you, for the purpose of avoiding penalties relating to any substantial understatement of income tax under ss.6662(d) of the Code.

      o Because we have entered into a compensation arrangement with our counsel to provide certain legal services to us, including its tax opinion letter, our counsel's tax opinion letter was not written and cannot be used by you, for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under ss.6662A of the Code.

THE LIMITATIONS SET FORTH ABOVE ON YOUR USE OF OUR COUNSEL'S TAX OPINION LETTER APPLY ONLY FOR FEDERAL TAX PURPOSES. THEY DO NOT APPLY TO YOUR RIGHT TO RELY ON OUR COUNSEL'S TAX OPINION LETTER AND THE DISCUSSION IN THIS "FEDERAL INCOME TAX CONSIDERATIONS" SECTION OF THE PROSPECTUS UNDER THE FEDERAL SECURITIES LAWS.

We urge you to seek advice from your own tax advisor(s) with respect to the material federal tax issues of an investment in us based on your individual circumstances.

This summary and our counsel's tax opinion letter are based in part on current provisions of the Code, existing, temporary and proposed Treasury Regulations, the legislative history of the Code, existing IRS administrative rulings and practices, and judicial decisions. Future changes in existing law, which may take effect retroactively, may cause the actual tax consequences of an investment in us to vary substantially from those discussed in this summary and could render our counsel's tax opinions inapplicable. Our counsel's tax opinions also are based in part on statements made in this prospectus by us and our general partner concerning us and our proposed activities, including forward-looking statements. See the "Forward-Looking Statements and Associated Risks" section of this prospectus. In addition, our general partner has made certain representations to our tax counsel relating to us and our proposed activities. Any material inaccuracy in this prospectus or our general partner's representations may render our counsel's tax opinions inapplicable.

In giving its opinions, our counsel has assumed that any amount borrowed by a limited partner to purchase our units will not be borrowed from a person who has an interest in us, other than as a creditor, or from a related person to a person, other than the limited partner, who has such an interest in us, and the limited partner will be severally, primarily, and personally liable for the borrowed amount. Our counsel has further assumed that no limited partner will be protected from loss for amounts contributed to us through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

Our counsel believes that its tax opinion letter addresses all material federal tax issues associated with an investment in us by a typical limited partner. Our tax counsel considers material any federal tax issue for which the IRS has a reasonable basis for a successful challenge and the resolution of which:

      o could have a significant impact, whether beneficial or adverse and under any reasonably foreseeable circumstance, on the federal tax treatment of your allocable share of any item of our income, gain, loss, deduction or credit; the existence or absence of a taxable transfer of our property; or the value of our property;

      o could shelter from federal income taxes a significant portion of your income from sources other than us by providing you with deductions in excess of your share of our income in any year; or

      o could reasonably affect the potential applicability of tax penalties against you.

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

Also, in ascertaining that all material federal income tax issues have been considered, evaluating the merits of those issues and evaluating whether the federal tax treatment set forth in its opinions is the proper tax treatment, our counsel has not taken into account the possibility that a tax return will not be audited, that an issue will not be raised on audit, or that an issue will be settled.

Although our counsel's tax opinions express what it believes a court would probably conclude if presented with those issues, its opinions are only predictions, and are not guarantees, of the outcome of the particular tax issues being addressed. The IRS could challenge our counsel's tax opinions and interpretations and the challenge could be sustained in the courts and cause adverse tax consequences to you and our other limited partners. Taxpayers bear the burden of proof to support claimed deductions, and opinions of counsel are not binding on the IRS or the courts.

Subject to the foregoing, our tax counsel has given the following opinions:

      o We will be classified as a partnership for federal income tax purposes, and not as a corporation.

      o Based in part on our general partner's representation that, as required under Section 13.2(c) of our partnership agreement, it will not permit the assignment of any interest in a unit unless the assignment is within one or more of the secondary market "safe-harbor" provisions of Treas. Reg. ss.1.7704-1, we will not be treated as a publicly traded partnership under the Code.

      o Generally, the passive activity rules under ss.469 of the Code will apply to your investment in us. Thus, your share of our net income or net loss in any of our taxable years generally will be characterized as passive activity income or loss. However, your share of our income or gain attributable to investments of our working capital and reserves generally will be characterized as portfolio income, which may not be offset by passive activity losses. Due to the inherently factual nature of the determination, our counsel is unable to express an opinion as to whether your share of our income and expenses (including interest) allocable to our secured loans should properly be characterized as passive or as portfolio, or whether a portion of our gross income related to our secured loans will be treated as not from a passive activity.

      o As a limited partner, your initial tax basis in your units will be the purchase price of your units.

      o As a limited partner, your initial "at risk" amount in us will be the purchase price of your units.

      o Assuming the effect of the allocations of income, gain, loss and deduction, or items thereof, set forth in our partnership agreement is substantial in light of your tax attributes that are unrelated to us, the allocations will have "substantial economic effect" and will govern your share of those items to the extent the allocations do not cause or increase deficit balances in your capital account.

      o We will possess the requisite profit motive under the Code, and the anti-abuse rule in Treas. Reg. ss.1.701-2 and potentially relevant judicial doctrines will not have a material adverse effect on the tax consequences of an investment in us by a typical limited partner as described in our counsel's tax opinions. These opinions are based in part on the abilities and experience of our general partner's management (see the "Management" section of this prospectus) and our general partner's representations, including that we intend to conduct our business as described in this prospectus, and in particular in the "Investment Objectives and Strategies" section of this prospectus, on a profitable basis, apart from tax benefits, which is supported by Appendix B to this prospectus.

      o Our federal income tax benefits, in the aggregate, which are a significant feature of an investment in us by a typical original limited partner will be realized as contemplated by this prospectus. This opinion is based in part on our tax counsel's conclusion that substantially more than half of our material federal income tax benefits, in terms of their financial impact on a typical limited partner, will be realized if challenged by the IRS.

Our counsel's tax opinions are limited to those set forth above. The following is a summary discussion of the material federal income tax consequences of an investment in us.

CLASSIFICATION AS A PARTNERSHIP. Because we were formed as a limited partnership, under current Treasury Regulations we will automatically be treated as a partnership for federal income tax purposes unless we elect to be taxed as a corporation, which our general partner has represented we will not do, or we are deemed to be a publicly traded partnership. A publicly traded partnership is a partnership whose interests are traded on an established securities market or that are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the publicly traded partnership derives less than 90% of its gross income from certain passive sources such as interest and dividends, rents from real property and gains from the sale of real property, the publicly traded partnership will be taxed as a corporation. Since we will derive less than 90% of our gross income from those sources of income, our units must not be "publicly traded" as defined by the Code or we will be taxed as a corporation.

In this regard, we do not intend to list our units for trading in any securities market, exchange, or interdealer quotation system. Therefore, we will be a publicly traded partnership only if our units become readily tradable on a secondary securities market or on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we may provide information to you and our other limited partners regarding any other limited partner's desire to buy or sell units, or occasionally arrange transfers between our limited partners.

In addition, there are "safe harbors" under Treas. Reg. ss.1.7704-1 whereby certain transfers are not counted as trading on a secondary market or the substantial equivalent of a secondary market. These include the following:

      o PRIVATE TRANSFERS. Private transfers are disregarded in determining whether our units are publicly-traded. Private transfers include, but are not limited to the following:

            o     transfers at death;

            o     transfers between family members; and

            o     transfers from qualified retirement plans and IRA's.

      o QUALIFIED MATCHING SERVICES. Transfers of our units made through a qualified matching service are not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

            o It consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers.

            o Deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests.

            o Sellers cannot enter into a binding agreement to sell their interests until at least 15 days after information regarding their offer is made available to potential buyers.

            o The closing of the sale does not occur until at least 45 days after information regarding the offer is made available to potential buyers.

            o The matching service displays only quotes that express interest in trading without a price, or non-firm price quotes, and does not display quotes at which any person is committed to buy or sell at the quoted price.

            o The seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days.

            o The total percentage interests in the partnership's capital or profits transferred during the tax year, other than through private transfers, does not exceed 10% of the total interests in the partnership's capital or profits.

            We and our affiliates will not sponsor or operate (either formally or informally) a qualified matching service for our units. See the "Summary of the Offering - Risk Factors" section of this prospectus.

      o LACK OF ACTUAL TRADING. In addition, we will not be treated as a publicly traded partnership under the regulations if the total of all of our units transferred during any taxable year, other than private transfers and transfers through a qualified matching service, as described above, do not represent more than 2% of the total interests in our capital or profits in that taxable year.

Under the regulations, units redeemed by a partnership under a qualified redemption agreement also will not count against the 2% limitation. A redemption agreement will be a qualified redemption agreement if:

      o the redemption agreement provides that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

      o     either-

      o the redemption agreement requires that the redemption price not be established until at least 60 calendar days after receipt of that notice by the partnership; or

      o the redemption price is established not more than four times during the partnership's taxable year; and

      o the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than in private transfers) does not exceed 10% of the total interests in partnership capital or profits.

The redemption provisions in Section 13.5 of our partnership agreement, however, have not been structured to meet the requirements of a qualified redemption plan under Treas. Reg. ss.1.7704-1. Therefore, any units redeemed by us must be counted within the 2% limitation in our taxable year in which the redemption is made. In accordance with Section 13.2(c) of our partnership agreement, our general partner has represented that it will refuse to permit the transfer of any of our units in any taxable year that would exceed the 2% limitation, unless the assignment is a private transfer or is made pursuant to a qualified matching service as described above.

As noted previously, if we were a publicly traded partnership, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that our losses would not be passed through to you and our other partners and our income would be subject to corporate income tax. This would substantially and adversely affect your after-tax return on your investment in us. Furthermore, the IRS would treat a change in tax status from a partnership to a publicly traded partnership taxable as a corporation as an exchange that would give rise to tax liabilities for you and our other limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status, even though you and our other limited partners likely would not receive cash distributions from us to cover those tax liabilities.

FLOW THROUGH OF TAXABLE INCOME. We will not pay any federal income tax. Instead, you and our other limited partners will be required to report on your personal income tax returns your respective share of our income, gains, losses and deductions without regard to whether we make cash distributions to you. Consequently, we may allocate income to you even though we do not distribute any cash to you. You and each of our other limited partners will be required to take into account your share of our income, gain, loss and deduction for our taxable year ending with or within your taxable year, whether or not you receive any commensurate cash distributions from us.

TREATMENT OF DISTRIBUTIONS. Our cash distributions to you generally will not be taxable for federal income tax purposes. To the extent that they exceed the amount of your tax basis in your units immediately before the distribution, however, the excess distributions to you generally will be considered to be gain from the sale or exchange of your units, and will be taxable under the rules described in " - Sale or Other Disposition of Units," below. Also, any reduction in your share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to you. To the extent our distributions cause your "at risk" amount to be less than zero at the end of any taxable year, you will be required to recapture as income any losses deducted in previous years.

When we issue additional units to new limited partners, your percentage interest in us will decrease, which will result in a corresponding decrease in your share of our nonrecourse liabilities. A decrease in your share of our nonrecourse liabilities will be deemed to be a distribution of cash to you, which may be taxable as described above. Also, a non-pro rata distribution of money or property may result in ordinary income to you, regardless of your tax basis in your units, if the distribution reduces your share of our "unrealized receivables," including depreciation recapture, or substantially appreciated "inventory items." These terms are defined in Section 751 of the Code, and are known as "Section 751 assets." To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of:

      o     the non-pro rata portion of that distribution; over

      o your tax basis for the share of Section 751 assets deemed relinquished in the exchange.

BASIS OF UNITS LIMITATION ON DEDUCTIONS. The deduction by you of your share of our losses will be limited to your tax basis in your units. Your initial tax basis for your units will be the amount you paid for the units. Your basis in your units will be increased by:

      o     your share of our income;

      o     your share of our nonrecourse liabilities; and

      o     any increases of our nonrecourse liabilities.

Your basis in your units will be decreased, but not below zero, by:

      o     our distributions to you;

      o     your share of our losses;

      o     any decreases in your share of our nonrecourse liabilities; and

      o your share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Your basis in your units will not be increased or decreased by any debt of ours which is with recourse to our general partner. On the taxable disposition of a unit by you, any gain recognized by you may not be offset by losses suspended by the basis limitation. Also, you may not use any loss above the gain previously suspended by the at-risk or basis limitations.

"AT RISK" LIMITATION ON DEDUCTIONS. Your ability to deduct your share of our losses generally will be limited to the amount for which you are "at risk" with respect to our activities, if that is less than your tax basis in your units. In general, you will be at risk to the extent of the tax basis of your units, excluding any portion of that basis attributable to your share of our nonrecourse liabilities, reduced by any amount of money you borrowed to acquire or hold your units, if the lender of those borrowed funds owns an interest in us, is related to any partner in us other than you, or can look only to the units for repayment. Your at risk amount will increase or decrease as the tax basis of your units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in your share of our nonrecourse liabilities. Also, you are not at risk for amounts contributed to us if those amounts are protected from loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

You must recapture losses deducted by you in previous years to the extent that distributions cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Also, you may not use any loss above the gain previously suspended by the at risk or basis limitations.

PASSIVE ACTIVITY LOSS LIMITATION ON DEDUCTIONS. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Therefore, taxpayers generally will be required to segregate income and loss into three categories:

      o active trade or business income or loss, such as ordinary income from salary and other types of compensation for personal services;

      o     passive activity income or loss; and

      o     portfolio income or loss, which generally consists of:

            o interest, dividends and royalties, unless earned in the ordinary course of a trade or business; and

            o gain or loss not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.

The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations, including
S corporations.

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS, however, generally considers rental activities passive whether or not the taxpayer materially participates in the activity. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, you as a limited partner generally must treat your share of our income or losses as passive income or loss. You, however, may receive some portfolio income or loss from us. For example, interest earned on our funds before their investment in equipment would be portfolio income, and our interest income and expenses (including interest) which are allocable to our secured loans may be treated as portfolio income and expenses. On the other hand, if we are found to be in the trade or business of lending money, then the interest income and expenses (including interest) allocable to our secured loans might properly be treated as passive income and expenses rather than portfolio income and expenses. Finally, if, as a result of making the secured loans, we are deemed to be conducting an activity that is involved in the trade or business of lending money, and the average outstanding balance of our liabilities in that activity is less than 80% of the average outstanding balance of our interest-bearing assets in that activity for the year, then a portion of your share of our gross income from that activity may be treated under temporary regulations as not from a passive activity, which means it cannot be offset by passive deductions and losses, including ours. Whether we will be deemed to be in the trade or business of lending money and, if so, whether any portion of our gross income will be treated as not from a passive activity, will depend on the actual facts and circumstances of our secured loan transactions in the future, such as: the terms and provisions of the secured loan contracts; the number of secured loans we provide; the amount of money we borrow to fund the secured loans; the frequency of the secured loan transactions, etc. Due to the inherently factual nature of these determinations, our tax counsel cannot express an opinion as to whether our income and expenses (including interest) allocable to our secured loans should be characterized as passive or as portfolio, or whether a portion of our gross income related to our secured loans will be treated as not from a passive activity.

You, as a limited partner, can deduct passive losses against passive income to reduce your overall income tax liability, but you cannot offset active, or non-passive, income or portfolio income with passive losses. Thus, your ability to use your allocable share of our passive losses will be limited by the amount of your passive income in any given tax year. If your share of our passive loss is greater than your passive income from all sources, you will have a suspended loss. This means that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from us or from another passive activity. Also, any suspended losses generally may be deducted against non-passive income if you sell all of your units to a third-party in a taxable transaction. Finally, passive income from us can be used to absorb losses from other passive activities, subject to the rules regarding publicly traded partnerships as summarized below.

Losses from a publicly traded partnership that is taxed as a partnership are treated as passive activity losses that may only be used to offset income subsequently generated by the same publicly traded partnership. The IRS generally treats income from a publicly traded partnership as portfolio income, unless it is used to offset previous losses from the same publicly traded partnership. We have been structured to avoid being classified as a publicly traded partnership; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from any other partnership which is classified as a publicly traded partnership.

LIMITATIONS ON INTEREST DEDUCTIONS. The amount of a non-corporate taxpayer's investment interest deduction is generally limited to the amount of the taxpayer's net investment income. In this regard, investment interest does not include any interest which is taken into account under ss.469 of the Code in computing income or loss from a passive activity. Thus, your share of our passive interest expense which is used to compute our net passive income or loss will not be limited by the investment interest limitation. However, your share of our portfolio income will be treated as investment income. Portfolio income generally includes interest, dividends and royalties. Investment interest that is subject to this deduction limitation is interest on indebtedness properly allocable to property held for investment, which includes our interest expense allocable to property that produces portfolio income. See "- Passive Activity Loss Limitation on Deductions," above, however, for a discussion of the characterization of our interest expense allocable to our secured loan transactions as either passive interest or portfolio interest.

Interest paid by us probably will be treated as passive activity interest, except to the extent it is allocable to our working capital and reserves, and possibly our secured loans as discussed above, as would your interest expense if you borrow money to purchase our units. Also, we may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs cannot be deducted currently, but must be capitalized and amortized over the life of the related loan.

PARTNERSHIP INCOME TAX WITHHOLDING. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any limited partner, our general partner or any former limited partner, we are authorized under our partnership agreement to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the person on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized under our partnership agreement to treat the payment as a distribution to all of our current limited partners and our general partner. These payments by us could result in an overpayment of tax on behalf of a limited partner, in which event he or she could file a claim for a credit or refund.

DEDUCTIONS FOR ORGANIZATION AND OFFERING EXPENSES; START-UP COSTS; BUSINESS EXPENSES. We cannot deduct the costs of organizing us as a limited partnership and selling our units, as well as other start-up costs, in the year we incur them; instead, we must capitalize them. We may amortize our organization expenses and start-up costs over a 180-month period. We can deduct syndication expenses, if at all, only on our liquidation, and then only as a capital loss. Syndication expenses include the following:

      o brokerage fees such as the dealer-manager fees and sales commissions for this offering;

      o registration and filing fees with the SEC and each state in which units are offered;

      o our legal fees for securities and tax advice concerning this prospectus;

      o accounting fees for the preparation of information to be included in the offering materials; and

      o printing and reproduction costs and other selling or promotional expenses.

The proper classification of a portion of these expenses may not be clear, and it is possible that the IRS may seek to recharacterize a portion of the organization costs as nonamortizable syndication costs. Since the determination of this issue is inherently factual and the nature of the expenses that might be at issue is not currently known, our counsel cannot express any opinion on this issue. Also, our general partner has represented that, based on the experience and knowledge of industry practices of its management, the amounts that we will pay to our general partner and its affiliates under our partnership agreement for services rendered by them to us, or on our behalf, are reasonable amounts that ordinarily would be paid for similar services in similar transactions between persons having no affiliation and dealing with each other "at arms' length."

TAX TREATMENT OF LEASES. Your depreciation and cost recovery deductions with respect to any item of our equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are available only if the rental agreement is a true lease, meaning that we retain ownership of the equipment. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where ownership shifts to a purchaser.

Whether we are the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends on both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been applied in a number of instances. Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment we acquire, will depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Both the lessor and the lessee in a deferred rental agreement must annually accrue the rent and interest. A deferred rental agreement is a lease of tangible property for more than $250,000 that either provides for increasing rental payments or provides that some rent for the use of the property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. If we enter into a transaction that meets the definition of a deferred rental agreement, it will result in our recognition of income before we receive the corresponding cash.

On a limited basis we may finance the end users' acquisition of the equipment by providing a secured loan, and we will have no depreciation or cost recovery deductions with respect to the equipment involved in those transactions. Whether or not we will be deemed to be in the trade or business of lending money, and whether or not our income and expenses (including interest) allocable to those loans ultimately will be treated as passive or as portfolio under the passive activity rules, or a portion of our gross income treated as not from a passive activity, are inherently factual determinations on which our counsel cannot render an opinion. See "- Passive Activity Loss Limitation on Deductions," above.

DEPRECIATION. We will be entitled to depreciation deductions on equipment for which we are determined to be the owner for federal income tax purposes. Generally, we expect to be eligible to claim depreciation deductions on equipment subject to our operating leases, but not on equipment subject to our full payout leases or our secured loans. Our depreciable equipment generally will have either three, five or seven year cost recovery periods under the Code, during which time the cost of the equipment to us can be recovered through depreciation deductions. The amount deductible in each year may be calculated using the 200% declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use the straight-line method of depreciation for the entire recovery period.

We will allocate all or a portion of the acquisition fees we pay for the selection and purchase of our equipment to the cost basis of the equipment. The IRS may not agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which are presently undeterminable and may vary for each piece of equipment acquired by us, our counsel is unable to render an opinion about whether the total amount of our cost recovery deductions would be upheld if challenged by the IRS.

We may lease equipment to "tax-exempt" entities which term, for this purpose, generally includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, foreign persons and entities, and some international organizations. If we do, we must use the straight-line depreciation method for the equipment, which is then called tax-exempt use property for depreciation purposes. The depreciation period is the longer of:

      o the equipment's asset depreciation range class life, which generally is longer than the three, five and seven year cost recovery periods discussed above; or

      o 125% of the term of the lease, including all options to renew as well as some successor leases.

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In addition, if the sum of our deductions (other than interest) directly allocable to tax-exempt use property, plus our deductions for interest expense properly allocable to the property, exceed our income from the property, then the excess deductions are not allowed, subject to certain exceptions, and must be carried forward to the next tax year.

Also, if any of our limited partners are tax-exempt entities, including, in addition to those listed above, employee benefit plans such as qualified pension and profit sharing plans, or Keogh plans and IRAs, their proportionate share of our equipment is treated as tax-exempt use property, which will affect our depreciation deductions as described above with respect to all of our partners, unless our tax-exempt limited partners are subject to federal unrelated business income tax on their share of our taxable income. In this regard, taxable income from us will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "- Federal Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations," below. Also, our taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "- Federal Tax Treatment of Foreign Investors." below. In addition, any adjustments in our depreciation deductions because we have tax-exempt limited partners and a portion of our property is, therefore, treated as tax-exempt use property, will be specially allocated under our partnership agreement to those tax-exempt limited partners. Finally, our general partner has represented that it will ensure that participation by certain tax-exempt entities in us will be limited at all times to less than 25% of our total units sold. This, in turn, will limit the amount of our property that could be treated as tax-exempt use property because of participation in us by tax-exempt limited partners. See the "Investment by Qualified Plans - Plan Assets" section of this prospectus. For these reasons, our general partner anticipates that any sale of units to tax-exempt limited partners will have no adverse effect on the depreciation deductions of limited partners who are not tax-exempt entities.

In addition, our general partner has represented that although we do not currently anticipate leasing equipment for use predominantly outside the United States, it is possible we may do so in the future. If we do, we must use the straight line method of depreciation over a period corresponding to the equipment's asset depreciation range class life, which generally is longer than the three, five and seven year cost recovery periods discussed above.

SALE OR OTHER DISPOSITION OF PARTNERSHIP PROPERTY. Because the income tax rates for noncorporate taxpayers on ordinary income generally are much higher than the income tax rates on capital gains, the Code has many rules classifying income as either ordinary income or capital gains, and distinguishing between long-term and short-term capital gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

On a sale or other taxable disposition of any of our assets, we will realize a gain or loss equal to the difference between our basis in the asset at the time of disposition and the price we receive for it. Also, any foreclosure on assets we have pledged as collateral for our borrowings would be considered a taxable disposition of the pledged assets by us. We would realize gain on the foreclosure to the extent the face amount of the debt being discharged was greater than our tax basis in those assets, even though we would receive no cash. Any capital gain that we may realize on the disposition of our assets will be subject to recapture rules which may cause a portion or all of the gain to be treated as ordinary income as discussed below.

Before any gain that we may realize on the sale of an asset can be treated as capital gain, the asset must be a capital asset in our hands. In this regard, capital assets do not include property held by a taxpayer primarily for sale to customers in the ordinary course of its business. We expect to acquire and dispose of many assets many times throughout our term. Whether we can treat any gains on these sales as capital gains will depend on the facts and circumstances at the time of each sale. Because this is an inherently factual determination which depends, in part, on how many times we sell our equipment investments, our counsel is unable to express an opinion on this issue. Even if the equipment sold was a capital asset in our hands, because equipment is tangible personal property, on its sale or other taxable disposition all depreciation deductions we previously have taken will be recaptured to the extent of any realized gain. Recapture means that the previous depreciation deductions are reversed by treating any gain from the sale of the equipment that otherwise would be capital gain as ordinary income. Recapture cannot be avoided by holding the equipment for any specified period of time. In addition, if we sell property on an installment basis, we must recognize all depreciation recapture income at the time of sale, even though we receive the payments in later taxable years. Also, certain gains and losses are grouped together under the Code to determine their tax treatment. For example, the gains on the sale or exchange of some assets, including equipment used in a trade or business and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from the sales, exchanges, and conversions of the equipment, the excess gains will be taxed as capital gains, subject to the general rules of depreciation recapture described above and a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture rule, any net gain will be treated as ordinary income rather than as capital gain if the taxpayer has non-recaptured net losses from the five preceding taxable years. Based on our intended activities and the recapture rules discussed above, you should anticipate that substantially all, if not all, of any gain we realize on the sale or other taxable disposition of our equipment will be treated as ordinary income for income tax purposes, rather than capital gain.

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SALE OR OTHER DISPOSITION OF UNITS. Your gain or loss on the sale of your units will equal the difference between the amount you realize from the sale and your adjusted tax basis in the units sold. The amount realized from a sale includes the cash or other consideration received from the purchaser, as well as your share of our nonrecourse liabilities. This gain or loss, except as noted below, will be taxed as either long-term or short-term capital gain or loss, depending on how long you have held your units, assuming that the units qualify as capital assets in your hands. Because the Code deems the amount realized from the sale to include your share of our nonrecourse liabilities, the gain you may realize on a sale of your units could result in a tax liability to you in excess of any cash you receive from the sale.

Also, the portion of your gain, if any, attributable to our Section 751 assets, which includes inventory and unrealized receivables, will be treated as ordinary income, rather than capital gain. Section 751 assets include assets that are subject to recapture of depreciation deductions, determined as if your proportionate share of our properties is sold at the time you sell your units. Thus, a substantial portion, if not most, of any gain on the sale of your units may be treated as ordinary income depending primarily on how long you have held your units and the amount of depreciation deductions you have claimed.

You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of our unrealized receivables and appreciated inventory attributable to the units sold or exchanged. Our written report to you and the buyer must be made by January 31 following the calendar year of sale. If you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

Generally, no gain or loss is recognized on the gift of property. However, a gift of your units may be treated as a part sale to the extent of your share of our nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of our nonrecourse debt and, in the case of a charitable contribution, the portion of your basis in your units allocable to the deemed sale transaction. In the case of a non-charitable gift, the amount of your share of our nonrecourse debt is offset by your entire basis in your units. Charitable contribution deductions for the fair market value of your units will be reduced by the amounts involved in the partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of the units.

Your ability to sell or otherwise transfer your units will be limited for the reasons described in the "Risk Factors - Your ability to dispose of your investment in us will be limited" section of this prospectus.

TREATMENT OF CASH DISTRIBUTIONS ON REDEMPTION. Our redemption of all or a portion of your units will be treated under the Code as a sale or exchange of your units which might result in taxable income to you. The amount you realize in a redemption will equal the amount of the cash you receive plus your share of our nonrecourse liabilities, even though you will receive no cash with respect to your share of our nonrecourse liabilities. At the same time, you will be treated as if you had received all, or a portion, of the cash redemption payment in exchange for your share of our Section 751 assets. See "- Sale or Other Disposition of Units," above. If that portion of the distribution exceeds your share of the adjusted basis of our Section 751 assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as other non-liquidating distributions. For example, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your units.

We expect that funds used to redeem our units will come from our cash flow. Therefore, while any redemption of units will decrease the total number of units outstanding, and thereby proportionally increase each remaining partner's share of our income, gain, loss, deductions and nonrecourse liabilities, it also may reduce the total amount of cash which is available for distribution to all partners or for investment or reinvestment.

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CONSEQUENCE OF NO SECTION 754 ELECTION. Section 754 of the Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the partnership interests are treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to its partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. The election, once made, may not be revoked without the consent of the IRS. Due to the complexities and added expense of the tax accounting required to implement a Section 754 election to adjust the basis of our property when units are sold, taking into account the limitations on the sale of our units, we will not make the election. Even though we will not make the Section 754 election, the basis adjustment described above is mandatory with respect to the transferee partner only, if at the time a unit is transferred by sale or exchange, or on the death of a partner, our adjusted basis in our property exceeds the fair market value of the property by more than $250,000 immediately after the transfer of the unit. Similarly, a basis adjustment is mandatory if a partnership distributes property in-kind to a partner (which we will not do), and the sum of the partner's loss on the distribution and the basis increase to the distributed property is more than $250,000.

Accordingly, except in the special circumstances described above where the basis adjustment to our property is mandatory, if we sell property after a limited partner's transfer of a unit, taxable gain or loss to the transferee of the unit will be measured by the difference between the limited partner's share of the amount realized on the sale and his or her share of our tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the unit), rather than by the difference between his or her share of the amount realized on the sale and the portion of his or her purchase price for the unit that was allocable to the property. As a consequence, the transferee will be subject to tax on a portion of the proceeds which, as to the transferee, may constitute a return of capital if the purchase price of his or her unit exceeded his or her share of the adjusted basis for all of our properties. As a result, you and any other limited partner may have greater difficulty in selling your units since the transferee will obtain no current tax benefits from the investment to the extent that the purchase price exceeds your allocable share of our basis in our assets.

TAX TREATMENT OF OUR TERMINATION. If we terminate as a partnership, we must sell our assets, use the sales proceeds and our other funds to repay our liabilities, and distribute any remaining funds to our partners. Sales and other dispositions of our assets would have the tax consequences described in "- Sale or Other Disposition of Partnership Property," above. Cash distributions we make at liquidation that exceed the tax basis of a unit generally would be taxable as capital gain subject to recapture as described in "- Sale or Other Disposition of Units," above, provided the units constitute capital assets in a limited partner's hands. Cash distributions in amounts less than a limited partner's basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deducting losses and capital losses.

AUDIT BY THE IRS. We have not sought any rulings from the IRS with respect to any tax issues involving our intended operations as described in this prospectus or the purchase, ownership, redemption or sale of our units by you and our other limited partners. Instead, we intend to rely on the opinion of our tax counsel. See " - Summary of Counsel's Tax Opinion Letter," above, for a discussion of certain limitations on the use of our counsel's tax opinion letter by you and our other limited partners. The IRS may audit our federal information income tax returns and it may not agree with some or all of our tax positions. An audit of our federal information income tax return may result in:

      o     an increase in our income;

      o     the disallowance of our deductions;

      o     the reallocation of income and deductions among our partners;

      o an audit of the personal income tax returns of you and our other limited partners;

      o adjustments of items on your personal income tax returns that are unrelated to this investment; and/or

      o additional federal income tax, penalties or interest liabilities to you and our other limited partners.

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You and our other limited partners must report your share of our income, losses, gains, deductions, and credits on your personal federal income tax return in a manner consistent with our federal information income tax return, unless you file a statement with the IRS identifying the inconsistency or can prove that your return is in accordance with information we provided to you. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

Generally, the federal tax treatment of our income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than at the partner level in separate proceedings with you and the our other limited partners. In any audit of us, the IRS will deal with our "tax matters partner." Our general partner is our tax matters partner. Only limited partners owning at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our federal information income tax return and the results of the audit. However, groups of limited partners who together own a 5% or greater interest may, by giving notice to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of us at their own expense. We are required to keep you and our other limited partners informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you and our other limited partners advised of any significant audit activities by the IRS involving us.

Any tax controversy could result in substantial legal and accounting expenses to us, even if the outcome is favorable. Our general partner will participate as our tax matters partner and general partner in all audits, examinations, hearings, actions and other proceedings by tax authorities relating to us at our expense. As our tax matters partner, our general partner may enter into settlement agreements with the IRS that are binding on limited partners with less than a 1% ownership interest in us, except for limited partners who are members of a notice group or who have filed a statement with the IRS stating that our general partner does not have authority to enter into settlement agreements that are binding on them. Limited partners are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a partnership item applied to them.

ALTERNATIVE MINIMUM TAX. With limited exceptions, taxpayers must pay an alternative minimum tax if it exceeds the taxpayer's regular federal income tax for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income that is above an exemption amount. Alternative minimum taxable income generally is taxable income, plus or minus various adjustments, plus tax preference items. The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer's alternative minimum taxable income in excess of the exemption amount; and additional alternative minimum taxable income is taxed at 28%. However, the regular tax rates on capital gains also will apply for purposes of the alternative minimum tax. Subject to the phase-out provisions summarized below, the exemption amounts for 2004 and 2005 are $58,000 for married individuals filing jointly and surviving spouses, $40,250 for single persons other than surviving spouses, and $29,000 for married individuals filing separately. For years beginning after 2005, these exemption amounts are scheduled to decrease to $45,000 for married individuals filing jointly and surviving spouses, $33,750 for single persons other than surviving spouses, and $22,500 for married individuals filing separately. The exemption amount for estates and trusts is $22,500 in 2004 and subsequent years.

The exemption amounts are phased out for taxpayers with high alternative minimum taxable income. The exemption amounts are reduced by 25% of alternative minimum taxable income in excess of:

      o $150,000, in the case of married individuals filing a joint return and surviving spouses - the $58,000 exemption amount is completely phased out when alternative minimum taxable income is $382,000 or more, and the $45,000 amount phases out completely at $330,000;

      o $112,500, in the case of unmarried individuals other than surviving spouses - the $40,250 exemption amount is completely phased out when alternative minimum taxable income is $273,500 or more, and the $33,750 amount phases out completely at $247,500; and

      o     $75,000, in the case of married individuals filing a separate return
            - the $29,000 exemption amount is completely phased out when alternative minimum taxable income is $191,000 or more and the $22,500 amount phases out completely at $165,000. In addition, in 2004 and 2005 the alternative minimum taxable income of married individuals filing separately is increased by the lesser of $29,000 ($22,500 after 2005) or 25% of the excess of the person's alternative minimum taxable income (determined without regard to this provision) over $191,000 ($165,000 after 2005).

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Some of the principal adjustments to taxable income that are used to determine alternative minimum taxable income are summarized below.

      o Depreciation deductions may not exceed deductions computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period.

      o     Miscellaneous itemized deductions are not allowed.

      o Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

      o State and local property taxes and income taxes (or instead, at the taxpayer's election, in the 2004 and/or 2005 tax years, sales taxes) are not deductible.

      o     Interest deductions are restricted.

      o     The standard deduction and personal exemptions are not allowed.

      o     Only some types of operating losses are deductible.

      o Different rules under the Code apply to incentive stock options that may require earlier recognition of income.

The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include:

      o     certain excess intangible drilling costs; and

      o     tax-exempt interest earned on certain private activity bonds.

The principal partnership items that may have an impact on you and our other limited partners' alternative minimum taxable income as a result of investing in us are depreciation deductions on our equipment, which generally will be computed using the 200% declining balance method rather than the 150% declining balance method used for alternative minimum tax purposes, and interest expense allocable to cash reserves.

The rules relating to the alternative minimum tax for corporations are different from those summarized above. All prospective limited partners contemplating purchasing our units are urged to seek advice from their own tax advisor(s) as to the likelihood of them incurring or increasing any alternative minimum tax liability because of an investment in us.

SELF-EMPLOYMENT INCOME AND TAX. As a limited partner, your share of our income will not be subject to self-employment tax.

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PROFIT MOTIVE, IRS ANTI-ABUSE RULE AND JUDICIAL DOCTRINES LIMITATIONS ON
DEDUCTIONS. Your ability to deduct your share of our tax lossses could be lost if we lack the appropriate profit motive. There is a presumption under the Code that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if we fail to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge our tax losses claimed by you and our other limited partners would be substantially increased. The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Also, if a principal purpose of a partnership is to reduce substantially its partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized under Treas. Reg. ss.1.701-2, to remedy the abuse.

Our counsel also considered the possible application to us and our intended activities of potentially relevant judicial doctrines, including the step transaction, business purpose, economic substance, substance over form, and sham transaction doctrines. Under these judicial doctrines, tax deductions and losses from a transaction or investment generally will be disallowed if the transaction or investment has no economic substance apart from tax benefits.

Our counsel has expressed the opinion that we will possess the requisite profit motive, and the IRS anti-abuse rule in Treas. Reg. ss.1.701-2 and the potentially relevant judicial doctrines listed above will not have a material adverse effect on the tax consequences of an investment in us by a typical limited partner as described in its opinions. Our counsel's opinions are also based in part on:

      o our general partner's representation that our principal purpose is to conduct our business as described in this prospectus on a profitable basis, apart from tax benefits (also, one of our principal investment objectives is to generate regular cash distributions to you and our other limited partners throughout our reinvestment period and we intend to structure our equipment investments in a manner which we determine will return our invested capital and an appropriate return on our equipment investments as discussed in the "Investment Objectives and Strategies" section of this prospectus); and

      o the abilities and experience of the general partner's management (see the "Management" section of this prospectus and Appendix B to this prospectus) and the description of us and our intended activities in this prospectus, including our business plan as described in the "Investment Objectives and Strategies" section of this prospectus.

INTEREST AND PENALTIES. Taxpayers must pay interest on underpayments of federal income taxes and the Code contains various penalties, including a penalty equal to 20% of the amount of a substantial understatement of federal income tax liability. There is a substantial understatement on a noncorporate tax return if the correct income tax, as finally determined, exceeds the income tax actually shown on the tax return by the greater of 10% of the correct tax, or $5,000. A taxpayer may avoid this penalty if the understatement was not attributable to a "tax shelter," and there was substantial authority for the taxpayer's tax treatment of the item that caused the understatement, or if the relevant facts were adequately disclosed on the taxpayer's tax return and the taxpayer had a reasonable basis for the tax treatment of that item. In the case of an understatement that is attributable to a "tax shelter," however, which may include us for this purpose, the penalty may be avoided only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or there is or was substantial authority for the taxpayer's treatment of the item, and the taxpayer reasonably believed that his or her treatment of the item on the tax return was more likely than not the proper treatment.

In addition, there is a 20% penalty for reportable transaction understatements for any tax year, which is increased from 20% to 30% for any portion of any reportable transaction understatement for which the disclosure rules are not met. A reportable transaction understatement generally is the amount of the increase (if any) in taxable income resulting from the proper tax treatment of a tax item instead of the taxpayer's treatment of the tax item on the taxpayer's tax return, multiplied by the highest noncorporate income tax rate (or corporate income tax rate, in the case of a corporation). A tax item is subject to these rules if it is attributable to:

      o any listed transaction (a transaction is a listed transaction if it is the same as, or substantially similar to, a transaction that the IRS has publicly determined is a tax avoidance transaction); and

      o any of five other types of reportable transactions, if a significant purpose of the transaction is federal income tax avoidance or evasion.

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One of the six types of reportable transactions is a loss transaction. This type of transaction, subject to certain exceptions, is any investment resulting in a partnership or any noncorporate partner claiming a loss under ss.165 of the Code of at least $2 million in any single taxable year or $4 million in aggregate ss.165 losses in the taxable year that the investment is entered into and the five succeeding taxable years combined. For this purpose, a ss.165 loss includes an amount deductible under a provision of the Code that treats a transaction as a sale or other disposition or otherwise results in a deduction under ss.165. In this regard, we anticipate incurring tax losses during at least our early years due primarily to the amount of borrowing we intend to incur as described in the "Investment Objectives and Strategies - Borrowing" section of this prospectus, which increases our tax deductions for interest expense and depreciation.

Depending primarily on the amount we have available for our equipment investments in leases and secured loans, including our borrowings, the types of equipment investments and dispositions we make and the tax results of our operations, it is possible that we could realize a ss.165 loss, or aggregate ss.165 losses, which would meet the dollar amount thresholds described above. Merely becoming a reportable transaction, however, does not mean that our tax treatment of our activities was improper or that there was a reportable transaction understatement.

The reportable transactions understatement penalty is not subject to the substantial authority, adequate disclosure and the ordinary reasonable basis exceptions to the substantial understatement penalty discussed above. Instead, the penalty is not imposed on a reportable transaction understatement if the taxpayer shows that there was a reasonable cause for the understatement and that the taxpayer acted in good faith. However, this exception generally does not apply to any reportable transaction understatement unless:

      o the relevant facts affecting the tax treatment of the item are adequately disclosed as required under the Code;

      o     there is or was substantial authority for the tax treatment; and

      o the taxpayer "reasonably believed" that its tax treatment was more likely than not the proper treatment.

A taxpayer is treated as having a "reasonable belief" regarding the tax treatment of an item only if this belief:

      o is based on the facts and law that existed at the time the tax return that includes the tax treatment was filed; and

      o relates solely to the taxpayer's chances of success on the merits of the tax treatment and does not take into account the possibility that the taxpayer's tax return will not be audited, the tax treatment will not be raised on audit, or the tax treatment will be resolved through settlement if it is raised.

Under the rules for this exception in the Code, our tax counsel's tax opinion letter cannot be relied on by you and our other limited partners to establish your "reasonable belief" for purposes of the exception described above to this penalty, because our tax counsel was compensated directly by our general partner for providing the tax opinion letter and helping organize and document this offering. Therefore, you and our other limited partners must establish your "reasonable belief" for this purpose, if the situation ever arises, by some means other than our tax counsel's tax opinion letter. See "-Summary of Counsel's Tax Opinion Letter," above for a discussion of other limitations on your use of our counsel's tax opinion letter.

Also, we must file an information return with the IRS in the taxable year, if any, in which we determine we are a reportable transaction, and in each taxable year thereafter in which we participate in a reportable transaction. No filing by you and our other limited partners would be required unless your allocable share of our ss.165 losses separately met one of the dollar amount thresholds described above, or we are a reportable transaction for some reason other than our ss.165 losses. Also, in the first year of filing, a copy must also be sent to the IRS's Office of Tax Shelter Analysis. Again, however, merely disclosing a reportable transaction to the IRS when required to do so (or as a precautionary measure, in our general partner's discretion, if the filing requirement is not clear) has no effect on the legal determination of whether any tax position we have taken is proper or improper. For individuals there is a $10,000 penalty ($50,000 for entities) for failing to disclose a reportable transaction when required to do so, even if there is no understatement of tax.

In addition, each material advisor (which would include our general partner) with respect to a reportable transaction (which could include us as discussed above) must maintain a list that identifies each person with respect to whom the advisor acted as a material advisor for the reportable transaction (which would include you and our other limited partners) and contains any other information concerning the transaction as may be required by the IRS.

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STATE AND LOCAL TAXATION. Your share of our taxable income or loss generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which we do business may require you and our other limited partners to file state income tax returns and may impose taxes on your pro rata share of our income derived from that state. Any tax losses generated by our operations in one state may not be available to offset income from our operations in other states. To the extent that you pay tax to a state by virtue of our operations within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal regular income tax purposes, if you itemize your deductions, but not for alternative minimum tax purposes. See "- Alternative Minimum Tax," above. Your personal federal, state and local income tax returns are your responsibility. You are urged to seek advice based on your individual circumstances from your own tax advisor(s) to determine the effect state and local taxes, including gift and death taxes as well as income taxes, may have on you in connection with this investment.

CHANGES IN THE LAW. Your investment in us may be affected by changes in the tax laws. For example, in 2003 the top four federal income tax brackets for individuals were reduced through December 31, 2010, including reducing the top bracket to 35% from 38.6%. The lower federal income tax rates will reduce to some degree the amount of taxes you can save by virtue of your share of our losses in any taxable year. On the other hand, the lower federal income tax rates also will reduce the amount of federal income tax liability incurred by you on your share of our net income in any taxable year. However, the federal income tax brackets discussed above may be changed again before 2011. Also, any of these changes in the law could have an adverse effect on the market value or the resale potential of our equipment and your units. You are urged to seek advice based on your individual circumstances from your own tax advisor(s) with respect to the impact of recent legislation on your investment in us and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in us.

FEDERAL TAX TREATMENT OF FOREIGN INVESTORS. Our income generally will be subject to U.S. taxation in the hands of foreign investors, and foreign investors may be required to file a U.S. federal income tax return to report their shares of our income, gains, losses, and deductions. Additionally, we are required to withhold tax on each foreign investor's share of our income, whether or not any cash distributions are made. We will deduct any amount required to be withheld from distributions otherwise payable to the foreign investor, and the foreign investor will be liable to repay us for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors are urged to seek advice based on their individual circumstances from their own tax advisor(s) regarding the applicability of these rules and the other tax consequences of an investment in us.

FEDERAL TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS. Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income ("UBTI") that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are also subject to tax on UBTI. If a tax-exempt entity purchases our units, its share of our income will be UBTI. In addition, if a charitable remainder trust has any UBTI, then all of its otherwise non-taxable income will be subject to tax. We urge tax-exempt entities considering the purchase of our units to seek advice based on their individual circumstances from their own tax advisor(s) regarding the tax consequences to them of investing in us, including the likelihood of their incurring or increasing any UBTI.

                         INVESTMENT BY QUALIFIED PLANS

FIDUCIARIES UNDER ERISA. Under the federal law commonly known as ERISA, fiduciaries of qualified plans must act solely for the benefit of the plan's participants and beneficiaries. A fiduciary must:

   o perform its duties with the skill, prudence and diligence of a prudent person;

   o diversify the plan's investments so as to minimize the risk of large losses; and

   o act in accordance with the plan's governing documents.

Fiduciaries include anyone who exercises any control over the management or the funds or other property of the plan. IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the

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consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS's prohibited transaction rules, which are summarized below.

We urge a person subject to ERISA's fiduciary rules with respect to a qualified plan to consider those rules in the context of the particular circumstances of the qualified plan before making an investment in us.

PROHIBITED TRANSACTIONS. ERISA and the Code prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA, which are referred to as "prohibited transactions," with certain parties, which are referred to as "disqualified persons." Disqualified persons include:

   o fiduciaries of the qualified plan or IRA;

   o officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan; and

   o persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules. Types of prohibited transactions include:

   o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person;

   o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

   o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction must return any profits to the plan and pay back any losses to the plan. Also, the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. These prohibited transactions generally must be undone by the disqualified person to avoid additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which it is a beneficiary, the IRA will cease being an IRA and all of its assets will be treated as if they had been distributed to the taxpayer in the year in which the prohibited transaction occurred.

Subject to the rules summarized below, in order to avoid the occurrence of a prohibited transaction under the Code or ERISA, our units may not be purchased by a qualified plan or an IRA with funds or other assets for which we or any of our affiliates are fiduciaries.

PLAN ASSETS. In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested are deemed to be the assets of the qualified plan or the IRA itself. If our assets were determined to be plan assets, fiduciaries of qualified plans and IRAs which purchased our units might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might be prohibited transactions, even if the original purchase of our units by the plan or IRA was not a prohibited transaction. Moreover, fiduciaries of qualified plans or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us. ERISA, however, exempts certain investments from the look-through rule. Under the Department of Labor's current regulations, our assets will not be treated as plan assets of our qualified plan or IRA limited partners, if any, if:

   o our units are publicly-offered;

   o less than 25% of our units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

   o we are an operating company.

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We cannot be certain that our units will be deemed to be freely transferable, or that we will be deemed to be an operating company, because those issues involve factual determinations. Therefore, we will rely on the 25% ownership exemption, and we will ensure that qualified plans, IRAs, and certain other employee benefit plan investors at all times own less than 25% of the total number of our outstanding units. In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person, other than a qualified plan, IRA, or certain other employee benefit plans, who has discretionary authority or control with respect to our assets, or any person who provides investment advice for a fee with respect to our assets, or any affiliate of those persons.

OTHER ERISA CONSIDERATIONS. In addition to the considerations described above in connection with the "plan asset" issue, a fiduciary's decision to cause a qualified plan or IRA to purchase our units should involve, among other factors, considerations that include whether:

   o the purchase is prudent in light of the potential difficulties that may exist in liquidating our units;

   o the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

   o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from us; and

   o the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

We have not yet begun operations and will depend on the proceeds of this offering of our units to carry on our proposed activities. We intend to use the offering proceeds, after paying dealer-manager fees, sales commissions, offering expenses, the organization and offering expense allowance which includes the bona fide accountable due diligence reimbursements, and permitted fees and establishing a working capital reserve, to purchase and lease equipment and purchase portfolios of equipment subject to existing leases. We will seek to finance a substantial portion of the purchase price of our equipment through warehouse loan and CP conduit facilities as well as through term note securitizations. However, as of the date of this prospectus we have no arrangements with, or commitments from, any lender to provide financing to us. To the extent that the offering proceeds are less than the maximum, or we are unable to obtain warehouse or CP conduit financing or engage in term note securitization financings, our ability to diversify our investments will be reduced, which could reduce the return on your investment in us.

Initially, we intend to establish working capital reserves of approximately 1% of the offering proceeds, which we believe will be sufficient to satisfy our liquidity requirements. However, our operating costs will adversely affect our liquidity and to the extent that our working capital reserves are insufficient to satisfy our cash requirements, we will be required to obtain additional funds through third-party financing. We cannot assure you that we will be able to obtain financing when we need it.

Fluctuations in prevailing interest rates will affect us. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of financing. Higher interest rates will:

   o affect our cost of financing;

   o reduce our yield on leveraged investments;

   o reduce the amount of financing we may be able to obtain because of a reduction in value of our fixed-rate assets; and

   o possibly, reduce the desirability of leverage.

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Interest rate changes generally will result in corresponding changes in rates on new leases as well as variable rate financing or new financing. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases as their rates would generally be fixed.

We expect that our warehouse and CP conduit borrowings will have variable interest rates and that some or all of any term note securitizations we may obtain will also have variable rates. Because warehouse debt is short-term, we do not believe it carries material interest rate risk. However, we will seek to manage interest rate risk in any CP conduit or variable rate term note securitization by engaging in hedging transactions that would have the effect of fixing our interest rate on those obligations.

                      SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a brief summary of the material provisions of our amended and restated agreement of limited partnership. The partnership agreement sets out the terms and conditions on which we will conduct our business and affairs, including the rights and obligations of you and our other limited partners. A copy of the partnership agreement is included as Appendix A to this prospectus. You should study the entire partnership agreement carefully before purchasing our units.

GENERAL. We are a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act with LEAF Financial Corporation as our general partner. Our registered office and principal place of business in Delaware is 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. Our general partner's principal place of business is 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103. We may change our principal place of business by written notice to you. Our term began when we filed a certificate of limited partnership with the Delaware Department of State on March 30, 2004. We will terminate at midnight on December 31, 2029, or earlier if a dissolution event occurs as described in "- Events Causing Dissolution," below.

CAPITAL CONTRIBUTIONS. Our general partner contributed $1,000 in cash as its capital contribution to us in exchange for a 1% interest in our income, loss and cash distributions. Each limited partner will contribute $100 to our capital for each unit purchased, except for the original limited partner and the limited partners (including our general partner and its affiliates) who purchase units with the price discounts described in the "Plan of Distribution" section of this prospectus. Limited partners are not obligated to make additional capital contributions, except as described below under "- Limited Liability of Limited Partners."

POWERS OF OUR GENERAL PARTNER. Except as otherwise specifically provided in our partnership agreement, our general partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our general partner may delegate all or any of its duties under the partnership agreement to any person, including any of its affiliates. The partnership agreement designates our general partner as our tax matters partner and authorizes and directs it to represent us and our limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend our funds in doing so.

CERTAIN RESTRICTIONS. In general, we may not purchase or lease equipment from, nor sell or lease equipment to, our general partner or any of its affiliates or any investment program in which they have an interest. However, if certain conditions are met our general partner or its affiliates may acquire equipment on a temporary or interim basis in order to facilitate our acquisition of the equipment or our financing needs. These conditions are:

   o Our general partner or its affiliate holds the equipment only on an interim basis, generally not longer than six months, for purposes of facilitating the acquisition of the equipment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

   o Our general partner determines that the acquisition of the equipment is in our best interest.

   o We acquire the equipment at a price no greater than the cost to our general partner or its affiliate, as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus.

   o There is no difference in interest terms of any financing secured by the equipment at the time acquired by our general partner or its affiliates and the time acquired by us.

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   o Our general partner or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus.

We may not make any loans to our general partner or any of its affiliates. Our general partner or any of its affiliates, however, may make loans to us, provided that:

   o any interest or other financing charges or fees we pay do not exceed the lowest of the following:

     o if our general partner borrowed to make the loan, the rate of interest and other amounts paid or payable by our general partner or its affiliate in connection with the borrowing; or

     o if our general partner did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arm's-length borrowing that we could obtain, without reference to our general partner's or its affiliate's financial abilities or guarantees; and

   o the loan must not have a term longer than 12 months from the date on which it was made.

Neither our general partner nor its affiliates may receive financing charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

We will not acquire any equipment in exchange for units.

Except for the Origination & Servicing Agreement and as permitted by the partnership agreement, our general partner may not enter into any agreements, contracts or arrangements on our behalf with itself or any of its affiliates. Furthermore, neither our general partner nor any of its affiliates may receive a commission or fee in connection with the reinvestment of cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by the partnership agreement and described in this prospectus. In addition, in connection with any agreement we enter into with our general partner or any of its affiliates, neither our general partner nor any affiliate may receive any rebates or give-ups, or participate in any reciprocal business arrangements, that could have the effect of circumventing any of the provisions of the partnership agreement. We will not grant our general partner or any of its affiliates exclusive listing rights to sell our equipment.

LIABILITY OF OUR GENERAL PARTNER. Our general partner will be liable for all of our general obligations to the extent we do not pay them. However, our general partner will not have any personal liability for:

   o obligations that are specifically nonrecourse to us; or

   o repayment of the capital contribution of any limited partner.

LIMITED LIABILITY OF LIMITED PARTNERS. Our units are not assessable, and you will not have any personal liability for any of our obligations or liabilities. You will only be liable to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed to be acting as a general partner and you may lose your limited liability as against third-parties who reasonably believe, in doing business with us, that you are a general partner. In addition, Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

WITHDRAWAL OR REMOVAL OF OUR GENERAL PARTNER. Our general partner may not voluntarily withdraw as our general partner without:

   o 60 days' advance written notice to you and our other limited partners;

   o obtaining an opinion of counsel that the withdrawal will not cause our termination as a limited partnership or materially and adversely affect our federal tax status as a partnership; and

   o selection of a substitute general partner, and acceptance of its appointment as our substitute general partner by limited partners owning a majority of our units.

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Our general partner may be removed by limited partners owning a majority of our units. Neither our general partner nor any of its affiliates may participate in any vote by our limited partners to remove our general partner as general partner.

CONSEQUENCES OF WITHDRAWAL OR REMOVAL OF OUR GENERAL PARTNER. On the withdrawal or removal of our general partner, we must pay the general partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid management fees and the difference between amounts owed to our general partner by us and amounts owed to us by our general partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

   o in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions our general partner otherwise would have received; or

   o in an involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the "Prime Rate" of interest published in the Money Rates section of the Wall Street Journal, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

LIABILITY OF WITHDRAWN OR REMOVED GENERAL PARTNER. Our general partner will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our general partner and for which it was liable as general partner. Our general partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

TRANSFER OF UNITS. There is no public or secondary market for our units, and we do not expect that a market will develop. You may transfer or assign your units to any person, whom we call an assignee, only if you satisfy the following conditions:

   o you and the assignee sign a document satisfactory to us, which:

     o states your intention that the assignee become a substitute limited partner;

     o shows that the assignee accepts all of the terms and provisions of our partnership agreement;

     o includes a representation by both you and the assignee that the assignment or transfer complies with all applicable laws, including minimum investment and investor suitability requirements under state securities laws; and

   o the assignee pays us a fee that will not exceed $150 for our expenses.

Also, unless we consent, no units may be assigned:

   o to a minor or incompetent unless a guardian, custodian or conservator has been appointed for the person;

   o to any person if, in our counsel's opinion, the assignment would terminate our taxable year or our status as a limited partnership for federal income tax purposes;

   o to any person if the assignment would affect our existence or qualification as a limited partnership under Delaware law or the laws of any other jurisdiction in which we conduct business;

   o to any person not permitted to be an assignee under applicable law, including federal and state securities laws;

   o if the assignment is for less than 25 units, or 10 units in the case of an IRA or qualified plan, unless the assignment is for all of your units;

   o if the assignment would result in your keeping a portion of your units that is less than the greater of:

     o  25 units, or 10 units in the case of an IRA or qualified plan; or

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     o  the minimum number of units required to be purchased under the minimum investment standards applicable under the state securities laws to your initial purchase of units;

   o if, in our reasonable belief, the assignment might violate applicable law; or

   o if the effect of the assignment would be to cause the equity participation in us by benefit plan investors to equal or exceed 25%.

Any attempt to assign or transfer units in violation of our partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied, and we will amend our partnership agreement at least quarterly to effect the substitution of substitute limited partners.

In addition, our partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership, we will not permit any interest in a unit to be assigned or sold which does not meet at least one of the "secondary market" safe harbors set forth in the Treasury Regulations. Under these rules, for example, any transfer that would cause the total of all unit transfers or assignments in a taxable year to exceed 2% of our total capital or profits interests would be prohibited. We anticipate that the "private transfers" and "lack of actual trading" safe harbors will be the only safe harbors potentially available to you and our other limited partners. For a more detailed summary of these safe harbors, see the "Federal Income Tax Considerations -- Classification as a Partnership" section of this prospectus. If we determine that a purported transfer or assignment of a unit was effected on a secondary market, we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that the proposed sale is not in fact recognized. Also, you must provide us with all information with regard to any transfer or assignment of your units (or any proposed transfer or assignment of your units) which we deem necessary to determine whether it occurred or will occur on a secondary market.

REDEMPTION OF UNITS. We are permitted by the partnership agreement to redeem your units on your request. However, any redemption of units is at our sole and absolute discretion. For a more complete discussion of the redemption of units, you should read the "Redemption of Units" section of this prospectus.

BOOKS AND RECORDS. We will maintain our books and records at our principal office. You will have the right to have a copy of the list of limited partners mailed to you for a reasonable copying charge. However, you must certify that the list will not be:

   o reproduced and sold to another party;

   o used for any commercial purpose unrelated to your interest in partnership matters; or

   o used for an unlawful purpose.

In addition, you or your representative will have the right, on written request, subject to reasonable notice and at your own expense, to inspect and copy any other partnership books and records that we maintain.

MEETINGS OF LIMITED PARTNERS. There will be no annual or other periodic meetings of the limited partners. However, our general partner may call partnership meetings at any time and must call a meeting if it receives written requests for a meeting from limited partners holding 10% or more of our outstanding units. However, in lieu of a meeting, any matter that could be voted on at a meeting of the limited partners may be submitted for action by consent of the limited partners.

VOTING RIGHTS OF LIMITED PARTNERS. Limited partners owning a majority of our units may take action on any of the following matters without our general partner's concurrence:

   o an amendment of the partnership agreement, subject to certain limitations discussed in "- Amendments," below;

   o our dissolution;

   o the removal of our general partner and the election of one or more substitute general partners;

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   o the sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the reinvestment period; and

   o the cancellation of any contract for services to us with our general partner or its affiliates, subject to certain exceptions such as the Origination & Servicing Agreement, without penalty on 60 days notice.

Limited partners who dissent from any matter approved by limited partners owning a majority of our units are bound by the vote and do not have a right to appraisal or automatic repurchase of their units.

AMENDMENT BY LIMITED PARTNERS WITHOUT OUR GENERAL PARTNER'S CONCURRENCE. Amendments of our partnership agreement by the limited partners without our general partner's concurrence may not allow the limited partners to take part in the control or management of our business, or contract away our general partner's fiduciary duties to our limited partners. In addition, any amendment of the partnership agreement that would:

   o change how the partnership agreement can be amended, will require the consent of all limited partners;

   o alter the rights, powers, duties or obligations of our general partner, will require our general partner's consent; or

   o adversely affect any partner's share of cash distributions, allocations of income or loss, other than in connection with the sale of our units in this offering, will require the consent of each partner affected by the change.

AMENDMENT BY OUR GENERAL PARTNER WITHOUT THE CONSENT OF THE LIMITED PARTNERS. Our general partner may, without the consent of you and our other limited partners, amend our partnership agreement for the benefit or protection of our limited partners, including any one or more of the following:

   o adding to our general partner's duties or obligations, or surrendering any of its rights or powers;

   o curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;

   o preserving our status as a limited partnership for federal income tax purposes;

   o deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; or

   o changing our name or the location of our principal office.

EVENTS CAUSING DISSOLUTION. We will dissolve when any of the following events occurs:

   o withdrawal or removal of our general partner if a substitute general partner has not been admitted;

   o our dissolution on a vote of limited partners owning a majority of our units;

   o the sale of all or substantially all of our assets other than in connection with a financing transaction, such as a securitization;

   o the expiration of our term;

   o our operations cease to be legal activities under applicable law; or

   o any other event which would cause us to dissolve under Delaware law.

LIQUIDATION. When a dissolution event occurs, we will liquidate our investments and other assets and we will distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to our partners. You are not guaranteed the return of, or a return on, your investment in us as a result of any of these distributions.

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ROLL-UP TRANSACTIONS. We may enter into a "roll-up" transaction only on the vote or consent of limited partners owning a majority of our units and on satisfaction of certain other conditions described below. A "roll-up transaction" generally is a transaction involving the acquisition, merger, conversion or consolidation of our partnership with, and the issuance of securities by, an entity created by, or surviving, the transaction. The term does not cover specified transactions, including our conversion into a different legal form, if there will be no significant adverse change in unit voting rights, our term, the compensation we pay our general partner and its affiliates, our investment objectives or the federal income tax consequences of owning a unit.

In order for us to enter into a roll-up transaction, the following additional conditions must be met:

   o Our assets must be appraised by a competent, independent expert. Our partnership agreement defines such a person as one with no material current or prior business or personal relationship with our general partner or its affiliates, who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work.

   o The sponsor of the proposed "roll-up" must offer to persons voting "no" on the proposal the option of either:

     o  accepting the roll-up securities;

     o remaining as limited partners in us on the same terms and conditions as existed previously; or

     o receiving cash equal to the limited partner's pro rata share of the appraised value of our net assets.

   o Voting rights of our limited partners may not be diminished.

   o The roll-up transaction may not include provisions impeding accumulation of the roll-up entity's securities or that would limit our limited partners' access to the roll-up entity's records beyond the limitations of our partnership agreement.

                              REDEMPTION OF UNITS

Redemption Price of Units. Your units are illiquid and can be redeemed only if you meet the conditions in our partnership agreement which are summarized below. If we do redeem your units, the redemption price for your units will depend on when you present your units for redemption. If you present your units for redemption:

   o during the offering period, the redemption price for one unit will equal the net asset value at that time of one unit as determined by our general partner;

   o during the operating (i.e. reinvestment) period, the redemption price for one unit will equal 100% of your unreturned investment for one unit, plus 4% for each full twelve-month period in which you were a limited partner, less the sum of:

     o  100% of previous distributions made to you on account of one unit; and

     o 100% of any previous allocations to you of investment tax credit amounts for one unit; or

   o during the liquidation period, the redemption price for one unit will equal the equity for one unit as set forth on our balance sheet in our most recent Form 10-Q filed before your redemption request, less 100% of any distributions made to you on account of one redeemed unit since the date of the balance sheet.

The redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the liquidation period. You may realize a greater return by holding on to your units for the duration.

PROCEDURE FOR REDEMPTION OF UNITS. To redeem your units, you must send us a written request in a form satisfactory to us. The request must be signed by all of the owners of the units. We will consider redemption requests to have been made on the earlier of the date the request is personally delivered with receipt acknowledged; or mailed by certified mail, return receipt

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requested, postage prepaid, at our address set forth in this prospectus. Within
30 days after we receive your redemption request, we will accept or deny your redemption request.

RESTRICTIONS ON REDEMPTION OF UNITS. We have no obligation to redeem your units, and will do so only in our sole and absolute discretion. Beginning after you are admitted as a limited partner and at any time thereafter, you may request that we redeem your units. In any calendar year, we will not redeem any units that, in the aggregate, together with all other transfers of units made to date during the calendar year, subject to certain exceptions, exceed 2% of our total capital or profits interests, or which we reasonably believe might exceed 2% of our total capital or profits interests, as of the last day of the calendar year. This limitation is required so that we will not be treated as a publicly-traded partnership for tax purposes. If we believe that the 2% limitation may be reached before year-end, we may redeem only a portion, or none, of the units for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based on the financial hardship of the limited partners requesting redemption.

Another limitation on redeeming units is having sufficient cash on hand. We intend to reinvest a substantial portion of our cash during the operating period ending five years after this offering terminates. Also, units may not be redeemed if the redemption would impair our capital or our operations, which we will decide in our sole discretion. Cash used to redeem units will reduce our cash available for making investments, reinvestments and distributions to the remaining limited partners. If we receive requests to redeem more units than there are funds available to redeem, we expect to give priority:

   o first, to hardship redemptions (e.g. requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.);

   o second, to provide liquidity for IRAs or qualified plans to meet required distributions; and

   o third, to all other redemption requests.

CONSEQUENCES OF REDEMPTION OF UNITS. If we redeem all of your units, then you will no longer be a limited partner and you will have no interest in us. However, a redemption of all of your units will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. Also, gain or loss realized by you on the redemption of your units, if you held them as a capital asset and held them for more than one year, will be a capital gain or loss. However, any gain realized by you will be treated as ordinary income to the extent of your share of depreciation recapture on our equipment, substantially appreciated inventory items and unrealized receivables.

                          REPORTS TO LIMITED PARTNERS

TAX REPORTS. By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year just ended to enable you to prepare your federal income tax return.

ANNUAL REPORTS. Within 120 days after the end of the year, we will send you an annual report which will include:

   o Our audited financial statements for the fiscal year, including a balance sheet and related statements of operations, cash flows and changes in partners' equity, accompanied by an auditor's report containing an opinion of our accountants.

   o A breakdown, by source, of distributions made during the year to you and to our general partner.

   o A status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including information relevant to the condition and use of the equipment.

   o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner that was not filed as an exhibit to the registration statement of which this prospectus forms a part.

   o Within the scope of their annual audit, our independent public accountants will issue a special report on the allocation by our general partner of costs and expenses to us.

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   o Until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the fiscal year.

QUARTERLY REPORTS. Within 60 days after the end of each of the first three quarters in any year, we will send you an interim report for the quarter which will include:

   o Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity.

   o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner which was not filed as an exhibit to the registration statement of which this prospectus forms a part.

   o Until all amounts contributed to our capital by limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the quarter.

                              PLAN OF DISTRIBUTION

COMMISSIONS. Our units will be offered on a "best efforts" basis by Anthem Securities, which is an affiliate of our general partner, acting as dealer-manager in all states other than Minnesota and New Hampshire and by other selected registered broker/dealers which are members of the NASD acting as selling dealers. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by its affiliates and became an NASD member firm in April, 1997. Bryan Funding, Inc., a member of the NASD, will serve as dealer-manager for this offering in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities for sales in those states. The term "dealer-manager" as used in this prospectus includes both Anthem Securities, Inc. and Bryan Funding, Inc.

The dealer-manager will manage and oversee the offering of our units as described above. Best efforts generally means that the dealer-manager and selling dealers will not guarantee that a certain number of units will be sold. Although the dealer-manager may participate in this offering on the same basis as the selling dealers, it does not anticipate that it will directly sell a material number of units. No selling dealers have been identified as of the date of this prospectus.

Units also may be sold by the officers and directors of our general partner in those states where they are licensed or exempt from licensing. All offers and sales of units by our general partner's officers and directors will be made under the SEC safe harbor from broker/dealer registration provided by SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the "Act"). In this regard, none of the officers and directors of our general partner:

   o is subject to a statutory disqualification, as that term is defined in
     Section 3(a)(39) of the Act, at the time of his participation;

   o is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   o is at the time of his participation an associated person of a broker or dealer.

Also, each of the officers and directors:

   o performs, or is intended primarily to perform at the end of this offering, substantial duties for or on behalf of our general partner otherwise than in connection with transactions in securities;

   o was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

   o will not participate in selling an offering of securities for any issuer more than once every 12 months, with the understanding that for securities issued pursuant to Rule 415 under Securities Act of 1933, the 12 month period begins with the last sale of any security included within one Rule 415 registration.

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We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our units. Subject to the exceptions described below, the dealer-manager will receive on each unit sold:

   o a 3% dealer-manager fee;

   o a 7% sales commission; and

   o an up to .5% reimbursement of the selling dealers' bona fide accountable due diligence expenses.

All of the sales commissions will be reallowed to the selling dealers except for units sold directly by the dealer-manager, and all of the up to .5% reimbursement of the selling dealers' bona fide accountable due diligence expenses will be reallowed to the selling dealers. With respect to the up to ..5% reimbursement of a selling dealer's bona fide accountable due diligence expenses, any bill presented by a selling dealer to Anthem Securities for reimbursement of costs associated with its due diligence activities must be for actual costs, including overhead, incurred by the selling dealer and may not include a profit margin. It is the responsibility of our general partner and Anthem Securities to ensure compliance with the above guideline. Although Anthem Securities is not required to obtain an itemized expense statement before paying out due diligence expenses, any bill for due diligence submitted by the selling dealer to Anthem Securities must be based on the selling dealer's actual expenses incurred in conducting due diligence. If Anthem Securities receives a non-itemized bill for due diligence that it has reason to question, then it has the obligation to ensure compliance by requesting an itemized statement to support the bill submitted by the selling dealer. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by the NASD to be undisclosed underwriting compensation and is required to be included within the 10% compensation guideline under NASD Conduct Rule 2810, and reflected on the books and records of the selling dealer. However, if the selling dealer provides Anthem Securities an itemized bill for actual due diligence expenses which is in excess of .5%, then the excess over .5% will not be included within the 10% compensation guideline, but instead will be included within the 4.5% organization and offering costs guideline under NASD Conduct Rule 2810.

Out of the 3% dealer-manager fee, the dealer-manager may pay selling dealers a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager of up to a maximum of 1% of the purchase price of each unit sold by them. The dealer-manager also will have the right, but not the obligation, to use a portion of its dealer-manager fee to provide or reimburse the selling dealers with permissible non-cash compensation. Under Rule 2810 of the NASD Conduct Rules, permissible non-cash compensation includes the following:

   o an accountable reimbursement for training and education meetings for associated persons of the selling dealers;

   o gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

   o an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

   o contributions to a non-cash compensation arrangement between a selling dealer and its associated persons, provided that neither we, our general partner nor the dealer-manager may directly or indirectly participate in the selling dealer's organization of a permissible non-cash compensation arrangement.

The dealer-manager is responsible for ensuring that all non-cash compensation arrangements comply with NASD Conduct Rule 2810. For example, payments or reimbursements by the dealer-manager or our general partner may be made in connection with meetings held by the dealer-manager or our general partner for the purpose of training or educating registered representatives of a selling dealer only if the following conditions are met:

   o the registered representative obtains his selling dealer's prior approval to attend the meeting and attendance by the registered representative is not conditioned by the selling dealer on the achievement of a sales target;

   o the location of the training and education meeting is appropriate to the purpose of the meeting as defined in NASD Conduct Rule 2810;

   o the payment or reimbursement is not applied to the expenses of guests of the registered representative;

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   o the payment or reimbursement by the dealer-manager or our general partner is not conditioned by the dealer-manager or our general partner on the achievement of a sales target; and

   o the recordkeeping requirements are met.

Our general partner also is using the services of Mr. Scott Smith, its Vice President -- Direct Participation Programs, and three wholesalers, Ms. Suzanne Obolsky and Messrs. Sean Campbell and Michael Senkier, who are employed by it or its affiliates, and are registered through Anthem Securities. These individuals receive salaries and expense reimbursements in connection with this offering and also receive commissions for subscriptions obtained through their efforts which will be paid from the dealer-manager fee. The dealer-manager will retain the remainder of the dealer-manager fee not reallowed to the wholesalers, paid to the selling dealers as a marketing fee, or provided or reimbursed to the selling dealers as permissible non-cash compensation. The dealer-manager may use this remaining portion of the dealer-manager fee for such items as legal fees associated with underwriting and salaries of dual employees of the dealer-manager and our general partner which are required to be included in underwriting compensation under NASD Conduct Rule 2810 as determined jointly by our general partner and the dealer-manager.

This offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation, including non-cash compensation, to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering plus the .5% reimbursement for bona fide accountable due diligence expenses on each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer. Finally, although not anticipated, if the dealer-manager assists in the transfer of units then it will comply with Rule 2810(b)(3)(D) of the NASD Conduct Rules.

Subject to the following, you and our other investors will pay $100 per unit and generally will share in our income, losses, and cash distributions based on your respective number of units. However, the subscription price for:

   o our general partner, its officers, directors, and affiliates;

   o investors who buy units through the officers and directors of our general partner;

   o registered investment advisors and their clients; and

   o the dealer-manager, selling dealers and their registered representatives and principals;

will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to these sales.

These investors who pay a reduced price for their units generally will share in our income, losses and cash distributions on the same basis as you and our other investors who pay $100 per unit. Although our general partner currently intends to buy approximately 5% of our units sold and its affiliates currently intend to buy up to an additional 1% of our units sold, those units will not be applied towards the minimum subscription proceeds required for us to begin operations.

After the minimum subscriptions are received by us and the checks have cleared the banking system, the dealer-manager fee, the sales commissions, and the up to ..5% reimbursement for bona fide accountable due diligence expenses will be paid to the dealer-manager and the selling dealers approximately every week until this offering closes. However, before breaking escrow and the initial closing of this offering, our general partner may advance up to .5% reimbursement for bona fide accountable due diligence expenses to the dealer-manager and the selling dealers for units sold by them. In this regard, the up to .5% reimbursement for bona fide accountable due diligence expenses will not be paid for units sold to:

   o our general partner, its officers, directors, and affiliates; or

   o investors who buy units through the officers and directors of our general partner.

INDEMNIFICATION. The dealer-manager is an underwriter as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. Our general partner and the dealer-manager have agreed to indemnify each other, and it is anticipated that the dealer-manager and each selling dealer will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

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                              INVESTOR SUITABILITY

General. Our units are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and we do not expect one to develop. You should purchase units only if you:

   o have adequate financial means;

   o do not need liquidity; and

   o are able to withstand the risks inherent in a long-term investment.

Our units are not an appropriate investment if you must rely on distributions from us as an important source of income. Thus, you must, at a minimum, meet the requirements described below to purchase units.

We, or the selling dealers selling units on our behalf, must have reasonable grounds to believe, on the basis of information obtained from you, that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial needs and other investments, and that your net worth is sufficient to sustain the risks inherent in an investment in our units. We and they will rely on what you tell us in your subscription agreement about your financial situation and investment objectives. Selling dealers must maintain in their files documents disclosing the basis on which the determination of suitability was reached. Consequently, it is important that you provide complete and accurate information. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRAs and HR-10, or Keogh, plans and other benefit plans, or trusts, these suitability standards must be met by:

   o the beneficiary;

   o the IRA, plan or trust; or

   o by the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA, plan or trust.

BASIC INVESTOR SUITABILITY. You must meet our basic suitability requirements to invest. In general, you must have either:

   o a net worth of at least $45,000 plus $45,000 of annual gross income; or

   o a net worth of at least $150,000.

DIFFERENT BASIC INVESTOR SUITABILITY FOR RESIDENTS OF CERTAIN STATES. Residents of Arizona, California, Iowa, Kansas, Massachusetts, Michigan, Missouri, Oregon, North Carolina and Tennessee must have either of the following in order to invest:

   o a net worth of at least $60,000 plus $60,000 of annual gross income; or

   o a net worth of at least $225,000.

Residents of New Jersey must be accredited investors as defined in SEC Regulation D. In general, this means that you must meet one or more of the suitability standards set forth below.

         (a) You are a corporation, partnership, trust, or other entity with total assets in excess of $5,000,000. Additionally, you were not formed for the purpose of purchasing our units.

         (b) You have an individual "net worth" (the fair market value of total assets, including home and personal property, minus total liabilities), or joint net worth with your spouse, in excess of $1,000,000.

         (c) You had an annual income in excess of $200,000, or a joint annual income with your spouse in excess of $300,000, in each of the two most recent years and reasonably expect to have the same income level in the current year.

         (d) You are an entity (including a corporation or partnership) in which all the equity owners individually are accredited investors as described in either subparagraph (b) or (c) above. If this statement is marked, then each equity owner must also complete a copy of the subscription agreement.


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ADDITIONAL STATE REQUIREMENTS. In addition to the above suitability, residents of the following states must satisfy the requirements applicable to them.

   o CALIFORNIA INVESTORS. California has further limitations on transferring units, as set forth in the following notice:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

   o IOWA AND NEBRASKA INVESTORS. You must purchase a minimum of 50 units.

   o IOWA, OKLAHOMA, NEBRASKA OR PENNSYLVANIA INVESTORS. Your investment may not exceed 10% of your net worth.

   o KANSAS INVESTORS. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in the Fund and substantially similar investments should exceed 10% of your net worth.

   o MISSOURI OR OHIO INVESTORS. Your investment may not exceed 10% of your liquid net worth.

   o MINNESOTA INVESTORS. IRAs and HR-10, or Keogh, plans must purchase a minimum of 20 units, or $2,000.

   o PENNSYLVANIA INVESTORS. Because the minimum closing amount is less than $6 million (10% of the maximum closing amount) in this offering, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions for our units.

WHO SHOULD INVEST. You should invest only if you:

   o are prepared to hold this investment for 10 years, that is the period ending five years from when we complete this offering, which we call the reinvestment period, and the following three years during which we intend to liquidate our assets);

   o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

   o are prepared to assume the substantial risks associated with this investment.

                                  THE OFFERING

TERMS OF THIS OFFERING AND THE OFFERING PERIOD. The minimum offering amount is $2,000,000, or 20,000 units, and the maximum is $60,000,000, or 600,000 units.
The minimum offering excludes units subscribed for by Iowa and Pennsylvania residents and units subscribed for by our general partner and its affiliates, as discussed in " -Escrow Arrangements," below.

The minimum subscription is 25 units, or $2,500, except that the minimum subscription for an IRA or Keogh Plan is 10 units, or $1,000. Minnesota IRA or Keogh plan investors must purchase a minimum of 20 units, or $2,000. The minimum subscription for Iowa and Nebraska residents is 50 units or $5,000.

Your subscription will be effective only when it is accepted by our general partner, which reserves the right to reject your subscription in whole or in part, without liability to you. The subscription agreement provided to you for execution must be accompanied by a copy of this prospectus. You have the right to cancel your subscription before it has been accepted by our general partner by providing written notice of your intent to cancel, in a form satisfactory to us, that is signed by you and every other person who signed your subscription agreement as an investor, to LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103. We may not complete a sale of units to you until at least five business days after the date you receive a final prospectus.

This offering will end not later than two years from the date of this prospectus. Some states or jurisdictions may require renewal, requalification or other consents for this offering after the end of one year from the date of this prospectus. In addition, we may end this offering at any time. If we do not receive and accept subscriptions for a minimum of 20,000 units before one year from the date of this prospectus, we will promptly return all funds we have received together with any interest earned on them.

ESCROW ARRANGEMENTS. Until we receive the minimum number of subscriptions and admit the initial subscribers as limited partners, subscription checks should be made payable to, and subscription funds will be held in, an escrow account at

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Commerce Bank, National Association, Cherry Hill, New Jersey. Subscription
proceeds held in the escrow account will be invested in interest-bearing savings or bank money market accounts so long as they are not mutual funds. Subscribers may not withdraw funds from the escrow account. On the earlier of termination of this offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of their subscriptions and the number of days that those amounts were on deposit in the escrow account.

Subscriptions received from Iowa and Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Iowa and Pennsylvania subscriptions will be released to us only when total subscription proceeds we receive from all subscribers, including the escrowed Iowa and Pennsylvania subscriptions, are at least $3 million.

Offering proceeds will be transferred to us from escrow any time after subscriptions for 20,000 units have been received and accepted by us other than those from Iowa and Pennsylvania residents and those from our general partner and its affiliates. We will admit subscribers whose subscriptions have been held in escrow within 15 days after that. We will accept or reject subsequent subscriptions within 30 days after receipt. We will admit investors whose subscriptions are accepted promptly after their acceptance, but in any case by the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription funds.

After we break escrow, our funds will kept in a partnership account and will not be commingled with the funds of any other person or entity. Our general partner will have fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in its immediate possession or control. Also, our general partner will not employ, nor permit any other person to employ, our funds or assets in any manner except for our exclusive benefit.

The escrow agent's sole role in this offering is that of escrow holder. As the escrow agent, it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in us. The escrow agent does not represent the interests of you or the other potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from us.

                                HOW TO SUBSCRIBE

If you are an individual investor, you must complete and personally sign the subscription agreement and deliver it, together with a check for your subscription amount, to a registered representative of a selling dealer. In the case of an IRA or qualified plan, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement in the donor's fiduciary capacity, e.g. trustee, or both the donor and the fiduciary must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

Until we receive subscriptions for 20,000 units (excluding units subscribed for by our general partner and its affiliates), or 30,000 units in the case of residents of Iowa and Pennsylvania, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund II, L.P. Escrow Account," even if the selling dealer is a customer carrying broker/dealer. After the initial closing date, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund II, L.P. Subscription Account."

Selling dealers must forward subscription checks to the dealer-manager promptly, but in no event later than noon of the next business day following their receipt. The dealer-manager must forward these subscription checks to the bank escrow agent promptly, but in no event later than noon of the second business day following their receipt by the dealer-manager. We will promptly review each subscription, and will accept or decline to accept you as a limited partner. If we accept your subscription, either we or an agent of ours will give your prompt written confirmation of your admission as a limited partner.

                         SUPPLEMENTAL SALES LITERATURE

In addition to the prospectus our general partner intends to use the following sales material with the offering of the units:

   o a brochure entitled "Lease Equity Appreciation Fund II, L.P.";

   o a tri-fold brochure entitled "Lease Equity Appreciation Fund II, L.P.";

   o a slide show presentation and script entitled "Lease Equity Appreciation Fund II, L.P.";

   o a brochure entitled "LEAF Financial Presents: Equipment Leasing
     Investments: Basic Concepts"; and

   o possibly other supplementary materials.

We anticipate that the supplemental materials will include information relating to this offering and our general partner and its affiliates, and brochures containing pictures and summary descriptions of equipment which we have identified for acquisition or persons who have agreed to lease equipment from us. Our supplemental materials may also include audio-visual materials and taped presentations highlighting and explaining various features of this offering. We may also respond to specific questions from the dealer-manager, the selling dealers and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the dealer-manager and the selling dealers for customer use, and other materials relating to this offering may be made available to them for their internal use.

Except as described above, our general partner has not authorized the use of other sales material and the offering of our units is made only by means of this prospectus. Any sales material is subject to the following considerations:

   o it must be preceded or accompanied by this prospectus;

   o it is not complete;

   o it will not contain any material information which is not also set forth in this prospectus; and

   o it should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the administrators of applicable state securities laws before they are used, and their use must either be preceded by or accompanied by this prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which the units are to be described, offered, or sold will clearly indicate the following:

   o that the purpose of the meeting is to offer our units for sale;

   o the minimum purchase price of our units;

   o the suitability standards we will employ; and

   o the name of the person selling our units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of the registered representatives of the selling dealers.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

                                 LEGAL MATTERS

Kunzman & Bollinger, Inc., 5100 N. Brookline, Suite 600, Oklahoma City, OK 73112, has issued its opinion to our general partner regarding the validity and due issuance of our units including assessibility, and its opinion on material federal income tax consequences to individual typical investors in us. However, the factual statements in this prospectus are our statements or those of our general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                    EXPERTS

The financial statements of our general partner as of September 30, 2004 and 2003 and for the years then ended, and our balance sheet as of September 30, 2004, appearing in this prospectus have been audited by Grant Thornton LLP, as set forth in its reports which appear elsewhere in this prospectus. These financial statements have been included in reliance on its reports given on its authority as experts in accounting and auditing.

                                   FORECASTS

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from the purchase of our units is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC regarding the units offered by this prospectus. As permitted by the SEC's rules and regulations, this prospectus, which is part of the registration statement, omits certain information about offering expenses, indemnification of officers and directors, exhibits, schedules and undertakings which are set forth in the registration statement. For further information about us and the units offered by this prospectus, you may desire to review the registration statement, including its schedules and the full text of any contracts, agreements or other documents filed as exhibits to the registration statement. The registration statement may be inspected and copied at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the SEC. Copies of this material can also be obtained on written request from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

As a result of this offering, we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

LEAF FINANCIAL CORPORATION FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm....................  F-1
Consolidated Balance Sheets as of September 30, 2004 and 2003..............  F-2
Consolidated Statements of Operations for the years ended September 30,
  2004 and 2003............................................................  F-3
Consolidated Statement of Stockholder's Equity for the years ended
  September 30, 2004 and 2003..............................................  F-4
Consolidated Statements of Cash Flows for the years ended September 30,
  2004 and 2003............................................................  F-5
Notes to Consolidated Financial Statements September 30, 2004 and 2003.....  F-6

LEASE EQUITY APPRECIATION FUND II, L.P. BALANCE SHEET
Report of Independent Registered Public Accounting Firm.................... F-18
Balance Sheet as of September 30, 2004..................................... F-19
Notes to Balance Sheet..................................................... F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Stockholder and Board of Directors
LEAF FINANCIAL CORPORATION


We have audited the accompanying consolidated balance sheets of Leaf Financial Corporation (a wholly owned subsidiary of Resource Leasing, Inc.) and subsidiaries as of September 30, 2004 and 2003 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Financial Corporation and subsidiaries as of September 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

/s/ Grant Thornton LLP

Cleveland, Ohio
November 12, 2004

                                           LEAF FINANCIAL CORPORATION
                             (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

                                           CONSOLIDATED BALANCE SHEETS


                                                                                 September 30,     September 30,
                                                                                     2004              2003
                                                                                  -----------       -----------
                                  ASSETS
Cash ........................................................................     $ 1,107,525       $   147,736
Due from affiliated partnerships.............................................         466,624         5,807,673
Due from Parent..............................................................           6,896                --
Investment in lease assets...................................................      24,058,754         6,778,606
Other receivables............................................................       2,155,624           973,077
Assets held for sale.........................................................              --           770,750

Property and equipment (net of accumulated depreciation of
$324,872 and $180,974).......................................................       1,264,671           521,500

Intangible asset (net of accumulated amortization of $130,311
and $94,772).................................................................         189,543           236,928
Investment in affiliated partnerships........................................         711,984           401,209
Other assets.................................................................         534,480           138,628
                                                                                  -----------       -----------
                                                                                  $30,496,101       $15,776,107
                                                                                  ===========       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES
   Bank debt.................................................................     $18,083,551       $ 7,168,371
   Accounts payable and accrued expenses.....................................       3,847,024         4,657,427
   Due to Parent ............................................................              --           993,804
   Due to affiliated partnerships............................................              --           139,941
   Subordinated note payable - Parent........................................       7,258,342         3,800,000
   Convertible notes payable.................................................          11,500            11,500
                                                                                  -----------       -----------
                                                                                   29,200,417        16,771,043
STOCKHOLDER'S EQUITY (DEFICIT)
   Common stock, $1 par value, 1,000 authorized shares,
     100 issued and outstanding..............................................             100               100
   Additional paid-in capital................................................       3,701,904            88,400
   Accumulated deficit.......................................................      (2,406,320)       (1,083,436)
                                                                                  -----------       -----------
Total stockholders equity (deficit)..........................................       1,295,684          (994,936)
                                                                                  -----------       -----------
                                                                                  $30,496,101       $15,776,107
                                                                                  ===========       ===========


         See accompanying notes to the consolidated financial statements

                                           LEAF FINANCIAL CORPORATION
                             (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                        For the years ended September 30,

                                                                               2004                    2003
                                                                            -----------             -----------
Revenues:
    Lease revenues.......................................................   $ 2,596,715             $   496,559
    Asset management fees................................................     2,461,784               2,572,683
    Asset acquisition fees...............................................     2,542,655                 820,663
    Other................................................................       660,613                 172,369
                                                                            -----------             -----------
                                                                              8,261,767               4,062,274



Expenses:
   Selling, general and administrative...................................     8,069,584               5,096,930
   Interest expense - warehouse debt                                            836,233                 251,075
   Interest expense- Parent..............................................       735,681                 218,384
   Depreciation and amortization.........................................       533,911                 195,094
   Provision for possible losses.........................................        90,728                      --
                                                                            -----------             -----------
                                                                             10,266,137               5,761,483
                                                                            -----------             -----------

Loss before income tax benefit...........................................    (2,004,370)             (1,699,209)
   Income tax benefit....................................................       681,486                 577,731
                                                                            -----------             -----------

       NET LOSS..........................................................   $(1,322,884)            $(1,121,478)
                                                                            ===========             ===========











         See accompanying notes to the consolidated financial statements


                                             LEAF FINANCIAL CORPORATION
                               (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

                                   CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                  For the years ended September 30, 2004 and 2003


                                                                                          RETAINED
                                                                         ADDITIONAL      EARNINGS
                                                    COMMON STOCK          PAID-IN      (ACCUMULATED
                                                 SHARES        VALUE      CAPITAL         DEFICIT)        TOTAL
                                                 ------        -----     ----------     -----------    -----------
BALANCE AT SEPTEMBER 30, 2002 .............         100        $ 100     $   88,400     $    38,042    $   126,542

Net loss ..................................           -            -              -      (1,121,478)    (1,121,478)
                                                 ------        -----     ----------     -----------    -----------
BALANCE AT SEPTEMBER 30, 2003..............         100        $ 100     $   88,400     $(1,083,436)     $(994,936)

Net loss...................................           -            -              -      (1,322,884)    (1,322,884)

Capital Contribution from Parent...........           -            -      3,613,504               -      3,613,504

                                                 ------        -----     ----------     -----------    -----------
BALANCE AT SEPTEMBER 30, 2004..............         100        $ 100     $3,701,904     $(2,406,320)   $ 1,295,684
                                                 ======        =====     ==========     ===========    ===========





         See accompanying notes to the consolidated financial statements

                                               LEAF FINANCIAL CORPORATION
                                 (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           For the years ended September 30,


                                                                                          2004                2003
                                                                                      -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.......................................................................    $  (1,322,884)      $ (1,121,478)
   Adjustments to reconcile net loss to net cash provided by (used
   in) operating activities.......................................................
     Depreciation and amortization................................................          533,911            195,094
     Equity in losses of affiliated partnerships..................................           29,452              1,422
      Provision for possible losses...............................................           90,728                 --
      Increase in other receivables...............................................       (1,182,547)           811,320

     Increase in other assets.....................................................         (410,698)           (73,490)
     (Decrease) increase in accounts payable and accrued expenses.................         (810,403)         3,872,360
                                                                                      -------------       ------------
         Net cash (used in) provided by operating activities......................       (3,072,441)         3,685,228

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in direct financing leases..........................................     (148,923,415)       (48,625,723)
   Proceeds from sale of direct financing leases, net of earned income............      132,655,264         44,304,181
   Purchase of furniture and equipment............................................       (1,068,041)          (377,708)
  Acquisition of equipment under operating leases.................................         (532,475)          (431,400)

  Security deposits received, net.................................................           80,578              9,145
   Investments in affiliated partnerships.........................................         (355,690)          (400,000)
   Distributions form affiliated partnerships.....................................           15,463              2,369

   Increase in other assets.......................................................               --            (25,000)
                                                                                      -------------       ------------
         Net cash used in investing activities                                          (18,128,316)        (5,544,136)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from bank debt........................................................      132,856,858          4,756,169
   Repayment of bank debt.........................................................     (118,738,913)                --
   Increase in deferred financing costs...........................................          (26,888)                --
   Proceeds from subordinated notes payable - parent company......................        3,458,342          2,800,000
   Net advances (repayments) from affiliated partnerships.........................        1,998,343         (7,037,985)

   Net advances from parent.......................................................        2,612,804                 --
                                                                                      -------------       ------------
         Net cash provided by financing activities................................       22,160,546            518,184
                                                                                      -------------       ------------

INCREASE (DECREASE) IN CASH                                                                 959,789         (1,340,724)
Cash, beginning of period.........................................................          147,736          1,488,460
                                                                                      -------------       ------------
Cash, end of period...............................................................    $   1,107,525       $    147,736
                                                                                      =============       ============




         See accompanying notes to the consolidated financial statements

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

LEAF Financial Corporation (the "Company" or "LEAF"), was incorporated in 1983 under the name of Fidelity Leasing Corporation in the State of Delaware. The name of the Company was changed to LEAF Financial Corporation in 2001.

LEAF is a wholly-owned subsidiary of Resource Leasing, Inc. ("RLI"), which is a wholly-owned subsidiary of Resource America, Inc. ("RAI"), a publicly traded company (trading under the symbol REXI on the NASDAQ system) operating in the energy, real estate, equipment leasing and structured finance sectors. RAI and RLI are collectively referred to as the "Parent".

The Company is a specialized asset manager of investments in the commercial equipment leasing sector. LEAF manages all aspects of the equipment leasing process, from the origination of leases to the end of lease asset disposition. Most of the leases originated by the Company are subsequently acquired by others with the Company continuing to manage and service them for a fee. These equipment leases are entered into with businesses throughout the United States. The targeted lessees are small and medium-sized companies engaged in general business across a wide array of industries. The primary leasing transaction size is under $2,000,000 with an average size between $50,000 to $100,000. The equipment leased includes a wide array of business essential equipment, including general office, medical practice, energy and climate control, and industrial equipment. Equipment leases are subject to the risk of default in payment by lessees. The Company seeks to control its credit risk through the use of credit scoring systems in evaluating the credit risk of applicants.

The Company is currently the sponsor and general partner of a public partnership, Lease Equity Appreciation Fund I, L.P. ("LEAF I LP"), and is in the process of obtaining regulatory approval for the sponsorship of a second public partnership, Lease Equity Appreciation Fund II, L.P. ("LEAF II LP"). The Company had previously owned a 1% general partner interest and served as manager of four other public equipment leasing partnerships from which it earned portfolio management fees. These four partnerships were dissolved in March 2004. All of the partnerships are collectively referred to as the "Partnerships". As of September 30, 2004 the Company owns a 1% general partnership interest and a 5% limited partnership interest in LEAF I LP. Limited partner units of LEAF I LP were sold and those of LEAF II LP will be sold through a select network of broker dealers throughout the United States. The offering period for LEAF I LP ended on August 15, 2004 and the offering period for LEAF II LP is expected to commence in January 2005. The Partnerships invest in equipment leases originated by the Company. The Company earns fees from the Partnerships on the sale of equipment leases to them and for servicing the lease portfolios.

In April 2003, the Company, through certain of its subsidiaries', entered into a Purchase, Sale and Contribution Agreement ("the Agreement") with certain subsidiaries of Merrill Lynch ("ML"). In accordance with the Agreement, the Company may sell and ML may purchase up to $300 million of leases originated by the Company. Subsequent to the sales, the Company acts as the servicer of the lease portfolio, and earns an annual asset management fee based on the lease portfolio balance managed. Included in "Other Receivables" in the accompanying Consolidated Balance Sheets at September 30, 2004 and 2003, respectively, are accounts receivable from ML of $1,856,826 and $811,320.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS - (CONTINUED)

During the years ended September 30, 2004 and 2003, the Company originated $149.0 million and $49.0 million in leases, respectively. As of September 30, 2004 and 2003, the Company manages for itself and others lease portfolios of $164.8 million and $46.2 million, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated. The investments in Partnerships are accounted for on the equity basis. These entities are not consolidated in the accompanying financial statements since the Company has less than a 50% ownership interest in them and the limited partners have the ability to remove the Company as general partner.

CLASSIFICATION

Management believes that, consistent with the financial statement presentation of other equipment leasing companies, it is more appropriate to present the Company's consolidated balance sheet on a non-classified basis; accordingly assets and liabilities are not segregated into current and non-current categories.

RECLASSIFICATIONS

Certain reclassifications have been made to the fiscal 2003 consolidated financial statements to conform to the fiscal 2004 presentation.

USE OF ESTIMATES

Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated unguaranteed residual values of leased equipment, the allowance for possible losses and impairment of long-lived assets. Actual results could differ from those estimates.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

USE OF ESTIMATES - (CONTINUED)

Unguaranteed Residual Values

Unguaranteed residual value represents the estimated amount to be received at lease termination from lease extensions or the ultimate disposition of the leased equipment. The estimates of residual values are based upon the Company's history with regard to the realization of residuals of similar equipment, available industry data and senior management's prior experience with respect to comparable equipment. The estimated residual values are recorded as a component of investments in lease assets receivables on a net present value basis. Residual values are reviewed periodically to determine if the current estimate of the equipment's residual value appears to be below its recorded estimate. If required, residual values are adjusted downward to reflect adjusted estimates of fair market values. In accordance with U.S. GAAP, upward adjustments to residual values are not permitted.

Allowance for Possible Losses

The Company's calculation of the allowance for possible losses gives consideration to its historical loss experience, current contractual delinquencies, economic conditions and trends, industry statistics and lease portfolio characteristics. Because lease assets are sold to third parties, without recourse early in the lease term, a substantial portion of the credit risk is transferred to those third parties. No allowance was deemed necessary at either September 30, 2004 or 2003.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If it is determined that estimated future cash flows derived from long-lived assets will not be sufficient to recover their carrying amounts, an impairment charge will be recorded, if necessary, to reduce the carrying amounts to the assets' estimated fair values.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of cash. The Company typically deposits cash with high quality financial institutions. At September 30, 2004, the Company had deposits of $2,721,063 in two financial institutions, $2,521,063 of which was in excess of amounts insured by the Federal Deposit Insurance Corporation. No losses have been experienced on such deposits.

For the year ended September 30, 2004 two customers accounted for 30.4% and 19.5% of revenues. For the year ended September 30, 2003 these two customers accounted for 64.5% and 19.3% of revenues.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

REVENUE RECOGNITION

Lease Revenues

The Company's lease transactions are generally classified as direct financing leases in accordance with SFAS No.13 and its amendments (as distinguished from sales-type or operating leases). Such leases transfer substantially all benefits and risks of equipment ownership to the customer. Unearned lease income, which is recognized as revenue over the term of the lease by the effective interest method, represents the excess of the total future minimum lease payments plus the estimated unguaranteed residual value expected to be realized at the end of the lease term over the cost of the related equipment. The Company generally discontinues the recognition of revenue for leases for which payments are more than 90 days past due. Initial direct costs incurred in consummating a lease are capitalized as part of the investment in lease receivables and amortized over the lease term as a reduction in the yield.

Leases not meeting any of the criteria to be classified as direct financing leases are deemed to be operating leases. Rental income on operating leases consists primarily of monthly periodic rentals due under the terms of the leases. Generally, during the lease terms of operating leases, the Company will not recover all of the undepreciated cost and related expenses of the leased equipment by the end of the lease term. Therefore, it is prepared to remarket the equipment at lease termination. The Company's policy is to review the expected economic life of its rental equipment on a quarterly basis in order to determine the recoverability of its undepreciated cost.

Asset Acquisition Fee

The Company receives asset acquisition fees from certain parties equal to a percentage of the cost of leased equipment acquired on behalf of these parties as compensation for acquisition expenses incurred related to the lease asset acquisitions. These fees are earned at the time the related lease assets are sold to those parties.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Asset Management Fees

The Company receives asset management fees for managing and servicing lease portfolios on behalf of third parties and recognizes fee income at the time the service is performed. The fees range from 2% to 6% of gross rental payments received from certain portfolios and for others, they are 1% of the average managed portfolio balance. In addition, the Company also receives fees as reimbursement for operating and administrative expenses incurred to manage the Partnerships.


PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, less accumulated depreciation. Such assets are depreciated for financial reporting purposes using the straight-line method over their estimated useful lives (generally three to fifteen years). Accelerated depreciation methods are used for tax purposes.

INTANGIBLE ASSET

The Company's leasing platform system is being amortized on a straight-line basis over a period of seven years. The Company recorded amortization expense of approximately $48,000 in both the years ended September 30, 2004 and 2003 and expects the annual amortization expense to be approximately $48,000 for each of the succeeding four years.

COMPREHENSIVE INCOME

Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. The Company has no components of comprehensive income other than net income for either of the years ended September 30, 2004 or 2003.

EMPLOYEE BENEFIT PLAN

The Parent sponsors, and the Company's employees are included in, an Employee Retirement Savings Plan and Trust under Section 401(k) of the Internal Revenue Code which allows employees to defer on a pretax basis, through contributions to the plan, up to 15% of their income, subject to certain limitations. The Company matches up to 50% of each employee's contribution, subject to certain limitations. The Company's contributions for the years ended September 30, 2004 and 2003 amounted to approximately $ 35,000 and $19,000 respectively.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


SUPPLEMENTAL CASH FLOW INFORMATION

                                                                           SEPTEMBER 30,        SEPTEMBER 30,
                                                                               2004                 2003
                                                                           -------------        -------------
Cash paid for interest to unrelated parties                                  $  796,000           $190,000

Non-cash investing and financing activities include the following:

Parent's contribution to capital of amounts advanced to the
Company                                                                      $3,613,504              --

Repayment of bank debt by LEAF Fund I                                        $3,202,765              --

All Federal income taxes are paid by RAI on a consolidated basis. Accordingly, the Company made no payments for Federal income taxes during either of the years ended September 30, 2004 or 2003.


FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

For cash, receivables and payables, the carrying amounts approximate fair value because of the short maturities of these instruments.

For amounts classified as due to and from affiliates and due to Parent, it is impracticable to determine the fair value because the terms of these liabilities were not negotiated at arms length.

The fair value of the Company's remaining debt approximates carrying value since interest rates approximate market at September 30, 2004 and 2003.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 3 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of its business operations, the Company has ongoing relationships with several related entities:

Relationship with Parent

Net advances from RLI accrues interest at 5.5% per annum, any unpaid interest is included in the net advances outstanding.

Certain individuals employed by the Parent perform management and administrative services for the Company. The Parent also leases office space that is utilized by the Company. No allocation of salary and benefits or rent expense was made to the Company for the years ended September 30, 2004 or 2003.

The Company files a consolidated federal income tax return with its Parent and its subsidiaries. The benefit for income taxes is an allocation to the Company based on the federal statutory income tax rate of 34% for the years ended September 30, 2004 and 2003, respectively, and the Company's pretax book income. The related liability or receivable is included as a component of "Due from Parent", or "Due to Parent".

Relationship with Ledgewood Law Firm

Until April 1996, Edward E. Cohen ("E. Cohen"), Parent's Chairman of the Board, was of counsel to Ledgewood Law Firm ("Ledgewood"). The Company paid Ledgewood $243,000 and $50,000 during the years ended September 30, 2004 and 2003, respectively, for legal services rendered to the Company. E. Cohen receives certain payments from Ledgewood related to the termination of his affiliation with and the redemption of his interest in Ledgewood.

Transactions with affiliated partnerships:

Due from affiliated partnerships consists of the following at:


                                       SEPTEMBER 30,    SEPTEMBER 30,
                                           2004             2003
                                       -------------    -------------
LEAF I LP                                $ 57,223        $5,702,467
LEAF II LP                                409,401                --
Dissolved partnerships                         --           105,206
                                         --------        ----------
                                         $466,624        $5,807,673
                                         ========        ==========

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 3 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - (CONTINUED)

Transactions with affiliated partnerships (continued:):


The amount due from affiliated partnerships represents funds expended by the Company for the benefit of or advanced to LEAF I LP and LEAF II LP. The amount due from LEAF II LP at September 30, 2004 represents funds expended in connection with the offering of its limited partnership units. The Company is entitled to reimbursement for a percentage of funds raised from the sale of limited partnership interests in LEAF II LP.

Investment in affiliated partnerships consists of the following at:

                                    SEPTEMBER 30,       SEPTEMBER 30,
                                        2004                2003
                                    -------------       -------------
LEAF I LP                             $ 710,984          $ 397,209
LEAF II LP                                1,000                 --
Dissolved partnerships                       --              4,000
                                      ---------          ---------
                                      $ 711,984          $ 401,209
                                      =========          =========


The following fees were earned from affiliated partnerships during the periods indicated:

                                    SEPTEMBER 30,       SEPTEMBER 30,
                                        2004                2003
                                    -------------       -------------
Asset management fees                $ 1,434,000         $ 2,416,000
Asset acquisition fees               $   720,000           $ 433,000

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003



NOTE 4 - INVESTMENT IN LEASE ASSETS


The investment in lease assets consists of the following components:

                                                        SEPTEMBER 30,     SEPTEMBER 30,
                                                            2004              2003
                                                        -------------     -------------
   Direct financing leases                               $20,726,615       $6,778,606
   Notes receivable                                        2,822,155               --
   Assets subject to operating leases, net of
   accumulated depreciation of $22,492                       509,984               --
                                                         -----------       ----------
   Investment in leases and notes receivable             $24,058,754       $6,778,606
                                                         ===========       ==========


The components of the Company's net investment in direct financing leases are as follows at:

                                                                    SEPTEMBER 30,       SEPTEMBER 30,
                                                                        2004                2003
                                                                     -----------         -----------
   Total future minimum lease  payments
     receivable.....................................                 $25,052,419         $ 7,982,211
   Initial direct costs, net of amortization........                     427,580             121,645
   Unguaranteed residual............................                      86,721              50,796
   Unearned lease income............................                  (4,694,833)         (1,326,259)
   Unearned residual income.........................                     (26,721)            (11,814)
   Security deposits                                                    (118,551)            (37,973)
                                                                     -----------         -----------
                                                                     $20,726,615         $ 6,778,606
                                                                     ===========         ===========

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003


NOTE 4 - INVESTMENT IN LEASE ASSETS - (CONTINUED)

The Company's direct financing leases have initial lease terms ranging from approximately 12 to 84 months. Although the lease and note terms extend over many years as indicated in the table below, the Company routinely sells them to third parties shortly after origination. The contractual future minimum lease, note and related rental payments expected to be received on non-cancelable direct financing leases, notes and operating leases for each of the five succeeding fiscal years ended September 30 and thereafter are as follows:

                                                 DIRECT
                                               FINANCING         NOTES       OPERATING
                                                 LEASES        RECEIVABLE     LEASES        TOTAL
                                              -----------      ----------    --------    -----------
                          2005...........     $ 6,027,448      $1,643,016    $186,321      7,856,785
                          2006...........       5,891,551         194,892     179,160      6,265,603
                          2007...........       5,055,953         209,571     118,648      5,384,172
                          2008...........       3,695,858         170,385      35,872      3,902,115
                          2009...........       2,921,226         146,243      12,171      3,079,640
                          Thereafter.....       1,460,383         458,048       --         1,918,431
                                              -----------      ----------    --------    -----------
                                              $25,052,419      $2,822,155    $532,172    $28,406,746
                                              ===========      ==========    ========    ===========


NOTE 5 - PROPERTY AND EQUIPMENT


Property and equipment consists of the following at:

                                                                SEPTEMBER 30,       SEPTEMBER 30,
                                                                    2004                2003
                                                                -------------       -------------
Computer equipment                                               $1,503,237           $687,498
Leasehold improvements                                              184,205              2,291
Furniture and fixtures                                               69,474              4,097
Office equipment                                                     13,601              8,588
                                                                 ----------           --------
                                                                  1,770,517            702,474
Less - accumulated depreciation and amortization                   (505,846)          (180,974)
                                                                 ----------           --------
                                                                 $1,264,671           $521,500
                                                                 ==========           ========

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003

NOTE 6 - DEBT

Bank Warehouse Debt


The table below summarizes the Bank Warehouse Debt as of September 30, 2004 and September 30, 2003:

                                                                  September 30,    September 30,
                                                                  -------------    -------------
                                                                      2004             2003
                                                                      ----             ----
National City Bank, warehouse line of credit, with an
aggregate borrowing limit of $20 million collateralized by
specific lease receivables and related equipment. Interest
on this facility is calculated at LIBOR plus 3% per annum
at the time of borrowing (4.65% to 4.84% at September
30, 2004). Interest and principal are due monthly over
the term of the underlying lease receivables. Obligations
under this facility are guaranteed by RAI. As amended
this facility expires in April 2005.                              $   8,486,958    $   2,458,502

Commerce Bank, N.A., revolving line of credit, with an
aggregate borrowing limit of $15 million collateralized by
specific lease receivables and related equipment. Interest
on this facility is calculated at the Company's option, at
either the lender's prime rate plus 1% or LIBOR plus 3%
per annum (4.65% at September 30, 2004). Interest and
principal are due monthly over the term of the underlying
lease receivables. Obligations under this facility are
guaranteed by RAI. As amended this facility expires in
November 2005.                                                    $   9,596,593        4,709,869
                                                                  -------------    -------------

Total outstanding bank debt                                       $  18,083,551    $   7,168,371
                                                                  =============    =============

The above lines of credit contain certain covenants requiring the Company to maintain certain financial ratios and restricts changes in the Company's ownership. At September 30, 2004, all financial covenants have been met.

                           LEAF FINANCIAL CORPORATION
              (A Wholly-Owned Subsidiary of Resource Leasing, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                           September 30, 2004 and 2003



NOTE 6 - DEBT - (CONTINUED)


Subordinated Note Payable - Parent

This note bears interest at 12% per annum and is subordinated to the bank warehouse debt. Principal is due in installments of approximately $1.8 million on December 31, 2005, 2006, 2007, with the balance payable December 31, 2008, if permitted under the Subordination Agreement. Accrued interest under the note is added to the outstanding note balance on a monthly basis.

Convertible notes payable

In 2002, the Company issued convertible notes payable to two of its executive officers. The notes accrue interest at a rate of 8% per annum, and mature in 2012. No payment of accrued interest or principal is due until 2007, at which time all accumulated accrued interest is due. Thereafter, monthly interest payments are required until the notes mature. The notes can be converted into 11.5% of the Company's common stock.

The debt maturity for each of the five succeeding years ending September 30 is as follows:

                            2005...................              $8,486,958
                            2006...................              11,411,178
                            2007...................               1,812,771
                            2008...................               1,815,493
                            2009...................               1,815,493
                            Thereafter.............                  11,500
                                                                -----------
                                                                $25,353,393
                                                                ===========



NOTE 7 - ACQUISITION

On June 30, 2004 the Company expanded its lease origination capability and assets under management with the acquisition of certain assets of Premier Lease Services, L.C. of West Des Moines, IA. The acquisition included both a portfolio of small ticket leases with a value of $35 million bought on behalf of its investment partners and numerous vendor finance relationships as well as the right to utilize certain of Premiers' origination personnel.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
Lease Equity Appreciation Fund II, L.P.

         We have audited the accompanying balance sheet of Lease Equity Appreciation Fund II, L.P. (a development stage enterprise) as of September 30, 2004. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Lease Equity Appreciation Fund II, L.P. (a development stage enterprise) as of September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Cleveland, Ohio
November 8, 2004

                    LEASE EQUITY APPRECIATION FUND II, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  Balance Sheet

                                                        September 30,
                                                            2004
                                                        -------------
ASSETS
Cash ...............................................       $1,001
                                                           ======

LIABILITIES AND PARTNERS' CAPITAL
Partners' Capital
         General Partner ...........................       $1,000
         Limited Partner ...........................            1
                                                           ------
                                                           $1,001
                                                           ======

    The accompanying notes are an integral part of this financial statement

                    LEASE EQUITY APPRECIATION FUND II, L.P.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET
                               September 30, 2004

1. ORGANIZATION AND BUSINESS OPERATIONS

     Lease Equity Appreciation Fund II, L.P. (the Fund), a Delaware limited partnership, was formed on March 30, 2004 by LEAF Financial Corporation (the General Partner). The Fund's Fiscal Year ends on December 31. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. ("RAI") is a publicly-traded company (NASDAQ: REXI) operating in the energy, real estate, financial services, and equipment leasing sectors.

     The General Partner and the initial limited partner capitalized the Fund. Upon the consummation of the public offering, the initial limited partner will withdraw, its capital contribution will be refunded and the units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.

     The General Partner will own a 1% general partnership interest, and the limited partners will own a 99% limited partnership interest. Cash distributions will be made monthly. The distributions will be allocated 99% to the limited partners and 1% to the General Partner. Net income and net losses will also be allocated 99% to the limited partners and 1% to the General Partner.

     The Fund is considered to be a development stage enterprise and its sole activity through September 30, 2004 consisted of the organization and start-up of the Fund. Accordingly, no statement of operations is presented.

     The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing portfolios of equipment subject to existing leases from other equipment lessors. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment leases and portfolios of existing equipment leases in order to generate regular cash distributions to the limited partners over the life of the Fund.

     The Fund shall terminate on December 31, 2029, unless sooner dissolved or terminated as provided in the Partnership Agreement.

2. PUBLIC OFFERING OF LIMITED PARTNERSHIP UNITS

     The Fund intends to file a registration statement for the sale of its limited partnership units. The General Partner or its affiliate will receive an organization and offering expense allowance of 3.5% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions, but does cover reimbursement to the selling dealers of up to a maximum of .5% of offering proceeds for their bona fide accountable due diligence expenses.

3. TRANSACTIONS WITH AFFILIATES

     The General Partner will receive a fee for assisting the fund in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases equal to 2% of the purchase price the Fund pays for the equipment or portfolios of equipment subject to existing equipment leases, including in each instance any debt it incurs or assumes in connection with the purchases.

     The General Partner will receive a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment.

                    LEASE EQUITY APPRECIATION FUND II, L.P.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET
                               September 30, 2004

3. TRANSACTIONS WITH AFFILIATES (CONTINUED)

     During the Fund's five-year investment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

     The General Partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital.

     The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any release of equipment, payable as the Fund receives rental payments from release. The Fund will not, however, pay a release commission if the release is with the original lessee or its affiliates.

     The General partner will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Fund's partnership agreement.

     Anthem Securities, Inc., an indirect subsidiary of RAI, will receive an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 7% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units.

                                   APPENDIX A

                       AMENDED AND RESTATED AGREEMENT OF

                              LIMITED PARTNERSHIP

                                       OF

                    LEASE EQUITY APPRECIATION FUND II, L.P.

                               TABLE OF CONTENTS


I.         DEFINITIONS..............................................................................        1
           1.1       Defined Terms..................................................................        1
II.        FORMATION OF PARTNERSHIP.................................................................       11
           2.1       Formation of Partnership.......................................................       11
III.       NAME.....................................................................................       11
           3.1       Name...........................................................................       11
IV.        PLACES OF BUSINESS.......................................................................       11
           4.1       Principal Place of Business....................................................       11
           4.2       Other Places of Business.......................................................       11
V.         NAMES AND ADDRESSES OF PARTNERS..........................................................       11
           5.1       Names and Addresses of Partners................................................       11
VI.        PURPOSES AND OBJECTIVES..................................................................       12
           6.1       Purposes.......................................................................       12
           6.2       Investment Objectives..........................................................       12
VII.       TERM.....................................................................................       12
           7.1       Term...........................................................................       12
VIII.      PARTNERS AND CAPITAL.....................................................................       12
           8.1       General Partner................................................................       12
           8.2       Original Limited Partner.......................................................       12
           8.3       Limited Partners...............................................................       12
           8.4       Partnership Capital............................................................       14
           8.5       Capital Accounts...............................................................       14
           8.6       Additional Capital Contributions...............................................       15
           8.7       Loans by Partners..............................................................       16
           8.8       No Right to Return of Capital..................................................       16
IX.        POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER.............................................       16
           9.1       Extent of Powers and Duties....................................................       16
           9.2       Limitations on the Exercise of Powers of General Partner.......................       19
           9.3       Limitation on Liability of General Partner and its Affiliates; Indemnification.       22
           9.4       Compensation of General Partner and its Affiliates.............................       23
           9.5       Other Interests of the General Partner and its Affiliates......................       25
X.         POWERS AND LIABILITIES OF LIMITED PARTNERS...............................................       26
           10.1      Absence of Control Over Partnership Business...................................       26
           10.2      Limited Liability..............................................................       26
XI.        DISTRIBUTIONS AND ALLOCATIONS............................................................       27
           11.1      Distribution of Distributable Cash.............................................       27
           11.2      Allocations of Income and Loss.................................................       27
           11.3      Distributions and Allocations Among the Limited Partners.......................       29
           11.4      Tax Allocations: Code Section 704(c); Revaluations.............................       30
           11.5      Return of Uninvested Capital Contribution......................................       30
           11.6      No Distributions in Kind.......................................................       31
           11.7      Partnership Entitled to Withhold...............................................       31
XII.       WITHDRAWAL OF GENERAL PARTNER............................................................       31
           12.1      Voluntary Withdrawal...........................................................       31
           12.2      Involuntary Withdrawal.........................................................       32
           12.3      Consequences of Withdrawal.....................................................       32
           12.4      Liability of Withdrawn General Partner.........................................       32
           12.5      Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if
                     No Substitute General Partner Approved.........................................       33
XIII.      TRANSFER OF UNITS........................................................................       33
           13.1      Withdrawal of a Limited Partner................................................       33
           13.2      Assignment.....................................................................       33
           13.3      Substitution...................................................................       34
           13.4      Status of an Assigning Limited Partner.........................................       35
           13.5      Limited Right of Presentment for Redemption of Units...........................       35
XIV.       DISSOLUTION AND WINDING-UP...............................................................       37
           14.1      Events Causing Dissolution.....................................................       37
           14.2      Winding Up of the Partnership; Capital Contribution by the General Partner Upon
                     Dissolution....................................................................       37
           14.3      Application of Liquidation Proceeds Upon Dissolution...........................       38
           14.4      No Recourse Against Other Partners.............................................       38
XV.        FISCAL MATTERS...........................................................................       38
           15.1      Title to Property and Bank Accounts............................................       38
           15.2      Maintenance of and Access to Basic Partnership Documents.......................       39
           15.3      Financial Books and Accounting.................................................       40
           15.4      Fiscal Year....................................................................       40
           15.5      Reports........................................................................       40
           15.6      Tax Returns and Tax Information................................................       42
           15.7      Accounting Decisions...........................................................       42
           15.8      Federal Tax Elections..........................................................       42
           15.9      Tax Matters Partner............................................................       42
XVI.       MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.......................................       43
           16.1      Meetings of the Limited Partners...............................................       43
           16.2      Voting Rights of the Limited Partners..........................................       44
           16.3      Limitations on Action by the Limited Partners..................................       45
XVII.      AMENDMENTS...............................................................................       45
           17.1      Amendments by the General Partner..............................................       45
XVIII.     POWER OF ATTORNEY........................................................................       46
           18.1      Appointment of Attorney-in-Fact................................................       46
           18.2      Amendments to Agreement and Certificate of Limited Partnership.................       46
           18.3      Power Coupled With an Interest.................................................       47
XIX.       GENERAL PROVISIONS.......................................................................       47
           19.1      Notices, Approvals and Consents................................................       47
           19.2      Further Assurances.............................................................       47
           19.3      Captions.......................................................................       47
           19.4      Binding Effect.................................................................       48
           19.5      Severability...................................................................       48
           19.6      Integration....................................................................       48
           19.7      Applicable Law.................................................................       48
           19.8      Counterparts...................................................................       48
           19.9      Creditors......................................................................       48
           19.10     Successors and Assigns.........................................................       48
           19.11     Waiver of Action for Partition.................................................       48


             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    LEASE EQUITY APPRECIATION FUND II, L.P.

This Amended and Restated Agreement of Limited Partnership is made and entered into by and among LEAF FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as the General Partner, _______________, as the "Original Limited Partner," and such other persons who may be admitted from time to time as Limited Partners.

                            ARTICLE I - DEFINITIONS

1.1   DEFINED TERMS

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

         (a) "ACCOUNTANTS" means any firm of independent certified public accountants that is engaged from time to time by the General Partner on behalf of the Partnership.

         (b) "ACQUISITION EXPENSES" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of credit reports, appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments not acquired, accounting fees and expenses, insurance costs and miscellaneous other expenses, however designated.

         (c) "ACQUISITION FEES" means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers which are not Affiliates of the General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

         (d) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be:

                  (i)       reduced for any items described in Treas. Reg.
                            Section 1.704- 1(b)(2)(ii)(d)(4),(5), and (6);

                  (ii) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation; and

                  (iii) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5)
                            (relating to minimum gain).

         (e) "ADJUSTED CAPITAL CONTRIBUTION" means, as to any Limited Partner, as determined from time to time, the Limited Partner's Capital Contribution reduced, but not below zero, by all distributions previously made to the Limited Partner by the Partnership which are deemed to reduce the Limited Partner's Capital Contribution under Section 11.3(d)(ii), and by all payments previously made to the Limited Partner in Redemption of a portion or all of the Limited Partner's Units under Section 13.5.

         (f) "ADMINISTRATOR" means the official or agency administering the securities laws of a state or other political subdivision of the United States.

         (g)      "AFFILIATE" means, with respect to any Person:

                  (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person;

                  (ii)      any officer, director or partner of such Person;

                  (iii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person; and

                  (iv) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

         (h) "AFFILIATED LIMITED PARTNER" means the General Partner and any officer, director, employee or other Affiliate of the General Partner, the Dealer-Manager, the Selling Dealers and any registered representative or principal of a Selling Dealer, registered investment advisors and their clients and investors who buy units through the officers and directors of the General Partner, to the extent they purchase Units under Section 8.3(c) and are admitted as a Limited Partner at a Closing.

         (i) "AFFILIATED PROGRAM" means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or any of its Affiliates has an interest.

         (j) "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as it may hereafter be amended, supplemented or restated from time to time.

         (k) "ASSIGNEE" means any Person to whom any Unit or Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

         (l) "ASSIGNMENT" means, with respect to any Unit or Partnership Interest or any part thereof, the sale, assignment, transfer, gift or other disposition of such Unit or Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

         (m) "BOOK VALUE" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

         (n) "CAPITAL ACCOUNT" means the capital account maintained for each Partner under Section 8.5.

         (o)      "CAPITAL CONTRIBUTIONS" means:

                  (i) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus any additional amounts as may be contributed to the capital of the Partnership by the General Partner; and

                  (ii) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner, i.e. either the Gross Unit Price or the Net Unit Price, without deduction for Front-End Fees (whether payable by the Partnership or not), but excluding funds reinvested under Section 9.1(b)(xxvii).

         (p) "CASH FLOW" means the Partnership's Gross Revenue, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

         (q) "CLOSING" means the admission of Limited Partners to the Partnership in accordance with Section 8.3.

         (r) "CLOSING DATE" means any date on which any Limited Partner is admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

         (s) "CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

         (t)      "COMMISSION" means the Securities and Exchange Commission.

         (u)      "CONSENT" means:

                  (i) consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1; or

                  (ii) the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

                  (iii)     the act of granting such consent;

                  as the context may require.

         (v) "CONTROLLING PERSON" means, with respect to the General Partner or any Affiliate of the General Partner, any of its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         (w) "COUNSEL" and "COUNSEL TO THE PARTNERSHIP" means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

         (x) "CUMULATIVE RETURN" means, as to any Limited Partner, an amount equal to an 8% annual (0.66667% monthly) cumulative return on the Limited Partner's Adjusted Capital Contribution (without reduction for any distribution made or to be made to the Limited Partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

         (y)      "DEALER-MANAGER" means:

                  (i) Anthem Securities, Inc., an Affiliate of the General Partner, the broker/dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire; and

                  (ii) Bryan Funding, Inc., the broker/dealer which will manage the offering and sale of the Units in Minnesota and New Hampshire.

         (z) "DEALER-MANAGER AGREEMENT" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

         (aa) "DEALER-MANAGER FEE" means, in the aggregate, fees payable to the Dealer-Manager in an amount equal to 3% of the Gross Unit Price per Unit sold.

         (bb) "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

         (cc) "DISTRIBUTABLE CASH" means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

         (dd) "DUE DILIGENCE EXPENSES" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering, not to exceed .5% of the Gross Unit Price per Unit sold.

         (ee) "EFFECTIVE DATE" means the date the Registration Statement is declared effective by the Commission.

         (ff) "EQUIPMENT" means any new, used or reconditioned equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, and shall also be deemed to include such equipment and related property or other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease or a Secured Loan.

         (gg) "ESCROW ACCOUNT" means an interest-bearing account established and maintained by the Partnership, the General Partner and the Dealer-Manager with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners on the Initial Closing Date.

         (hh) "ESCROW AGENT" means Commerce Bank, NA, or another United States banking institution with at least $50 million in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

         (ii) "ESCROW AGREEMENT" means the Escrow Agreement between the Partnership and the Escrow Agent, filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

         (jj) "FINAL CLOSING DATE" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

         (kk)     "FINANCING TRANSACTION" means:

                  (i) any extension of credit or loan which is secured by a security interest in Equipment or other tangible or intangible personal property; any Lease of such property or any Secured Loan;

                  (ii)      any notes issued in connection with a
                            securitization of equipment leases, lease receivables or Secured Loans; or

                  (iii) any transaction in which Equipment, equipment leases or Secured Loans are sold to a Person for purposes of securitization and with customary retained rights or interests.

         (ll)     RESERVED

         (mm) "FISCAL PERIOD" means any interim accounting period established by the General Partner within a Fiscal Year.

         (nn) "FISCAL QUARTER" means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal
                  Year).

         (oo) "FISCAL YEAR" means the Partnership's annual accounting period established pursuant to Section 15.4.

         (pp) "FRONT-END FEES" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases, including Sales Commissions, Dealer-Manager Fees, Organization and Offering Expense Allowances, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

         (qq) "FULL-PAYOUT LEASE" means any lease pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

         (rr) "GENERAL PARTNER" means LEAF Financial Corporation, and its successors or permitted assigns, as general partner of the Partnership.

         (ss) "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

                  (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

                  (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704- 1(b)(2)(iv)(f)(5) if the
                            Partnership so elects;

                  (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

                  (iv) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

                  (v) if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses
                            (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

         (tt) "GROSS OFFERING PROCEEDS" means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

         (uu) "GROSS REVENUE" means gross cash receipts of the Partnership from whatever source, excluding Capital Contributions.

         (vv)     "GROSS UNIT PRICE" means $100.

         (ww) "INCOME" or "LOSS" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses shall be applied to increase such taxable income or reduce such loss;

                  (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income and Loss, shall be applied to reduce such taxable income or increase such loss;

                  (iii) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704- 1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

                  (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

                  (v)       any items which are specially allocated pursuant to
                            Section 11.2(f) shall not be taken into account in computing Income or Loss.

         (xx) "INDEBTEDNESS" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

         (yy) "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the General Partner or its Affiliates, who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work.

         (zz) "INITIAL CLOSING DATE" means the first Closing Date for the Partnership on which Limited Partners with Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

         (aaa) "INVESTMENT IN EQUIPMENT" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.

         (bbb) "INVESTMENT COMMITTEE" means a committee of the board of directors of the General Partner to establish credit review policies and procedures, supervise the efforts of the General Partner's credit department, approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established and, pursuant to Section 9.5, to resolve conflicts in allocating Investments among Programs.

         (ccc) "INVESTMENTS" means the Partnership's portfolio, from time to time, of Equipment, Leases and Secured Loans.

         (ddd)    "IRA" means an Individual Retirement Account.

         (eee) "IRS" means the Internal Revenue Service or any successor agency thereto.

         (fff) "LEASE" means any Full-Payout Lease, any Operating Lease and any residual value interest therein.

         (ggg) "LENDER" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future amounts payable under any Lease or Secured Loan and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing any such transaction.

         (hhh)    "LESSEE" means a lessee under a Lease.

         (iii) "LIMITED PARTNER" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as a Limited Partner or an Affiliated Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

         (jjj) "LIQUIDATION PERIOD" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of the Partnership's operations and affairs, and for liquidation or disposition of the Partnership's Investments.

         (kkk) "MAJORITY" or "MAJORITY INTEREST" means Limited Partners owning more than 50% of the aggregate outstanding Units.

         (lll) "MANAGEMENT FEES" means, for any month, the following fees one or all of which may be payable to the General Partner, in an amount equal to the lesser of the maximum fees set forth below in (i) through (iv) below, compared with, in each case, the fees which are reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments. The maximum permitted Management Fees for (i) through (iv) are as follows:

                  (i) an amount equal to 0.08335% (1% annually) of Gross Revenues on Operating Leases managed by third-parties under the General Partner's supervision;

                  (ii) an amount equal to 0.33333% (4% annually) of Gross Revenues on Operating Leases managed by the General Partner or its Affiliates;

                  (iii) an amount equal to 0.16667% (2% annually) of Gross Revenues on Full-Payout Leases which contain Net Lease Provisions; and/or

                  (iv) an amount equal to 0.16667% (2% annually) of Gross Revenues on Secured Loans.

         (mmm) "MAXIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions for 600,000 Units on or before the Final Closing Date.

         (nnn) "MINIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions for not less than 20,000 Units, excluding the 10 Units subscribed for by the Original Limited Partner and any Units subscribed for by the General Partner or its officers, directors, employees or other Affiliates.

         (ooo)    "NASD" means the National Association of Securities Dealers,
                  Inc.

         (ppp)    RESERVED

         (qqq) "NET LEASE PROVISIONS" means contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are absolutely net to the lessor. Notwithstanding, a lease may be deemed to contain net lease provisions even if some minor costs or responsibilities remain with the lessor or if the lessor retains the option to require and pay for a higher standard of care or a greater level of maintenance or insurance, than would be imposed on the lessee under the terms of the lease.

         (rrr) "NET OFFERING PROCEEDS" means the Gross Offering Proceeds minus the Dealer-Manager Fees, Sales Commissions, Due Diligence Expenses and the Organization and Offering Expense Allowance payable by the Partnership.

         (sss) "NET UNIT PRICE" means the Gross Unit Price less an amount equal to 7% of the Gross Unit Price (equivalent to the Sales Commission) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

         (ttt) "NET WORTH" means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by generally accepted accounting principles, but excluding home, home furnishings and automobiles. Provided, however, that with respect to the General Partner, "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of the assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute the total asset. The amount of depreciation may be added only to the extent that the amount resulting after adding depreciation does not exceed the fair market value of the asset.

         (uuu) "NOTICE" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid to such Person at the last known address of such Person, or sent by telefax and receipt is confirmed by telephone during normal business hours.

         (vvv) "OFFERING" means the offering of Units pursuant to the Prospectus.

         (www) "OFFERING PERIOD" means the period from the Effective Date to the Termination Date.

         (xxx) "OPERATING LEASE" means a lease pursuant to which the aggregate noncancellable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

         (yyy) "OPERATIONS" means all operations and activities of the Partnership except Sales.

         (zzz) "ORGANIZATION AND OFFERING EXPENSE ALLOWANCE" means an amount equal to 3.5% of the Gross Offering Proceeds.

         (aaaa)   "ORGANIZATION AND OFFERING EXPENSES" means:

                  (i) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except for Sales Commissions and Dealer-Manager
                            Fees) including, without limitation:

                            (A)      printing costs;

                            (B)      registration and filing fees;

                            (C)      attorneys', accountants' and other
                                     professional fees;

                            (D)      Due Diligence Expenses; and

                  (ii) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units.

         (bbbb) "PARTICIPANT LIST" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

         (cccc)   "PARTNER" means the General Partner (including any
                  Substitute General Partner) and any Limited Partner or Affiliated Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

         (dddd) "PARTNER NONRECOURSE DEBT" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

         (eeee) "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

         (ffff) "PARTNER NONRECOURSE DEDUCTIONS" consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

         (gggg)   "PARTNERSHIP" means Lease Equity Appreciation Fund II, L.P.

         (hhhh) "PARTNERSHIP INTEREST" means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.

         (iiii) "PARTNERSHIP LOAN" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 9.2(c).

         (jjjj) "PARTNERSHIP MINIMUM GAIN" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704- 2(j)(1)(iii).

         (kkkk) "PARTNERSHIP NONRECOURSE DEDUCTIONS" consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

         (llll) "PAYOUT" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of the Limited Partner's Capital Contribution plus the Cumulative Return compounded daily (in this case only) from the last Closing Date.

         (mmmm) "PERSON" means any natural person, partnership, trust, corporation, association or other legal entity.

         (nnnn) "PROGRAM" means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, equipment leases or related instruments.

         (oooo) "PROSPECTUS" means the prospectus included as part of the Registration Statement, as supplemented or amended.

         (pppp) "PURCHASE PRICE" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related Acquisition Fees, Acquisition Expenses, and all liens and encumbrances on the Investment, but excluding "points" and prepaid interest. "Purchase Price" also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

         (qqqq) "QUALIFIED PLAN" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, and its related trust.

         (rrrr) "QUALIFIED SUBSCRIPTION ACCOUNT" means the interest-bearing account established and maintained by the Partnership for the purpose of holding Subscription Monies received subsequent to the Initial Closing Date.

         (ssss) "REDEMPTION" means the purchase of Units from Limited Partners by the Partnership under Section 13.5.

         (tttt) "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 filed with the Commission under the Securities Act in the form in which the Registration Statement is declared to be effective for the offer and sale of the Partnership's Units.

         (uuuu) "REINVESTMENT PERIOD" means the period beginning with the Initial Closing Date and ending five years after the Final Closing Date.

         (vvvv) "REINVESTMENT PERIOD CASH DISTRIBUTIONS" means, with respect to any Limited Partner, all distributions made to the Limited Partner by the Partnership during the Reinvestment Period up to the Cumulative Return.

         (wwww) "RE-LEASING FEE" means, with respect to any Equipment, a fee payable to the General Partner for providing re-leasing services to the Partnership, not to exceed the lesser of:

                  (i) the competitive rate for comparable services for similar equipment; or

                  (ii) 2% of gross rental revenues derived from the re-lease of the Equipment after the time that the re-lease of the Equipment has been consummated as a result of the efforts of the General Partner or its Affiliates.

         (xxxx) "RESERVES" means reserves established and maintained by the Partnership for working capital and contingent liabilities.

         (yyyy) "ROLL-UP" means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. The term does not include:

                  (i) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or


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

                  (ii) a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in:

                            (A)      Limited Partners' voting rights;

                            (B)      the term of existence of the Partnership;

                            (C) the compensation of the General Partner or its Affiliates from the Partnership;

                            (D)      the Partnership's investment objectives;
                                     or

                            (E) the income taxation of the Partnership or the Limited Partners.

         (zzzz) "ROLL-UP ENTITY" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

         (aaaaa) "SALE" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

         (bbbbb) "SALES COMMISSIONS" means, with respect to any Unit, an amount equal to 7% of the Gross Unit Price per Unit sold.

         (ccccc) "SECURED LOAN" means a loan or other extension of credit provided by the Partnership to a third-party end user to finance the end user's purchase of Equipment, with that Equipment being used as collateral for the repayment of the loan.

         (ddddd) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (eeeee) "SELLING DEALER" means each member firm of the NASD which has been selected by the Partnership or the Dealer-Manager to offer and sell Units and has entered into a Selling Dealer Agreement.

         (fffff) "SELLING DEALER AGREEMENT" means each of the agreements entered into between the Partnership or the Dealer-Manager and any Seller Dealer with respect to the offer and sale of Units.

         (ggggg) "SUBORDINATED REMARKETING FEE" means, with respect to any Investment, a fee in the amount equal to the lesser of:

                  (i) 3% of the contract sales price applicable to the Investment; or

                  (ii) one-half of a brokerage fee that is reasonable, customary and competitive in light of the size, type and location of the Investment.

         (hhhhh) "SUBSCRIPTION AGREEMENT" means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.

         (iiiii) "SUBSCRIPTION MONIES" means the funds subscribed by Limited Partners for the purchase of Units.

         (jjjjj) "SUBSTITUTE GENERAL PARTNER" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 12.5.

         (kkkkk) "SUBSTITUTE LIMITED PARTNER" means any Assignee of Units who is admitted to the Partnership as a Limited Partner under
                  Section 13.3.

         (lllll)  "TERMINATION DATE" means the earliest of:

                  (i) the date on which the Maximum Offering has been sold;

                  (ii) two years following the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring the renewal, requalification or consent with respect to the extension of the

                            Offering Period beyond one year following the Effective Date in the Administrator's jurisdiction); or

                  (iii)     the date determined by the General Partner.

         (mmmmm) "TREASURY REGULATION" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

         (nnnnn) "UNIT" means a unit of Limited Partner interest in the Partnership held by any Limited Partner, including rights to profits, losses, income, gain, credits, deductions, cash distributions, returns of capital, voting rights and other attributes of the Units all as provided by, and subject to the terms and provisions of, this Agreement.

         (ooooo) "UNPAID CUMULATIVE RETURN" means, as to any Limited Partner, the amount of the Limited Partner's Cumulative Return calculated through the date as of which the Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions previously made to the Limited Partner by the Partnership which are deemed to be a reduction of the Limited Partner's Unpaid Cumulative Return under Section 11.3(d)(i).

                     ARTICLE II - FORMATION OF PARTNERSHIP

2.1   FORMATION OF PARTNERSHIP

The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise herein expressly provided.

                               ARTICLE III - NAME

3.1   NAME

The business of the Partnership shall be conducted under the name "Lease Equity Appreciation Fund II, L.P." or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

                        ARTICLE IV - PLACES OF BUSINESS

4.1   PRINCIPAL PLACE OF BUSINESS

The principal office and place of business of the Partnership shall be 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801. The General Partner may from time to time change the principal place of business and, in such event, the General Partner shall notify the Limited Partners of such change in writing no later than 60 days following the effective date of such change.

4.2   OTHER PLACES OF BUSINESS

The Partnership may maintain such other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

                  ARTICLE V - NAMES AND ADDRESSES OF PARTNERS

5.1   NAMES AND ADDRESSES OF PARTNERS

The name and address of the General Partner shall be as set forth in Section 19.1, and the names and addresses of the Limited Partners shall be as set forth in their respective Subscription Agreements, as the same may be supplemented or amended from time to time. Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt by the Partnership.

                      ARTICLE VI - PURPOSES AND OBJECTIVES

6.1   PURPOSES

The purpose and business of the Partnership is to:

         (a) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, loan, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create or receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases of all kinds; and

         (b) engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

6.2   INVESTMENT OBJECTIVES

The investment objectives of the Partnership in conducting its business shall be to:

         (a) preserve, protect and return the Capital Contributions of the Partners;

         (b) generate regular distributions sufficient to provide the Cumulative Return to the Partners;

         (c) during the Reinvestment Period, distribute the Cumulative Return and then reinvest the excess Distributable Cash in additional Investments; and

         (d) provide distributions to Partners after the Reinvestment Period until the sale of all Investments.

                               ARTICLE VII - TERM

7.1   TERM

The term of the Partnership began with the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on March 30, 2004 and will end at midnight on December 31, 2029, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

                      ARTICLE VIII - PARTNERS AND CAPITAL

8.1   GENERAL PARTNER

The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership. The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a net worth that is at least sufficient to satisfy the Net Worth requirements for a general partner under policies adopted by Administrators.

8.2   ORIGINAL LIMITED PARTNER

The Original Limited Partner has made a capital contribution of $1.00 to the Partnership. By execution hereof, the Original Limited Partner agrees to withdraw as Original Limited Partner, and the parties hereto agree to return the capital contribution of $1.00 and to retire the original 10 Units on the Initial Closing Date and admission of additional Limited Partners.

8.3   LIMITED PARTNERS

         (a) From and after the Initial Closing Date, there shall be one class of Limited Partners.. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of up to 600,000 Units to the Limited Partners.

         (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and such other documents as the General Partner shall reasonably request. These documents shall be in form and substance reasonably satisfactory to the General Partner. Among other things, each Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons:

                  (i)       who represent that they have either:

                            (A) an annual gross income of at least $45,000 and a Net Worth of at least $45,000; or

                            (B)      a Net Worth of at least $150,000; or

                  (ii) who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile, if more stringent than the standards described in clause (i) above.

         (c) At the time of subscribing each Limited Partner (other than an Affiliated Limited Partner) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price for each Unit purchased. At the time of subscribing each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit purchased. Each Limited Partner (except Ohio Residents) may elect on his Subscription Agreement to have his Partnership distributions reinvested in additional Units during the Offering Period, on the same terms as the purchase of the Limited Partner's original Units, other than the minimum required number of Units, to the extent that Units are available for purchase. In particular, the purchase price of these additional Units shall be the same price the Limited Partner paid for his original Units, either the Gross Unit Price or the Net Unit Price.

         (d) Limited Partners must purchase a minimum of 25 Units, other than IRAs or Qualified Plans which may purchase a minimum of 10 Units, unless a different minimum number of Units is required by the Administrator of the Limited Partner's state or other jurisdiction of residence. Limited Partners may subscribe for additional Units at the Gross Unit Price or Net Unit Price, whichever shall be applicable.

         (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and its Affiliates collectively shall not exceed 10% of all Units sold.

         (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, weekly Closings will be held. The General Partner shall notify each subscriber whose subscription has been accepted by the General Partner as promptly as practical of such subscriber's admission as a Limited Partner.

         (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance sent by the General Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription before it has been accepted by the General Partner by providing written notice to the General Partner, signed by each subscriber, of their intent to cancel, in a form satisfactory to the General Partner. The Partnership may not complete a sale of Units to any Limited Partner until at least five business days after the date the Limited Partner received a final Prospectus.

         (h) Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, not later than 15 days after the Initial Closing Date or, thereafter, the last day of the calendar month following the date the subscription was accepted by the Partnership.

         (i) The amount of the Capital Contribution made by each Limited Partner shall be set forth on the Partnership's books and records, which shall be supplemented or amended from time to time promptly following each Closing Date to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to attend to such books and records following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was admitted to the Partnership at such Closing.

         (j) The General Partner shall establish the Escrow Account and the Qualified Subscription Account. From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in the Qualified Subscription Account until the release thereof on the applicable Closing Date.

         (k) On the Initial Closing Date or any subsequent Closing Date, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Person admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. The Partnership shall pay such interest to the Limited Partners, as their interests may appear, promptly after such Closing Date. Subscription Monies deposited by any Person whose subscription is rejected by the General Partner shall be immediately returned to that Person, together with any interest earned thereon and without deduction for any Front-End Fees. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account beyond the Termination Date before either being released to the Partnership upon a Closing or, if the Minimum Offering has not been achieved, returned to the subscriber.

         (l) Notwithstanding anything to the contrary set forth in this Agreement, Subscription Monies of Persons who are residents of Iowa and Pennsylvania shall be held in a separate Escrow Account by the Escrow Agent. Subscriptions of Iowa and Pennsylvania residents shall not be used in computing the Minimum Offering. At such time as 30,000 Units have been sold and subscriptions therefor accepted by the Partnership, the Subscription Monies of Iowa and Pennsylvania residents whose subscriptions have been accepted by the Partnership shall be released from the Escrow Account to the Partnership and such Iowa and Pennsylvania residents shall be admitted to the Partnership as Limited Partners.

8.4   PARTNERSHIP CAPITAL

         (a) No Partner shall be paid interest on any Capital Contribution, except for interest earned on Subscription Monies as provided in Section 8.3(k).

         (b) In addition to the redemption of the Original Limited Partner's Units as provided in Section 8.2, the Partnership may Redeem Units presented by Limited Partners for Redemption pursuant to Section 13.5 in the General Partner's sole and absolute discretion. The Partnership shall not Redeem or repurchase any Unit except as set forth in the preceding sentence. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

         (c) Except as otherwise specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to:

                  (i) the return of such Limited Partner's Capital Contribution or Capital Account;

                  (ii)      such Limited Partner's share of Income and Losses;
                            or

                  (iii)     such Limited Partner's share of Distributable Cash.

         (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent specifically provided in this Agreement.

8.5   CAPITAL ACCOUNTS

         (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

         (b) The Capital Account of the General Partner initially shall be $1,000.

         (c) The Capital Account of each Limited Partner initially shall be such Limited Partner's Capital Contribution.

         (d)      The Capital Account of each Partner shall be increased by:

                  (i) the amount of any additional money contributed by such Partner to the Partnership;

                  (ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume under Code Section 752); and

                  (iii) allocations to such Partner of Income (or items thereof), including but not limited to items of income and gain specially allocated pursuant to
                            Section 11.2(f).

         (e)      The Capital Account of each Partner shall be decreased by:

                  (i) the amount of money distributed to or on behalf of such Partner by the Partnership;

                  (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume under Code Section 752); and

                  (iii) allocations to such Partner of Partnership Losses (or items thereof), including but not limited to items of loss and deduction specially allocated pursuant to Section 11.2(f).

         (f) For purposes of this Agreement, a General Partner who also owns Units as a Limited Partner shall have a single Capital Account that reflects both its General Partner and Limited Partner interests in the Partnership, regardless of the time or manner in which such interests were acquired.

         (g) If the Partnership Interest of a General Partner or a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to the Partnership Interest or the Unit transferred shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

         (h)      For any taxable year in which the Partnership has a Code
                  Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

         (i)      Upon the occurrence of the events specified in Treas. Reg.
                  Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

         (j) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

8.6   ADDITIONAL CAPITAL CONTRIBUTIONS

         (a) The General Partner shall not be required to make any Capital Contribution in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 14.2(c)(ii) of this Agreement.

         (b) No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3(c).

8.7   LOANS BY PARTNERS

Except as provided in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

8.8   NO RIGHT TO RETURN OF CAPITAL

No Partner shall be entitled to demand or receive any distribution of, or with respect to, such Partner's Capital Contribution or Capital Account except as specifically provided in this Agreement.

           ARTICLE IX - POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

9.1   EXTENT OF POWERS AND DUTIES

         (a) GENERAL. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership.

                  The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control.

         (b)      POWERS AND DUTIES. Pursuant to the authority granted in this
                  Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner's powers and duties shall include, but not be limited to, the following:

                  (i) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, loan, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create and receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

                  (ii) to select and supervise the activities of any Equipment management agents for the Partnership;

                  (iii) to assure the proper application of revenues of the Partnership;

                  (iv) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

                  (v) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units;

                  (vi)      to invest any and all funds held by the
                            Partnership;

                  (vii) to designate depositories of the Partnership's funds, and establish the terms and conditions of such deposits and drawings thereon;

                  (viii) to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Reinvestment Period Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security therefor;

                  (ix) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;

                  (x) to acquire and enter into any contract which the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any purpose convenient or beneficial to the Partnership;

                  (xi) to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on such terms and for such compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for such services shall be limited as specifically set forth in this Agreement;

                  (xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu thereof;

                  (xiii) to select as the accounting year for the Partnership the calendar year or such fiscal year as may be approved by the IRS;

                  (xiv) to determine the accounting method or methods to be used by the Partnership (the Partnership intends initially to use the accrual method of accounting in maintaining its books and records);

                  (xv) to require in all Partnership obligations to any Person other than a Limited Partner, as such, that the General Partner shall not have any personal liability thereon, but that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

                  (xvi) to invest temporarily the Gross Offering Proceeds or Net Offering Proceeds prior to making or acquiring Investments in short term, highly liquid investments where there is appropriate safety of principal;

                  (xvii) to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;

                  (xviii) to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if:

                            (A) doing so is in the best interest of the Partnership and the Affiliated Program;

                            (B) the Partnership and the Affiliated Program have substantially identical investment objectives;

                            (C)      there are no duplicate fees;

                            (D)      compensation of the sponsor of the
                                     Affiliated Program is substantially
                                     identical to the compensation of the
                                     General Partner;

                            (E) the Partnership has the right of first refusal to purchase any Investment jointly owned with the Affiliated Program which the Affiliated Program wishes to sell;

                            (F)      the respective investments in the
                                     Investment by the Partnership and the
                                     Affiliated Program are on substantially
                                     the same terms and conditions; and

                            (G) the joint venture is entered into either for the purpose of effecting appropriate diversification for the Partnership and the Affiliated Program, or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);

                  (xix) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Partnership;

                  (xx) to establish and maintain Reserves for such purposes and in such amounts, and to increase or reduce such amounts, as it deems appropriate from time to time (but generally not less than 1% of the Gross Offering Proceeds);

                  (xxi) subject to Section 8.3, to do all things necessary or advisable, in its sole and absolute discretion, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

                  (xxii) to enter into the Dealer-Manager Agreement on behalf of the Partnership;

                  (xxiii) to enter into on behalf of the Partnership, or to authorize the Dealer-Manager to enter into, separate Selling Dealer Agreements;

                  (xxiv) to enter into the Escrow Agreement on behalf of the Partnership and provide for such compensation to the Escrow Agent as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner;

                  (xxv) to cause the Partnership to Redeem, or elect not to Redeem, Units, in its sole and absolute discretion, upon request therefor by a Limited Partner as provided in Section 13.5;

                  (xxvi) to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering such risks as the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties thereunder only if the cost of premiums payable by the Partnership is not increased thereby; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);

                  (xxvii) during the Reinvestment Period, but subject to the limitations and requirements of Section 11.1(b), to reinvest all or a substantial portion of the Partnership's Distributable Cash in additional Investments;

                  (xxviii) subject to Section 9.2(m), to enter into on behalf of the Partnership arrangements with itself or its Affiliates to provide services for the Partnership, if necessary, in addition to those provided for under this Agreement or the Origination & Servicing Agreement, which additional arrangements must meet the following criteria:

                            (A) the compensation, price or fee charged for providing such services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

                            (B) the fees and other terms of the contract shall be fully disclosed; and

                            (C) the General Partner or its Affiliate providing the services must be independently engaged in the business of providing those services to Persons other than Affiliates of the General Partner, and at least 75% of its gross revenue from providing those services must be derived from sources other than the General Partner and its Affiliates.

                  (xxix) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

         (c) DELEGATION OF POWERS. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person including, without limitation, the General Partner or any Affiliate of the General Partner.

         (d) RELIANCE BY THIRD-PARTIES. No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, borrower, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership or the General Partner.

9.2   LIMITATIONS ON THE EXERCISE OF POWERS OF GENERAL PARTNER

The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

         (a) INVESTMENT COMPANY STATUS. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (b) SALES AND LEASES OF INVESTMENTS FROM OR TO THE GENERAL PARTNER AND ITS AFFILIATES. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this
                  Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:

                  (i) the General Partner determines that the making of such Investment is in the best interests of the Partnership;

                  (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of:

                            (A) the net cost to the General Partner or the Affiliate of acquiring and holding same (adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding same); plus

                            (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

                  (iii) there is no difference in the provisions or formula establishing the interest rate of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time the Investment is acquired by the Partnership;

                  (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Investment; and

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
                  (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Investment on an interim basis (generally not longer than 6 months) for the purposes of:

                            (A) facilitating the acquisition of such Investment by the Partnership;

                            (B) borrowing money or obtaining financing for the Partnership; or

                            (C) any other lawful purpose related to the business of the Partnership.

         (c) LOANS TO OR FROM THE GENERAL PARTNER AND ITS AFFILIATES. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

                  (i) any interest or other financing charges or fees payable by the Partnership in connection with the loan shall not exceed the lesser of the following:

                            (A) the rate of interest and other amounts paid or payable by the General Partner or the Affiliate in connection with the loan (if the General Partner or the Affiliate borrowed money for the specific purpose of making the loan); or

                            (B) the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor the Affiliate borrowed money to make the loan); and

                  (ii) all payments of principal and interest on the loan must be due and payable within 12 months after the date on which the loan is made.

                  If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate the ultimate purchase of the Investment by the Partnership, the General Partner or the Affiliate, as the case may be, shall be deemed to have made a loan, to the Partnership in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above. However, any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership. Instead, these advances shall be reimbursed to the General Partner or the Affiliate (to the extent possible) from the Organization and Offering Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 9.4(e).

         (d) NO EXCHANGE OF PARTNERSHIP UNITS FOR INVESTMENTS. The Partnership shall not acquire any Investments in exchange for Units.

         (e) ROLL-UPS. Any proposal that the Partnership enter into a Roll-Up shall require the Consent of a Majority Interest. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest, nor bear any other costs of the transaction if the Roll-Up is not approved by a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

                  (i) An Appraisal of all Partnership assets shall be obtained from a competent, independent expert. For purposes of this clause (i), an independent expert is a Person with no current material or prior business or personal relationship with the General Partner or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is

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
                            for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

                  (ii) The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote "no" on the proposal the choice of:

                            (A) accepting the securities offered in the proposed Roll-Up transaction; or

                            (B)      one of the following:

                                     (1)      remaining as Limited Partners,
                                              and preserving their Units in
                                              the Partnership on the same
                                              terms and conditions as existed
                                              previously; or

                                     (2)      receiving cash in an amount
                                              equal to the Limited Partners'
                                              pro-rata share of the appraised
                                              value of the net assets of the
                                              Partnership.

                  (iii) The Partnership shall not participate in any proposed Roll-Up transaction which would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  (iv) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

                  (v) The Partnership shall not participate in any proposed Roll-Up transaction in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

         (f) NO EXCLUSIVE LISTINGS. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

         (g) OTHER TRANSACTIONS INVOLVING THE GENERAL PARTNER AND ITS AFFILIATES. Except as specifically permitted by this Agreement, including but not limited to the Origination & Servicing Agreement, Section 9.1(b)(xxviii) and Subsection
                  (m) below, the General Partner shall not enter into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner, any Affiliate of the General Partner or any Affiliated Program. Except as permitted by Section 9.4, neither the General Partner nor any Affiliate of the General Partner shall receive, directly or indirectly, a commission or fee in connection with the reinvestment of Distributable Cash in new Investments. Neither the General Partner nor any of its Affiliates may receive any rebates or "give-ups," nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

         (h) PAYMENTS TO INVESTOR ADVISORS. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise the potential investor concerning the Units. Provided, however, this Section 9.2(h) shall not prohibit the payment to any such Person of the Dealer-Manager Fees, Sales Commissions, and Due Diligence Expenses in accordance with the terms of this Agreement.

         (i) SALE OF ALL OR SUBSTANTIALLY ALL ASSETS; DISSOLUTION. During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest, except that the General Partner may sell all or substantially all of the Partnership's assets as part of a Financing Transaction on behalf and for the benefit of the Partnership.

         (j) NO INVESTMENTS IN OR UNDERWRITING OF INTERESTS OF OTHER PROGRAMS. The Partnership shall not invest in or underwrite the equity interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).

         (k) USE OF PARTNERSHIP'S ASSETS. The General Partner shall not employ, or permit any Person to employ, the Partnership's funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not invest from time to time more than 20% of its funds and assets, including but not limited to Capital Contributions and the proceeds of Financing Transactions then available for investment, in Secured Loans.

         (l) FIDUCIARY DUTY TO LIMITED PARTNERS. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law, and common law to the extent applicable.

         (m) CONTRACTS FOR GOODS AND SERVICES. All services or goods for which the General Partner or any of its Affiliates is to receive compensation which are not otherwise described in this Agreement or the Origination & Servicing Agreement shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid. Other than contracts specifically authorized under this Agreement, including without limitation the Origination & Servicing Agreement, the contract may only be modified by a Majority vote of the Limited Partners, and the contract shall contain a clause allowing termination without penalty by Majority vote of the Limited Partners on 60 days notice to the Limited Partners.

9.3   LIMITATION ON LIABILITY OF GENERAL PARTNER AND ITS AFFILIATES;
INDEMNIFICATION

         (a) Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or such Affiliate, acting on behalf of or performing services for the Partnership, if the General Partner or such Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or such Affiliate. The General Partner and any such Affiliate shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them, or any of them, in connection with actions taken or not taken on behalf of the Partnership or within the scope of the General Partner's authority, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any such Affiliate and the General Partner or such Affiliate, in good faith, determined that the action or inaction giving rise thereto was in the best interests of the Partnership.

         (b) Notwithstanding the above, the General Partner and its Affiliates and any person acting as a broker-dealer shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

                  (i) there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or

                  (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or

                  (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction shall find that indemnification of the settlement and related costs should be made.

                  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it,

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
                  the Administrator in any jurisdiction in which Units have been sold with respect to the issue of indemnification for securities law violations before seeking court approval for the indemnification.

         (c)      Any amounts payable pursuant to the provisions of this
                  Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself as an additional insured thereunder so long as and to the extent that the General Partner shall pay for the incremental premium costs resulting from its being added as an additional insured. For purposes of this Section 9.3, "public liability insurance" shall include insurance which would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to the Partnership and its operations.

9.4   COMPENSATION OF GENERAL PARTNER AND ITS AFFILIATES

Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4, Section
9.1(b)(xxviii), Section 9.2(m), Section 14.2, and Section 15.9.

         (a) ALLOCATIONS AND DISTRIBUTIONS. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI and Article XIV in respect of its Partnership Interest.

         (b) DEALER-MANAGER FEES. Dealer-Manager Fees shall be paid by the Partnership to the Dealer-Manager for each Unit sold.

         (c) SALES COMMISSIONS. Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer for the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership for any Units sold to Affiliated Limited Partners.

         (d) DUE DILIGENCE EXPENSES. The General Partner shall pay Due Diligence Expenses from the Organization and Offering Expense Allowance; provided that no Due Diligence Expenses shall be payable by the General Partner for any Units sold to the General Partner and its Affiliates, or any Units sold through the officers and directors of the General Partner.

         (e) ORGANIZATION AND OFFERING EXPENSE ALLOWANCE. The Partnership shall pay, immediately following each Closing Date, the Organization and Offering Expense Allowance to the General Partner without deduction for Dealer-Manager Fees and Sales Commissions payable by the Partnership. The General Partner shall distribute to the Dealer-Manager from its Organization and Offering Expense Allowance the amount that is necessary to pay the Due Diligence Expenses as determined by the General Partner and the Dealer-Manager. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the Organization and Offering Expense Allowance.

         (f) ACQUISITION FEES AND ACQUISITION EXPENSES. In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between:

                  (i) 2% of the Purchase Price paid by the Partnership for any Investment; and

                  (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment.

                  Provided, however, that:

                  (i) no Acquisition Fees shall be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner except to the extent permitted by this Section 9.4(f);

                  (ii) Acquisition Fees shall include Acquisition Expenses, except that for purposes of this Section
                            9.4 fees payable to finders or brokers which are not Affiliates of the General Partner that are otherwise included within Acquisition Fees shall be treated as an expense of the Partnership payable as provided in Section 9.4(j) and shall not be treated as Acquisition Fees or Acquisition Expenses except for purposes of determining the Purchase Price of the Investment; and

                  (iii) the Partnership shall not pay any Acquisition Fees, fees payable to finders or brokers which are not Affiliates of the General Partner, or other Front-End Fees, or part thereof, that would cause the Partnership's Investment in Equipment (including Equipment which at any time is subject to, or the collateral for, Leases or Secured Loans) to be less than the greater of:

                            (1) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership; or

                            (2)      75% of the Gross Offering Proceeds.

                  To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%. Where the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 9.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 9.4(f) and there shall be no duplicative payment thereof.

         (g) MANAGEMENT FEES. Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be paid in any month only after payment of (or addition of cash to Reserves sufficient to pay) any accrued and unpaid Reinvestment Period Cash Distributions for such month. To the extent that the Partnership does not have sufficient Distributable Cash in any month for Reinvestment Period Cash Distributions for such month, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Distributable Cash therefor. Reserves for Reinvestment Period Cash Distributions created as set forth in the first sentence of this Section 9.4(g) may not be used for any purpose other than making Reinvestment Period Cash Distributions.

         (h) SUBORDINATED REMARKETING FEES. For services rendered in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

                  (i) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout (provided that, for purposes of this clause (i) only, the Cumulative Return necessary to calculate Payout shall be calculated using daily compounding); and

                  (ii) the General Partner shall not be entitled to receive that portion of any Subordinated Remarketing Fee that would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment. After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

         (i) RE-LEASING FEE. For services rendered in connection with the re-lease of Equipment, the Partnership shall pay the applicable Re-Leasing Fee to the General Partner; provided that:

                  (i) the General Partner shall maintain adequate staff to provide re-leasing services;

                  (ii) the fee shall be paid as each rental payment is made over the term of the lease;

                  (iii) no fee shall be paid or reimbursed where the equipment is re-leased to the previous lessee or its Affiliates;

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
                  (iv) the General Partner or its Affiliates shall have rendered substantial re-leasing services in connection with such re-lease; and

                  (v) the General Partner or its Affiliates have been compensated in Management Fees for rendering management services.

         (j)      PARTNERSHIP EXPENSES.

                  (i) Except as otherwise provided in this Section 9.4(j), expenses of the Partnership, other than those incurred or otherwise reimbursed in accordance with subsections (b) through (i) of this
                            Section 9.4, shall be billed directly to and paid by the Partnership.

                  (ii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods, materials and services used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

                  (iii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that such reimbursement shall not exceed the lesser of:

                            (A)      its or their actual cost; or

                            (B)      the amount the Partnership would be
                                     required to pay to non-Affiliates for
                                     comparable administrative services in the same geographic location;

                            provided, further, that there shall be no reimbursement for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

                  (iv) Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

                            (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate; or

                            (B) rent, depreciation, utilities, capital equipment or other administrative items.

9.5   OTHER INTERESTS OF THE GENERAL PARTNER AND ITS AFFILIATES

The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing business, whether or not such business ventures may be competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program prior to the Termination Date unless such other Program has investment objectives that are different from the Partnership's. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, and in leasing and re-leasing opportunities, on its or their own behalf or on behalf of other Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately succeeding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.

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
Any conflicts in determining and allocating Investments between the General Partner and Affiliated Programs on the one hand and the Partnership on the other hand will be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to the Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall be allocated by the General Partner to an Affiliated Program (including the Partnership) after taking into consideration at least the following factors:

         (i) which Affiliated Program has been seeking Investments or reinvesting Cash Flow from its Investments for the longest period of time;

         (ii) whether the Affiliated Program has the cash required for the investment;

         (iii) whether the amount of debt to be incurred with respect to the investment is acceptable for the Affiliated Program;

         (iv) the effect the investment would have on the Affiliated Program's cash flow;

         (v) whether the investment would further diversify, or unduly concentrate, the Affiliated Program's Investments in a particular lessee, class or type of equipment, location, industry, etc.; and

         (vi) whether the term of the investment is within the term of the Affiliated Program.

In the event of a conflict between two or more Affiliated Programs (including the Partnership) that are seeking to re-lease or sell similar equipment contemporaneously (except to the extent that such re-lease or sale is to the lessee, or an Affiliate of the lessee, from the Affiliated Program), the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program (including the Partnership) attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments. Notwithstanding anything to the contrary provided in this Section 9.5, the General Partner may allocate an opportunity that does not comply with the foregoing restrictions if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or not economically feasible for a particular Affiliated Program (including the Partnership).

If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

             ARTICLE X - POWERS AND LIABILITIES OF LIMITED PARTNERS

10.1  ABSENCE OF CONTROL OVER PARTNERSHIP BUSINESS

The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also a General Partner, and then only in its capacity as a General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

10.2  LIMITED LIABILITY

The liability of each Limited Partner, in his capacity as such, shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays all Subscription Monies attributable to the purchase of his Units, such Limited Partner shall have no further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

                   ARTICLE XI - DISTRIBUTIONS AND ALLOCATIONS

11.1  DISTRIBUTION OF DISTRIBUTABLE CASH

         (a) Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the Original Limited Partner and 99% to the General Partner.

         (b) Upon admission of any Limited Partners other than the Original Limited Partner and during the Reinvestment Period, provided that Distributable Cash is sufficient for such purposes, the General Partner shall apply Distributable Cash in the following order of priority:

                  (i) first, 1% to the General Partner and 99% to the Limited Partners in an amount:

                       (A) which is equal to the Limited Partners' Unpaid Cumulative Return; and

                       (B) which includes an amount of Distributable Cash resulting from Sales and refinancings of the Partnership's Investments sufficient for the Limited Partners to pay their federal, state and local income taxes, if any, resulting from those Sales, assuming the Limited Partners are in a 30% tax bracket; and

                  (ii) thereafter, to investment and reinvestment in
                       Investments or, if the General Partner shall elect not to invest or reinvest such Distributable Cash, 1% to the General Partner and 99% to the Limited Partners.

         (c) During the Liquidation Period, no Distributable Cash shall be reinvested in additional Investments. All Distributable Cash shall be distributed 1% to the General Partner and 99% to the Limited Partners.

         (d) Distributions of Distributable Cash shall be made to the Partners monthly. Subject to Section 11.1(b), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year.

11.2  ALLOCATIONS OF INCOME AND LOSS

         (a) The Income and Loss of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

         (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Income or Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Income or Loss, or arising from the transactions with respect to which such Income or Loss was realized, shall be allocated to such Partner in the same proportion.

         (c) Income for any Fiscal Period during the Reinvestment Period shall be allocated 1% to the General Partner and 99% to the Limited Partners.

         (d) Income for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

                  (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts; and

                  (ii) thereafter, 1% to the General Partner and 99% to the Limited Partners.

         (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

                  (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

                  (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

                  (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners;

                  provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this
                  Section 11.2(e) or Section 11.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 11.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

         (f) SPECIAL ALLOCATIONS. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) through (e) in the following order:

                  (i) MINIMUM GAIN CHARGE-BACK. Notwithstanding any other provision of this Article XI, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article XI each Partner shall be specially allocated items of Partnership Income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4)
                            or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

                  (ii) PARTNERSHIP NONRECOURSE DEDUCTIONS. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

                  (iii) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

                  (iv) QUALIFIED INCOME OFFSET. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or
                            (6) or otherwise, such Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg.
                            Section 1.704-1(b)(2)(ii)(d).

                  (v) CURATIVE ALLOCATIONS. The special allocations provided for in Section 11.2(e) and in Sections 11.2(f)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of those special allocations have been made, subsequent allocations of Income, Loss and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had the special allocations not occurred. In making these curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.2(e) and Sections 11.2(f)(i) through
                            (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had those special allocations not occurred.

         (g) MISALLOCATED ITEMS. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an "unallocated item"), or that the allocation of any item of Income or Loss under this Article XI is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate the unallocated items, and reallocate the misallocated items, to reflect the Partners' economic interests in the Partnership.

         (h) SPECIAL ALLOCATION OF STATE, LOCAL AND FOREIGN TAXES. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of a state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to that Partner.

         (i) TRANSACTIONS WITH PARTNERSHIP. If the adjusted basis of any property contributed by a Partner to the Partnership exceeds the fair market value of the property at the time of the contribution (the "built-in loss"), then, except as provided otherwise by Treasury Regulations, the built-in loss shall be taken into account only in determining the amount of the tax items allocated to the contributing Partner. In determining the amount of tax items allocated to the other Partners, the basis of the contributed property shall be treated as being equal to its fair market value at the time of the contribution. Subject to the foregoing, if, and to the extent that, any Partner is deemed to recognize any item of Income or Loss as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision of the Code now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with such item.

         (j) FEES AND COMMISSIONS PAID TO GENERAL PARTNER. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in
                  Section 9.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

         (k) SALES COMMISSIONS, DEALER-MANAGER FEES, ACQUISITION FEES AND ORGANIZATION AND OFFERING EXPENSE ALLOWANCE. Sales Commissions, Dealer-Manager Fees, Acquisition Fees and the Organization and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organization and Offering Expenses in excess of Sales Commissions, Dealer-Manager Fees and the Organization and Offering Expense Allowance shall be allocated 100% to the General Partner.

         (l) TAX-EXEMPT ENTITIES. Notwithstanding any other provision of this Agreement, if it is determined that the tax-exempt use property rules of Section 168(h)(6) of the Code apply to the Partnership because one or more of the Partnership's Limited Partners are tax-exempt entities so that a portion of the Partnership's depreciable basis in its assets must be depreciated on a straight line basis over longer periods of time than would otherwise be available to the Partnership, the resulting depreciation adjustments shall be specially allocated 100% to the Limited Partners that are tax-exempt entities to be shared among them in the same manner as allocations of depreciation generally are shared among Limited Partners under Section 11.3.

11.3  DISTRIBUTIONS AND ALLOCATIONS AMONG THE LIMITED PARTNERS

         (a) Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which the distribution is made.

         (b) All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

                  (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

                  (ii) second, all Income and Loss for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

                  (iii) third, all monthly distributions of cash made to the Limited Partners under Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect the Limited Partner's share of the total distributions made or to be made by the Partnership for the Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to the Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to the Limited Partner, such amount as shall cause the total distributions to the Limited Partner for the Fiscal Year to be the proper amount.

         (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Losses for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit.

         (d) Each distribution made to a Limited Partner under Sections 11.1, 11.5 or 14.3 and any interest on Subscription Monies relating to the Limited Partner's Units paid to the Limited Partner under Section 8.3(k), shall be applied as follows:

                  (i) first, in reduction of the Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before the distribution; and

                  (ii) thereafter, in reduction of the Limited Partner's Adjusted Capital Contribution, as determined immediately before the distribution.

11.4  TAX ALLOCATIONS: CODE SECTION 704(C); REVALUATIONS.

         (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, Income, Loss and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

         (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(ss) and
                  Section 8.5(h), subsequent allocations of Income, Loss, and items thereof with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulations.

         (c) Any elections or other decisions relating to the allocations required by subsections (a) and (b) of this Section 11.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Income or Losses under any provision of this Agreement.

11.5  RETURN OF UNINVESTED CAPITAL CONTRIBUTION

If 100% of Net Offering Proceeds have not been used to make Investments, committed to Reserves (to the extent Reserves are permitted to be treated as Investments under Section 1.1(ccc)) or used to pay permitted Front-End Fees within 24 months from the date of the Prospectus, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24-month period described above, if such investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within such 12 month period will be promptly distributed, without interest, to the Limited Partners on a pro rata basis, as a return of capital, except that investments using funds from Ohio investors must be completed within a three-month period or such funds must be returned.

11.6  NO DISTRIBUTIONS IN KIND

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and then only to a liquidating trust established for the purpose of liquidating the assets transferred to it and distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

11.7  PARTNERSHIP ENTITLED TO WITHHOLD

The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner or former Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Article XI and
Article XIV, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership either by:

         (i) deduction from any distributions subsequently payable to such Partner under this Agreement; or

         (ii) earlier payment of such excess and interest by such Partner to the Partnership.

The excess withholdings or payments, together with interest thereon, shall, in any case, be payable not less than 30 days after demand therefor by the General Partner. However, the General Partner shall demand payment only if it determines that the Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. If the payments referred to in this Section 11.7 are made on behalf of a Person who cannot be identified, the General Partner shall treat the payments as a distribution of Distributable Cash made 1% to the General Partner and 99% to the Limited Partners, provided that this deemed distribution shall not reduce the Limited Partners' Unpaid Cumulative Return or Adjusted Capital Contribution under Section 11.3(d). Also, the withholdings and payments referred to in this Section 11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner has received an opinion of Counsel, at the Partner's expense, or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable or that no withholding or tax payment is required.

                  ARTICLE XII - WITHDRAWAL OF GENERAL PARTNER

12.1  VOLUNTARY WITHDRAWAL

The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

         (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw;

         (b) the Partnership has received an opinion of Counsel to the Partnership to the effect that the withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes; and

         (c) a Substitute General Partner has been selected, and the Substitute General Partner has:

                  (i)       consented to its admission as General Partner;

                  (ii) received the specific written Consent of a Majority Interest to its admission as General Partner; and

                  (iii) a Net Worth sufficient, in the opinion of Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for "sponsors" under applicable laws, rules, regulations and policies of Administrators.

12.2  INVOLUNTARY WITHDRAWAL

The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

12.3  CONSEQUENCES OF WITHDRAWAL

         (a)      Upon withdrawal of the General Partner as such from the
                  Partnership:

                  (i) the Partnership shall pay to the withdrawn General Partner the fair market value of the Partnership Interest then held by the General Partner, calculated in the manner set forth in subsection
                            (b), below, and payable as set forth in subsection
                            (c), below; and

                  (ii) an amount equal to the difference between any Management Fees and other fees accrued but not yet paid to the General Partner, plus all other amounts due and owing to the General Partner by the Partnership, minus any amounts due and owing by the General Partner to the Partnership, which shall be payable in cash within 30 days of the date of withdrawal, by the debtor party to the creditor party.

         (b) For purposes of this Section 12.3, the fair market value of the withdrawn General Partner's Partnership Interest shall be determined, in good faith, by the withdrawn General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

         (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, unless otherwise agreed by the withdrawn General Partner and the Partnership, the method of payment shall be a promissory note providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest, bearing interest on the outstanding principal amount thereof at the lesser of:

                  (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount; or

                  (ii) the "Prime Rate" of interest published in the Money Rates section of the Wall Street Journal, plus 4%.

12.4  LIABILITY OF WITHDRAWN GENERAL PARTNER

If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but they shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal became effective.

12.5 NOTICE OF WITHDRAWAL; ADMISSION OF SUBSTITUTE GENERAL PARTNER; DISSOLUTION IF NO SUBSTITUTE GENERAL PARTNER APPROVED

If the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners a Notice stating the reasons for such withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest shall agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the withdrawn General Partner's withdrawal, of a Substitute General Partner. Such Substitute General Partner shall execute a counterpart of this Agreement. If such action is not taken within 90 days following the date of the General Partner's withdrawal, then the Partnership shall dissolve.

                        ARTICLE XIII - TRANSFER OF UNITS

13.1  WITHDRAWAL OF A LIMITED PARTNER

A Limited Partner may withdraw from the Partnership only by Assigning or Redeeming all Units owned by the Limited Partner in accordance with this
Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. If a Limited Partner withdraws because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of the Limited Partner shall be deemed to be the Assignee of the Limited Partner's Units and may become a Substitute Limited Partner on compliance with the provisions of Section 13.3.

13.2  ASSIGNMENT

         (a) Subject to the provisions of subsections 13.2(b) and (c), below and Section 13.3, any Limited Partner may Assign all or any portion of his Units to an Assignee if:

                  (i) the Limited Partner and the Assignee each execute a written Assignment, which:

                            (A)      sets forth the terms of the Assignment;

                            (B) in the case of Assignments other than by operation of law, states the intention of the Limited Partner that the Assignee shall become a Substitute Limited Partner and, in all cases, evidences the acceptance by the Assignee of all of the terms and provisions of this Agreement; and

                            (C) includes a representation by both the Limited Partner and the Assignee that the Assignment was made in accordance with all applicable laws and regulations (including, without limitation, the minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                  (ii) the Assignee pays to the Partnership an aggregate amount, not exceeding $150, of expenses reasonably incurred by the Partnership in connection with the Assignment.

         (b) Notwithstanding the foregoing, unless the General Partner specifically Consents, no Units may be Assigned:

                  (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of that Person);

                  (ii) to any Person if, in the opinion of Counsel, the Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit the Assignment to become effective if and when, in the opinion of Counsel, the Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

                  (iii) to any Person if the Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

                  (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

                  (v) if the Assignment would result in the transfer of less than 25 Units, or 10 Units in the case of a Qualified Plan or IRA (unless the Assignment is all the Units owned by the Limited Partner);

                  (vi) if the Assignment would result in the retention by the Limited Partner of a portion of his Units representing less than the greater of 25 Units, or 10 Units in the case of a Qualified Plan or IRA, or the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by the Limited Partner as set forth in the Prospectus;

                  (vii) if, in the reasonable belief of the General Partner, the Assignment might violate applicable law; or

                  (viii) if the effect of the Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of Department of Labor Reg. Section 2510.3-101(f)) and other tax-exempt investors (as determined by the General Partner after consultation with Counsel to the Partnership) to equal or exceed 25%.

                  Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

         (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned (including Redemptions of Units under Section 13.5) on a "Secondary Market." For purposes of this Section 13.2(c), any Assignment which fails to meet one or more of the secondary market "safe-harbor" provisions of Treas. Reg. Section 1.7704-1 or any substitute safe-harbor provisions that subsequently may be established by Treasury Regulations or published notices, shall be treated as an Assignment on a Secondary Market under this Section 13.2(c).

                  If the General Partner determines, in its sole and absolute discretion, that an Assignment was or will be effected on a Secondary Market, the Partnership and the General Partner shall not recognize the Assignment and shall not admit the transferee as a substitute Limited Partner, nor recognize any rights of the transferee in the Partnership, such as the right to receive distributions of Distributable Cash or any interest in Partnership capital or profits. Each Limited Partner agrees to provide to the General Partner all information with regard to any Assignment by the Limited Partner which the General Partner deems necessary in order to determine whether the Assignment by the Limited Partner occurred or will occur on a Secondary Market.

         (d) Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month on which all of the conditions of this Section 13.2 have been satisfied. Distributions to the Assignee shall begin the month following effectiveness of the Assignment.

13.3  SUBSTITUTION

         (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

                  (i) the General Partner has reasonably determined that all conditions specified in Section 13.2 have been satisfied and that no adverse effect to the Partnership does or may result from the admission; and

                  (ii) the Assignee has executed a transfer agreement and the other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to determine compliance with this Article XIII.

         (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 13.2, 13.3 and
                  13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner, if the Assignment otherwise complies with Section 13.2, and subsection (c) thereof in particular, shall not affect the right of the Assignee to receive Distributable Cash and the share of Income or Losses to which his predecessor in interest would have been entitled in accordance with Article XI and Article XIV.

         (c) The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Limited Partners.

13.4  STATUS OF AN ASSIGNING LIMITED PARTNER

If a Limited Partner Assigns all of his Units to an Assignee who becomes a Substitute Limited Partner, the assignor Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner.

13.5  LIMITED RIGHT OF PRESENTMENT FOR REDEMPTION OF UNITS

         (a) LIMITED RIGHT TO REDEEM UNITS. Subject to the limitations set forth below, beginning with the admission of a Limited Partner to the Partnership, each Limited Partner (other than the General Partner or its Affiliates if they own Units) may request that the Partnership Redeem, for cash, up to 100% of the Limited Partner's Units. This right of presentment shall be subject to the limitations set forth below.

                  (i) The Partnership shall be under no obligation to Redeem any Units of a Limited Partner and shall do so only with the prior Consent of the General Partner, which is in the sole and absolute discretion of the General Partner. In this regard, the General Partner may take into consideration the time of year during which a Redemption is made, and the effect making a Redemption would have on the 2% limit described below.

                  (ii) The Partnership shall not, in any calendar year, Redeem Units that, in the aggregate, along with all Units otherwise transferred in that calendar year, would exceed 2% of the total Units outstanding as of the last day of that year.

                  (iii) No reserves shall be established by the Partnership for the Redemption of Units. The availability of funds for the Redemption of any Unit shall be subject to the availability of sufficient Cash Flow. Furthermore, Units may be Redeemed only if the Redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership, all as determined in the sole discretion of the General Partner.

         (b) APPLICABLE REDEMPTION PRICE. The Redemption price for a Limited Partner's Units (the "Applicable Redemption Price") will depend on when the Limited Partner presents his Units for Redemption and shall be determined as set forth below. If a Limited Partner presents his Units for Redemption:

                  (i) during the Offering Period, the Redemption price for one Unit will equal the net asset value for one Unit at the time the Redemption request is received, as that value is determined by the General Partner in its sole discretion;

                  (ii) during the Reinvestment Period, the Redemption price for one Unit will equal 100% of the Limited Partner's Adjusted Capital Contribution for one Unit, plus 4% for each full twelve-month period since the Limited Partner was admitted as a Limited Partner, less the sum of:

                            (A) 100% of previous distributions made to the Limited Partner on account of one Unit; and

                            (B) 100% of any previous allocations to the Limited Partner of investment tax credit amounts, if any, for one Unit; or

                  (iii) during the Liquidation Period, the Redemption price for one Unit will equal the equity for one Unit as set forth on the Partnership's balance sheet in its most recent Form 10-Q filed before the Redemption request, less 100% of any distributions made to the Limited Partner on account of one Redeemed Unit since the date of the balance sheet.

         (c) PROCEDURE FOR PRESENTMENT. A Limited Partner desiring to have a portion or all of his Units Redeemed shall submit a written request to the General Partner on a form approved by the General Partner and duly signed by all owners on the books of the Partnership of the Units to be Redeemed. Redemption requests shall be deemed given on the earlier of the date they are:

                  (i)       personally delivered with receipt acknowledged; or

                  (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth in this Agreement.

                  Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions," shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other Redemption requests shall be deemed received with the start of the business day during which received.

         (d) PRIORITY OF REDEMPTION REQUESTS. If the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall use its reasonable efforts to honor requests for Redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other Redemption requests.

         (e) NOTICE AND CLOSING OF REDEMPTION OF UNITS. Within 30 days following the date on which the General Partner receives a written request from any Limited Partner to Redeem the Limited Partner's Units, the General Partner shall deliver a written notice to the Limited Partner (the "Notice"):

                  (i) stating the number, if any, of the Units to be Redeemed; and

                  (ii)      if appropriate:

                            (A) stating the date of the Redemption of the Units, which shall be a date within 30 days following the date of the Notice;

                            (B) stating the Applicable Redemption Price with respect to the Units to be Redeemed; and

                            (C) advising the Limited Partner that not less than 10 days before the Redemption date stated in the Notice (the "Delivery Date") that the Limited Partner must duly execute and deliver to the Partnership all transfer instruments and other documents requested by the Partnership to evidence the Redemption of the Units. In the General Partner's discretion, these transfer instruments and documents may be prepared by the Partnership and enclosed with the Notice.

                  On or before the Redemption date stated in the Notice, the Partnership shall pay the Applicable Redemption Price to the Limited Partner for each Unit Redeemed if:

                  (i) all of the Limited Partner's transfer instruments and other documents requested by the Partnership are duly executed and returned to the Partnership no later than the Delivery Date stated in the Notice; and

                  (ii) the transfer instruments and other documents are in good order and acceptable to the General Partner, in its sole discretion.

         (f) EFFECT OF REDEMPTION. Any Limited Partner who Redeems all of the Units owned by the Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

                    ARTICLE XIV - DISSOLUTION AND WINDING-UP

14.1  EVENTS CAUSING DISSOLUTION

The Partnership shall be dissolved on the happening of any of the following events (each a "Dissolution Event"):

         (a) the withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner has been admitted to the Partnership in accordance with Section 12.5;

         (b)      the voluntary dissolution of the Partnership either by:

                  (i) the General Partner with the Consent of the Majority Interest; or

                  (ii) the Consent of a Majority Interest without action by the General Partner;

         (c) the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction;

         (d)      the expiration of the Partnership term specified in Article
                  VII;

         (e) the operations of the Partnership cease to constitute legal activities under the Delaware Act or any other applicable law; or

         (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act.

14.2 WINDING UP OF THE PARTNERSHIP; CAPITAL CONTRIBUTION BY THE GENERAL PARTNER UPON DISSOLUTION

         (a) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of termination has been filed in accordance with the Delaware Act and the assets of the Partnership have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership, before it is terminated, as provided above, its business and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

         (b) On dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this
                  Article XIV, if the General Partner determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after having notified all of the Limited Partners, to the extent not then prohibited by law, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

         (c)      In connection with the dissolution of the Partnership:

                  (i) all Income or Losses or items thereof, and all amounts required to be specially allocated for the period before final termination, shall be credited or charged, as the case may be, to the Partners in accordance with Article XI;

                  (ii)      if after all requirements of clause (i) of this
                            Section 14.2(c) have been accomplished, the General Partner has a deficit balance in its Capital Account, the General Partner shall contribute within 30 days to the Partnership as a Capital Contribution an amount equal to the lesser of:

                            (A)      the amount of the deficit balance; or

                            (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

                            For this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay those amounts shall cease;

                  (iii) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 14.3; and

                  (iv) the General Partner (or any other Person effecting the winding up) shall file all certificates and other documents as may be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

         (d) Whether the winding-up of the Partnership is effected by the General Partner or any other Person (whether selected by the Majority Interest or as required by law), either the General Partner or the other Person, as the case may be, shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third-parties rendering similar services in respect of similar entities in the same geographic location.

14.3  APPLICATION OF LIQUIDATION PROCEEDS UPON DISSOLUTION

Following the occurrence of any Dissolution Event, the proceeds of liquidation Sales and the other assets of the Partnership shall be applied as follows and in the following order of priority:

         (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

         (b) next, to the setting up of any Reserve that the General Partner (or any other Person effecting the winding-up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; the Reserve may, in the sole and absolute discretion of the General Partner (or the other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing the Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or the other Person effecting the winding up) deems advisable, to distribute the remaining balance as provided in subsections (c) through (f), below;

         (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner under the provisions of this Agreement;

         (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled under this Agreement;

         (e) next, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts; and

         (f) thereafter, 1% to the General Partner and 99% to the Limited Partners.

14.4  NO RECOURSE AGAINST OTHER PARTNERS

Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, the Limited Partner's Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, the Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership under
Section 14.2.

                          ARTICLE XV - FISCAL MATTERS

15.1  TITLE TO PROPERTY AND BANK ACCOUNTS

Unless trustees, nominees or other agents are used as permitted by this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in any bank account or accounts as are designated by the General Partner, and withdrawals therefrom shall be made on the signature of the General Partner or any Person or Persons as are designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

15.2  MAINTENANCE OF AND ACCESS TO BASIC PARTNERSHIP DOCUMENTS

         (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

                  (i)       the Participant List;

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
                  (ii) a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney under which the certificate or any such amendment has been executed;

                  (iii)     copies of this Agreement and any amendments hereto;

                  (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

                  (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for its three most recently completed Fiscal Years;

                  (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters," if so required of the Partnership; and

                  (vii) investor suitability records for Units sold for a period of six years.

         (b) Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i)-(vi) and any other records of the Partnership which relate to the business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant List, to compliance with subsection (c), below), subject to a reasonable copying charge, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his representative will wish to examine or copy or both.

         (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within 10 days of receipt by the Partnership of a written request therefor together with a check in payment of the copying charge permitted pursuant to subsection (b); provided that, in connection with any request for a copy of the Participant List, such Limited Partner shall certify as provided in the penultimate sentence of subsection (d), below.

         (d)      If the General Partner refuses or neglects to:

                  (i) permit a Limited Partner or his representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner; or

                  (ii) mail a copy of the Participant List as required by subsection (c);

                  the General Partner shall be liable to such Limited Partner who requested the Participation List for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request for inspection or a copy of the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the Participant List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to such Limited Partner's interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2(d) to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

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
15.3  FINANCIAL BOOKS AND ACCOUNTING

The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

15.4  FISCAL YEAR

Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

15.5  REPORTS

         (a) QUARTERLY REPORTS. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Quarter the following written materials:

                  (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;

                  (ii) a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement; provided that the requirement for such statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

                  (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during such Fiscal Quarter which shall include:

                            (A) a description of the types of Investments made;

                            (B) the total Purchase Price paid for each category of Investment;

                            (C) the amounts of cash used to acquire such Investments;

                            (D) the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and

                            (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

         (b) ANNUAL REPORTS. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

                  (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with
                            Section 15.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

                  (ii) an analysis prepared by the General Partner (which need not be audited, but shall be reviewed by the Accountants) of distributions made to the General Partner and the Limited Partners during such Fiscal Year, separately identifying the portion (if any) of such distributions from:

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
                            (A)      Cash Flow during such period;

                            (B) Cash Flow from prior periods which had been held as Reserves;

                            (C)      Cash Flow from Sales; and

                            (D) Capital Contributions originally used to establish a Reserve;

                  (iii) a status report with respect to each Investment which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                            (A) the condition of the Equipment and each material item thereof and of any collateral securing any Investment to which such report applies;

                            (B) how such Equipment or collateral was being used as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or
                                     Sale);

                            (C) the projected or intended use of such Equipment or collateral during the next following Fiscal Year;

                            (D)      the remaining term of the Investment; and

                            (E) such other information as may be relevant to the value or use of such Equipment or collateral as the General Partner, in good faith, deems appropriate;

                  (iv) a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                            (A)      in the case of any fees and other
                                     compensation, such breakdown shall provide the information required under Section 15.5(a)(ii); and

                            (B)      in the case of reimbursed costs and
                                     expenses, the General Partner shall also prepare an allocation of the total amount of all such items in accordance with this Agreement. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent parties for comparable administrative services in the same geographic location; and

                  (v) a special report containing the information required by Section 15.5(a)(iii).

         (c) REPORTS TO STATE SECURITIES LAW ADMINISTRATORS. The General Partner shall submit to all state securities law Administrators, including Arizona, California and Ohio, any information which such Administrator requires, including, but not limited to, reports and statements required by this Agreement to be distributed to Limited Partners, or reports required to be filed with the Administrator by state securities laws, regulations or policies.

15.6  TAX RETURNS AND TAX INFORMATION

The General Partner shall:

         (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

         (b) deliver to each Partner by March 15 following each Fiscal Year a Schedule K-1 or other statement setting forth such Partner's share of the Partnership's Income or Loss for such Fiscal Year.

15.7  ACCOUNTING DECISIONS

All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

15.8  FEDERAL TAX ELECTIONS

The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

         (a) In case of a transfer of all or part of a General Partner's Partnership Interest or a Limited Partner's Units, the Partnership may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In that event, any basis adjustment attributable to the election shall be allocated solely to the transferee.

         (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner
                  (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

15.9  TAX MATTERS PARTNER

         (a) The General Partner is hereby designated the Partnership's "Tax Matters Partner" under Section 6231(a)(7) of the Code, and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. Any Partner, other than the Tax Matters Partner, shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code and at the Partner's own expense. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners, except as provided below.

         (b)      The Tax Matters Partner shall have the following duties:

                  (i) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, number of Units and taxpayer identification number of each Limited Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                  (ii) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Limited Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Limited Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

         (c) Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate nor any other Person except the Partnership shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, shall be in the sole and absolute discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 shall be fully applicable to the General Partner acting in its capacity as Tax Matters Partner.

         (d) The Tax Matters Partner is hereby authorized, but not required:

                  (i) to enter in to any settlement with the IRS with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

                  (ii) if a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

                  (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file a petition for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

        ARTICLE XVI - MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

16.1  MEETINGS OF THE LIMITED PARTNERS

         (a) A meeting of the Limited Partners for any purpose(s) may be called by the General Partner. A meeting of the Limited Partners shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which the Limited Partners may vote as set forth in this Article XVI from Limited Partners holding 10% or more of the then outstanding Units. Every such request for a meeting shall state with reasonable specificity the purpose(s) for which such meeting is to be held and the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting. Within 10 days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in Section 16.1(b). In addition, the General Partner may, and if so requested by the Limited Partners in the manner described above, shall, submit the proposed matter, resolution or action for action by Consent of the Limited Partners, in lieu of a meeting.

         (b) A Notice of any such meeting or action by written Consent shall be given to all Limited Partners either:

                  (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners); or

                  (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner).

                  A meeting called pursuant to such Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date such Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner as his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of such meeting (which shall be the place, date and time specified in the request for such meeting or, if none, such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which such meeting is to be held or Consent action requested.

                  If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No 7Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

         (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to any such meeting (or Consent action), for the purpose of any such determination.

         (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, including matters proposed for actions by Consent. Every proxy must be signed by a Limited Partner or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

         (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

16.2  VOTING RIGHTS OF THE LIMITED PARTNERS

Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest or by vote of the Majority Interest at a meeting duly called for such purpose, may take the following actions without the concurrence of the General Partner:

         (a)      amend this Agreement;

         (b)      dissolve the Partnership;

         (c) remove the General Partner and elect one or more Substitute General Partners;

         (d) approve or disapprove of the Sale or series of Sales of all, or substantially all, of the assets of the Partnership, except for any Sale or series of Sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership's Investments during the Liquidation Period; and

         (e) modify or terminate on 60 days notice any contract or arrangement with the General Partner or any of its Affiliates to provide goods or services for the Partnership, other than contracts specifically authorized under this Agreement, including without limitation the Origination & Servicing Agreement, as provided for in Section 9.2(m).

The General Partner and its Affiliates may not vote or Consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or Consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

16.3  LIMITATIONS ON ACTION BY THE LIMITED PARTNERS

This Agreement may not be amended by the Limited Partners so as to:

         (a) allow the Limited Partners to take part in the control or management of the Partnership's business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;

         (b) alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;

         (c) contract away the fiduciary duty owed to any Limited Partner by the General Partner;

         (d) except in connection with the offer and sale of the Units as provided in this Agreement, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or

         (e) without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

                           ARTICLE XVII - AMENDMENTS

17.1  AMENDMENTS BY THE GENERAL PARTNER

In addition to any amendments by the Limited Partners under Section 16.2, as limited by Section 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority
Interest:

         (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner in this Agreement;

         (b) to cure any ambiguity in this Agreement, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add any provision to this Agreement with respect to matters or questions arising under this Agreement that is not inconsistent with the other provisions of this Agreement;

         (c) to preserve the status of the Partnership as a partnership for federal income tax purposes, or as a limited partnership under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

         (d) to delete any provision of this Agreement, or add any provision to this Agreement, required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission), or by any Administrator or similar such official;

         (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

         (f) if the Partnership is advised by Counsel, the Partnership's Accountants or the IRS that any allocations of Income or Loss provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with that advice to the minimum extent necessary to comply with federal income tax requirements and still effect, as nearly as practicable, the original plan of allocations and distributions set forth in this Agreement; and

         (g) to change the name of the Partnership or the location of its principal office.

                       ARTICLE XVIII - POWER OF ATTORNEY

18.1  APPOINTMENT OF ATTORNEY-IN-FACT

By subscribing for Units and being admitted as a Limited Partner under this Agreement, each Limited Partner makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who thereafter becomes a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

         (a) this Agreement, the Partnership's certificate of limited partnership and any amendment of any thereof, including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners (or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

         (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

         (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

         (d) any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and

         (e) any instrument or papers required to continue or terminate the business of the Partnership under Section 12.5 and
                  Article XIV; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Article XI, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

18.2  AMENDMENTS TO AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

If, under this Agreement, any action, adoption proposal, right, power or authority requires the Consent, vote, ratification or approval of fewer than all of the Limited Partners, then, on the satisfaction of that requirement, the Consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who did not respond in connection with the proposed Consent, vote, ratification or approval shall be deemed to have abstained for all purposes under this Agreement.

18.3  POWER COUPLED WITH AN INTEREST

The grant of authority by each Limited Partner in Section 18.1:

         (a) is a special power of attorney coupled with an interest in favor of the attorney-in-fact and shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Limited Partner;

         (b) may be exercised for the Limited Partner by a signature of the attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including that Limited Partner, and executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in- fact for all of them; and

         (c) shall survive the Assignment by any Limited Partner of all or any portion of the Limited Partner's Units, provided that, if any Assignee of all of a Limited Partner's Units has furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of the Assignee as a Substitute Limited Partner has been approved by the General Partner, this power of attorney shall survive the Assignment with respect to the assignor Limited Partner for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission and shall thereafter terminate with respect to the assignor Limited Partner.

                         ARTICLE XIX GENERAL PROVISIONS

19.1  NOTICES, APPROVALS AND CONSENTS

All Notices, approvals, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are deposited in the United States mail and sent by first class or certified mail, postage prepaid; hand delivered; sent by overnight courier; or sent by telecopy and confirmed by telephone during normal business hours.

In each case, delivery shall be made to the parties at the addresses set forth below or at any other addresses as the parties may designate by Notice to the Partnership as specified in Section 5.1:

         (a) If to the Partnership: Lease Equity Appreciation Fund II, L.P., 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801, with a copy to c/o LEAF Financial Corporation, General Partner, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 302-658-5600 (the Partnership) and 215-574-1636 (the General Partner); Telecopier Number: 302-658-3341 (the Partnership) and 215-574-8176 (the General Partner).

         (b) If to the General Partner: LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 215- 574-1636; Telecopier Number: 215-574-8176.

         (c) If to any Limited Partner, at the address set forth in the Limited Partner's Subscription Agreement unless a different address has been provided to the Partnership under Section 5.1.

19.2  FURTHER ASSURANCES

The Partners agree to execute, acknowledge and deliver all further instruments and do all further acts and things as may reasonably be necessary to carry out the intent and purpose of this Agreement.

19.3  CAPTIONS

Captions contained in this Agreement are inserted only as a matter of convenience and do not define, limit, extend or describe the scope of this Agreement or the intent of any provisions of this Agreement.

19.4  BINDING EFFECT

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Partnership.

19.5  SEVERABILITY

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and any other application thereof shall not in any way be affected or impaired thereby, and the remaining provisions shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provisions.

19.6  INTEGRATION

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

19.7  APPLICABLE LAW

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

19.8  COUNTERPARTS

This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Limited Partner, a separate Subscription Agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

19.9  CREDITORS

No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

19.10 SUCCESSORS AND ASSIGNS

Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the successors and assigns of the respective parties to this Agreement. In furtherance of and not in limitation of the foregoing, the General Partner may assign, as collateral security or otherwise, any items of compensation payable to it under the terms of this Agreement. Notwithstanding any such assignment, however, the General Partner, and not any such assignee, shall remain solely liable for its obligations under this Agreement.

19.11 WAIVER OF ACTION FOR PARTITION

Each of the parties to this Agreement irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership's Investments and other property and assets.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ___________ day of ____________________, 2004.


                   GENERAL PARTNER:

                   LEAF FINANCIAL CORPORATION

                   By:_____________________________________________

                     Name:_______________________

                     Its:________________________

                   ORIGINAL LIMITED PARTNER:

                   ________________________________________________

                   LIMITED PARTNERS:

                   By: LEAF FINANCIAL CORPORATION, as Attorney in Fact

                   By:_____________________________________________

                     Name:_______________________

                     Its:________________________

                                                                      APPENDIX B

                            PRIOR PERFORMANCE TABLES

The following Tables I, II and III, which are unaudited, provide certain information concerning Lease Equity Appreciation Fund I, L.P., a prior public equipment leasing program which was sponsored beginning in 2002 by LEAF Asset Management, Inc., which formerly was a subsidiary of our general partner, but was merged into our general partner, LEAF Financial, in June 2004.

Tables IV and V below, which are unaudited, provide information concerning six of the eight public equipment leasing programs sponsored by our general partner between 1984 and 1990, before our general partner was acquired by Resource America and new management was installed. As of the date of the tables, all of these eight programs have been liquidated or are in the process of finalizing their liquidation.

Buying a unit in us will not give you any ownership interest in any of the prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of investors in the prior programs. See the "Other Programs Managed by Our General Partner or Its Affiliates" section in the prospectus for a narrative discussion of the prior public programs sponsored by our general partner.

Additional information in the Form 10-K Annual Report for each prior reporting program may be obtained without charge by contacting LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, Attention:
Corporate Secretary. The reports are also available on request at the Securities and Exchange Commission, Washington, D.C.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


The following table sets forth certain information, as of September 30, 2004, concerning the experience of LEAF Asset Management, which was merged into our general partner, LEAF Financial, in June 2004, in raising and investing limited partners' funds in Lease Equity Appreciation Fund I, L.P.

Dollar amount offered....................................       $50,000,000
                                                                ===========
Dollar amount raised.....................................       $17,060,774       100.00%
Less: Offering expenses
      Sales  commissions.................................        $1,284,700         7.53%
      Underwriting fees..................................          $320,727         1.88%
Organization and offering expenses paid to
general partner or its affiliates........................          $511,688         3.00%
Reserves.................................................          $298,782         1.75%
                                                                   --------         -----
Offering proceeds available for investment...............       $14,644,877        85.84%
                                                                ===========
Debt proceeds............................................       $38,661,623
                                                                ===========
Total equipment acquired.................................       $56,884,732
                                                                ===========
Acquisition fees paid to general partner.................        $1,134,659
                                                                ===========

Equipment acquisition cost as a percentage of amount raised:
Purchase price...........................................           333.42%
Acquisition fees paid to general partner.................             6.65%
Percent invested.........................................            85.84%
Percent leverage.........................................            67.96%
Date offering commenced..................................          08/15/02
Maximum offering period (in months)......................                24
Actual offering period (in months).......................                24
Months to invest 90% of amount available for investment..                14


     Past Performance is not necessarily indicative of future performance.

                                    TABLE II
               COMPENSATION TO OUR GENERAL PARTNER AND AFFILIATES

The following table sets forth certain information, as of September 30, 2004 concerning the compensation derived from Lease Equity Appreciation Fund I, L.P. by its general partner, which was LEAF Asset Management until that company was merged into our general partner, LEAF Financial, in June 2004, and its affiliates. Also, all amounts presented are cumulative from August 15, 2002 to September 30, 2004.


Date offering commenced.............................................          8/15/02
Date offering closed................................................          8/15/04
Dollar amount raised at 8/15/04.....................................      $17,060,774
                                                                          ===========

                The following information is as of June 30, 2004

Amounts paid to general partner and its affiliates from proceeds of the offering:
    Underwriting commissions........................................         $320,727
                                                                           ==========
    Organization and offering expense reimbursements................         $511,688
                                                                           ==========
    Acquisition fees................................................       $1,134,659
                                                                           ==========
Dollar amount of cash generated from operations before
deducting payments/accruals to general partner and affiliates.......       $3,619,250
                                                                           ==========
Amounts paid or accrued to general partner and its affiliates from operations:
    Management fee..................................................         $334,050
                                                                             ========
    Administrative expense reimbursements...........................         $950,621
                                                                             ========


     Past Performance is not necessarily indicative of future performance.

                                    TABLE III
                   Operating Results of Prior Public Programs

The following table summarizes the operating results of Lease Equity Appreciation Fund I, L.P. for the Year Ending December 31, 2003. The program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes. No results are shown for 2002, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in March, 2003.

Revenues                                                                                           2003
                                                                                                   ----
     Net gain (loss) on sales or remarketing of equipment.....................................     (10,206)
     Gross revenue............................................................................     983,261
Less:
Interest expense..............................................................................    (321,472)
     Depreciation expense.....................................................................    (167,622)
     Management fees - general partner........................................................     (73,095)
     Administrative expense reimbursement - general partner...................................    (594,985)
     General and administrative...............................................................    (200,767)
     Amortization of initial direct costs.....................................................      (6,399)
     Provision for (reversal of) bad debts (2)................................................      (5,000)
Net (loss) income - GAAP......................................................................    (396,285)
                                                                                                ==========
Net (loss) income - GAAP - allocable to limited partners......................................    (392,322)
Taxable income from operations (1)(3).........................................................    (156,915)
Cash used in operating activities.............................................................    (776,792)
Cash used in investing activities............................................................. (24,736,930)
Cash provided by financing activities.........................................................  26,543,115
Cash generated from operations, sales, and refinancing........................................   1,029,393
Less:                                                                                           ----------
     Cash distributions to investors from operations, sales and refinancing...................     474,950
     Cash distributions to general partner from operations, sales and refinancing.............       4,794
     Cash generated from (used by) operations, sales and refinancing after cash                 ----------
     distributions............................................................................     549,649
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
     Taxable income from operations (1)(3)....................................................         (26)
Cash distributions to investors...............................................................          78
     Source (on GAAP basis)
          Return of capital...................................................................          78
     Source (on cash basis)
          Operations..........................................................................          --
          Sales...............................................................................          --
          Refinancing.........................................................................          --
          Other...............................................................................          78
Weighted average number of limited partnership ($100) units outstanding.......................      61,149

---------------------------
(1) The difference between Net income - GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing possible doubtful accounts under GAAP, and different methods of recognizing revenue on Direct Finance Leases.
(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(3) Taxable income is not calculated on an interim basis, only at the end of a year.


     Past Performance is not necessarily indicative of future performance.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS


The following table provides summary information concerning the results of certain equipment leasing programs sponsored by our general partner between 1984 and 1990 that have completed operations during the past five years. See the "Other Programs Managed by Our General Partner or its Affiliates" section in the prospectus for a narrative discussion of why our general partner does not believe that these prior programs and their results are comparable to us.


                            Fidelity          Fidelity           Fidelity          Fidelity          Fidelity           Fidelity
                            Leasing            Leasing           Leasing           Leasing            Leasing           Leasing
                          Income Fund        Income Fund       Income Fund       Income Fund        Income Fund       Income Fund
                              III                 V                 IV                VI                VII               VIII
                         --------------     --------------    --------------    --------------     --------------    --------------
Dollar Amount Raised     $   34,985,398    $    44,982,492   $    23,690,624    $   44,856,622    $    38,141,475   $    12,765,668
Number of Pieces of
 Equipment
 Purchased (1)                    8,702             15,252             8,642            21,503             12,806             4,724
Date of Closing of
 Offering                April 30, 1987     April 30, 1989      May 15, 1988    March 15, 1990      April 9, 1991    April 24, 1992
Date of First Sale         November 19,            June 2,       December 1,          June 24,       December 27,        October 1,
 of Equipment                      1987               1989              1989              1991               1991              1993
                           December 29,       December 21,      December 31,         March 30,          March 30,         March 30,
Date of Liquidation                1997               2001              2003              2004               2004              2004

Tax and Distribution
 Data per $1,000
 investment through
 date of
 liquidation:
Federal Income Tax
 Results:
Ordinary income
 (loss) from
 operations              $          320    $           434   $           319    $          347    $           296   $           430
Capital gain (loss)                (105)              (129)              (91)             (178)              (150)              138

Cash Distributions
 to Investors:
 (2)(3)
Source (on GAAP
 basis):
 Income                             172                281               229               136                114               141
 Return of Capital                  903                890               865               920                934               884

(1) Amount reflects equipment purchases made that were active in 1992 at the time the programs began using a new equipment tracking system. Prior to 1992, this information is not available.

(2) The cash distributions were derived from leasing operations and proceeds from sales.

(3) The programs included in this table did not keep records on a basis that would enable information on the source of distributions, on a cash basis, to be accurately provided. In particular, cash distributions were determined based on the cash available for distribution in any given quarter. Cash available for distribution was defined in the respective partnership agreements as cash funds provided from operations, including cash funds received from any sale of partnership property, without deduction for depreciation, but after deducting cash funds used to pay all other expenses. As a result, the sources of the cash distributions were not tracked separately since cash from sale proceeds and cash from operations were combined to determine the amount available for distribution.

Our general partner has established accounting systems for us that will separately record the sources of cash distributions and, thus, we intend to provide information on the source of distributions on a cash basis to our investors.

     Past Performance is not necessarily indicative of future performance.

                                    TABLE V
                     SALES OR DISPOSITIONS OF EQUIPMENT (1)
                     Fidelity Leasing Income Fund IV, L.P.

The following tables provide information concerning all sales or disposals of equipment by certain prior equipment leasing programs sponsored by our general partner between 1984 and 1990 that occurred in the past three years. See the "Other Programs Managed by Our General Partner or its Affiliates" section in the prospectus for a narrative discussion of why our general partner does not believe that these prior programs and their results are comparable to us.

                                            Year          Year of                                          Sale            GAAP
          Type of Equipment               Acquired          Sale           Cost         Book Value       Proceeds      Gain (Loss)
------------------------------------    ------------    ------------    ------------   ------------    ------------    ------------
CONTROL UNIT                                    1989            1999   $       3,013   $          -    $        100    $        100
CONTROL UNIT                                    1991            1999          36,200              -           2,635           2,635
CONTROL UNIT                                    1992            1999          31,195              -           1,651           1,651
CONTROL UNIT                                    1993            1999           5,003              -             444             444

FRONT END PROCESSOR                             1989            1999         520,681              -          51,700          51,700
FRONT END PROCESSOR                             1991            1999          51,052              -           4,821           4,821
FRONT END PROCESSOR                             1992            1999          48,961              -           6,379           6,379
FRONT END PROCESSOR                             1988            2001         240,112              -             865             865
FRONT END PROCESSOR                             1991            2001          36,541              -             135             135

IMPACT PRINTER                                  1989            1999          25,075              -           1,900           1,900
IMPACT PRINTER                                  1991            1999           2,408              -             300             300

NETWORK COMMUNICATIONS                          1989            1999           4,542              -             250             250
NETWORK COMMUNICATIONS                          1991            1999         153,561              -           7,800           7,800
NETWORK COMMUNICATIONS                          1992            1999          75,762              -           2,252           2,252

SOFTWARE                                        1994            1999          41,930              -               -               -

TAPE STORAGE                                    1994            1999          42,683              -           7,500           7,500
TAPE STORAGE                                    1997            1999               -              -               -               -
TAPE STORAGE                                    1992            2002         740,671              -          30,360          30,360

TECHNICAL WORK STATIONS                         1992            1999         106,934              -             350             350
TECHNICAL WORK STATIONS                         1994            1999         167,021              -           5,729           5,729
TECHNICAL WORK STATIONS                         1996            1999         450,749          3,000          30,000          27,000
TECHNICAL WORK STATIONS                         1997            1999          84,256              1           2,746           2,745
TECHNICAL WORK STATIONS                         1999            1999          20,268         15,403           2,450         (12,953)
TECHNICAL WORK STATIONS                         1994            2000         243,912              -               -               -
TECHNICAL WORK STATIONS                         1997            2000          12,480              -               -               -
TECHNICAL WORK STATIONS                         1997            2003         139,211              -          27,000          27,000
TECHNICAL WORK STATIONS                         1998            2003         218,670         31,623          31,632               9
TECHNICAL WORK STATIONS                         1994            2003         635,498                                              -
TECHNICAL WORK STATIONS                         2000            2003         276,971                                              -
TECHNICAL WORK STATIONS                         2001            2003          62,536                                              -

TERMINALS                                       1989            1999         128,824              -           6,675           6,675
TERMINALS                                       1991            1999          12,678              -           2,200           2,200
TERMINALS                                       1994            1999             418              -             138             138
TERMINALS                                       1989            2000           4,615              -             300             300

OTHER                                           1997            2003         139,211              -          27,000          27,000
OTHER                                           1998            2003         250,293         31,623          31,632               9
OTHER                                           1998            2003         271,215         35,175          47,500          12,325

(1) Federal taxable gain (loss) on the above sales was ($203,549), ($4,992), $0 and $30,360 in 1999, 2000, 2001 and 2002, respectively.

     Past Performance is not necessarily indicative of future performance.

                     SALES OR DISPOSITIONS OF EQUIPMENT (1)
                      Fidelity Leasing Income Fund V, L.P.

                                            Year          Year of                                          Sale            GAAP
          Type of Equipment               Acquired          Sale           Cost         Book Value       Proceeds      Gain (Loss)
------------------------------------    ------------    ------------    ------------   ------------    ------------    ------------
CONTROL UNIT                                    1989            1999   $      16,144   $          -    $        150    $        150

DASD STORAGE                                    1989            1999         221,514              -             250             250

FRONT END PROCESSOR                             1992            1999         241,717              -          38,756          38,756
FRONT END PROCESSOR                             1989            2000         310,419              -           1,665           1,665
FRONT END PROCESSOR                             1991            2000          63,826              -             235             235
FRONT END PROCESSOR                             1997            2000          60,972              -           1,000           1,000

IMPACT PRINTER                                  1993            2001             504              -               4               4

LASER PRINTER                                   1993            1999          19,250              -           1,075           1,075
LASER PRINTER                                   1993            2000          12,456              -             200             200
LASER PRINTER                                   1993            2001           4,152              -             200             200
LASER PRINTER                                   1994            2001         141,110              -           1,150           1,150

NETWORK COMM                                    1992            1999          98,289              -           2,922           2,922
NETWORK COMM                                    1993            1999          77,594              -           2,700           2,700
NETWORK COMMUNICATIONS                          1994            1999          15,254              -             757             757
NETWORK COMMUNICATIONS                          1997            2000         226,978         23,209          50,543          27,334
NETWORK COMMUNICATIONS                          1992            2001         105,037              -             826             826
NETWORK COMMUNICATIONS                          1994            2001           6,045              -              48              48

PERSONAL COMPUTERS                              1993            1999          17,555              -           1,870           1,870
PERSONAL COMPUTERS                              1996            1999          61,113          5,348           6,189             840
PERSONAL COMPUTERS                              1998            2000         712,849        133,939         249,360         115,421
PERSONAL COMPUTERS                              1993            2001           2,618              -              19              19

RAID STORAGE                                    1994            2000         393,515              -               -               -

TAPE STORAGE                                    1990            2000         106,322              -           2,150           2,150

TECHNICAL WORK STATIONS                         1996            1999       1,675,179         44,433          56,212          11,779
TECHNICAL WORK STATIONS                         1997            1999         146,549         18,451          27,375           8,924
TECHNICAL WORK STATIONS                         1996            2000          37,616            469             200            (269)
TECHNICAL WORK STATIONS                         1997            2000         457,595         42,166          76,140          33,974
TECHNICAL WORK STATIONS                         1998            2000       1,622,104        308,375         388,068          79,693
TECHNICAL WORK STATIONS                         1993            2001       1,023,890              -           7,434           7,434
TECHNICAL WORK STATIONS                         1997            2001         302,966              -          13,033          13,033

TERMINALS                                       1992            1999             975              -             156             156
TERMINALS                                       1997            1999             182              -              83              83
TERMINALS                                       1989            2000             473              -             100             100
TERMINALS                                       1998            2000             914            171             303             133
TERMINALS                                       1989            2001          14,606              -               1               1
TERMINALS                                       1993            2001           5,121              -              38              38

(1) Federal taxable gain (loss) on the above sales was ($561,641), ($765,362) and ($52,596) in 1999, 2000 and 2001, respectively.

     Past Performance is not necessarily indicative of future performance.

                     SALES OR DISPOSITIONS OF EQUIPMENT (1)
                     Fidelity Leasing Income Fund VI, L.P.

                                            Year          Year of                                          Sale            GAAP
          Type of Equipment               Acquired          Sale           Cost         Book Value       Proceeds      Gain (Loss)
------------------------------------    ------------    ------------    ------------   ------------    ------------    ------------
CONTROL UNIT                                    1991            1999   $       4,457   $          -    $        500    $        500

IMPACT PRINTER                                  1990            1999          52,184              -           1,500           1,500
IMPACT PRINTER                                  1990            2000          36,982              -           3,500           3,500

NETWORK COMMUNICATIONS                          1990            1999          25,760              -             744             744

OTHER                                           1997            2001         424,273              -               1               1
OTHER                                           1998            2003         765,181        115,500         115,500               -
OTHER                                           1998            2003         243,970         53,993          45,000          (8,993)

PCB ASSEMBLY EQUIPMENT                          1998            2003         531,420        121,921         120,266          (1,654)

PERSONAL COMPUTERS                              1991            1999         113,784              -               1               1
PERSONAL COMPUTERS                              1990            2000           1,627              -             110             110
PERSONAL COMPUTERS                              1997            2000         132,317          1,386           1,600             214
PERSONAL COMPUTERS                              1997            2001          39,475            413             350             (63)
PERSONAL COMPUTERS                              1998            2001         283,185         40,455          81,583          41,128

SOFTWARE                                        1997            2000              38              -               -               -

TAPE STORAGE                                    1990            1999         461,214              -         151,000         151,000
TAPE STORAGE                                    1992            1999         157,690              -               -               -
TAPE STORAGE                                    1993            1999          48,532              -               -               -
TAPE STORAGE                                    1990            2003          97,692              -               1               1

TECHNICAL WORK STATIONS                         1992            1999          14,550              -           1,125           1,125
TECHNICAL WORK STATIONS                         1993            1999          10,866              -             800             800
TECHNICAL WORK STATIONS                         1996            1999       1,911,067         25,700          96,260          70,560
TECHNICAL WORK STATIONS                         1996            2000       1,949,996         25,573          20,735          (4,838)
TECHNICAL WORK STATIONS                         1997            2000         556,271         37,762          95,903          58,141
TECHNICAL WORK STATIONS                         1998            2000         298,061         65,837          61,500          (4,337)
TECHNICAL WORK STATIONS                         1998            2001         319,868         16,227          21,422           5,195
TECHNICAL WORK STATIONS                         2001            2002          10,034              -               -               -

TERMINALS                                       1992            1999             609              -             200             200

(1) Federal taxable gain (loss) on the above sales was ($540,507), ($523,056), ($174,842) and ($9,339) in 1999, 2000, 2001 and 2002, respectively.

     Past Performance is not necessarily indicative of future performance.

                     SALES OR DISPOSITIONS OF EQUIPMENT (1)
                     Fidelity Leasing Income Fund VII, L.P.

                                            Year          Year of                                          Sale            GAAP
          Type of Equipment               Acquired          Sale           Cost         Book Value       Proceeds      Gain (Loss)
------------------------------------    ------------    ------------    ------------   ------------    ------------    ------------
CONTROL UNIT                                    1990            1999   $      40,520   $          -    $      2,025    $      2,025
CONTROL UNIT                                    1991            1999         101,051              -           9,587           9,587
CONTROL UNIT                                    1990            2000           9,053              -              85              85
CONTROL UNIT                                    1990            2001           4,571              -             110             110

DASD STORAGE                                    1997            2000         237,387         15,192           8,925          (6,267)

FRONT END PROCESSOR                             1990            2000          76,280              -           1,649           1,649
FRONT END PROCESSOR                             1992            2000           9,316              -             201             201

IMPACT PRINTER                                  1990            1999          51,995              -             325             325
IMPACT PRINTER                                  1997            1999           2,070              -           1,960           1,960
IMPACT PRINTER                                  1990            2000          11,585              -             305             305
IMPACT PRINTER                                  1990            2001           5,793              -              85              85

LASER PRINTER                                   1993            2001         287,380              -               1               1

MINI SYSTEM                                     1996            2000         365,416              -             965             965

NETWORK COMMUNICATIONS                          1991            1999           4,776              -             453             453
NETWORK COMMUNICATIONS                          1996            2000          69,689              -           6,974           6,974
NETWORK COMMUNICATIONS                          1997            2001         341,335              -          31,500          31,500

OTHER                                           1995            2000       1,363,850        166,153         220,000          53,847
OTHER                                           1997            2001       1,732,707              -               -               -
OTHER                                           1998            2002         251,818         20,146          35,000          14,854
OTHER                                           1998            2003          89,802         25,499          22,500          (2,999)
OTHER                                           2001            2003         395,493        112,998         125,000          12,002
OTHER                                           2003            2003         136,145        136,145         136,259             113
OTHER                                           2003            2003          83,958         83,958          84,727             769

RAID STORAGE                                    1995            2000         347,940              -           4,000           4,000

TECHNICAL WORK STATIONS                         1996            1999       1,924,752         29,264          40,302          11,038
TECHNICAL WORK STATIONS                         1996            2000       1,184,549          6,986          50,261          43,275
TECHNICAL WORK STATIONS                         1997            2000         615,554         77,832          63,713         (14,119)

(1) Federal taxable gain (loss) on the above sales was ($601,025), ($433,670), ($314,035) and ($6,954) in 1999, 2000, 2001 and 2002, respectively.

     Past Performance is not necessarily indicative of future performance.

                     SALES OR DISPOSITIONS OF EQUIPMENT (1)
                    Fidelity Leasing Income Fund VIII, L.P.

                                            Year          Year of                                          Sale            GAAP
          Type of Equipment               Acquired          Sale           Cost         Book Value       Proceeds      Gain (Loss)
------------------------------------    ------------    ------------    ------------   ------------    ------------    ------------
DASD CONTROLLER                                 1996            1999   $     351,608   $      1,348    $      2,400    $      1,052

NETWORK COMMUNICATIONS                          1997            1999          35,985              -          13,027          13,027
NETWORK COMMUNICATIONS                          2001            2003             874              -             495             495

OTHER                                           1997            1999             495              -             180             180
OTHER                                           1997            2002         150,659              -             800             800

RAID STORAGE                                    1996            1999         702,661          3,326          27,200          23,874

SOFTWARE                                        1996            2002             433              -               1               1

TAPE STORAGE                                    1992            2002         426,714              -          15,950          15,950

TECHNICAL WORK STATIONS                         1992            1999           2,043              -               -               -
TECHNICAL WORK STATIONS                         1996            1999       1,044,401         12,250          23,525          11,275
TECHNICAL WORK STATIONS                         1995            2000         194,932              -           3,100           3,100
TECHNICAL WORK STATIONS                         1996            2000       1,023,369         12,750          13,250             500
TECHNICAL WORK STATIONS                         1997            2000         656,670         56,653          97,926          41,273
TECHNICAL WORK STATIONS                         1996            2002         267,457              -             849             849
TECHNICAL WORK STATIONS                         1997            2002         220,205         14,129          42,400          28,271

(1) Federal taxable gain (loss) on the above sales was ($795,022), ($362,812), $0 and $41,457 in 1999, 2000, 2001 and 2002, respectively.

     Past Performance is not necessarily indicative of future performance.

                                                                     APPENDIX C
                    LEASE EQUITY APPRECIATION FUND II, L.P.

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

   Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

1.   INVESTMENT                 o    Each unit costs $100.
                                o    The minimum initial investment is 25 units
                                     ($2,500), except for IRAs and Keogh plans for which the minimum initial investment is 10 units ($1,000).
                                o    Iowa and Nebraska: minimum of 50 units
                                     ($5,000).
                                o    Minnesota: IRAs and Keogh plans, minimum
                                     of 20 units ($2,000).

2.   REGISTRATION               o    Complete all of the information
     INFORMATION                     requested in sections 2(a) and 2(c).
                                     If you are not a United States citizen,
                                     please specify the country of which you
                                     are a citizen.
                                o    Complete section 2(b) only if this
                                     investment is for an IRA, Qualified Plan, Keogh plan or trust.

3.   FORM OF OWNERSHIP          o    Mark only one box.
                                o    Consult your registered representative
                                     with any questions about designating the form of ownership.

4.   DISTRIBUTION               o    For subscribers other than IRAs or
     ALTERNATIVES                    Keogh plans, complete this section if
                                     you want your distributions sent to an
                                     address different from that shown in
                                     section 2(a).

5.   SIGNATURES                 o    Signature(s) and initials of all
     AND INITIALS                    subscriber(s) are required in each of
                                     the spaces provided. Subscriptions
                                     cannot be accepted without signature(s)
                                     and initials.
                                o    Signature of an authorized partner or
                                     officer is required for a partnership,
                                     corporation or other entity investor.

6.   BROKER/DEALER              o    The registered representative must
     INFORMATION                     complete and sign this section of the
                                     Subscription Agreement, or the
                                     subscription cannot be accepted.

7.   INVESTMENT CHECKS          o    Checks should be made payable to
     AND SUBSCRIPTIONS               "LEASE EQUITY APPRECIATION FUND II,
                                     L.P. SUBSCRIPTION ACCOUNT" unless the
                                     escrow has not yet been terminated
                                     (as disclosed in a prospectus supplement), in which event checks should be made payable to "LEASE EQUITY APPRECIATION
                                     FUND II, L.P. ESCROW ACCOUNT."
                                o    Wire transfer instructions are
                                     available on request.
                                     Mailing:
                                     o    For IRAs, Qualified Plans, Keogh
                                          plans, etc.: mail all the
                                          subscription documents with your
                                          check and transfer instructions
                                          to your designated Custodian.
                                     o    For all other accounts, mail all
                                          the subscription documents with
                                          your check to:
                                               Anthem Securities, Inc.
                                               1845 Walnut Street, 10th
                                               Floor
                                               Philadelphia, PA 19103
                                     o    You will receive a confirmation
                                          letter for your records after
                                          your investment in Lease Equity
                                          Appreciation Fund II, L.P. has
                                          been confirmed by our general
                                          partner.
                                     o    Mail the white original and the
                                          pink copy of your signed
                                          Subscription Agreement as set
                                          forth above. Your registered
                                          representative should keep the
                                          yellow copy for his/her records.
                                          We will return the pink copy to
                                          you for your records after your
                                          subscription has either been
                                          accepted or rejected.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.

If you have any questions about completing this Subscription Agreement, please call Anthem Securities, Inc. at (866) 482-2440.

                    IMPORTANT INFORMATION FOR SUBSCRIBER(S)


     o No offer to sell units may be made except by means of this prospectus.

     o YOU SHOULD NOT RELY ON ANY ORAL STATEMENTS BY ANY PERSON, OR ON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THIS PROSPECTUS, SUPPLEMENTS TO THIS PROSPECTUS OR SALES MATERIALS CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY OUR GENERAL PARTNER, LEAF FINANCIAL CORPORATION, OR BY THE DEALER-MANAGER, ANTHEM SECURITIES, INC., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THIS PROSPECTUS.

     o An investment in the units involves certain risks including, without limitation, the matters set forth in this prospectus under the captions "Risk Factors," "Conflicts of Interest," "Investment Objectives and Strategies," and "Federal Income Tax Considerations."

     o The representations you make on page C-4 are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

     o The units are subject to substantial restrictions on transferability.

     o    There will be no public market for the units.

     o It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.

     o Any transfer of units is subject to our approval and must comply with the terms of Article XIII of the Partnership Agreement.

     o As described in the "INVESTOR SUITABILITY" and "THE OFFERING" sections of this prospectus, some states impose more stringent suitability standards and different minimum investment amounts that must be met by prospective purchasers of units than the general requirements.

     o The State of California has additional restrictions on the transfer of shares, as summarized in the following legend:

               "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     o Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your investment in the Fund and substantially similar investments should exceed 10% of your net worth.


                                                       SUBSCRIPTION AGREEMENT
                                               LEASE EQUITY APPRECIATION FUND II, L.P.                 -----------------------------
                                                   A Delaware Limited Partnership                      LEAF FINANCIAL CORP. USE ONLY
                                                                                                       Date:________________________
                                                                                                       No. of Units:________________
1.   TYPE OF            |_|  Initial Investment             Dollar Amount $_________                   Blue Sky State:______________
     INVESTMENT:        |_|  Additional Investment          No. of Units____________                   Officer Approval:____________
     (check one)                                                                                       -----------------------------
------------------------------------------------------------------------------------------------------------------------------------
2.   REGISTRATION       (a)  Subscriber Information
     INFORMATION:       Name(s)_____________________________________________________________________________________________________
     (please type or    Tax I.D. No. or Social Security No._________________________________________________________________________
     print clearly)     Residential Street Address__________________________________________________________________________________
                        City__________________________________________________  State________________  Zip Code_____________________
                        Telephone No. (Day)___________________________________  (Evening)___________________________________________
                        (b)  Trustee or Custodial Information (IRA's, Qualified Plans, other SEP, Keogh, Trustee, etc.)
                             (if applicable)
                        Trustee/Custodian's Name(s)__________________________________________________  Tax I.D. No._________________
                        Date Trust or Account Established___________________________________________________________________________
                        (c)  Citizenship (check one) |_| U.S. Citizen |_| U.S. Resident Alien |_|  Non-Resident Specify Country:____
------------------------------------------------------------------------------------------------------------------------------------
3.   FORM OF            |_| Individual Ownership       |_| Spouses as Community Property   |_| C Corporation   |_| S Corporation
     OWNERSHIP:         |_| Profit Sharing Plan        |_| IRA, SEP, Keogh                 |_| Joint Tenants   |_| Tenants in Common
     (check only one)   |_| Limited Liability Company  |_| Partnership                     |_| Trust           |_| Custodial Account
----------------------- ------------------------------------------------------------------------------------------------------------
4.   DISTRIBUTION       Check if: |_|  You want your distributions reinvested in additional units during the Offering Period. Units
     REINVESTMENT                      purchased with reinvested distributions are subject to the same fees and commissions as your
     ELECTION AND                      original investment.
     DISTRIBUTION                 |_|  You want direct deposits of your distributions or to split your distributions between one or
     ALTERNATIVE:                      more Payees.  If you elect this alternative you must complete the Special Payment Instruction
     (Complete if                      Form on page C-5 hereof.  Split distributions are available only for direct deposit by ACH
     Payee is                          ("Automated Clearing House," a financial network run by the Federal Reserve to transfer funds
     different from                    electronically). Not available for IRAs or Keogh plans.
     Section 2(a) or              |_|  You want your distributions sent to the Payee and Address listed below.
     2(b) above, or                    Complete the following section:
     if distributions   Payee Name________________________________________  ABA No.___________________  Account Type________________
     are to be          Branch No.________________________________________  Acct. No._________________  Account Holder______________
     reinvested)        Street Address______________________________________________________________________________________________
                        City____________________________  State___________  Zip_______________________  Bank Routing No.____________
------------------------------------------------------------------------------------------------------------------------------------
5.   INITIALS AND       The undersigned confirms that he/she/it:
     SIGNATURES:        o   Received the Prospectus and has read page C-2 hereof. (Initial ________)
                        o   Makes the representations contained on page C-4 hereof. (Initial ________)
                        o   Acknowledges that an investment in the units is not liquid. (Initial ________)

                        o   Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied on by the General Partner. (Initial ________)
                        o   Appoints the General Partner as his/her/its attorney-in-fact as described in Paragraph 2 on page C-4 hereof. (Initial _______)
                        o   If a Kansas resident, the investor has considered the 10% of net worth cautionary statement on this and similar investments as set forth on page C-2 hereof. (Initial ________)
                        o   Meets the minimum income and net worth standards set forth in the prospectus. (Initial ________)
                        o   Is purchasing the units for his/her/its own account. (Initial ________)

----------------------- Sign Here X__________________________________________  Sign Here X__________________________________________
 Subscription cannot be            Subscriber's Signature                Date             Authorized Signature                  Date
    accepted without               __________________________________________             (Custodian/Trustee/Officer/Partner)
initials and signatures(s)         Print Name                                             __________________________________________
--------------------------                                                                    Print Name

                        Sign Here X__________________________________________  Sign Here X__________________________________________
                                   Subscriber's Signature                Date             Authorized Signature                  Date
                                   __________________________________________             (Custodian/Trustee/Officer/Partner)
                                   Print Name                                             __________________________________________
                                                                                          Print Name
------------------------------------------------------------------------------------------------------------------------------------

                                  C-3 (1 of 2)


------------------------------------------------------------------------------------------------------------------------------------
6.   BROKER/DEALER      The registered representative who solicited the subscription must sign below and, by doing so, represents
     INFORMATION:       that he/she: (i) is duly licensed by, and in good standing with, the NASD and may lawfully offer units in
     (Please type or    the State(s) listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained
     print clearly)     from the Subscriber concerning his/her/its investment objectives, other investments, financial situation and needs, and any other information known by the registered representative, that the investment described in
                        Section 1 is suitable in light of the Subscriber's income, net worth and other characteristics; and (iii)
                        the registered representative has (a) informed the Subscriber as to the risks of ownership and limited liquidity of the units and (b) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of the units.

                        Brokerage Firm Name_________________________________________________________________________________________
                        Supervisor___________________________________________  Telephone No.________________________________________
                        Registered Representative Name______________________________________________________________________________
                        Rep. No._____________________________________________  Telephone No.________________________________________
                        Representative Street Address_______________________________________________________________________________
                        City_________________________________________________  State__________________  Zip Code____________________
                        Signature X_________________________________________________________________________________________________
                                                   (Registered Representative)
                                         Subscription cannot be completed without signature
------------------------------------------------------------------------------------------------------------------------------------
7.   INVESTMENT         Mail the completed Subscription Agreement (pages C-3 and C-4) and, if applicable, page C-5, with a check as
     CHECK AND          instructed on page C-1 for Section 7, to:
     SUBSCRIPTION       Anthem Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103
     AGREEMENT:
                        Wiring instructions available on request

                        ACCEPTANCE OF SUBSCRIPTION AGREEMENT                   LEAF Financial Corporation, General Partner
                        BY GENERAL PARTNER OF
                        LEASE EQUITY APPRECIATION FUND II, L.P.
                                                                               By:__________________________________________________
                                                                                  Authorized Signature                          Date

                                  C-3 (2 of 2)

        INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS


1.   SUBSCRIPTION FOR UNITS.

     o The Subscriber, by signing his/her/its name in Section 5 on page C-3, thereby: (a) subscribes for the number and dollar amount of units set forth in Section 1 on page C-3; (b) agrees to become a limited partner of Lease Equity Appreciation Fund II, L.P. on acceptance of his/her/its subscription by the General Partner; and
          (c) adopts and agrees to be bound by each and every provision of Lease Equity Appreciation Fund II, L.P.'s Partnership Agreement and this Subscription Agreement.

     o The Subscriber is tendering good funds herewith in full payment for the units (at $100 per unit), subject to waiver of commissions for certain investors (as described in the "Plan of Distribution" section of the prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY" and "THE OFFERING" sections of the prospectus).

2.   APPOINTMENT OF THE GENERAL PARTNER AS SUBSCRIBER'S ATTORNEY-IN-FACT.

     o By signing his/her/its name in Section 5 on page C-3, (and effective on admission as a limited partner of Lease Equity Appreciation Fund II, L.P.), the Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each person who shall thereafter become a substitute General Partner during the term of Lease Equity Appreciation Fund II, L.P. with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such limited partner to the full extent and for the purposes and duration, set forth in Article XVIII of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference).

     o Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:

          (a) the Partnership Agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);

          (b) any other document, certificate or instrument required to reflect any action of the partners provided for in the Partnership Agreement (whether or not the Subscriber voted in favor of or otherwise consented to the action);

          (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which Lease Equity Appreciation Fund II, L.P. is doing or intends to do business or that the General Partner deems advisable;

          (d) any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of Lease Equity Appreciation Fund II, L.P.; and

          (e) any instrument or papers required to continue or terminate the business of Lease Equity Appreciation Fund II, L.P. under
               Section 12.5 or Article XIV of the Partnership Agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any limited partner if the action could in any way increase the liability of the limited partner beyond the liability expressly set forth in the Partnership Agreement or alter the rights of the limited partner under Article XI of the Partnership Agreement, unless (in either case) the limited partner has given a power of attorney to the attorney-in-fact expressly for that purpose.

     o The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each limited partner of Lease Equity Appreciation Fund II, L.P. under Article XVIII of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber's death, incapacity, insolvency, dissolution or termination or his/her/its delivery of any assignment of all or any portion of his/her/its units.

                                  C-4 (1 of 2)

3.   GENERAL SUBSCRIBER REPRESENTATIONS.

     o As a condition to the Subscriber's being admitted as a limited partner of Lease Equity Appreciation Fund II, L.P., the Subscriber hereby represents that he/she/it:

          (a) Either (i) has annual gross income of $45,000 plus a net worth of at least $45,000 (exclusive of his/her/its investment in Lease Equity Appreciation Fund II, L.P., home furnishings, automobiles and equity in the Subscriber's home) or a net worth of at least $150,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her/its State, as set forth in the "INVESTOR SUITABILITY" and "THE OFFERING" sections of the prospectus;

          (b) if the Subscriber is an IRA, Qualified Plan, HR-10 (Keogh) plan or other benefit plan or trust, the Subscriber has been accurately identified as such in Sections 2(b) and 3 on page C-3; and

          (c) has been accurately identified in Section 2(c) on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen.

     o If the Subscriber is investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.

4.   ADDITIONAL FIDUCIARY AND ENTITY REPRESENTATIONS.

     o If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, a Keogh plan, or a trust (other than a Qualified Plan or Keogh plan), the signatory, by signing his/her/its name in
          Section 5 of Page C-3, thereby represents and warrants that:

          (a) he or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of the Subscriber; and (iii) bind the Subscriber thereby; and

          (b) this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.

5. UNDER PENALTY OF PERJURY, BY SIGNING HIS/HER/ITS NAME IN SECTION 5 ON PAGE C-3, THE SUBSCRIBER THEREBY CERTIFIES THAT:

          (a) the Taxpayer Identification Number or Social Security Number listed in Sections 2(a) and 2(b) (if applicable) on Page C-3 are correct; and

          (b) he/she/it is not subject to backup withholding either because the Internal Revenue Service (i) has not notified the Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends; or
               (ii) has notified the Subscriber that he/she/it is no longer subject to backup withholding. If you (the Subscriber) have been notified that you are currently subject to backup withholding, cross-out the language of this clause 5(b) before signing the Subscription Agreement.

UPON THE SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-3 AND C-4) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

                                  C-4 (2 of 2)

                  [UNFOLD TO VIEW THE FULL SUBSCRIPTION FORM]

--------------------------------------------------------------------------------


                    LEASE EQUITY APPRECIATION FUND II, L.P.
             1845 WALNUT STREET, 10TH FLOOR, PHILADELPHIA, PA 19103
                        SPECIAL PAYMENT INSTRUCTION FORM
        DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you want your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. This form may not be used by Subscribers which are IRAs or Keogh plans. You may designate up to five accounts, locations or payees.


--------------------------------------------------------------------------------

                     LEASE EQUITY APPRECIATION FUND II, L.P.
             1845 WALNUT STREET, 10TH FLOOR, PHILADELPHIA, PA 19103
                        SPECIAL PAYMENT INSTRUCTION FORM
         DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you want your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. This form may not be used by Subscribers which are IRAs or Keogh plans. You may designate up to five accounts, locations or payees.

___________________________________________________________________________________________________________________________________
FIRST PAYEE                                                  Name of
Bank Name:_______________________________________________    Account Holder______________________________________________________

Bank Address:____________________________________________    Account No._________________________________________________________

City______________________  State____________  Zip_______    Account Type________________________________________________________

Branch No._______________________________________________    Bank Routing Number_________________________________________________

                                                             % to be Paid* [GRAPHIC OMITTED]

SECOND PAYEE                                                 Name of
Bank Name:_______________________________________________    Account Holder______________________________________________________

Bank Address:____________________________________________    Account No._________________________________________________________

City______________________  State____________  Zip_______    Account Type________________________________________________________

Branch No._______________________________________________    Bank Routing Number_________________________________________________

                                                             % to be Paid* [GRAPHIC OMITTED]

THIRD PAYEE                                                  Name of
Bank Name:_______________________________________________    Account Holder______________________________________________________

Bank Address:____________________________________________    Account No._________________________________________________________

City______________________  State____________  Zip_______    Account Type________________________________________________________

Branch No._______________________________________________    Bank Routing Number_________________________________________________

                                                             % to be Paid* [GRAPHIC OMITTED]

FOURTH PAYEE                                                 Name of
Bank Name:_______________________________________________    Account Holder______________________________________________________

Bank Address:____________________________________________    Account No._________________________________________________________

City______________________  State____________  Zip_______    Account Type________________________________________________________

Branch No._______________________________________________    Bank Routing Number_________________________________________________

                                                             % to be Paid* [GRAPHIC OMITTED]

FIFTH PAYEE                                                  Name of
Bank Name:_______________________________________________    Account Holder______________________________________________________

Bank Address:____________________________________________    Account No._________________________________________________________

City______________________  State____________  Zip_______    Account Type________________________________________________________

Branch No._______________________________________________    Bank Routing Number_________________________________________________

                                                             % to be Paid* [GRAPHIC OMITTED]

___________________________________________________________________________________________________________________________________
* Please note that the total of all the "% to be Paid" boxes must equal 100%.

Sign Here X______________________________________________    Sign Here X_________________________________________________________
Subscriber's Signature                                       Authorized Signature (Custodian/Trustee/Officer/Partner)

Print Name_______________________________________________    Print Name__________________________________________________________

Sign Here X______________________________________________    Sign Here X_________________________________________________________
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Please make a copy of this form for your records and attach the original of this form to the Subscription Agreement.

================================================================================

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                     LEASE EQUITY APPRECIATION FUND II, L.P.

                      Units of Limited Partnership Interest

                                $100.00 per unit


                               -------------------
                                   PROSPECTUS
                               -------------------

                                December 22, 2004

================================================================================

                     LEASE EQUITY APPRECIATION FUND II, L.P.

                           Cumulative Supplement No. 1
                                     to the
                       Prospectus dated December 22, 2004

                                December 27, 2005

SUMMARY OF THIS CUMULATIVE SUPPLEMENT

We are providing you with this cumulative supplement dated December 27, 2005, to update and revise the prospectus dated December 22, 2004, as previously supplemented on October 26, 2005. This cumulative supplement, which includes and updates the information in the prospectus supplement dated October 26, 2005, forms a part of, and must be accompanied or preceded by, the prospectus.

The primary purposes of this cumulative supplement are to:

         o    describe the status of the offering;

         o describe the use of our offering proceeds as of September 30, 2005;

         o summarize our cash distributions to our investors as of September 30, 2005;

         o    describe our equipment lease portfolio as of September 30, 2005;

         o describe the financing we have arranged to implement our borrowing strategy;

         o update and replace the "Use of Proceeds" section of the prospectus;

         o update management's discussion and analysis of our financial condition and the results of our operations;

         o update the prospectus, including the "Risk Factor" regarding the use of leverage to build the Fund's portfolio, to provide that our borrowings and securitization financings may comprise up to approximately 85%, rather than 67%, of the aggregate acquisition costs of our equipment;

         o update and replace the prior performance information in Appendix B to the prospectus for Lease Equity Appreciation Fund I, L.P. as of September 30, 2005;

         o    update the "Plan of Distribution" section of the prospectus;

         o update the "Investor Suitability" section of the prospectus for Ohio residents; and

         o update the financial information for us and our general partner in the "Index to Financial Statements" section of the prospectus and amend the "Experts" section of the prospectus accordingly.

You should carefully review the prospectus and this cumulative supplement before subscribing for units.

STATUS OF THE OFFERING

On April 14, 2005, we satisfied the minimum offering requirements and began operations. As of September 30, 2005, we had sold 81,622 limited partner units to 239 investors, including units sold through reinvestment of distributions, and our general partner had purchased 2,688 units as a limited partner, which was approximately 3.2% of the total issued and outstanding units. This resulted in gross offering proceeds of $8,150,027 from our investors and $250,000 from our general partner as a limited partner, for total capital contributions of $8,400,027 as of September 30, 2005.

As of December 9, 2005, we had sold 114,693 units to 311 investors, including units sold through reinvestments of distributions and the 2,688 units to our general partner as a limited partner, and our total capital contributions were $11,052,818.

USE OF OUR OFFERING PROCEEDS AS OF SEPTEMBER 30, 2005

At September 30, 2005, we had received gross offering proceeds of $8,400,027 from our limited partners, including our general partner as a limited partner. In accordance with our partnership agreement and the prospectus, we applied our offering proceeds as follows:

                                                                                  Offering Proceeds      Proceeds, fees and
                                                                                        as of         expenses as a percent of
                                                                                  September 30, 2005     offering proceeds (1)
--------------------------------------------------------------------------------------------------------------------------------
Offering proceeds................................................................    $8,400,027                       100%

Expenses:
   Sales commissions and related fees (2)........................................     ($568,504)                     6.77%
   Dealer-Manager fees...........................................................     ($251,319)                     2.99%
   Reimbursement for accountable due diligence expenses (2)......................      ($33,391)                     0.40%
                                                                                    -----------                    -------
 Total public offering expenses..................................................     ($853,214)                    10.16%

 Organization expenses...........................................................     ($260,604)                     3.10%

Net offering proceeds............................................................    $7,286,209                    (86.74%)
                                                                                    -----------                    -------
Acquisition fees (3) (4).........................................................     ($534,879)                     6.37%

Reserves.........................................................................      ($84,000)                     1.00%
                                                                                    -----------                    -------
Total proceeds available for investment..........................................    $6,667,330                     79.37%

Fees and expenses as a percentage of offering proceeds.................................................             19.63%

-------------
(1) The percentages in this column were calculated by dividing the corresponding dollar amount in the first column by the amount of offering proceeds set forth in the table.
(2) We did not pay sales commissions with respect to the 2,688 units sold to our general partner, nor the 1,267 units sold to registered representatives and principals of the selling dealers, because of the discounted unit price for certain investors described in the "Plan of Distribution" section of the prospectus.
(3) In return for its assistance in our acquisition of our equipment we pay our general partner acquisition fees equal to 2% of the total acquisition costs of our equipment, including debt or securitization financing relating to the acquisition and out-of-pocket acquisition expenses incurred by our general partner. For purposes of calculating the amount of our general partner's acquisition fees as of September 30, 2005, we had invested a total of $28,717,765.
(4) As discussed below in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Analysis of Liquidity and Capital Resources," we now anticipate that we will borrow, on average, approximately 85% of the cost of the equipment we acquire. Based on this assumption our total funds available for investment, less reserves, acquisition fees and public offering and organization expenses, will be approximately $45,254,118 if we receive the maximum subscription proceeds of $60 million, and the total acquisition fees we pay our general partner will be approximately $6,045,882. Our use of leverage, by increasing the amount we can invest in our equipment, also increases the amount of acquisition fees we will pay to our general partner from the offering proceeds. However, our general partner will reduce or refund acquisition fees if our investment of offering proceeds in equipment, including equipment leases and secured loans, is less than the greater of:

    o 80% of the offering proceeds reduced by .0625% for each 1% of financing encumbering our investments; or

    o   75% of the offering proceeds.

    For example, if we had no financing, we would invest at least 80% of our offering proceeds in our investments. If we had 85% financing, we would invest at least 75% of our offering proceeds in our investments, computed as follows:

            80% x .0625% = 5%
            80% - 5% = 75%

DISTRIBUTIONS TO OUR LIMITED PARTNERS

Our monthly cash distributions to our limited partners, including our general partner as a limited partner to the extent it purchased units, began in May, 2005, and totaled $157,011 through September 30, 2005. All of these distributions represented a return of capital. In addition, a cash distribution to our limited partners which totaled $51,811 was paid in October, 2005 for the month ended September 30, 2005, which also represented a return of capital.

As of September 30, 2005 our aggregate distributions to our limited partners were equal to 8% of their capital contributions to us. We expect that a substantial portion, and possibly all, of the distributions our investors receive from us over our term will be a return of capital as discussed in "Risk Factors - We may not return all of your investment or any rate of return on your investment," in the prospectus.

OUR EQUIPMENT LEASE PORTFOLIO

As of September 30, 2005, our portfolio contained 780 equipment leases and secured loans with 723 individual end users. No individual end user or single piece of equipment accounted for more than 2% of our portfolio based on original cost of the equipment.

As of September 30, 2005 the source of funds for our equipment acquisitions consisted of proceeds from this offering as described in "Status of the Offering," above, and net borrowings of $23,626,039 as described in "Our Financing," below. As of September 30, 2005 our average original equipment cost per equipment transaction was $37,536 and the weighted average initial term of our leases was 51 months.

As of September 30, 2005, our portfolio was diversified by geographic location with equipment located in 48 states. Based on original equipment cost, 13% of our equipment was located in California, and no other state had more than 10% of our equipment.

Our portfolio also is diversified by industry use. As of September 30, 2005, as measured by the U.S. Department of Labor's standard industrial codes, the principal business sectors we leased to, measured by original cost of equipment, were as set forth in the tables below.

As of September 30, 2005, based on original acquisition costs, we had invested $20,230,575 in equipment under full payout leases, $5,913,173 under operating leases and $2,574,016 under secured loans as of September 30, 2005 as shown in the tables below.

FULL-PAYOUT LEASES (1)

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF EQUIPMENT                                   NET INVESTMENT          PERCENTAGE
            -----------------                                   --------------          ----------
            Industrial Equipment..........................       $  4,448,569              22.0%
            Medical Equipment.............................          3,187,090              15.8%
            Computers.....................................          3,090,924              15.3%
            Software......................................          2,581,920              12.8%
            Building Systems..............................          1,873,319               9.3%
            Communications................................          1,442,652               7.1%
            Office Equipment..............................          1,418,842               7.0%
            Garment Care..................................          1,170,910               5.8%
            Restaurant Equipment..........................            636,058               3.1%
            Agricultural/Farm Equipment...................            313,164               1.5%
            Other.........................................             67,126               0.3%
                                                                 ------------             ------
                                                                 $ 20,230,575             100.0%
                                                                 ============             ======

-------------
(1) "Full-Payout Lease" means any lease pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit us to recover the purchase price of the equipment subject to such lease.

OPERATING LEASES ((2))

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF EQUIPMENT                                   NET INVESTMENT          PERCENTAGE
            -----------------                                   --------------          ----------
            Computers.....................................       $  2,920,621              49.4%
            Industrial Equipment..........................            991,433              16.8%
            Office Equipment..............................            971,867              16.4%
            Medical Equipment.............................            420,798               7.1%
            Agricultural/Farm Equipment...................            348,504               5.9%
            Communications................................            124,574               2.1%
            Building Systems..............................            119,673               2.0%
            Garment Care..................................             15,703               0.3%
                                                                 ------------             ------
                                                                 $  5,913,173             100.0%
                                                                 ============             ======

--------------
(2) "Operating Lease" means a lease pursuant to which the aggregate noncancellable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment leased thereby.

SECURED LOANS (3)

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF EQUIPMENT                                   NET INVESTMENT          PERCENTAGE
            -----------------                                   --------------          ----------
            Medical Equipment.............................       $  1,052,952              40.9%
            Industrial Equipment..........................            697,726              27.1%
            Garment Care..................................            424,009              16.5%
            Office Equipment..............................            320,055              12.4%
            Computers.....................................             58,325               2.3%
            Software......................................             13,884               0.5%
            Restaurant Equipment..........................              7,064               0.3%
                                                                 ------------             ------
                                                                 $  2,574,016             100.0%
                                                                 ============             ======

--------------
(3) "Secured Loan" means a loan or other extension of credit provided by us to a third-party end user to finance the end user's purchase of equipment, with that equipment being used as collateral for the repayment of the loan.

The following tables group the types of businesses in our portfolio as of September 30, 2005 by standard industrial classification.

FULL-PAYOUT LEASES

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF BUSINESS                                    NET INVESTMENT          PERCENTAGE
            ----------------                                    --------------          ----------
            Services......................................       $ 10,078,190              49.8%
            Retail trade..................................          3,033,650              15.0%
            Finance/Insurance/Real Estate.................          1,323,056               6.5%
            Construction..................................          1,220,026               6.0%
            Manufacturing.................................          1,218,350               6.0%
            Transportation/Communications/Energy..........            991,793               4.9%
            Wholesale Trade...............................            841,572               4.2%
            Other.........................................            661,744               3.3%
            Agriculture/Forestry/Fishing..................            418,176               2.1%
            Public Administration.........................            387,860               1.9%
            Mining........................................             56,159               0.3%
                                                                 ------------             ------
                                                                 $ 20,230,575             100.0%
                                                                 ============             ======

OPERATING LEASES

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF BUSINESS                                    NET INVESTMENT          PERCENTAGE
            ----------------                                    --------------          ----------
            Services......................................       $  1,734,935              29.3%
            Wholesale Trade...............................          1,677,595              28.4%
            Manufacturing.................................          1,212,466              20.5%
            Public Administration.........................            377,411               6.4%
            Agriculture/Forestry/Fishing..................            316,059               5.3%
            Construction..................................            276,922               4.7%
            Retail Trade..................................            169,943               2.9%
            Finance/Insurance/Real Estate.................            108,191               1.8%
            Transportation/Communications/Energy..........             34,660               0.6%
            Other.........................................              4,992               0.1%
                                                                 ------------             ------
                                                                 $  5,913,173             100.0%
                                                                 ============             ======

SECURED LOANS

                                                                         SEPTEMBER 30, 2005
                                                                ----------------------------------
            TYPE OF BUSINESS                                    NET INVESTMENT          PERCENTAGE
            ----------------                                    --------------          ----------
            Services......................................       $  1,786,643              69.4%
            Construction..................................            299,938              11.7%
            Retail Trade..................................            182,818               7.1%
            Agriculture/Forestry/Fishing..................            164,105               6.4%
            Manufacturing.................................             56,497               2.2%
            Wholesale Trade...............................             40,705               1.6%
            Transportation/Communications/Energy..........             31,488               1.2%
            Mining........................................             11,822               0.5%
                                                                 ------------             ------
                                                                 $  2,574,016             100.0%
                                                                 ============             ======

OUR FINANCING

We use debt facilities in addition to our offering proceeds to fund equipment acquisitions for our lease portfolio. As of September 30, 2005, our outstanding debt under the credit facility described below was $23,626,039. On June 21, 2005, we, as seller, and our wholly-owned subsidiary, LEAF Fund II, LLC, as borrower, entered into a secured loan agreement with WestLB AG, New York Branch, as lender, and U.S. Bank National Association, as collateral agent and securities intermediary. The secured loan agreement has the effect of providing us, as the parent of the borrower, with a revolving line of credit with the following principal terms:

         o an aggregate borrowing limit of $75 million collateralized by specific lease receivables and related equipment;

         o    a 1% credit reserve of the outstanding line of credit;

         o interest and principal payments from us are due monthly to the lender as payments from our customers are received under our leases and secured loans;

         o the line of credit is renewable for one year periods on June 21, 2006, 2007 and 2008; and

         o    interest calculated at LIBOR plus 1.10% per annum.

To mitigate fluctuations in interest rates we have entered into an interest rate swap agreement which terminates July 21, 2012. The interest rate swap agreement fixes the interest rate on this facility at 5.51%.

Since certain equipment lease or financing contracts which our subsidiary acquired from us serve as collateral for borrowings under the secured loan agreement, our general partner, LEAF Financial Corporation, as servicer of the contracts, and its wholly-owned subsidiary, LEAF Funding, Inc., as originator of the contracts, were also parties to the secured loan agreement. The terms of our credit facility with WestLB include financial covenants related to our net worth and leverage used. As of September 30, 2005, and as of the date of this cumulative supplement, we were in compliance with all of those covenants or they were waived by the lender.

                                 USE OF PROCEEDS

This discussion and the tables set forth below replace the "Use of Proceeds" section which begins on page 16 of the prospectus. The tables below set forth updated information about our expected use of the proceeds from this offering, assuming we pay the maximum compensation, fees and expense reimbursements permitted under our partnership agreement. Because we have not yet acquired all of our investments, we cannot precisely calculate some of the expenses referred to in the tables below, so the actual amounts may vary materially from our estimates. We expect to use approximately 80% of the offering proceeds to acquire equipment to lease to end users, or to acquire equipment subject to existing leases.

                                                                                                        FEES AND EXPENSES
                                                                                                        AS A PERCENT OF
                                                                                 MINIMUM OFFERING           OFFERING
                                                                                     OF UNITS              PROCEEDS (1)
----------------------------------------------------------------------------------------------------------------------------
Offering proceeds (2)(3).........................................................    $2,000,000                100.00%

Maximum offering expenses based on the amount of the offering proceeds shown in the table:

   Sales commissions and related fees (4)(5)(6)..................................      (140,000)                 7.00%

   Dealer-Manager fees (4)(5)(6).................................................       (60,000)                 3.00%

   Reimbursement for accountable due diligence expenses (4)(5)(6)................       (10,000)                 0.50%
                                                                                     ----------                 ------
Total public offering expenses (4)(5)(6).........................................      (210,000)                10.50%

Organization expenses (4)(5)(6)..................................................       (60,000)                 3.00%
                                                                                     ----------                 ------
Net offering proceeds............................................................     1,730,000                 86.50%

Acquisition fees (2).............................................................      (201,529)                10.08%


Reserves (7).....................................................................       (20,000)                 1.00%
                                                                                     ==========                 ======
Total proceeds available for investment..........................................    $1,508,471                 75.42%

Fees and expenses as a percentage of offering proceeds.................................................         23.58%

                                                                                                        FEES AND EXPENSES
                                                                                                        AS A PERCENT OF
                                                                                 MINIMUM OFFERING           OFFERING
                                                                                     OF UNITS              PROCEEDS (1)
----------------------------------------------------------------------------------------------------------------------------
Offering proceeds (2)(3).........................................................   $60,000,000                100.00%

Maximum offering expenses based on the amount of the offering proceeds shown in the table:

   Sales commissions and related fees (4)(5)(6)..................................    (4,200,000)                 7.00%

   Dealer-Manager fees (4)(5)(6).................................................    (1,800,000)                 3.00%

   Reimbursement for accountable due diligence expenses (4)(5)(6)................      (300,000)                 0.50%
                                                                                    -----------                 ------
Total public offering expenses (4)(5)(6).........................................    (6,300,000)                10.50%

Organization expenses (4)(5)(6)..................................................    (1,800,000)                 3.00%
                                                                                    -----------                 ------
Net offering proceeds............................................................    51,900,000                 86.50%

Acquisition fees (2).............................................................    (6,045,882)                10.08%


Reserves (7).....................................................................      (600,000)                 1.00%
                                                                                    ===========                 ======
Total proceeds available for investment..........................................   $45,254,118                 75.42%

Fees and expenses as a percentage of offering proceeds..................................................        23.58%

--------------
(1) The percentages in this column were calculated by dividing the corresponding dollar amount in the first column by the amount of offering proceeds set forth in the table.

(2) We will pay our general partner acquisition fees equal to 2% of the total acquisition costs of our equipment, including debt or securitization financing relating to the acquisition and out-of-pocket acquisition expenses incurred by our general partner. For purposes of these tables, we assume that all of our general partner's acquisition fees are paid with our offering proceeds. As an illustration, assuming that our total proceeds available for investment are comprised of 85% borrowed funds and 15% offering proceeds, as we anticipate, if we purchase equipment for $50,000, we do not assume that 85% of our general partner's $1,000 acquisition fee (2% of the $50,000 purchase price) is paid with borrowed funds and 15% is paid with our offering proceeds by prorating the acquisition fee between the amount of our borrowed funds available for investment compared with the amount of our offering proceeds available for investment. Instead, we assume for purposes of the tables that 100% of our general partner's $1,000 acquisition fee is paid with our offering proceeds. In practice, our offering proceeds available for investment and our borrowing proceeds available for investment are commingled, and we do not trace the use of our offering proceeds, as compared with the use of our borrowed funds, to the purchase price of specific equipment we acquire, nor to our general partner's acquisition fee for specific equipment acquisitions. We anticipate that we will borrow, on average, approximately 85% of the cost of the equipment we acquire. Based on this assumption our total funds available for investment, less the reserves, acquisition fees and public offering and organization expenses shown in the tables above, will be approximately $9,500,000 if we receive the minimum subscription proceeds of $2 million, and approximately $287,500,000 if we receive the maximum subscription proceeds of $60 million. See the "Investment Objectives and Strategies - Borrowing" section of this prospectus. Our use of leverage, by increasing the amount we can invest in our equipment, also increases the amount of acquisition fees we will pay to our general partner from the offering proceeds.
(3) Excludes $1,000 contributed to us by our general partner at the time of our formation.
(4) We will pay the selling dealers a sales commission of 7% per unit sold. However, we will not pay the 7% sales commissions with respect to units sold to our general partner, its officers, directors and affiliates, investors who buy units through the officers and directors of our general partner, registered investment advisors or their clients, and the dealer-manager, selling dealers and their registered representatives and principals. Also, the reimbursement of the selling dealers' bona fide accountable due diligence expenses referred to in (5) below, will not be paid with respect to units sold to our general partner, its officers, directors or affiliates, or to investors who buy units through officers and directors of our general partner.
(5) We will pay an amount equal to 3% of the offering proceeds to Anthem Securities for acting as the dealer-manager of a group of selling dealers. Out of the dealer-manager fee received by Anthem Securities, it may pay the selling dealers up to 1% per unit as a marketing fee and use a portion or all of the remainder of the dealer-manager fee for other underwriting expenses, including permissible non-cash compensation, as described in the "Plan of Distribution" section of this prospectus. This permissible non-cash compensation may be deemed to be additional sales compensation to the selling dealers. Anthem Securities also will receive reimbursement of the selling dealers' bona fide accountable due diligence expenses of up to .5% of the offering proceeds, all of which will be reallowed to the selling dealers.
(6) Our organization and offering expenses do not include sales commissions and dealer-manager fees, but do include legal, accounting and escrow fees, printing costs, filing and qualification fees, overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses, and the reimbursement of bona fide accountable due diligence expenses of the selling dealers of up to .5% of the offering proceeds which Anthem Securities will receive and will reallow as described in the "Plan of Distribution" section of this prospectus. To the extent that these organization and offering expenses exceed our general partner's 3.5% organization and offering expense allowance to pay for these expenses, the excess must be paid by our general partner without any reimbursement from our offering proceeds.

(7) Initially, we intend to establish reserves equal to approximately 1% of the offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the appropriate amount of reserves for our operations. The amount of reserves our general partner establishes will depend on its analysis of:
         o    the timing and amount of lease payments we receive;
         o    our debt service payments;
         o    costs and expenses and other existing liabilities; and
         o our general partner's expectations regarding our potential future liabilities, if any.

MANAGEMENT COMPENSATION

Because we expect that our financings will comprise approximately 85% of the aggregate acquisition costs of our portfolio, rather than 67% as set forth in the prospectus, the following table updates and replaces the same table in "Management Compensation" on page 19 of the prospectus. The following table sets forth our estimate of the maximum amount of acquisition fees that our general partner will receive from us. See "Our Financing" above, and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Analysis of Liquidity and Capital Resources," below, for a discussion of the level of financing that we currently expect to incur with respect to our equipment acquisitions. This increased borrowing level also will have the effect of increasing the amount of our general partner's acquisition fees, because the additional financing will allow us to acquire more equipment and the amount of our general partner's acquisition fees is based on a percentage of the purchase price of our equipment. Although our general partner's acquisition fee was not determined by arm's-length negotiation, our partnership agreement does not permit our general partner to receive more than the maximum acquisition fees set forth below by reclassifying those fees under a different fee or expense reimbursement category.

                                OPERATIONAL STAGE

ENTITY RECEIVING
COMPENSATION          TYPE AND METHOD OF COMPENSATION                         ESTIMATED AMOUNT
------------          -------------------------------                         ----------------
General partner and   Acquisition fee equal to 2% of the purchase price we    Total acquisition fees, assuming our anticipated
its affiliates        pay to the seller for the equipment and the equipment   use of financing of 85%, on average, of the cost
                      subject to lease we acquire and the principal amount    of the equipment we acquire, would be
                      of our secured loans, including amounts attributable    approximately 10.08% of the offering proceeds,
                      to debt or securitization financing we incur or         because we assume that 100% of the acquisition
                      assume in connection with the acquisition or funding,   fees are paid with our offering proceeds.  Thus,
                      which fee includes, and therefore is reduced by,        even though our financings might provide 85% of
                      out-of-pocket acquisition expenses reimbursed to our    the funds used to purchase the equipment, we do
                      general partner, except working capital. (2)            not assume that the financing proceeds were used
                                                                              to pay 85% of the acquisition fees, because we
                                                                              cannot trace the funds used for specific
                                                                              equipment acquisitions to either our offering
                                                                              proceeds or our financing proceeds. Our general
                                                                              partner's total acquisition fees would be
                                                                              approximately $201,529 if we sell the minimum
                                                                              offering amount and $6,045,882 if we sell the
                                                                              maximum offering amount as set forth in "Use of
                                                                              Proceeds," above.

The following discussion updates and replaces the last two paragraphs of the "Management Compensation" section of the prospectus, which are on page 22 of the prospectus:

         We estimate that the total amount of reimbursable operating expenses during our first full year of operations, which will end April 13, 2006, assuming we sell the minimum amount of units, may be between approximately $700,000 and $900,000. Lease Equity Appreciation Fund I, L.P. was originally sponsored by LEAF Asset Management, Inc., which was a subsidiary of our general partner that then merged into our general partner in June, 2004. Lease Equity Appreciation Fund I, L.P. began operations on March 3, 2003 and closed its offering of units on August 15, 2004, with offering proceeds of $17,060,774. As of September 30, 2005, see the table below, our general partner and its affiliates had received cumulative administrative expense reimbursements of $1,528,810 (unaudited) from the program. Also, see the "Other Programs Managed by Our General Partner or its Affiliates" section of the prospectus regarding the other programs sponsored by our general partner.

         The following is a tabular presentation of the administrative expenses reimbursed to our general partner and its affiliates in Lease Equity Appreciation Fund I, L.P.

         SUMMARY OF ADMINISTRATIVE EXPENSE REIMBURSEMENTS OF OUR GENERAL PARTNER'S PRIOR PROGRAMS AS OF SEPTEMBER 30, 2005 (UNAUDITED)

                                                                          REIMBURSEMENT OF
                                                                     ADMINISTRATIVE EXPENSES TO
     PROGRAM                                                   GENERAL PARTNER FOR THE PERIODS SHOWN
     -------                                                   -------------------------------------
                                                                                             Nine Month Period
                                                            2003               2004            Ended 9/30/05
                                                            ----               ----            -------------
     Lease Equity Appreciation Fund I, L.P............  $594,985 (1)       $482,180 (1)        $451,645 (1)

------------
(1) These expense reimbursements consist of labor expenses of employees of the general partner and its affiliates for services related primarily to accounting, collections, and investor services, as provided for in Section
    9.4 of the partnership agreement, and are based on the employees' time records. Also, the program did not conduct any operations in 2002, because it had not yet reached its minimum subscriptions. Thus, no expense reimbursements were made to LEAF I's general partner in 2002.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Certain statements included in this cumulative supplement and its exhibits address activities, events or developments that we and our general partner anticipate, as of the date of this cumulative supplement, will or may occur in the future. For example, the words "believes," "anticipates," and "expects" are intended to identify forward-looking statements. These forward-looking statements include such things as:

         o    investment objectives;

         o    references to future operating results and financial success;

         o    business strategy;

         o    estimated future capital expenditures;

         o    competitive strengths and goals; and

         o    other similar matters.

These statements are based on certain assumptions and analyses made by us and our general partner in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control, including those set forth in "Forward-Looking Statements and Associated Risks" on page 30 of the prospectus. Thus, all of the forward-looking statements made in this cumulative supplement and its exhibits are qualified by these cautionary statements. You are urged not to place undue reliance on these forward-looking statements because actual results may differ materially from those anticipated by us and our general partner. For a more complete discussion of the risks and uncertainties to which we are subject, see "Risk Factors" in the prospectus.

                             SELECTED FINANCIAL DATA

The following information is intended to help you analyze our financial status. The following table includes selected operating and balance sheet information for us on a consolidated historical basis. The table is only a summary of the information and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," below and our unaudited consolidated financial statements as of September 30, 2005, included in "Index to Financial Statements in Cumulative Supplement No. 1," below.

                                                             Period from April
                                                                 14, 2005
                                                             (Commencement of
                                                              Operations) to
                                                             September 30, 2005
                                                             ------------------
HISTORICAL OPERATING DATA:
Net interest and rental income........................               $232,548
Net loss..............................................              ($197,183)
                                                                    =========
Net loss per weighted average limited partner unit....                 ($3.43)
                                                                    =========
Weighted average units outstanding....................                 56,866
                                                                    =========

BALANCE SHEET DATA:

Total Assets..........................................            $31,027,628
                                                                  ===========

Debt .................................................            $23,626,039
                                                                  ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATION. The following financial information concerning our results of operation has not been audited. See "Index to Financial Statements in Cumulative Supplement No. 1," below. We began our operations on April 14, 2005. On June 21, 2005, we obtained a $75.0 million credit facility with WestLB as described in "Our Financing," above. This facility allows us to borrow funds, which are in addition to our offering proceeds, to acquire equipment leases. We had outstanding debt under our WestLB credit facility of $23,626,039 at September 30, 2005.

We had interest and rental income of $326,853 and $378,598 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively. We had interest expense of $144,767 and $146,050 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively, on our outstanding debt under the WestLB credit facility.

Our operating expenses were $258,941 and $437,957 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively. We reimbursed administrative expenses of $106,639 and $208,900 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively, to our general partner for expenses incurred by it in managing us. Our other general and administrative expenses of $70,943 and $133,344 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively, represent various costs incurred directly by us for our daily operations such as costs for services related to our lease portfolio, and these costs were not reimbursed to our general partner or its affiliates.

We paid management fees to our general partner of $43,484 and $57,838 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively. During the period ending five years after this offering terminates, we will subordinate and defer payment of our general partner's management fees to the receipt by our investors of annual cash distributions equal to 8% of their capital contributions, as adjusted by certain distributions we make to them which are deemed to be a return of capital, on a cumulative basis. Our general partner's asset management fee for managing each type of investment described below is equal to the lesser of the amount, for each type of lease or financing arrangement described below, that is reasonable, competitive, and would customarily be paid to non-affiliated third-parties rendering similar services in the same geographic location and for similar types of investments or:

         o for our operating leases managed by third-parties under our general partner's supervision 1% of gross rental payments;

         o for our operating leases managed by our general partner or its affiliates 4% of gross rental payments;

         o for our full payout leases which contain net lease provisions 2% of gross rental payments; and/or

         o    for our secured loans 2% of gross principal and interest payments.

We intend to acquire additional equipment financings as we raise more capital through the sale of partnership units. We anticipate that the revenue derived from our additional leases and secured loans will exceed the interest expense incurred by us on our additional borrowings to acquire these equipment assets.

We had a net loss of $65,808 and $197,183 for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively. The loss per limited partner unit, after loss allocated to our general partner, was $(0.94) and $(3.43) for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, respectively.

In this regard, as of September 30, 2005, our general partner had purchased 2,688 units, (approximately 3.2% of the then outstanding units) as a limited partner, and it currently intends to purchase, as a limited partner, approximately 5% of all our units sold. Also, our general partner's affiliates currently intend to purchase up to an additional 1% of the units sold as limited partners. The units purchased by our general partner were not included in the minimum subscriptions required for us to begin operations, but they do dilute your voting power. Under our partnership agreement, however, neither our general partner nor any of its affiliates may participate in any vote by you or our other limited partners to remove our general partner as general partner. For a description of the voting rights of our limited partners, you should read the "Summary of Our Partnership Agreement - Meetings of Limited Partners" and "- Voting Rights of Limited Partners" sections of the prospectus.

Also, some investors, including our general partner and its officers and directors and affiliates as described in the "Plan of Distribution" section of the prospectus, may purchase units at a discounted price because sales commissions will not be paid for those sales. However, our general partner and its affiliates may not purchase more than 10% of our total outstanding units. The sale of units at this discounted price will reduce the amount of subscription proceeds available to us to acquire equipment assets. In addition, all of our investors will share in our revenues with our general partner, based on each investor's number of units purchased, rather than the purchase price paid by the investor for his units. Thus, investors who pay discounted prices for their units will receive higher returns on their investments in us as compared to investors who pay the entire $100 per unit.

When our units are sold in this offering, the equity interest of our limited partner investors may be diluted. Because all of our investors will pay the same price per unit throughout this offering (subject to a discounted price for certain investors as described in "Plan of Distribution" in the prospectus), the value of units acquired by investors during the early part of this offering will be diluted on the purchase of units by investors purchasing units subsequently if the equipment lease portfolio we acquired during the early part of this offering appreciates in value. Conversely, if the equipment lease portfolio we acquired in the early part of this offering depreciates in value, the vale of the units purchased later in this offering will be diluted immediately on the purchase of the units.

DISTRIBUTIONS. Our total cash distributions to our limited partners, including our general partner as a limited partner to the extent it purchased units, for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, were $117,544 and $157,011, respectively.

Also, our general partner has a 1% interest in us as general partner which is in addition to the units purchased by our general partner as a limited partner. Our cash distributions to our general partner with respect to its 1% general partner interest for the three months ended September 30, 2005 and the period from April 14, 2005 (commencement of operations) to September 30, 2005, were $1,187 and $1,586, respectively, excluding distributions to our general partner on account of its limited partner units.

ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES. Our major sources of liquidity have been proceeds from the sale of limited partner units and bank debt. Our primary cash requirements, in addition to normal operating expenses, are for:

         o    debt service;

         o    acquisition of leases; and

         o    distributions to partners.

In addition to cash generated from operations and additional sales of units, we plan to meet our cash requirements through our existing credit facility with WestLB and new credit facilities. Currently, however, we have no commitment from any lenders for new credit facilities and we may not be able to obtain new credit facilities on terms that are acceptable to us.

         The following table, which is unaudited, sets forth our sources and uses of cash for the period indicated:

                                                            NINE MONTHS ENDED
                                                           SEPTEMBER 30,  2005
                                                           -------------------
Net cash used in operating activities...................             $(510)
Net cash used in investing activities...................       (27,724,762)
Net cash provided by financing activities...............        30,041,082
                                                               -----------
Increase in cash........................................        $2,315,810
                                                               ===========

Our liquidity is affected by our ability to leverage our portfolio through expansion of credit facilities. Our debt to equity ratio was 3.4 to 1 at September 30, 2005. Under the terms of the WestLB credit facility we can leverage our equity up to 7.5 to 1. Thus, if we become fully borrowed under our line of credit with WestLB, our leverage ratio will increase to approximately
7.0 to 1, or possibly 7.5 to 1 in future periods as we increase our net investment in equipment assets. Accordingly, we expect that our borrowings, as a percentage of our aggregate portfolio of equipment, will be as much as approximately 85%. When this offering began on December 22, 2004, we had not entered into any financing arrangements with any potential lender, nor had we obtained any loan commitments from any potential lender. Based on current market conditions at that time, our general partner believed that, on full investment and assuming the maximum number of units were sold, our borrowings would be approximately 67% of the aggregate acquisition costs of our investments. Since we began operations on April 14, 2005, however, we have entered into the credit facility with WestLB discussed in "Our Financing," above, which allows us to use financing for up to approximately 85% of the aggregate acquisition costs of our equipment, which is a significantly higher level of financing than the 67% that our general partner originally anticipated. The potential increased level of financing under the WestLB credit facility allows us to acquire more leases and secured loans with the same amount of equity. This will result in greater diversification in our investment portfolio, which our general partner believes will be economically advantageous to us. Using a higher level of financing to build our portfolio, however, also increases the risks of using leverage as discussed in the "Risk Factor" below. Nevertheless, we are not limited in the amount of debt we may incur and our level of financing will continue to depend on our general partner's assessment of whether financings are available at rates and on terms that it believes are economically advantageous to us.

"RISK FACTORS - USING "LEVERAGE" TO BUILD OUR PORTFOLIO SUBJECTS US TO THE RISK THAT OUR REVENUES MAY NOT BE SUFFICIENT TO COVER OUR OPERATING COSTS PLUS DEBT SERVICE AND, CONSEQUENTLY, MAY RESULT IN LOSSES." This risk factor updates the same risk factor on page 8 of the prospectus.

         We expect to "leverage" acquisition costs of our equipment through borrowing, including securitization financing. We currently anticipate that our borrowings and securitization financings be approximately 85% of the aggregate acquisition costs of our equipment. This percentage is based on the up to 7.5 to 1 debt/equity ratio permitted under our WestLB credit facility, and is higher than the borrowing level of approximately 67% disclosed in the prospectus that we previously expected to use for acquiring our equipment investments. However, we are not limited as to the amount of debt or securitization financing that we may incur, and the amount of our debt and securitization financing may be significantly more or less than 85%. The actual amount will depend on our general partner's assessment of the availability of funds on acceptable terms and on the composition of our investment portfolio.

         While leverage can enhance our return on invested capital, if the return on investments we finance fails to cover the fixed cost of the financings, or if the return is negative, our ability to make distributions will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage. Also, we have pledged some or all of our portfolio as collateral for our financings, and we expect to continue to do so in the future. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make lease payments, or due to other factors, we may lose the pledged collateral. Also, in order to repay our financing we may be required to dispose of assets at a time we would otherwise not do so.

In addition, changes in interest rates will affect the market value of our portfolio and our ability to obtain additional financing. As of September 30, 2005, all of our leases and secured loans had fixed rates of return or interest rates even though they may provide for variable rental payments during certain periods of the term of the lease or secured loan. In general, the market value of an equipment lease will change in inverse relationship to an interest rate change if the lease has a fixed rate of return, as do all of our current leases and secured loans. Thus, in a period of rising interest rates, the market value of our equipment leases will decrease, which in turn will adversely affect our ability to obtain additional financing secured by our portfolio or to liquidate our portfolio on terms that are economically advantageous to us. In addition, the terms of our credit facility with WestLB include financial covenants related to our net worth and the leverage we use. As of September 30, 2005, we were in compliance with all of those covenants or they were waived by the lender. If we do not meet the requirements of the covenants in the future, however, a default could occur that could reduce or delay our distributions to our limited partners and, depending primarily on the nature of the default, could force us to liquidate a portion or all of our portfolio. If our WestLB line of credit is not renewed in June 2006, we expect to obtain an alternative credit facility with comparable terms although we may not be able to do so on the same terms or on terms we seek to obtain.

Our liquidity also could be affected by higher than expected equipment lease defaults. In evaluating our allowance for possible uncollectible accounts, we consider the following:

         o    our contractual delinquencies;

         o    economic conditions and trends;

         o    industry statistics;

         o    lease portfolio characteristics; and

         o our general partner's senior management's prior experience with similar lease assets.

As of September 30, 2005, our credit evaluation of our portfolio indicated the need for an allowance for possible losses under our leases of $10,000. Higher than expected equipment lease defaults would result in a loss of anticipated revenues. Those losses could adversely affect our ability to make distributions to our limited partners and, if the level of defaults is sufficiently high, could cause us to recover only a portion, or none, of our investment in the underlying equipment. As our lease portfolio increases, we anticipate that our allowance for possible losses also will increase. However, our general partner's collections policy is designed to identify payment problems early enough to permit it to address delinquencies quickly and, when necessary, to act to preserve our interest in the equipment.

We received $8,400,027 and $11,052,818 from the sale of limited partner units as of September 30, 2005, and December 9, 2005, respectively. In connection with the offering proceeds we raise, we are required under our partnership agreement to pay an organization and offering expense allowance in an amount equal to 3.5% of the offering proceeds raised. This organization and offering allowance includes up to a .5% reimbursement to Anthem Securities, an affiliate of our general partner (our general partner's corporate secretary also is a vice president of Anthem Securities), which serves as the dealer-manager of the offering, all of which Anthem Securities will then reimburse to the selling dealers for their bona fide accountable due diligence expenses. We also must pay Anthem Securities a dealer-manager fee in an amount equal to 3% of the offering proceeds we raise, and a sales commission in an amount equal to 7.0% of the offering proceeds we raise that Anthem Securities will reallow to the selling dealers which sold the units.

As of September 30, 2005, we had incurred the following organization and offering expenses which total $1,113,818:

         o    organization and offering expense allowance of $293,995;

         o    dealer-manager fees of $251,319;and

         o    sales commissions of $568,504.

We invested our net offering proceeds available for investment of $7,213,347, after deducting a reserve amount of $84,000, together with funds we borrowed under the WestLB credit facility, in full payout leases with original equipment costs of $20,525,357, in operating leases with original equipment costs of $5,468,162 and in secured loans with original equipment costs of $2,724,246, which totaled $28,717,765, during the nine months ended September 30, 2005.

Our cash position is reviewed by our general partner daily and cash is invested on a short-term basis until we use it for our:

         o    equipment acquisitions;

         o    operating expenses;

         o    reserves; or

         o    contingencies.

We expect to continue to sell units and admit additional limited partners until we receive our maximum offering proceeds of $60 million or December 21, 2006, whichever is earlier. We further expect that our cash from operations, sales of additional units and additional borrowings under our WestLB credit facility and possibly other credit facilities will continue to be adequate during the next twelve month period to cover all of our:

         o    operating expenses;

         o    equipment lease and secured loan acquisition expenses;

         o    and reserve requirements.

In this regard, we anticipate that our revenue from additional leases and secured loans acquired by us will exceed the interest expense on the debt we incur to help fund those acquisitions.

MANAGEMENT

In October 2005, Mr. Daniel G. Courtney, age 43, was appointed our general partner's Senior Vice President, Investment Programs. Mr. Courtney also is or will be registered through Anthem Securities, an affiliate of our general partner which serves as dealer-manager of the offering. Mr. Courtney was Senior Vice President with ATEL Capital Group, a San Francisco-based sponsor of leasing limited partnerships from October 2003 to October 2005. From April 2000 to October 2003 Mr. Courtney was Vice President of Marketing and Business Development for BridgeSpan, Inc., which provided technology and financial services to banks and insurance companies. Mr. Courtney received a B.S./B.A. degree in Management and Industrial Technology from Southeast Missouri State University in 1984.

Christine C. Casey, age 39, has been LEAF Financial's Vice President of Operations since January, 2005. Ms. Casey joined LEAF Financial in July 2003 as Manager - Sales Administration and then served as Manager - Operations from March 2004 to January 2005. Prior to joining LEAF Financial, Ms. Casey was employed with De Lage Landen Financial Services, a financial services institution, from October 1988 until June 2003. Ms. Casey was Director of Sales Support, Technology Finance division, from January 2001 to June 2003 after holding other positions in Corporate Training and Quality Control. Ms. Casey holds a B.S. degree in Business Administration from Millersville University and a Masters of Management - Business Administration degree from The Pennsylvania State University.

In November 2005, Mr. Frank J. Monzo, age 48, was appointed LEAF Financial's Vice President of Portfolio Administration. Mr. Monzo was Vice President of Finance for ExcellaDerm Corporation, a medical device manufacturer based in Rancho Santa Margarita, California, from October 2001 to October 2005. For 20 years prior to joining ExcellaDerm, Mr. Monzo held a variety of positions in the commercial finance industry, most recently as Vice President and Portfolio Manager for Finova Capital Corporation's Corporate Finance division. Mr. Monzo holds a B.S. degree in Business Administration from LaSalle College.

Mr. Scott Smith, formerly our general partner's Vice President - Direct Participation Programs, was appointed our general partner's Vice President - Corporate Development in December, 2005.

OTHER PROGRAMS MANAGED BY OUR GENERAL PARTNER OR ITS AFFILIATES

Attached to this cumulative supplement as Appendix B are updated prior performance tables which replace Tables I, II and III in Appendix B "Prior Performance Tables" in the prospectus with respect to Lease Equity Appreciation Fund I, L.P., a prior program that is being managed by our general partner as that partnership's general partner.

PLAN OF DISTRIBUTION

 The "Plan of Distribution - Commissions" section beginning on page 65 of the prospectus is revised to provide that after the date of this cumulative supplement Anthem Securities, Inc., an affiliate of our general partner, will act as dealer-manager of this offering in all states, including Minnesota and New Hampshire. Thus, after the date of this cumulative supplement Bryan Funding, Inc., an independent broker/dealer firm, will no longer serve as dealer-manager of this offering in Minnesota and New Hampshire.

In addition, our general partner is using the services of Mr. Dan Courtney, its Senior Vice President, Investment Programs, and four wholesalers, Messrs. Jason Weaver, Jake Heisler, Sean Campbell and Shawn Parks, all of whom are employed by it or its affiliates and are registered through Anthem Securities. These individuals, including Mr. Courtney, receive salaries and expense reimbursements in connection with this offering and also receive commissions for subscriptions obtained through their efforts which will be paid from the dealer-manager fee. Also, Ms. Suzanne Obolsky and Mr. Michael Senkier are no longer associated with the dealer-manager or employed by our general partner or its affiliates. In addition, since December 2005, Mr. Scott Smith, our general partner's Vice President - Corporate Development, is no longer providing wholesaler services for the offering and he will not receive any commissions or other transaction-based compensation with respect to his current services on behalf of our general partner as Vice President - Corporate Development.

INVESTOR SUITABILITY

The section of the prospectus on page 69 under the sub-heading "Different Basic Investor Suitability for Residents of Certain States" is updated to add the following as the third full paragraph of that section:

         "Residents of Ohio must have either of the following in order to invest:

         o a net worth of at least $70,000 plus $70,000 of annual gross income; or

         o    a net worth of at least $250,000."

EXPERTS

The section of the prospectus on page 72 under the heading "Experts" is updated by adding the following paragraph.

The financial statements of our general partner as of September 30, 2005 and 2004 and for the years then ended, and our balance sheet as of December 31, 2004, appearing in Cumulative Supplement No. 1 to this prospectus have been audited by Grant Thornton, LLP, independent registered public accountants as indicated in their reports with respect thereto and are included herein in reliance on the authority of said firm as experts in accounting and auditing.

WE AND OUR GENERAL PARTNER HAVE A NEW ADDRESS

We have moved. The new address for us and our general partner is 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103. Our telephone and facsimile numbers, and those of our general partner, however, have not changed. The "Summary of the Offering - Management" and "Management - Our General Partner" sections of the prospectus are amended to substitute the new address for us and our general partner. Also, the last two pages of the Subscription Agreement, Special Payment Instruction Form for Distributions to Direct Deposit Accounts and/or Multiple Payees are amended to substitute our new address. However, if an investor decides to use that form, then in accordance with the instructions set forth in the Subscription Agreement the form is to be returned, along with the Subscription Agreement, to Anthem Securities, Inc., the dealer-manager, not us, and Anthem Securities' address has not changed.

SEC'S PUBLIC REFERENCE ROOM

The "Where You Can Find More Information" section on page 73 of the prospectus is amended to add the following:

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INDEX TO FINANCIAL STATEMENTS

The section of the prospectus on page 73 under the heading "INDEX TO FINANCIAL STATEMENTS" is updated and replaced by the following index to financial statements.

          INDEX TO FINANCIAL STATEMENTS IN CUMULATIVE SUPPLEMENT NO. 1

LEAF FINANCIAL CORPORATION FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm.............................................................SF-1
Consolidated Balance Sheets as of September 30, 2005 and 2004.......................................................SF-2
Consolidated Statements of Operations for the years ended September 30, 2005 and 2004...............................SF-3
Consolidated Statement of Stockholder's Deficit for the years ended September 30, 2005 and 2004.....................SF-4
Consolidated Statements of Cash Flows for the years ended September 30, 2005 and 2004...............................SF-5
Notes to Consolidated Financial Statements September 30, 2005 and 2004..............................................SF-6

LEASE EQUITY APPRECIATION FUND II, L.P. BALANCE SHEET
Report of Independent Registered Public Accounting Firm............................................................SF-17
Balance Sheet as of December 31, 2004..............................................................................SF-18
Notes to Balance Sheet December 31, 2004...........................................................................SF-19

LEASE EQUITY APPRECIATION FUND II L.P. CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED)......................................................................................................SF-22
Consolidated Balance Sheets - September 30, 2005 (unaudited) and December 31, 2004.................................SF-23
Consolidated Statements of Operations - Three Months Ended September 30, 2005 and
  For the Period from April 14, 2005 (Commencement of Operations) to September 30, 2005 (unaudited)................SF-24
Consolidated Statement of Partners' Capital and Comprehensive Loss For the Nine Months
  Ended September 30, 2005 (unaudited).............................................................................SF-25
Consolidated Statement of Cash Flows For the Nine Months Ended September 30, 2005 (unaudited)......................SF-26
Notes to Consolidated Financial Statements - September 30, 2005 (unaudited)........................................SF-27

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Stockholder and Board of Directors
LEAF FINANCIAL CORPORATION


We have audited the accompanying consolidated balance sheets of LEAF Financial Corporation (a Delaware Corporation) and subsidiaries as of September 30, 2005 and 2004 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Financial Corporation and subsidiaries as of September 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America


/s/ Grant Thornton LLP

Cleveland, Ohio
December 6, 2005

                           LEAF FINANCIAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                                                                SEPTEMBER 30,             SEPTEMBER 30,
                                                                                    2005                      2004
                                                                                -------------             -------------
                                  ASSETS
Cash ........................................................................   $   5,826,961             $   1,107,525
Due from affiliated partnerships.............................................       1,178,134                   466,624
Due from Parent..............................................................               -                     6,896
Investment in equipment finance assets.......................................      41,263,585                24,058,754
Other receivables...........................................................        5,315,446                 2,155,624

Property and equipment (net of accumulated depreciation of
   $948,089 and $505,846)....................................................       1,371,523                 1,264,671

Intangible asset (net of accumulated amortization of $189,542
   and $142,157).............................................................         142,158                   189,543
Investments in affiliated partnerships.......................................         822,059                   711,984
Other assets.................................................................         684,627                   534,480
                                                                                -------------             -------------
                                                                                $  56,604,493             $  30,496,101
                                                                                =============             =============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
   Bank debt.................................................................   $  30,942,384             $  18,083,551
   Accounts payable and accrued expenses.....................................       7,920,414                 3,847,024
   Due to Parent.............................................................       7,731,300                         -
   Subordinated notes payable - Parent.......................................       8,450,301                 7,258,342
   Convertible notes payable.................................................          11,500                    11,500
                                                                                -------------             -------------
                                                                                   55,055,899                29,200,417
STOCKHOLDER'S EQUITY
   Common stock, $1 par value, 1,000 authorized shares,
     100 issued and outstanding...........................................                100                       100
   Additional paid-in capital.............................................          3,701,904                 3,701,904
   Accumulated deficit....................................................         (2,153,410)               (2,406,320)
Total stockholders equity.................................................          1,548,594                 1,295,684
                                                                                -------------             -------------
                                                                                $  56,604,493             $  30,496,101
                                                                                =============             =============

         See accompanying notes to the consolidated financial statements

                           LEAF FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        For the years ended September 30,

                                                                                    2005                  2004
                                                                                -------------         -------------
Revenues:
    Finance revenues.....................................................       $   4,969,483         $   2,596,715
    Asset management fees................................................           3,432,924             1,335,054
    Asset acquisition fees...............................................           4,315,763             2,542,655
    Other................................................................             662,334               660,614
                                                                                -------------         -------------
                                                                                   13,380,504             7,135,038

Expenses:
   Selling, general and administrative...................................           8,630,408             6,942,855
   Interest expense- bank debt...........................................           2,061,502               836,233
   Interest expense- Parent..............................................           1,007,910               735,681
   Depreciation and amortization.........................................           1,260,535               533,911
   (Recovery of) provision for possible losses...........................              (1,367)               90,728
                                                                                -------------         -------------
                                                                                   12,958,988             9,139,408
                                                                                -------------         -------------

Income (loss) before income taxes........................................             421,516            (2,004,370)
   Income tax (expense) benefit..........................................            (168,606)              681,486
                                                                                -------------         -------------
       NET INCOME (LOSS).................................................       $     252,910         $  (1,322,884)
                                                                                =============         =============


         See accompanying notes to the consolidated financial statements

                           LEAF FINANCIAL CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                 For the years ended September 30, 2005 and 2004

                                              COMMON STOCK
                                                                         ADDITIONAL
                                                                          PAID-IN           (ACCUMULATED
                                         SHARES       PAR VALUE           CAPITAL             DEFICIT)               TOTAL
                                        -------      -----------        ------------        -------------         ------------
BALANCE AT SEPTEMBER 30, 2003.........     100          $  100          $     88,400        $  (1,083,436)        $   (994,936)

Net loss..............................       -               -                     -           (1,322,884)          (1,322,884)

Capital Contribution from Parent......       -               -             3,613,504                    -            3,613,504
                                        ------          ------          ------------        -------------         ------------

BALANCE AT SEPTEMBER 30, 2004.........     100          $  100          $  3,701,904        $  (2,406,320)        $  1,295,684

Net income............................       -               -                    -               252,910              252,910
                                        ------          ------          ------------        -------------         ------------
BALANCE AT SEPTEMBER 30, 2005.........     100          $  100          $  3,701,904        $  (2,153,410)        $  1,548,594
                                        ======          ======          ============        =============         ============


         See accompanying notes to the consolidated financial statements

                           LEAF FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the years ended September 30,

                                                                                        2005                2004
                                                                                   --------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)...........................................................    $      252,910      $  (1,322,884)
   Adjustments to reconcile net income (loss) to net cash provided by (used
     in) operating activities
     Depreciation and amortization.............................................         1,260,535            533,911
     Equity in losses of affiliated partnerships...............................            51,529             29,452
     (Recovery of) provision for possible losses...............................            (1,367)            90,728
     Increase in other receivables.............................................        (3,159,822)        (1,182,547)
     Increase in other assets..................................................          (229,587)          (410,698)
     Increase (decrease) in accounts payable and accrued expenses..............         4,073,390           (810,403)
     Accrued interest - Parent.................................................         1,007,910            735,681
   Net (advances to) repayments from affiliated partnerships...................          (711,510)         1,998,343
                                                                                   --------------      -------------
         Net cash provided by (used in) operating activities...................         2,543,988           (338,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in direct financing leases and notes.............................      (245,328,965)      (148,923,414)
   Proceeds from direct financing leases and notes, net of earned income.......       232,890,037        132,655,264
   Purchase of furniture and equipment.........................................          (549,095)        (1,068,041)
   Acquisition of assets under operating leases................................        (5,469,850)          (532,476)
   Security deposits received, net.............................................            13,847             80,578
   Investments in affiliated partnerships......................................          (251,000)          (355,690)
   Distributions from affiliated partnerships..................................            89,396             15,463
                                                                                   --------------      -------------
         Net cash used in investing activities.................................       (18,605,630)       (18,128,316)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from bank debt.....................................................       267,556,755        132,856,858
   Repayment of bank debt......................................................      (254,697,922)      (118,738,913)
   Increase in deferred financing costs........................................                 -            (26,888)
   Proceeds from subordinated notes payable - Parent company...................           250,000          6,393,434
   Net advances from (repayments to) Parent....................................         7,672,245         (1,057,969)
                                                                                   --------------      -------------
         Net cash provided by financing activities.............................        20,781,078         19,426,522
                                                                                   --------------      -------------

INCREASE IN CASH                                                                        4,719,436            959,789
Cash, beginning of period......................................................         1,107,525            147,736
                                                                                   --------------      -------------
Cash, end of period............................................................    $    5,826,961      $   1,107,525
                                                                                   ==============      =============

         See accompanying notes to the consolidated financial statements

                           LEAF FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2005 and 2004

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

         LEAF Financial Corporation (the "Company" or "LEAF"), was incorporated in 1983 under the name of Fidelity Leasing Corporation in the State of Delaware. The name of the Company was changed to LEAF Financial Corporation in 2001.

         LEAF is a wholly-owned subsidiary of Resource Leasing, Inc. ("RLI"), which is a wholly-owned subsidiary of Resource America, Inc. ("RAI"), a publicly traded company under the symbol REXI on the NASDAQ system. RAI is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and equipment finance sectors. RAI and RLI are collectively referred to as the "Parent".

         The Company is a specialized asset manager of investments in the commercial equipment finance sector. LEAF manages all aspects of the equipment finance process, from the origination of leases and loans to the end of lease asset disposition. Most of the equipment financings originated by the Company are subsequently acquired by others with the Company continuing to manage and service them for a fee. These equipment financings are entered into with businesses throughout the United States. The targeted customers are small and medium-sized companies engaged in general business across a wide array of industries. The primary transaction size is under $2,000,000 with an average size between $50,000 and $100,000. The equipment financed includes a wide array of business essential equipment, including general office, medical practice, energy and climate control, and industrial equipment. Equipment finance assets are subject to the risk of default in payment by customer. The Company seeks to control its credit risk through the use of credit scoring systems in evaluating the credit risk of applicants.

         The Company is currently the sponsor and general partner intwo public partnerships, Lease Equity Appreciation Fund I, L.P. ("LEAF I LP") and Lease Equity Appreciation Fund II, L.P. ("LEAF II LP"). The Company had previously owned a 1% general partner interest and served as manager of four other public equipment leasing partnerships from which it earned portfolio management fees. These four partnerships were dissolved in March 2004. All of the partnerships are collectively referred to as the "Partnerships". As of September 30, 2005 the Company owns a 1% general partnership interest in LEAF I LP and LEAF II LP and a 5% and 3% limited partnership interest in LEAF I LP and LEAF II LP, respectively. Limited partner units are sold through a select network of broker dealers throughout the United States. The offering period for LEAF I LP ended on August 15, 2004 and the offering period for LEAF II LP which commenced in December 2004 ends in December 2006. The Partnerships invest in equipment financings originated by the Company. The Company earns fees from the Partnerships on the sale of equipment financings to them and for servicing the equipment finance portfolios.

         In April 2003, the Company, through certain of its subsidiaries', entered into a Purchase, Sale and Contribution Agreement ("the Agreement") with certain subsidiaries of Merrill Lynch ("ML"). In accordance with the Agreement, the Company may sell and ML may purchase up to $300 million of equipment financings originated by the Company. Subsequent to the sales, the Company acts as the servicer of the equipment finance asset portfolio, and earns an annual asset management fee based on the lease portfolio balance managed. Included in "Other Receivables" in the accompanying Consolidated Balance Sheets at September 30, 2005 and 2004, respectively, are accounts receivable from ML of $4,649,379 and $1,856,826.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS - (CONTINUED)

         In March 2005, RAI formed and sponsored Resource Capital Corp. ("RCC"), a real estate investment trust. The Company sells to RCC equipment financings originated by the Company. Subsequent to the sale, the Company acts as the servicer of the equipment finance portfolio and earns an asset management fee based on the portfolio managed.

         During the years ended September 30, 2005 and 2004, the Company originated $250.8 million and $149.5 million in equipment finance, respectively. As of September 30, 2005 and 2004, the Company manages for itself and others, equipment finance portfolios of $339.7 million and $164.8 million, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated. The investments in LEAF I LP and LEAF II LP are accounted for on the equity basis. These entities are not consolidated in the accompanying financial statements since the Company has less than a 50% ownership interest in them and the limited partners have the ability to remove the Company as general partner.

CLASSIFICATION

         Management believes that, consistent with the financial statement presentation of other equipment leasing companies, it is more appropriate to present the Company's consolidated balance sheet on a non-classified basis; accordingly assets and liabilities are not segregated into current and non-current categories.

RECLASSIFICATIONS

         Certain reclassifications have been made to the fiscal 2004 consolidated financial statements to conform to the fiscal 2005 presentation.

USE OF ESTIMATES

     Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated unguaranteed residual values of leased equipment, the allowance for possible losses and impairment of long-lived assets. Actual results could differ from those estimates.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

USE OF ESTIMATES - (CONTINUED)

     Unguaranteed Residual Values

     Unguaranteed residual value represents the estimated amount to be received at lease termination from lease extensions or the ultimate disposition of the leased equipment. The estimates of residual values are based upon the Company's history with regard to the realization of residuals of similar equipment, available industry data and senior management's prior experience with respect to comparable equipment. The estimated residual values are recorded as a component of investments in lease assets receivables on a net present value basis. Residual values are reviewed periodically to determine if the current estimate of an asset's residual value appears to be below its recorded estimate. If required, residual values are adjusted downward to reflect adjusted estimates of fair market values. In accordance with U.S. GAAP, upward adjustments to residual values are not permitted.

ALLOWANCE FOR POSSIBLE LOSSES

         The Company's calculation of the allowance for possible losses gives consideration to its historical loss experience, current contractual delinquencies, economic conditions and trends, industry statistics and lease portfolio characteristics. Because lease assets are sold to third parties, without recourse early in the lease term, a substantial portion of the credit risk is transferred to those third parties. Based on management's analysis, no allowance was deemed necessary at either September 30, 2005 or 2004.

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If it is determined that estimated future cash flows derived from long-lived assets will not be sufficient to recover their carrying amounts, an impairment charge will be recorded, if necessary, to reduce the carrying amounts to the assets' estimated fair values.

CONCENTRATION OF RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of cash. The Company typically deposits cash with high quality financial institutions. At September 30, 2005, the Company had deposits of $5,896,307 in two financial institutions, $5,696,307 of which was in excess of amounts insured by the Federal Deposit Insurance Corporation. No losses have been experienced on such deposits.

         For the year ended September 30, 2005 two customers accounted for 31.7% and 15.3% of revenues. For the year ended September 30, 2004 these two customers accounted for 35.2% and 13.9% of revenues.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

REVENUE RECOGNITION

Finance Revenues

         The Company's investment in equipment finance assets consists of direct financing leases, notes and operating leases. Leases are recorded in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and its various amendments and interpretations.

         Direct Financing Leases. Certain of the Company's lease transactions are accounted for as direct financing leases (as distinguished from operating leases). Such leases transfer substantially all benefits and risks of equipment ownership to the customer. The Company's investment in direct financing leases consists of the sum of the total future minimum lease payments receivable and the estimated unguaranteed residual value of leased equipment, net of unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments plus the estimated unguaranteed residual value expected to be realized at the end of the lease term over the cost of the related equipment.

         Operating Leases. Leases not meeting any of the criteria to be classified as direct financing leases are deemed to be operating leases. Under the accounting for operating leases, the cost of the leased equipment, including acquisition fees associated with lease placements, is recorded as an asset and depreciated on a straight-line basis over the equipment's estimated useful life, generally up to seven years. Rental income consists primarily of monthly periodic rentals due under the terms of the leases. The Company recognizes rental income on a straight line basis. Generally, during the lease terms of operating leases, the Company will not recover all of the undepreciated cost and related expenses of its rental equipment and, therefore, it is prepared to remarket the equipment in future years. The Company's policy is to review, on a quarterly basis, the expected economic life of its rental equipment in order to determine the recoverability of its undepreciated cost. In accordance with U.S. GAAP, the Company writes down its rental equipment to its estimated net realizable value when it is probable that its carrying amount exceeds such value and the excess can be reasonably estimated; gains are only recognized upon actual sale of the rental equipment. There were no write-downs of equipment during the years ended September 30, 2005 and 2004.

         Notes Receivable. The Company's investment in notes receivable consists of the sum of the total future minimum loan payments receivable less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payment over the cost of the related equipment.

         The Company generally discontinues the recognition of revenue for leases and notes for which payments are more than 90 days past due.

Asset Acquisition

         The Company receives asset acquisition fees from certain parties equal to a percentage of the cost of financed equipment acquired on behalf of those parties as compensation for acquisition expenses incurred related to the equipment finance asset acquisitions. These fees are earned at the time the related equipment financings are sold to those parties.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Asset Management Fees

         The Company receives asset management fees for managing and servicing lease portfolios on behalf of ML, LEAF I LP, LEAF II LP and RCC third parties and recognizes fee income at the time the service is performed. The fees currently range from 2% to 4% of gross rental payments received from certain parties and for others; they are 1% of the average managed portfolio balance. Further, the Company receives fees as a reimbursement of its operating and administrative expenses incurred to manage the offering of LEAF I LP and LEAF II LP.

         Included in asset management fees are gains or losses on the sales of leases and notes to ML based on the present value of the estimated cash flows that it has retained over the estimated outstanding period of the receivables. This excess cash flow essentially represents an "interest-only" ("I/O") strip, consisting of the present value of the finance charges and late fees in excess of the amounts paid for debt service, credit losses, and service fees. During fiscal 2005, the Company recognized a gain of $313,000, net of tax, related to the I/O strip.

         The Company uses key valuation assumptions in determining the fair value of the I/O strip. The Company estimates the values for these assumptions using historical data and the impact of the current economic environment on the performance of the financings sold. The key assumptions used to value the I/O strip at September 30, 2005 were as follows:

  Weighted average expected credit losses.......................          2.5%
  Weighted average discount rate................................         12.0%

         The following table presents the decrease in the I/O strip receivable that would result from hypothetical adverse changes of 10% and 20% in the assumptions used to determine the fair value of the I/O strip. This information is presented in accordance with the requirements of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (in thousands).

                                                10% CHANGE          20% CHANGE
                                                ----------          ----------
  Credit loss percentage....................    $      (76)         $     (123)
  Discount rate.............................    $      (12)         $      (17)

Other

         Fees from delinquent payments are recognized when received and are included in other income.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost, less accumulated depreciation. Such assets are depreciated for financial reporting purposes using the straight-line method over their estimated useful lives (generally three to fifteen years). Accelerated depreciation methods are used for tax purposes.

INTANGIBLE ASSET

     The Company's leasing platform system is being amortized on a straight-line basis over a period of seven years. The Company recorded amortization expense of approximately $48,000 during the years ended September 30, 2005 and 2004 and expects the annual amortization expense to be approximately $48,000 for each of the succeeding three years.

COMPREHENSIVE INCOME

         Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. The Company has no components of comprehensive income other than net income for either of the years ended September 30, 2005 or 2004.

EMPLOYEE BENEFIT PLAN

         The Parent sponsors, and the Company's employees are included in, an Employee Retirement Savings Plan and Trust under Section 401(k) of the Internal Revenue Code which allows employees to defer on a pretax basis, through contributions to the plan, up to 15% of their income, subject to certain limitations. The Company matches up to 50% of each employee's contribution, subject to certain limitations. The Company's contributions for the years ended September 30, 2005 and 2004 amounted to approximately $92,000 and $35,000 respectively.

                       SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                       SEPTEMBER 30,      SEPTEMBER 30,
                                                                                           2005              2004
                                                                                       -------------      -------------
Cash paid for interest to unrelated parties....................................        $  1,766,076       $     796,000

Non-cash investing and financing activities include the following:
Parent's capital contribution...................................................       $          -       $   3,613,504
Repayment of bank debt by LEAF Fund I..........................................        $          -       $   3,202,765

         All Federal income taxes are paid by RAI on a consolidated basis. Accordingly, the Company made no payments for Federal income taxes during either of the years ended September 30, 2005 or 2004.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

         For cash, receivables and payables, the carrying amounts approximate fair value because of the short maturities of these instruments.

         For amounts classified as due to and from affiliates and due to Parent, it is impracticable to determine the fair value because the terms of these liabilities were not negotiated at arms length.

         The fair value of the Company's remaining debt approximates carrying value since interest rates approximate market at September 30, 2005 and 2004.

NOTE 3 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In the ordinary course of its business operations, the Company has ongoing relationships with several related entities:

Relationship with Parent

         Net advances from RLI accrue interest at 5.5% per annum, any unpaid interest is included in the net advances outstanding.

         Certain individuals employed by the Parent perform management and administrative services for the Company. The Parent also leases office space that is utilized by the Company. No allocation of salary and benefits or rent expense was made to the Company for the years ended September 30, 2005 or 2004.

         The Company files a consolidated federal income tax return with RAI and its subsidiaries. The income tax (expense) benefit recorded by the Company is an allocation from RAI based on its estimated effective tax rates applied to the taxable income of the Company. The related liability or receivable is included as a component of "Due from/to Parent" in the accompanying consolidated Balance Sheets.

Relationship with Ledgewood

         Until April 1996, Edward E. Cohen ("E. Cohen"), Parent's Chairman of the Board, was of counsel to Ledgewood. The Company paid Ledgewood $143,000 and $243,000 during the years ended September 30, 2005 and 2004, respectively, for legal services. E. Cohen receives certain payments from Ledgewood related to the termination of his affiliation with and the redemption of his interest in Ledgewood.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 3 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS  -  (CONTINUED)

Transactions with affiliated partnerships

         Due from affiliated partnerships consists of the following at:

                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2005               2004
                                                -------------      -------------
  LEAF I LP.................................
                                                $    541,932       $     57,223
  LEAF II LP................................
                                                     636,202            409,401
                                                ------------       ------------
                                                $  1,178,134       $    466,624
                                                ============       ============

         The amount due from affiliated partnerships represents funds expended by the Company for the benefit of or advanced to LEAF I LP and LEAF II LP. The amount due from LEAF II LP at September 30, 2005 represents funds expended in connection with the offering of its limited partnership units. The Company is entitled to reimbursement from a percentage of funds raised from the sale of limited partnership interests in LEAF II LP.

         Investments in affiliated partnerships consist of the following at:

                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2005               2004
                                                -------------      -------------
   LEAF I LP................................    $    586,512       $    710,984
   LEAF II LP...............................         235,547              1,000
                                                ------------       ------------
                                                $    822,059       $    711,984
                                                ============       ============

         The following fees were earned from affiliated partnerships during the periods indicated:

                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2005               2004
                                                -------------      -------------
   Asset management fees....................    $  1,021,000       $    295,000
   Asset acquisition fees...................    $  1,879,000       $    720,000

         During the fiscal years ended September 30, 2005 and 2004, respectively, the Company was reimbursed $787,090 and $1,126,730 for accountable operating and administrative expenses incurred to manage the partnerships. These amounts were recorded as a reduction of selling general and administrative expenses.

Transactions with RCC

         In September 2005, the Company sold $24.7 million of equipment financings to RCC for which RCC paid the Company a $247,000 acquisition fee.

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004


NOTE 4 - INVESTMENT IN EQUIPMENT FINANCE ASSETS

         The investment in lease assets consists of the following components at:

                                                                              SEPTEMBER 30,       SEPTEMBER 30,
                                                                                  2005               2004
                                                                             --------------      ---------------
   Direct financing leases.............................................      $   25,738,651      $    20,726,615
   Notes receivable....................................................          10,309,188            2,822,155
   Assets subject to operating leases, net of accumulated
     depreciation of $481,761 and $22,492..............................           5,215,746              509,984
                                                                             --------------      ---------------
   Investment in equipment finance assets..............................      $   41,263,585      $    24,058,754
                                                                             ==============      ===============

The interest rates on notes receivable generally range from 8% to 11%.

         The components of the Company's net investment in direct financing leases are as follows at:

                                                                              SEPTEMBER 30,       SEPTEMBER 30,
                                                                                  2005               2004
                                                                             --------------      ---------------
   Total future minimum lease payments receivable......................      $   30,390,612      $    25,052,419
   Initial direct costs, net of amortization...........................             563,859              427,580
   Unguaranteed residual...............................................             503,053               86,721
   Unearned lease income...............................................          (5,363,377)          (4,694,833)
   Unearned residual income............................................            (225,195)             (26,721)
   Security deposits...................................................            (130,301)            (118,551)
                                                                             --------------      ---------------
   Investment in direct financing leases and notes receivable..........      $   25,738,651      $    20,726,615
                                                                             ==============      ===============

         The Company's direct financing leases generally have initial lease terms ranging from approximately 24 to 84 months. Although the lease and note terms extend over many years as indicated in the table below, the Company routinely sells them to third parties shortly after origination. The contractual future minimum lease, note and related rental payments expected to be received on non-cancelable direct financing leases, notes and operating leases for each of the five succeeding fiscal years ending September 30, and thereafter are as follows:

                                            DIRECT FINANCING         NOTES
                                                 LEASES            RECEIVABLE       OPERATING LEASES       TOTAL
                                          ---------------------------------------------------------------------------
2006....................................    $    7,462,921       $   4,153,646       $   1,645,605     $  13,262,172
2007....................................         6,974,410           1,066,234           1,521,822         9,562,466
2008....................................         6,305,552           1,080,869           1,071,512         8,457,933
2009....................................         4,480,615           1,097,740             466,939         6,045,294
2010....................................         3,617,801           1,152,923             329,355         5,100,079
Thereafter..............................         1,549,313           1,757,776               4,011         3,311,100
                                            --------------       -------------       -------------     -------------
                                            $   30,390,612       $  10,309,188       $   5,039,244     $  45,739,044
                                            ==============       =============       =============     =============

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at:

                                                                    SEPTEMBER 30,      SEPTEMBER 30,
                                                                        2005               2004
                                                                    -------------      -------------
   Computer equipment........................................       $   1,988,776      $   1,503,237
   Leasehold improvements....................................             187,480            184,205
   Furniture and fixtures....................................             124,002             69,474
   Office equipment..........................................              19,354             13,601
                                                                    -------------      -------------
                                                                        2,319,612          1,770,517
   Less - accumulated depreciation and amortization..........            (948,089)          (505,846)
                                                                    -------------      -------------
                                                                    $   1,371,523      $   1,264,671
                                                                    =============      =============

NOTE 6 - DEBT

Bank Debt

         The table below summarizes the secured warehouse credit facilities as of September 30, 2005 and September 30, 2004:

                                                                                      SEPTEMBER 30, 2005      SEPTEMBER 30, 2004
                                                                                      ------------------      ------------------
National City Bank, warehouse line of credit, with an aggregate borrowing limit of $75.0 million collateralized by specific equipment finance receivables and related equipment. Interest on this facility is calculated, as selected by the
Company at the time of borrowing, at either the lender's prime rate plus 1% or
LIBOR plus 2.25% per annum at the time of borrowing (5.8% at September 30,
2005). Interest and principal are due monthly over the term of the underlying lease receivables. Obligations under this facility are guaranteed by RAI.
As amended, this facility expires in January 2006.                                      $   30,202,055         $    8,486,958

Commerce Bank, N.A., revolving line of credit, with an aggregate borrowing limit of $15.0 million collateralized by specific equipment finance receivables and related equipment. Interest on this facility is calculated, as selected by the
Company at the time of borrowing, at either the lender's prime rate plus 1% or
LIBOR plus 3% per annum (6.7% at September 30, 2005). Interest and principal are due monthly over the term of the underlying lease receivables. Obligations under this facility are guaranteed by RAI. As amended, this facility
expires in April 2006.                                                                         740,329              9,596,593
                                                                                        --------------         --------------
Total bank debt                                                                         $   30,942,384         $   18,083,551
                                                                                        ==============         ==============

                           LEAF FINANCIAL CORPORATION

                           September 30, 2005 and 2004

NOTE 6 - DEBT - (CONTINUED)

         The lines of credit contain certain covenants requiring the Company to maintain certain financial ratios and restrict changes in the Company's ownership. At September 30, 2005, all financial covenants have been met.

Subordinated Note Payable - Parent

         This note bears interest at 12% per annum and is subordinated to the bank warehouse debt. Principal is due in installments of approximately $2.1 million on December 31, 2006, 2007, 2008, with the balance payable December 31, 2009, if permitted under the Subordination Agreement. Accrued interest under the note is added to the outstanding note balance on a monthly basis.

Convertible notes payable

         In 2002, the Company issued convertible notes payable to two of its executive officers. The notes accrue interest at a rate of 8% per annum, and mature in 2012. No payment of accrued interest or principal is due until 2007, at which time all accumulated accrued interest is due. Thereafter, monthly interest payments are required until the notes mature. The notes can be converted into 11.5% of the Company's common stock.

              The debt maturity for each of the five succeeding years ending September 30, 2005 is as follows:

                2006...................     $  30,942,384
                2007...................         2,112,575
                2008...................         2,110,462
                2009...................         2,113,632
                Thereafter.............         2,125,132
                                            -------------
                                            $  39,404,185
                                            =============

NOTE 7 - ACQUISITIONS

         In March 2005, the Company expanded its lease origination capability and assets under management with the acquisition of the equipment finance portfolio of Allco Enterprises Inc. of Lake Oswego, OR for $28 million.

         On June 30, 2004 the Company expanded its lease origination capability and assets under management with the acquisition of certain assets of Premier Lease Services, L.C. of West Des Moines, IA. The acquisition included both a portfolio of small ticket leases with a value of $35 million bought on behalf of its investment partners and numerous vendor finance relationships as well as the right to utilize certain of Premiers' origination personnel.

NOTE 8 - SUBSEQUENT EVENT

         Subsequent to September 30, 2005, the Company acquired an equipment finance portfolio for $28.7 million of which $22.9 million was financed through the Company's warehouse credit facility.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Partners
LEASE EQUITY APPRECIATION FUND II, L.P.


         We have audited the accompanying balance sheet of Lease Equity Appreciation Fund II, L.P. (a development stage enterprise) as of December 31, 2004. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Lease Equity Appreciation Fund II, L.P. (a development stage enterprise) as of December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Cleveland, Ohio
March 9, 2005

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET


                                                         December 31, 2004
                                                         -----------------
ASSETS
Cash....................................................    $     1,001
                                                            ===========

LIABILITIES AND PARTNERS' CAPITAL
Partners' Capital
     General Partner....................................    $     1,000
     Limited Partner....................................              1
                                                            -----------
                                                            $     1,001
                                                            ===========




     The accompanying notes are an integral part of this financial statement

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET
                                December 31, 2004

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

         Lease Equity Appreciation Fund II, L.P. (the Fund), a Delaware limited partnership, was formed on March 30, 2004 by LEAF Financial Corporation (the General Partner). The Fund's fiscal year ends on December 31. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. ("RAI") is a publicly-traded company (NASDAQ: REXI) operating in the energy, real estate, financial services, and equipment leasing sectors.

         The General Partner and the initial limited partner capitalized the Fund. Upon the consummation of the public offering, the initial limited partner will withdraw, its capital contribution will be refunded and the units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.

         The General Partner will own a 1% general partnership interest, and the limited partners will own a 99% limited partnership interest. Cash distributions will be made monthly. The distributions will be allocated 99% to the limited partners and 1% to the General Partner. Net income and net losses will also be allocated 99% to the limited partners and 1% to the General Partner.

         The Fund is considered to be a development stage enterprise and its sole activity through December 31, 2004 consisted of the organization and start-up of the Fund. Accordingly, no statement of operations is presented.

         The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing portfolios of equipment subject to existing leases from other equipment lessors. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment leases and portfolios of existing equipment leases in order to generate regular cash distributions to the limited partners over the life of the Fund.

         The Fund shall terminate on December 31, 2029, unless sooner disolved or terminated as provided in the Partnership Agreement.

NOTE 2 - PUBLIC OFFERING OF LIMITED PARTNERSHIP UNITS

         The Fund filed a registration statement for the sale of its limited partnership units. The General Partner or its affiliate will receive an organization and offering expense allowance of 3.5% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions, but does cover reimbursement to the selling dealers of up to a maximum of .5% of offering proceeds for their bona fide accountable due diligence expenses.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                        (a development stage enterprise)

                      NOTES TO BALANCE SHEET - (CONTINUED)
                                December 31, 2004

NOTE 2 - PUBLIC OFFERING OF LIMITED PARTNERSHIP UNITS (CONTINUED)

As of December 31, 2004, the Fund raised $125,000 through the sale of 1250 limited partnership units. These proceeds are maintained in an escrow account and will be moved to the Fund's operating account after the Fund meets its minimum offering requirements of $2,000,000.

NOTE 3 - TRANSACTIONS WITH AFFILIATES

         The General Partner will receive a fee for assisting the fund in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases equal to 2% of the purchase price the Fund pays for the equipment or portfolios of equipment subject to existing equipment leases, including in each instance any debt it incurs or assumes in connection with the purchases.

         The General Partner will receive a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competetive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment.

         During the Fund's five-year investment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

         The General Partner will receive a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital.

         The General Partner and its affiliates, Anthem Securities, Inc. ("Anthem Securities"), a subsidiary of Resource America, Inc., receives an organization and offering allowance of 3.5% of the offering proceeds raised. This amount includes reimbursement to Anthem Securities to use the selling dealers' bona fide accountable due diligence expenses of up to .5% of the proceeds of each unit sold by them.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                        (a development stage enterprise)

                      NOTES TO BALANCE SHEET - (CONTINUED)
                                December 31, 2004

NOTE 3 - TRANSACTIONS WITH AFFILIATES (CONTINUED)

         The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

         The General Partner will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Fund's partnership agreement.

         Anthem Securities will receive an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 7% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units

                        Consolidated Financial Statements
                                   (unaudited)

                     Lease Equity Appreciation Fund II, L.P.

                               September 30, 2005

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                           CONSOLIDATED BALANCE SHEETS



                                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                                   2005              2004
                                                                               -------------      ------------
                                                                                (Unaudited)        (Audited)
ASSETS
Cash........................................................................   $   2,316,811       $   1,001
Restricted cash.............................................................         351,552               -
Due from lockbox............................................................         230,669               -
Accounts receivable.........................................................          46,642               -
Direct financing leases and notes, net......................................      25,740,938               -
Equipment under operating leases (net of accumulated depreciation
  of $37,875)...............................................................       1,935,949               -
Fair value of interest rate swap............................................          56,944               -
Other assets................................................................         348,123               -
                                                                               -------------       ---------
                                                                               $  31,027,628       $   1,001
                                                                               =============       =========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
   Debt.....................................................................   $  23,626,039       $       -
   Accounts payable and accrued expenses....................................         190,444               -
   Due to related parties, net..............................................         222,772               -
                                                                               -------------
     Total liabilities......................................................      24,039,255               -
PARTNERS' CAPITAL...........................................................       6,988,373           1,001
                                                                               -------------       ---------
                                                                               $  31,027,628       $   1,001
                                                                               =============       =========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                     PERIOD FROM
                                                                                                    APRIL 14, 2005
                                                                               THREE MONTHS        (COMMENCEMENT OF
                                                                                  ENDED             OPERATIONS) TO
                                                                            SEPTEMBER 30, 2005    SEPTEMBER 30, 2005
                                                                            ------------------    ------------------
   Interest and rental income............................................      $     326,853         $     378,598
   Interest expense......................................................            144,767               146,050
                                                                               -------------         -------------
      Net interest and rental income.....................................            182,086               232,548
   Provision for credit losses...........................................              4,800                10,000
                                                                               -------------         -------------
                                                                                     177,286               222,548
   Other income..........................................................             15,847                18,226
                                                                               -------------         -------------
      Operating income...................................................            193,133               240,774
                                                                               -------------         -------------

   Administration expense reimbursed to related party....................            106,639               208,900
   General and administrative............................................             70,943               133,344
   Management fee to related party.......................................             43,484                57,838
   Depreciation..........................................................             37,875                37,875
                                                                               -------------         -------------
                                                                                     258,941               437,957
                                                                               -------------         -------------
        Net loss.........................................................      $     (65,808)        $    (197,183)
                                                                               =============         =============

   Weighted average number of limited partnership
      units outstanding during the period................................             69,256                56,866
                                                                               =============         =============

   Net loss per weighted average limited partnership unit................      $       (0.94)        $       (3.43)
                                                                               =============         =============





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                             AND COMPREHENSIVE LOSS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)




                                      GENERAL                                       ACCUMULATED
                                      PARTNER           LIMITED PARTNERS               OTHER          PARTNERS'       COMPREHENSIVE
                                    ----------     ---------    -------------      COMPREHENSIVE       CAPITAL        INCOME (LOSS)
                                      AMOUNT         UNITS          AMOUNT            INCOME            TOTAL             TOTAL
                                    ----------     ---------    -------------      -------------     ------------     -------------
  Balance, January 1, 2005.......   $    1,000             -    $           1      $          -      $      1,001
     Partners' contribution......            -        84,310        8,400,027                 -         8,400,027
     Cash distributions..........       (1,586)            -         (157,011)                -          (158,597)
     Offering costs related to
      the sale of Partnership
      units......................            -             -       (1,113,818)                -        (1,113,818)
     Redemption..................            -             -               (1)                -                (1)
     Net loss....................       (1,972)            -         (195,211)                -          (197,183)     $  (197,183)
    Unrealized gain on                       -
      hedging derivative.........            -             -                -            56,944            56,944           56,944
                                    ----------     ---------    -------------      ------------      ------------      -----------
  Balance,
     September 30, 2005..........   $   (2,558)       84,310    $   6,933,987      $     56,944      $  6,988,373      $  (140,239)
                                    ==========     =========    =============      ============      ============      ===========






              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                                                         NINE MONTHS ENDED
                                                                                         SEPTEMBER 30, 2005
                                                                                         ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.............................................................................     $       (197,183)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
   Depreciation......................................................................               37,875
   Provision for credit losses.......................................................               10,000
   Amortization of deferred financing costs..........................................               12,893
   Increase in due from lockbox......................................................             (230,669)
   Increase in accounts receivable...................................................              (46,642)
   Increase in accounts payable and accrued expenses.................................              190,444
   Increase in amounts due to related parties........................................              222,772
                                                                                          ----------------
     Net cash used in operating activities...........................................                 (510)
                                                                                          ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in direct financing leases and notes...................................          (26,743,941)
   Acquisition of equipment under operating leases...................................           (1,973,824)
   Proceeds from direct financing leases and notes, net of earned income.............              993,003
                                                                                          ----------------
     Net cash used in investing activities...........................................          (27,724,762)
                                                                                          ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in restricted cash.......................................................             (351,552)
   Increase in deferred financing costs..............................................             (361,016)
   Proceeds from debt................................................................           23,899,341
   Repayment of debt.................................................................             (273,302)
   Limited Partners' capital contribution............................................            8,400,027
   Partners' distributions paid......................................................             (158,597)
   Payment of offering costs incurred for the sale of partnership units..............           (1,113,818)
   Redemption of initial limited partner.............................................                   (1)
                                                                                          ----------------
     Net cash provided by financing activities.......................................           30,041,082
                                                                                          ----------------
Increase in cash.....................................................................            2,315,810
Cash, beginning of period............................................................                1,001
                                                                                          ----------------
Cash, end of period..................................................................     $      2,316,811
                                                                                          ================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

         Lease Equity Appreciation Fund II, L.P. (the Fund), a Delaware limited partnership, was formed on March 30, 2004 by LEAF Financial Corporation (the General Partner). The Fund's fiscal year ends on December 31. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. ("RAI") is a publicly-traded company (Nasdaq: REXI) operating in the financial fund management, real estate finance, and equipment financing sectors.

         The General Partner and the initial limited partner capitalized the Fund. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. Upon the Fund breaking escrow, the initial limited partner withdrew, as a limited partner, its capital contribution. The Fund is managed by the General Partner.

         The General Partner owns a 1% general partnership interest, and the limited partners own a 99% limited partnership interest. Cash distributions, if available, are made monthly. The cash distributions are allocated 99% to the limited partners and 1% to the General Partner. Net income and net losses are allocated 99% to the limited partners and 1% to the General Partner.

         The Fund acquires a diversified portfolio of equipment that is financed for end users. The Fund may also acquire existing portfolios of equipment subject to existing leases and notes from other equipment finance companies, primarily the General Partner. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in leases and notes and portfolios of existing equipment leases and notes in order to generate regular cash distributions to the limited partners over the life of the Fund.

         As of September 30, 2005, the General Partner invested $250,000 (3.1%) in limited partnership interests of the Fund. The Fund shall terminate on December 31, 2029, unless sooner disolved or terminated as provided in the partnership agreement.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of the Fund and its wholly-owned subsidiary, LEAF Fund II, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

CLASSIFICATION

         Management believes that, consistent with the financial statement presentation of other equipment finance companies, it is more appropriate to present the Fund's consolidated balance sheet on a non-classified basis, which does not segregate assets and liabilities into current and non-current categories.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

USE OF ESTIMATES

         Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated unguaranteed residual values of leased equipment, the allowance for possible losses and impairment of long-lived assets. Actual results could differ from those estimates.

         Unguaranteed residual value represents the estimated amount to be received at lease termination from lease extensions or ultimate disposition of the leased equipment. The estimates of residual values are based upon the General Partner's history with regard to the realization of residuals, available industry data and the general partner's senior management's experience with respect to comparable equipment. The estimated residual values are recorded as a component of investments in leases on a net present value basis. Residual values are reviewed periodically to determine if the current estimate of the equipment's fair market value appears to be below its recorded estimate. If required, residual values are adjusted downward to reflect adjusted estimates of fair market values. In accordance with U.S. GAAP, upward adjustments to residual values are not permitted.

         The Fund's allowance for possible losses is primarily based on factors which include the General Partner's historical loss experience, an analysis of contractual delinquencies, economic conditions and trends, industry statistics and equipment finance portfolio characteristics. The Fund's policy is to charge off to the allowance those financings which are in default and for which management has determined the probability of collection to be remote.

         The Fund reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If it is determined that estimated undiscounted future cash flows derived from long-lived assets will not be sufficient to recover their carrying amounts, an impairment charge will be recorded if the carrying amount of the asset exceeds their estimated fair values.

CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Fund to concentrations of credit risk consist of excess cash. The Fund deposits its excess cash in high-quality financial institutions. As of September 30, 2005, the Fund had deposits at one bank totaling $2,308,211 of which $2,108,211 was over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such deposits.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

REVENUE RECOGNITION

         The Fund's investment in financing assets consists of direct financing leases, notes and operating leases. Leases are recorded in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and its various amendments and interpretations.

         Direct Financing Leases. Certain of the Fund's lease transactions are accounted for as direct financing leases (as distinguished from operating leases). Such leases transfer substantially all benefits and risks of equipment ownership to the customer. The Fund's investment in direct financing leases and notes consists of the sum of the total future minimum lease payments receivable and the estimated unguaranteed residual value of leased equipment, less unearned finance income. Unearned finance income, which is recognized as revenue over the term of the financing by the effective interest method, represents the excess of the total future minimum contracted payments plus the estimated unguaranteed residual value expected to be realized at the end of the lease term over the cost of the related equipment. The Fund generally discontinues the recognition of revenue for direct financing leases for which payments are more than 90 days past due.

         Operating Leases. Leases not meeting any of the criteria to be classified as direct financing leases are deemed to be operating leases. Under the accounting for operating leases, the cost of the leased equipment, including acquisition fees associated with lease placements, is recorded as an asset and depreciated on a straight-line basis over the equipment's estimated useful life, generally up to seven years. Rental income consists primarily of monthly periodic rentals due under the terms of the leases. The Fund recognizes rental income on a straight line basis. Generally, during the lease terms of existing operating leases, the Fund will not recover all of the undepreciated cost and related expenses of its rental equipment and, therefore, it is prepared to remarket the equipment in future years. The Fund's policy is to review, on a quarterly basis, the expected economic life of its rental equipment in order to determine the recoverability of its undepreciated cost. In accordance with U.S. GAAP, the Fund writes down its rental equipment to its estimated net realizable value when it is probable that its carrying amount exceeds such value and the excess can be reasonably estimated; gains are only recognized upon actual sale of the rental equipment. There were no write-downs of equipment during the period from April 14, 2005 (commencement of operations) to September 30, 2005.

         Fees from delinquent payments are recognized when received and are included in other income.

INCOME TAXES

         Federal and state income tax laws provide that the income or losses of the Fund are reportable by the Partners on their individual income tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         During the nine months ended September 30, 2005, the Fund paid interest of $91,150.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

TRANSFERS OF FINANCIAL ASSETS

         In connection with establishing its revolving line of credit with WestLB AG, the Fund formed a bankruptcy remote special purpose entity through which the financing is arranged. Under SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," the Fund's transfers of assets to the special purpose entity do not qualify for sales accounting treatment due to certain call provisions that the Fund maintains. Accordingly, assets and related debt of the special purpose entity are included in the Fund's consolidated balance sheets. The Fund's leases and restricted cash are assigned as collateral for these borrowings and there is no further recourse to the general credit of the Fund.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         For cash, receivables and payables, the carrying amounts approximate fair values because of the short maturity of these instruments. The carrying value of debt approximates fair market value since interest rates approximate current market rates. The interest rate swap discussed in Note 8 is recorded at fair value in the accompanying consolidated balance sheet.


NOTE 3 - RESTRICTED CASH

         Restricted cash as of September 30, 2005 includes cash being held in reserve by the Fund's lender.


NOTE 4 - DUE FROM LOCKBOX

         Customer payments are deposited into a lockbox shared with our General Partner and other entities serviced by our General Partner. The lockbox is in the name of U.S. Bank NA as trustee under an inter-creditor agreement amongst our General Partner, the other entities and their respective lenders. Amounts recorded as due from lockbox on the accompanying Balance Sheet, represent customer payments received by the lockbox, applied to the respective customer's accounts, but not transferred to the Fund's bank account.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 5 - INVESTMENT IN DIRECT FINANCING LEASES AND NOTES

         The Fund's direct financing leases are for initial lease terms ranging from five to 84 months. The interest rates on notes receivable range from 7% to 10%. As of September 30, 2005, 13% of financed equipment was located in California. As of September 30, 2005, no other states held more than 10% of financed equipment.

                                                                                SEPTEMBER 30,
                                                                                    2005
                                                                               --------------
   Direct financing leases.................................................    $   23,032,476
   Notes receivable........................................................         2,708,462
                                                                               --------------
                                                                               $   25,740,938
                                                                               ==============

         The components of the net investment in direct financing leases as of September 30, 2005 are as follows:

                                                                                SEPTEMBER 30,
                                                                                    2005
                                                                               --------------
   Total future minimum lease payments.....................................    $   25,939,883
   Unearned rental income..................................................        (3,464,317)
   Residuals, net of unearned residual income..............................           686,089
   Security deposits.......................................................          (119,179)
                                                                               --------------
                                                                                   23,042,476
   Allowance for possible losses...........................................           (10,000)
                                                                               --------------
                                                                               $   23,032,476
                                                                               ==============

         The following is a summary of the Fund's allowance for possible losses for the period indicated:

                                                                                   FOR THE
                                                                                 NINE MONTHS
                                                                                    ENDED
                                                                                SEPTEMBER 30,
                                                                                    2005
                                                                               --------------
   Allowance for possible losses, beginning of period......................    $            -
   Provision for credit losses.............................................           (10,000)
   Net write offs..........................................................                 -
                                                                               --------------
   Allowance for possible losses, end of period............................    $       10,000
                                                                               ==============

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 5 - INVESTMENT IN DIRECT FINANCING LEASES AND NOTES - (CONTINUED)

         The future minimum lease payments and related rental payments expected to be received on non-cancelable direct financing leases, notes and operating leases at September 30, 2005 are as follows:

       PERIODS ENDING              DIRECT
        SEPTEMBER 30,         FINANCING LEASES            NOTES            OPERATING LEASES             TOTAL
       --------------         ----------------         -------------       ----------------         --------------
        2006..............      $    7,641,027         $     435,041         $      592,092         $    8,668,160
        2007..............           6,537,710               454,253                532,407              7,524,370
        2008..............           5,234,461               469,089                408,652              6,112,202
        2009..............           3,893,103               439,502                241,676              4,574,281
        2010..............           2,232,054               399,027                131,091              2,762,172
        Thereafter........             401,528               511,550                  4,428                917,506
                                --------------         -------------         --------------         --------------
                                $   25,939,883         $   2,708,462         $    1,910,346         $   30,558,691
                                ==============         =============         ==============         ==============

NOTE 6 - OTHER ASSETS

         As of September 30, 2005, other assets consists of unamortized deferred financing costs which are being amortized over the terms of the related debt. Accumulated amortization as of September 30, 2005 is $12,893.


NOTE 7 - DEBT

         The table below summarizes the Fund's debt at September 30, 2005 as follows:

                                                                                         SEPTEMBER 30,
                                                                                             2005
                                                                                         -------------
   WestLB  AG,  New  York  Branch  revolving  line of  credit,  with an  aggregate borrowing  limit of $75.0  million  collateralized  by specific  lease and note receivables and related equipment,  with a 1% credit reserve of the outstanding line of credit. Interest on this facility is calculated at LIBOR plus 1.10% per annum. To mitigate  fluctuations in interest rates the Fund has entered into an interest rate swap agreement.  The interest rate swap agreement terminates July
   21,  2012.  The interest  rate swap  agreement  fix the  interest  rate on this facility at 5.51%.  Interest  and  principal  are due as payments  are received under the  financings.  At the option of both  parties  availability  to borrow under the line of credit is  renewable  for one year  periods on June 21, 2006,
   2007 and 2008.  The terms of the Fund's credit  facility  with WestLB  includes financial  covenants  related to the Fund's net worth and leverage  used. As of
   September 30, 2005,  the  Fund is in compliance with all such covenants or they
   have been waived by the lender....................................                    $  23,626,039
                                                                                         =============

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 7 - DEBT - (CONTINUED)

         The debt maturity for each of the succeeding twelve month periods ending September 30 and thereafter, is as follows:

              2006....................         $   5,837,391
              2007....................             5,645,760
              2008....................             4,866,481
              2009....................             3,793,894
              2010....................             2,645,346
              Thereafter..............               837,167
                                               -------------
                                               $  23,626,039
                                               =============

NOTE 8 - DERIVATIVE INSTRUMENTS

         The majority of the Fund's assets and liabilities are financial contracts with fixed and variable rates. Any mismatch between the repricing and maturity characteristics of the Fund's assets and liabilities exposes it to interest rate risk when interest rates fluctuate. For example, the Fund's assets are structured on a fixed-rate basis, but since funds borrowed through bank debt are obtained on a floating-rate basis, the Fund is exposed to a certain degree of risk if interest rates rise which in turn will increase the Fund's borrowing costs. In addition, when the Fund originates assets, it bases its pricing in part on the spread it expects to achieve between the interest rate it charges its customers and the effective interest cost the Fund will pay when it funds those loans. Increases in interest rates that increase the Fund's permanent funding costs between the time the assets are originated and the time they are funded could narrow, eliminate or even reverse this spread.

         To manage interest rate risk, the Fund employs a hedging strategy using derivative financial instruments such as interest rate swaps which are designated as cash flow hedges. The Fund does not use derivative financial instruments for trading or speculative purposes. The Fund manages the credit risk of possible counterparty default in these derivative transactions by dealing exclusively with counterparties with investment grade ratings.

         Before entering into a derivative transaction for hedging purposes, the Fund determines that a high degree of initial effectiveness exists between the change in the value of the hedged item and the change in the value of the derivative from a movement in interest rates. High effectiveness means that the change in the value of the derivative will be effectively offset by the change in the value of the hedged asset or liability. The Fund measures the effectiveness of each hedge throughout the hedge period. Any hedge ineffectiveness, as defined by Statement of Financial Accounting Standards ("SFAS") No. 133/138/149 is recognized in the income statement.

         There can be no assurance that the Fund's hedging strategies or techniques will be effective, that profitability will not be adversely affected during any period of change in interest rates or that the costs of hedging will exceed the benefits.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 8 - DERIVATIVE INSTRUMENTS - (CONTINUED)

         At September 30, 2005, the Fund had an unrealized gain of $56,944 which is included in accumulated other comprehensive income. The Fund recognized no gain or loss during the nine months ended September 30, 2005 for hedge ineffectiveness. Assuming market rates remain constant with the rates of September 30, 2005, no accumulated other comprehensive income is expected to be recognized in earnings over the next 12 months.


NOTE 9 - TRANSACTIONS WITH AFFILIATES

         The General Partner and Anthem Securities, Inc. ("Anthem Securities"), an indirect subsidiary of Atlas America Inc., RAI's former energy subsidary, receive an organization and offering allowance of 3.5% of the offering proceeds raised. This amount includes reimbursement to Anthem Securities to use for the selling dealers' bona fide accountable due diligence expenses of up to .5% of the proceeds of each unit sold by them. These charges are recorded by the Fund as offering costs related to the sale of Partnership units on the Consolidated Statements of Partners' Capital and Comprehensive Loss.

         The General Partner and Anthem Securities receive an underwriting fee of up to 3% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 7% of the proceeds of each unit sold by it. Anthem Securities did not sell any units as of September 30, 2005.

         The General Partner receives a fee for assisting the Fund in acquiring equipment for lease and portfolios of equipment subject to existing equipment leases equal to 2% of the purchase price the Fund pays for the equipment or portfolios of equipment subject to existing equipment financing.

         The General Partner receives a subordinated annual asset management fee equal to 4% of gross rental payments for operating leases, as defined in the partnership agreement, or 2% of gross rental payments for full payout leases, or a competetive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund's five-year investment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 9 - TRANSACTIONS WITH AFFILIATES - (CONTINUED)

         The General Partner receives a subordinated commission equal to one-half of a competitive commission, up to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission is subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital.

         The General Partner and its parent company are reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.

         The General Partner receives a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affliates.

         The following is a summary of fees and costs of services and materials charged by the General Partner or its affiliates during the period from April 14, 2005 (commencement of operations) to September 30, 2005:

         Organization and offering expenses...................  $     293,995
         Underwriting fees....................................        251,319
         Acquisition fees.....................................        534,879
         Asset management fees................................         57,838
         Reimbursable expenses................................        208,900

         Due to related parties, net as of September 30, 2005 represents net monies due to the General Partner for management fees, reimbursed expenses and other advances.


NOTE 10 - ALLOCATION OF PARTNERSHIP INCOME, LOSS AND CASH DISTRIBUTIONS

         Cash distributions, if any, are made monthly as follows: 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have received an amount equal to their unpaid cumulative return (8% of their adjusted capital contribution) and thereafter, to investment and reinvestment in investments or, if the General Partner elects not to invest or reinvest such distributable cash, 99% to the Limited Partners and 1% to the General Partner.

         Net income for any fiscal period during the reinvestment period (the period commencing April 14, 2005 and ending December 12, 2011) is allocated 99% to the Limited Partners and 1% to the General Partner. Income during the liquidation period, as defined in the Partnership Agreements, will be allocated first to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective capital accounts. Thereafter, net income will be allocated 99% to the Limited Partners and 1% to the General Partner.

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


NOTE 11 - COMPREHENSIVE INCOME (LOSS)

         Comprehensive income (loss) includes net income and all other changes in the equity of a business during a period from non-owner sources. These changes, other than net income (loss), are referred to as "other comprehensive income (loss)" and for the Fund, only include changes in the fair value of unrealized hedging gains and losses.


NOTE 12 - NET LOSS PER LIMITED PARTNERSHIP UNIT

         Net loss per limited partnership unit is computed by dividing net loss allocated to the Fund's Limited Partners by the weighted average number of limited partnership units outstanding during the period. The weighted average number of limited partnership units outstanding during the period is computed based on the number of limited partnership units issued during the period weighted for the days outstanding during the period. Basic loss per limited partnership unit equals dilutive net loss per limited partnership unit because there are no potential dilutive units.

                      APPENDIX B - PRIOR PERFORMANCE TABLES

The following Tables I, II and III, which are unaudited, update and replace the tables on pages B-1, B-2 and B-3 of Appendix B to the prospectus, with respect to Lease Equity Appreciation Fund I, L.P. ("LEAF I") as of September 30, 2005. LEAF I is a public equipment leasing program which was sponsored beginning in 2002 by LEAF Asset Management, Inc., which formerly was a subsidiary of our general partner, but was merged into our general partner, LEAF Financial, in June 2004.

There have been no changes to the information set forth on Tables IV and V on pages B-4 through B-9 of the prospectus.

Buying a unit in us will not give you any ownership interest in LEAF I, and you should not assume that you will experience investment results or returns, if any, comparable to those of investors in LEAF I.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

The following table sets forth certain information, as of September 30, 2005, concerning the experience of LEAF Asset Management, which was merged into our general partner, LEAF Financial, in June 2004, in raising and investing limited partners' funds in Lease Equity Appreciation Fund I, L.P.

Dollar amount offered...................................................................      $50,000,000
                                                                                             ============
Dollar amount raised....................................................................      $17,060,774     100.00%

Less: Offering expenses

      Sales commissions.................................................................       $1,284,700       7.53%

      Underwriting fees.................................................................         $320,727       1.88%

      Organization and offering expenses paid to general partner or its affiliates......         $511,688       3.00%
                                                                                             ------------
Net offering proceeds...................................................................      $14,943,659
                                                                                             ------------
Less: Reserves..........................................................................         $298,782       1.75%
                                                                                             ------------     -------
Offering proceeds available for investment..............................................      $14,644,877      85.84%
                                                                                             ============
Debt proceeds...........................................................................     $167,562,632

Total equipment acquired................................................................     $124,035,613
                                                                                             ============
Acquisition fees paid to general partner................................................       $2,440,469

Equipment acquisition cost as a percentage of amount raised:

Purchase price..........................................................................          727.02%

Acquisition fees paid to general partner................................................           14.30%

Percent invested........................................................................           85.84%

Percent leverage........................................................................           90.76%

Date offering commenced.................................................................       08/15/2002

Maximum offering period (in months).....................................................               24

Actual offering period (in months)......................................................               24

Months to invest 90% of amount available for investment.................................               14

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
               COMPENSATION TO OUR GENERAL PARTNER AND AFFILIATES

The following table sets forth certain information, as of September 30, 2005 concerning the compensation derived from Lease Equity Appreciation Fund I, L.P. by its general partner, which was LEAF Asset Management until that company was merged into our general partner, LEAF Financial, in June 2004, and its affiliates. Also, all amounts presented are cumulative from August 14, 2002 to September 30, 2005.

Date offering commenced.............................................................................       8/15/2002

Date offering closed................................................................................       8/15/2004

Dollar amount raised................................................................................     $17,060,744
                                                                                                         ===========
                        The following information is as of September 30, 2005

Amounts paid to general partner and its affiliates from proceeds of the offering:

    Underwriting commissions........................................................................        $320,727
                                                                                                         ===========
    Organization and offering expense reimbursements................................................        $511,687
                                                                                                         ===========
    Acquisition fees................................................................................      $2,440,560
                                                                                                         ===========
Dollar amount of cash generated from operations before deducting payments/accruals to general
  partner and affiliates............................................................................      $6,400,203
                                                                                                         ===========
Amounts paid or accrued to general partner and its affiliates from operations:

    Management fee..................................................................................      $1,053,456
                                                                                                         ===========
    Administrative expense reimbursements...........................................................      $1,528,810
                                                                                                         ===========

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                   Operating Results of Prior Public Programs

The following table summarizes the operating results of Lease Equity Appreciation Fund I, L.P. for the Nine Months Ended September 30, 2005, and the Years Ending December 31, 2003 and 2004. The program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes. No results are shown for 2002, because the program did not conduct any activities, other than holding an escrow account for subscription proceeds, until it achieved its minimum required offering proceeds in March, 2003.

                                                                                        Nine Months
                                                                                           Ended
                                                                                         09/30/05           2004            2003
                                                                                        -----------         ----            ----
Revenues
     Net gain (loss) on sales or remarketing of equipment...........................        (58,249)          60,764        (10,206)
     Gross revenue..................................................................      5,831,344        3,476,359        983,261

Less:
Interest expense....................................................................     (3,274,962)      (1,873,986)      (321,472)
     Depreciation expense...........................................................       (628,405)        (342,865)      (174,021)
     Management fees - general partner..............................................       (596,463)        (383,798)       (73,095)
     Administrative expense reimbursement - general partner.........................       (451,645)        (482,180)      (594,985)
     General and administrative.....................................................       (388,913)        (309,040)      (200,767)
     Provision for (reversal of) bad debts (1)......................................       (999,928)        (394,928)        (5,000)
Net (loss) income - GAAP............................................................       (567,221)        (249,674)      (396,285)
                                                                                        ===========      ===========    ===========
Net (loss) income - GAAP - allocable to limited partners............................       (561,549)        (247,177)      (392,322)
Taxable income (loss) from operations (2)(3)........................................       (567,221)      (2,183,140)      (156,915)
Cash provided by (used in) operating activities.....................................       (367,451)       2,189,315       (734,969)
Cash used in investing activities...................................................    (31,503,364)     (30,867,192)   (24,713,077)
Cash provided by financing activities...............................................     32,942,420       30,936,111     26,957,183
Cash generated from operations, sales, and refinancing..............................      1,071,605        2,258,234      1,509,137
                                                                                        -----------      -----------    -----------
Less:
     Cash distributions to investors from operations, sales and refinancing.........      1,031,429          967,980        474,950
     Cash distributions to general partner from operations, sales and refinancing...         10,418            9,768          4,794
                                                                                        -----------      -----------    -----------
     Cash generated from (used by) operations, sales and refinancing after cash
       distributions................................................................         29,758        1,280,486      1,029,393
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
     Taxable income from operations (2)(3)..........................................             --           (2,183)          (157)
Cash distributions to investors.....................................................          1,031              978            480
     Source (on GAAP basis)
          Return of capital.........................................................          1,031              978            480
     Source (on cash basis)
          Operations................................................................             --               --             --
          Sales.....................................................................             --               --             --
          Refinancing...............................................................             --               --             --
          Other.....................................................................          1,031              978            480
Weighted average number of limited partnership ($100) units outstanding.............        171,746          137,000         61,149

----------
(1) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(2) Taxable income is not calculated on an interim basis, only at the end of a year.
(3) The difference between Net income - GAAP and Taxable income from operations is because of different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP, and different methods of recognizing revenue on Direct Finance Leases.

      Past performance is not necessarily indicative of future performance.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses (other than underwriting discounts, commissions and expense allowances) expected to be paid by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimated.

     Securities and Exchange Commission registration fee..............$7,602
     State Blue Sky registration fees (excluding legal fees)..........69,149*
     NASD filing fee...................................................6,500
     Printing and engraving expenses.................................529,000*
     Legal fees (including Blue Sky) and expenses....................260,000*
     Accounting fees and expenses....................................213,000*
     Miscellaneous...................................................519,577*

                  Total...........................................$1,604,828*

     ------------
     *Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The section of the prospectus entitled "Conflicts of Interest and Fiduciary Responsibilities - Fiduciary Duty of Our General Partner - Indemnification" is incorporated herein by this reference.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of LEAF Financial Corporation provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, the bylaws of LEAF Financial Corporation provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.

Resource America, the corporate parent of LEAF Financial Corporation, maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

(a) Exhibits:

1.1 Form of Dealer-Manager Agreement with Anthem Securities, Inc., (2) including its Exhibit "A" Form of Escrow Agreement (see Exhibit 99.3), and Exhibit "B" Form of Selling Dealer Agreement, (4) and Form of Addendum to Dealer-Manager Agreement (See Exhibit 1.4)
1.2 Form of Dealer-Manager Agreement with Bryan Funding, Inc.(2) including its Exhibit "A" Form of Escrow Agreement, (4) and Exhibit "B" Form of Selling Dealer Agreement (2)
1.3   Form of Selected Investment Advisor Agreement (2)
1.4   Form of Addendum to Dealer-Manager Agreement with Anthem Securities, Inc.
3.1 Amended and Restated Agreement of Limited Partnership of Lease Equity Appreciation Fund II, L.P. (included as Appendix A to the prospectus)
3.2 Certificate of Limited Partnership of Lease Equity Appreciation Fund II, L.P.(1)

3.3 Amended Certificate of Limited Partnership of Lease Equity Appreciation Fund II, L.P.(2)
4.1   Forms of letters sent to limited partners confirming their investment(1)
5.1 Opinion of Kunzman & Bollinger, Inc. as to the legality of the units being registered(2)
8.1   Opinion of Kunzman & Bollinger, Inc. relating to tax matters(5)
10.1 Form of Origination & Servicing Agreement among LEAF Financial Corporation, Lease Equity Appreciation Fund II, L.P. and LEAF Funding, Inc.(2)
10.2  Employment Agreement between LEAF Financial Corporation (formerly known as
      F. L. Partnership Management, Inc.) and Crit DeMent(2)
10.3 Secured Loan Agreement dated as of June 1, 2005 with LEAF II, LLC as Borrower, LEAF Funding, Inc. as Originator, Lease Equity Appreciation Fund II, L.P. as Seller, LEAF Financial Corporation as Servicer, U.S. Bank National Association, as Collateral Agent and Securities Intermediary and WestLB AG, New York Branch as Lender (6)
23.1  Consent of Grant Thornton LLP for Lease Equity Appreciation Fund II, L.P.
23.2  Consent of Grant Thornton LLP for LEAF Financial Corporation
23.3  Consent of Kunzman & Bollinger, Inc. (contained in Exhibits 5.1 and 8.1)
24.1  Power of Attorney(3)
99.1  Form of Subscription Agreement (included as Appendix C to the prospectus)
99.2 Forms of Selling Dealer Agreement (included as Exhibit "B" to Exhibits 1.1 and 1.2) 99.3 Form of Escrow Agreement (included as Exhibit "A" to Exhibits 1.1 and 1.2)(4)

----------------
(1) Previously filed on June 17, 2004 in the Registration Statement
(2) Previously filed on September 8, 2004 in Pre-Effective Amendment No. 1 to the Registration Statement
(3) Previously filed on October 22, 2004 in Pre-Effective Amendment No. 3 to the Registration Statement
(4) Previously filed on November 12, 2004 in Pre-Effective Amendment No. 4 to the Registration Statement
(5) Previously filed on December 15, 2004 in Pre-Effective Amendment No. 5 to the Registration Statement
(6) Previously filed on August 15, 2005 with the registrant's Form 10-Q for the quarter ended June 30, 2005

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Exchange Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Because acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, and: (1) provisions or arrangements exist whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) the underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons, the registrant makes the following undertaking:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

         o For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         o For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         o For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

              The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

              o Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

              o Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              o The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              o Any other communication that is an offer in the offering made by the undersigned to the purchaser.

The undersigned registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed

The undersigned registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

The undersigned registrant further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing, in the aggregate, lease transactions not described in the prospectus or a prior supplement promptly after such transactions have been consummated if such transactions exceed 10% of the offering proceeds received as of that date by the registrant.

The undersigned registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

Note Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 2333, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 27, 2005.

                                    LEASE EQUITY APPRECIATION FUND II, L.P.

                                    By:    LEAF Financial Corporation,
                                           its General Partner

                                    By:    /s/ Miles Herman
                                           -------------------------------------
                                           Miles Herman
                                           President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 2333, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

SIGNATURE                     TITLE                                                         DATE
---------                     -----                                                         ----
Crit S. DeMent                Chairman of Board of Directors and Chief Executive Officer    December 27, 2005

Miles Herman                  President, Chief Operating Officer and Director               December 27, 2005

Alan D. Schreiber, M.D.       Director                                                      December 27, 2005

Linda Richardson              Director                                                      December 27, 2005

David H. English              Executive Vice President                                      December 27, 2005

Darshan V. Patel              General Counsel and Secretary                                 December 27, 2005

Nicolas Capparelli            Vice President - Sales                                        December 27, 2005

Robert K. Moskovitz           Chief Financial Officer (Chief Accounting Officer) and        December 27, 2005
                              Treasurer

Sherryl B. Hughes             Vice President - Credit                                       December 27, 2005

By:     /s/ Miles Herman
        ------------------------------------------------------
        Miles Herman, individually and as attorney-in-fact for each person listed above pursuant to the power of attorney filed as part of the Pre-Effective Amendment No. 3 to the Registration Statement.

    As filed with the Securities and Exchange Commission on December 27, 2005

                                                  Registration Number 333-116595
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


         ---------------------------------------------------------------

                                    EXHIBITS
                                       TO
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

         ---------------------------------------------------------------



                     LEASE EQUITY APPRECIATION FUND II, L.P.
             (Exact name of Registrant as Specified in its Charter)


         ---------------------------------------------------------------


                          CRIT DEMENT, CHAIRMAN AND CEO
                           LEAF FINANCIAL CORPORATION
              1818 MARKET STREET, 9TH FLOOR, PHILADELPHIA, PA 19103
                                 (215) 574-1636
            (Name, Address and Telephone Number of Agent for Service)


         ---------------------------------------------------------------


                                 With a Copy to:
                          WALLACE W. KUNZMAN, JR., ESQ.
                            KUNZMAN & BOLLINGER, INC.
                                5100 N. BROOKLINE
                                    SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112

================================================================================

                                  EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------

  1.1 Form of Dealer-Manager Agreement with Anthem Securities, Inc., (2) including its Exhibit "A" Form of Escrow Agreement (see Exhibit 99.3) and its Exhibit "B" Form of Selling Dealer Agreement, (4) and Form of Addendum to Dealer-Manager Agreement (see Exhibit 1.4)

  1.2 Form of Dealer-Manager Agreement with Bryan Funding, Inc. (2) including its Exhibit "A" Form of Escrow Agreement, (see Exhibit 99.3), and its Exhibit "B" Form of Selling Dealer Agreement (2)

  1.3         Form of Selected Investment Advisor Agreement (2)

  1.4         Form of Addendum to Dealer-Manager Agreement with Anthem
              Securities, Inc.

  3.1 Amended and Restated Agreement of Limited Partnership of Lease Equity Appreciation Fund II, L.P. (included as Appendix A to the prospectus)

  3.2 Certificate of Limited Partnership of Lease Equity Appreciation Fund II, L.P. (1)

  3.3 Amended Certificate of Limited Partnership of Lease Equity Appreciation Fund II, L.P. (2)

  4.1 Forms of letters sent to limited partners confirming their investment (1)

  5.1 Opinion of Kunzman & Bollinger, Inc. as to the legality of the units being registered (2)

  8.1         Opinion of Kunzman & Bollinger, Inc. relating to tax matters (5)

  10.1 Origination & Servicing Agreement among LEAF Financial Corporation, Lease Equity Appreciation Fund II, L.P. and LEAF Funding, Inc. dated April 15, 2005 (6)

  10.2 Employment Agreement between LEAF Financial Corporation (formerly known as F. L. Partnership Management, Inc.) and Crit DeMent (2)

  10.3 Secured Loan Agreement dated as of June 1, 2005 with LEAF Fund II, LLC as Borrower, LEAF Funding, Inc. as Originator, Lease Equity Appreciation Fund II, L.P. as Seller, LEAF Financial Corporation as Servicer, U.S. Bank National Association, as Collateral Agent and Securities Intermediary and WestLB AG, New York Branch as Lender (6)

  23.1        Consent of Grant Thornton LLP for Lease Equity Appreciation Fund
              II, L.P.

  23.2        Consent of Grant Thornton LLP for LEAF Financial Corporation

  23.3        Consent of Kunzman & Bollinger, Inc. (contained in Exhibits 5.1 and 8.1)

  24.1        Power of Attorney (3)

  99.1 Form of Subscription Agreement (included as Appendix C to the prospectus)

  99.2        Form of Selling Dealer Agreement (included as Exhibit "B" to
              Exhibit 1.1)

  99.3 Form of Escrow Agreement (included as Exhibit "A" to Exhibits 1.1 and 1.2) (4)

------------
(1) Previously filed on June 17, 2004 in the Registration Statement

(2) Previously filed on September 8, 2004 in Pre-Effective Amendment No. 1 to the Registration Statement

(3) Previously filed on October 22, 2004 in Pre-Effective Amendment No. 3 to the Registration Statement

(4) Previously filed on November 12, 2004 in Pre-Effective Amendment No. 4 to the Registration Statement

(5) Previously filed on December 15, 2005 in Pre-Effective Amendment No. 5 to the Registration Statement

(6) Previously filed on August 15, 2005 in the registrant's Form 10-Q for the quarter ended June 30, 2005